This form of Prospectus is filed pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, and relates to Registration Statement No. 333-51805.


                       [FIRSTFEDERAL FINANCIAL LETTERHEAD]

                                                                    May 8, 1998

Dear Fellow Shareholder:

         On behalf of the Board of Directors and management of FirstFederal Financial Services Corp ("FirstFederal"), I cordially invite you to attend the Annual Meeting of Shareholders of FirstFederal (the "Annual Meeting") to be held at 9:00 a.m., local time, on June 16, 1998 at the Black Tie Affair Conference Center, located at 50 Riffel Road, Wooster, Ohio.

         At this important Annual Meeting, shareholders will be asked to adopt among other things, an Agreement of Affiliation and Plan of Merger, dated as of February 6, 1998 (the "Merger Agreement"), by and between FirstFederal and First Shenango Bancorp, Inc. ("First Shenango"), pursuant to which First Shenango will merge with and into FirstFederal, with FirstFederal as the surviving corporation, (the "Merger"), and FirstFederal will issue shares of its common stock to shareholders of First Shenango. The terms of the Merger, including the method for determining the amount of FirstFederal common stock to be issued as well as other important information relating to FirstFederal, First Shenango and the combined company, are contained in the accompanying Joint Proxy Statement/Prospectus. Please give this document your careful attention.

         The Board of Directors of FirstFederal has carefully reviewed and considered the terms and conditions of the Merger Agreement. THE BOARD OF DIRECTORS OF FIRSTFEDERAL HAS CONCLUDED THAT THE MERGER AGREEMENT AND THE PROPOSED MERGER ARE IN THE BEST INTEREST OF THE SHAREHOLDERS OF FIRSTFEDERAL, AND UNANIMOUSLY RECOMMENDS THAT FIRSTFEDERAL SHAREHOLDERS VOTE "FOR" THE MERGER AGREEMENT.

         In addition to adoption of the Merger Agreement, shareholders will be asked to consider the following additional matters at the Annual Meeting: (i) adoption of an amendment to FirstFederal's Articles of Incorporation to increase the number of shares of common stock authorized for issuance thereunder from 20,000,000 to 40,000,000; (ii) adoption of an amendment to FirstFederal's Articles of Incorporation to change FirstFederal's name from "FirstFederal Financial Services Corp" to "Signal Corp"; and (iii) the election of seven directors to FirstFederal's Board of Directors.

         I encourage you to attend the Annual Meeting in person. Whether or not you do, please read the Joint Proxy Statement/Prospectus and then complete, sign and date the proxy card and return it in the enclosed postage-paid envelope. This will save FirstFederal additional expense in soliciting proxies and will ensure that your shares are represented. Please note that you may vote in person at the Annual Meeting even if you have previously returned the proxy.

         Thank you for your prompt attention to this important matter.

                                          Very truly yours,

                                          Gary G. Clark
                                          Chairman and Chief Executive Officer

                           [FIRST SHENANGO LETTERHEAD]

                                                                    May 8, 1998

Dear Fellow Shareholder:

         On behalf of the Board of Directors and management of First Shenango Bancorp, Inc. ("First Shenango"), I cordially invite you to attend the Annual Meeting of Shareholders of First Shenango (the "Annual Meeting") to be held at 4:00 p.m., local time, on June 23, 1998 at First Shenango's headquarters, located at 25 North Mill Street, New Castle, Pennsylvania.

         At this important Annual Meeting, shareholders will be asked to approve among other things, an Agreement of Affiliation and Plan of Merger, dated as of February 6, 1998 (the "Merger Agreement"), by and between First Shenango and FirstFederal Financial Services Corp ("FirstFederal"), pursuant to which First Shenango will merge with and into FirstFederal, with FirstFederal as the surviving corporation (the "Merger"), and FirstFederal will issue shares of its common stock to shareholders of First Shenango. The terms of the Merger, including the method for determining the amount of FirstFederal common stock to be issued as well as other important information relating to FirstFederal, First Shenango and the combined company, are contained in the accompanying Joint Proxy Statement/Prospectus. Please give this document your careful attention.

         The Board of Directors of First Shenango has carefully reviewed and considered the terms and conditions of the Merger Agreement. THE BOARD OF DIRECTORS OF FIRST SHENANGO HAS CONCLUDED THAT THE MERGER AGREEMENT AND THE PROPOSED MERGER ARE IN THE BEST INTEREST OF THE SHAREHOLDERS OF FIRST SHENANGO, AND UNANIMOUSLY RECOMMENDS THAT FIRST SHENANGO SHAREHOLDERS VOTE "FOR" THE MERGER AGREEMENT.

         In addition to approval of the Merger Agreement, at the Annual Meeting shareholders will also be asked to elect two directors to First Shenango's Board of Directors.

         I encourage you to attend the Annual Meeting in person. Whether or not you do, please read the Joint Proxy Statement/Prospectus and then complete, sign and date the proxy card and return it in the enclosed postage-paid envelope. This will save First Shenango additional expense in soliciting proxies and will ensure that your shares are represented. Please note that you may vote in person at the Annual Meeting even if you have previously returned the proxy. However, if you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote in person at the Annual Meeting.

         Thank you for your prompt attention to this important matter.

                                          Sincerely,

                                          Francis A. Bonadio
                                          President and Chief Executive Officer

                      FIRSTFEDERAL FINANCIAL SERVICES CORP
                             135 EAST LIBERTY STREET
                               WOOSTER, OHIO 44691

                                 (330) 264-8001

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 16, 1998

         Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of FirstFederal Financial Services Corp ("FirstFederal") will be held at 9:00 a.m., local time, on June 16, 1998, at the Black Tie Affair Conference Center, located at 50 Riffel Road, Wooster, Ohio.

         A proxy card and a Joint Proxy Statement/Prospectus for the Meeting are enclosed. The Meeting is for the purpose of considering and acting upon:

         1. the adoption of the Agreement of Affiliation and Plan of Merger, dated as of February 6, 1998, by and between FirstFederal and First Shenango Bancorp, Inc. ("First Shenango"), pursuant to which First Shenango will merge with and into FirstFederal, as more fully described in the accompanying Joint Proxy Statement/Prospectus;

         2. the adoption of an amendment to FirstFederal's Articles of Incorporation to increase the number of shares of common stock authorized for issuance thereunder from 20,000,000 to 40,000,000;

         3. the adoption of an amendment to FirstFederal's Articles of Incorporation to change FirstFederal's name from "First Federal Financial Services Corp" to "Signal Corp";

         4.       the election of seven directors of FirstFederal; and

such other matters as may properly come before the Meeting or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting. Action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Shareholders of record at the close of business on May 4, 1998 are the shareholders entitled to vote at the Meeting, and any adjournments or postponements thereof.

         You are requested to complete and sign the enclosed proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                         By Order of the Board of Directors

                                         L. Dwight Douce
                                         Secretary

Wooster, Ohio
May 8, 1998

--------------------------------------------------------------------------------
IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE FIRSTFEDERAL THE EXPENSE
OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR
YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                          FIRST SHENANGO BANCORP, INC.
                              25 NORTH MILL STREET
                         NEW CASTLE, PENNSYLVANIA 16101
                                 (724) 654-6605

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 23, 1998

         Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of First Shenango Bancorp, Inc. ("First Shenango") will be held at 4:00 p.m., local time, on June 23, 1998, at the headquarters of First Shenango, located at 25 North Mill Street, New Castle, Pennsylvania.

         A proxy card and a Joint Proxy Statement/Prospectus for the Meeting are enclosed. The Meeting is for the purpose of considering and acting upon:

         1. the approval of the Agreement of Affiliation and Plan of Merger, dated as of February 6, 1998, by and between First Shenango and FirstFederal Financial Services Corp ("FirstFederal"), pursuant to which First Shenango will merge with and into FirstFederal, as more fully described in the accompanying Joint Proxy Statement/Prospectus;

         2.       the election of two directors of First Shenango; and

such other matters as may properly come before the Meeting or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting. Action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Shareholders of record at the close of business on May 4, 1998 are the shareholders entitled to vote at the Meeting, and any adjournments or postponements thereof.

         You are requested to complete and sign the enclosed proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                             By Order of the Board of Directors

                                             E. Waneata VanKirk
                                             Secretary

New Castle, Pennsylvania
May 8, 1998


--------------------------------------------------------------------------------
IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE FIRST SHENANGO THE EXPENSE
OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR
YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                              JOINT PROXY STATEMENT
                                       OF
                      FIRSTFEDERAL FINANCIAL SERVICES CORP
                                       AND
                          FIRST SHENANGO BANCORP, INC.
                    FOR ANNUAL MEETINGS OF THEIR SHAREHOLDERS
                         TO BE HELD ON JUNE 16, 1998 AND
                           JUNE 23, 1998, RESPECTIVELY

                              ---------------------

                                   PROSPECTUS
                                       OF
                      FIRSTFEDERAL FINANCIAL SERVICES CORP

                              ---------------------

         This Joint Proxy Statement/Prospectus relates to the proposed merger (the "Merger") of First Shenango Bancorp, Inc., a Pennsylvania corporation ("First Shenango"), with and into FirstFederal Financial Services Corp, an Ohio corporation ("FirstFederal"), as contemplated by the Agreement of Affiliation and Plan of Merger, dated as of February 6, 1998, by and between First Shenango and FirstFederal (the "Merger Agreement"). The Merger Agreement is included as Appendix I and incorporated herein by reference.

         This Joint Proxy Statement/Prospectus is being furnished to the holders of shares of common stock, par value $1.00 per share, of FirstFederal ("FirstFederal Common Stock") in connection with the solicitation of proxies by the Board of Directors of FirstFederal for use at the Annual Meeting of Shareholders of FirstFederal (the "FirstFederal Annual Meeting") to be held at 9:00 a.m., local time, on June 16, 1998 at the Black Tie Affair Conference Center, located at 50 Riffel Road, Wooster, Ohio, and at any and all adjournments or postponements thereof.

         This Joint Proxy Statement/Prospectus is also being furnished to the holders of shares of common stock, par value $.10 per share, of First Shenango ("First Shenango Common Stock") in connection with the solicitation of proxies by the Board of Directors of First Shenango for use at the Annual Meeting of Shareholders of First Shenango (the "First Shenango Annual Meeting") to be held at 4:00 p.m., local time, on June 23, 1998 at the main office of First Shenango, located at 25 North Mill Street, New Castle, Pennsylvania, and at any and all adjournments or postponements thereof.

         This Joint Proxy Statement/Prospectus also constitutes a prospectus of FirstFederal, filed as part of the Registration Statement (defined below) with respect to up to 3,150,000 shares of FirstFederal Common Stock to be issued upon consummation of the Merger pursuant to the terms of the Merger Agreement.

         Subject to the terms, conditions and procedures set forth in the Merger Agreement, each share of First Shenango Common Stock issued and outstanding immediately prior to the Merger (other than shares held by holders who perfect dissenters' rights) will be converted into the right to receive 1.143 shares of FirstFederal Common Stock (the "Exchange Ratio"), with cash paid in lieu of fractional share interests. The Merger Agreement provides that in the event of a change in the number of shares of FirstFederal Common Stock between the date of the Merger Agreement and the Effective Time by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or by stock dividend or stock split thereon, an appropriate adjustment be made to the Exchange Ratio. Assuming the occurrence of the five-for-four stock split in the form of a stock dividend that has been declared by FirstFederal, payable on May 22, 1998 to holders of record of FirstFederal Common Stock as of May 4,1998, the Exchange Ratio at the Effective Time will be 1.42875. For a more complete description of the Merger Agreement and the terms of the Merger, see "The Merger."

         The outstanding shares of FirstFederal Common Stock are, and the shares of FirstFederal Common Stock offered hereby will be, listed on the National Market tier of the Nasdaq Stock Market. The last reported sale price of the FirstFederal Common Stock on the Nasdaq Stock Market on May 4, 1998 was $41.25 per share. First Shenango Common Stock is also listed on the National Market tier of the Nasdaq Stock Market. The last reported sale price of the First Shenango Common Stock on the Nasdaq Stock Market on May 4, 1998 was $46.00 per share.

         This Joint Proxy Statement/Prospectus, the accompanying notices and the accompanying forms of proxy are first being mailed to shareholders of FirstFederal and First Shenango on or about May 8, 1998.

                              ---------------------

         THE SHARES OF FIRSTFEDERAL COMMON STOCK OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE FEDERAL RESERVE BOARD, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AGENCY, AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE FEDERAL RESERVE BOARD, ANY STATE SECURITIES COMMISSION NOR ANY OTHER AGENCY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE SHARES OF FIRSTFEDERAL COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

                              ---------------------

                              AVAILABLE INFORMATION

         FirstFederal and First Shenango are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information filed by FirstFederal and First Shenango can be obtained, upon payment of prescribed fees, from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. In addition, such information can be inspected and copied at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the SEC's Regional Offices located at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. In addition, the SEC maintains a Web site that contains reports, proxy and information statements and other information regarding FirstFederal's and First Shenango's electronic filings with the SEC. The address of the SEC's Web site is "http://www.sec.gov."

         FirstFederal has filed with the SEC a registration statement on Form S-4 (together with all amendments, schedules, and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of FirstFederal Common Stock to be issued pursuant to and as contemplated by the Merger Agreement. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. The Registration Statement is available for inspection and copying as set forth above. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated by reference in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (EXCLUDING EXHIBITS NOT SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED BY OR ON BEHALF OF FIRSTFEDERAL OR FIRST SHENANGO, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON. SUCH REQUEST SHOULD BE MADE, IN THE CASE OF DOCUMENTS RELATING TO FIRSTFEDERAL, TO L. DWIGHT DOUCE, SECRETARY, FIRSTFEDERAL FINANCIAL SERVICES CORP, 135 EAST LIBERTY STREET, WOOSTER, OHIO 44691, TELEPHONE (330) 264-8001; OR IN THE CASE OF DOCUMENTS RELATING TO FIRST SHENANGO, TO E. WANEATA VANKIRK, SECRETARY, FIRST SHENANGO BANCORP, INC., P.O. BOX 671, NEW CASTLE, PENNSYLVANIA 16103, TELEPHONE (724) 654-6605. IN ORDER TO ENSURE TIMELY DELIVERY OF DOCUMENTS, REQUESTS FOR DOCUMENTS RELATING TO FIRSTFEDERAL SHOULD BE MADE BY JUNE 9, 1998 AND REQUESTS FOR DOCUMENTS RELATING TO FIRST SHENANGO SHOULD BE MADE BY JUNE 16, 1998. PERSONS REQUESTING COPIES OF EXHIBITS TO DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS MAY BE CHARGED THE COST OF REPRODUCTION AND MAILING.

         The following documents previously filed with the SEC by FirstFederal (File No. 0-17894) are hereby incorporated by reference in this Joint Proxy Statement/Prospectus:

         1. The Annual Report on Form 10-K of FirstFederal for the fiscal year ended December 31, 1997, as amended on Form 10-K/A filed on April 30, 1998 (the "FirstFederal 1997 10-K").

         2. The Current Reports on Form 8-K of FirstFederal filed with the SEC on February 3, 1998, February 9, 1998 and May 1, 1998; and

         3. The Current Report on Form 8-K of FirstFederal filed with the SEC pursuant to SEC Release No. 34-90721 (together with the following portions of FirstFederal's Registration Statement on Form S-4 filed with the SEC on February 23, 1989 (File No. 33-27243), and of all Post-Effective Amendments to such Registration Statement: "Market Prices and Dividends" and "The Holding Company Merger and Reorganization--Comparison of Stockholder Rights").

         The following documents previously filed with the SEC by First Shenango (File No. 0-21076) are hereby incorporated by reference in this Joint Proxy Statement/Prospectus:

         1. The Annual Report on Form 10-K of First Shenango for the fiscal year ended December 31, 1997, as amended on Form 10-K/A filed on April 29, 1998 (the "First Shenango 1997 10-K");

         2. The Current Reports on Form 8-K of First Shenango filed with the SEC on February 26, 1998 and May 1, 1998.


         All documents filed by FirstFederal and First Shenango with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this Joint Proxy Statement/Prospectus prior to the FirstFederal and First Shenango Annual Meetings shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

                              ---------------------

         All information contained in this Joint Proxy Statement/Prospectus with respect to FirstFederal and its subsidiaries has been supplied by FirstFederal, all information with respect to First Shenango and its subsidiaries has been supplied by First Shenango, all information with respect to McDonald & Company Securities, Inc. and its analyses and opinion has been supplied by McDonald & Company Securities, Inc. and all information with respect to Keefe, Bruyette and Woods, Inc. and its analyses and opinion has been supplied by Keefe, Bruyette and Woods, Inc.

         No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this Joint Proxy Statement/Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized. This Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Joint Proxy Statement/Prospectus, or the solicitation of a proxy in any jurisdiction, to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction.

         THIS JOINT PROXY STATEMENT/PROSPECTUS CONTAINS OR INCORPORATES BY REFERENCE CERTAIN FORWARD LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF EACH OF FIRSTFEDERAL AND FIRST SHENANGO. THESE FORWARD LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (1) EXPECTED COST SAVINGS FROM THE PROPOSED MERGER CANNOT BE FULLY REALIZED OR REALIZED WITHIN THE EXPECTED TIME FRAME; (2) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF FIRSTFEDERAL AND FIRST SHENANGO ARE GREATER THAN EXPECTED; (3) REVENUES FOLLOWING THE PROPOSED MERGER ARE LOWER THAN EXPECTED; (4) COMPETITIVE PRESSURE AMONG DEPOSITORY INSTITUTIONS INCREASES SIGNIFICANTLY; (5) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE INTEREST MARGINS; (6) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR IN THE STATES IN WHICH THE COMBINED COMPANY WILL BE DOING BUSINESS, ARE LESS FAVORABLE THAN EXPECTED; OR (7) LEGISLATION OR REGULATORY CHANGES ADVERSELY AFFECT THE BUSINESSES IN WHICH THE COMBINED COMPANY WOULD BE ENGAGED.


                                                 TABLE OF CONTENTS
                                                                                                                Page
                                                                                                                ----
AVAILABLE INFORMATION...........................................................................................iii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.................................................................iii
TABLE OF CONTENTS................................................................................................vi
SUMMARY...........................................................................................................1
         The Parties to the Merger................................................................................1
                  FirstFederal Financial Services Corp............................................................1
                  First Shenango Bancorp, Inc.....................................................................2
         The Meetings.............................................................................................2
                  FirstFederal Annual Meeting.....................................................................2
                  First Shenango Annual Meeting...................................................................3
         The Merger...............................................................................................4
                  General  .......................................................................................4
                  Reasons for the Merger; Recommendations of the Boards of Directors..............................4
                  Opinions of Financial Advisors..................................................................4
                  Merger Consideration............................................................................5
                  Effective Time and Closing Date.................................................................5
                  Dissenters' Rights..............................................................................5
                  Interests of Certain Persons in the Merger......................................................5
                  Conditions to the Merger........................................................................5
                  Regulatory Approvals............................................................................5
                  Waiver and Amendment; Termination...............................................................6
                  Conduct of Business Pending the Merger..........................................................6
                  Expenses; Break-up Fee..........................................................................6
                  Accounting Treatment............................................................................6
                  Certain Federal Income Tax Consequences of the Merger...........................................6
                  Effect of the Merger on Rights of Shareholders..................................................8
                  Nasdaq Listing..................................................................................8
COMPARATIVE STOCK PRICE AND DIVIDEND INFORMATION..................................................................9
SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF FIRSTFEDERAL
 FINANCIAL SERVICES CORP.........................................................................................11
SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF FIRST
 SHENANGO BANCORP, INC...........................................................................................13
COMPARATIVE UNAUDITED PER SHARE DATA.............................................................................15
THE MEETINGS.....................................................................................................17
         FirstFederal Annual Meeting.............................................................................17
         First Shenango Annual Meeting...........................................................................20
THE MERGER.......................................................................................................23
         General  ...............................................................................................23
         Background of the Merger................................................................................23
         Reasons for the Merger..................................................................................25
         Merger Consideration....................................................................................26
         Fractional Shares.......................................................................................27
         Treatment of First Shenango Stock Options...............................................................27
         Opinion of FirstFederal's Financial Advisor.............................................................27
         Opinion of First Shenango's Financial Advisor...........................................................30
         Effective Time and Closing Date.........................................................................33
         Dissenters' Rights......................................................................................33
         Exchange of Certificates................................................................................34
         Interests of Certain Persons in the Merger..............................................................35
         Representations and Warranties..........................................................................36
         Conditions to the Merger................................................................................36

         Regulatory Approvals....................................................................................37
         Waiver and Amendment; Termination.......................................................................38
         Conduct of Business Pending the Merger..................................................................39
         Expenses ...............................................................................................39
         Break-Up Fee............................................................................................39
         Accounting Treatment....................................................................................40
         Resales of FirstFederal Common Stock by Affiliates......................................................41
         Certain Federal Income Tax Consequences of the Merger...................................................41
         Nasdaq Listing..........................................................................................43
MANAGEMENT AFTER THE MERGER......................................................................................43
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION.....................................................44
DESCRIPTION OF FIRSTFEDERAL COMMON STOCK.........................................................................51
         General  ...............................................................................................51
         Dividends...............................................................................................51
         Voting Rights...........................................................................................51
         Preemptive Rights.......................................................................................51
         Liquidation Rights......................................................................................51
         Assessment and Redemption...............................................................................52
         Antitakeover Provisions.................................................................................52
         Fair Price Provision....................................................................................53
COMPARISON OF RIGHTS OF SHAREHOLDERS OF FIRSTFEDERAL FINANCIAL
 SERVICES CORP AND FIRST SHENANGO BANCORP, INC...................................................................54
         Introduction............................................................................................54
         Issuance of Capital Stock...............................................................................54
         Shareholder Action by Unanimous Consent.................................................................54
         Advance Notice Requirements for Nominations of Directors and Shareholder Proposals......................54
         Special Meetings of Shareholders........................................................................55
         Number and Term of Directors............................................................................55
         Filling Vacancies on the Board of Directors.............................................................56
         Removal of Directors....................................................................................56
         Cumulative Voting Not Permitted.........................................................................56
         Amendment of Articles of Incorporation, Bylaws and Code of Regulations..................................56
         Limitations on Voting or Acquisitions of Capital Stock..................................................57
         Approval of Mergers, Consolidations, Etc................................................................57
         Payment of Dividends....................................................................................58
         Preemptive Rights.......................................................................................58
AMENDMENT TO FIRSTFEDERAL'S ARTICLES OF INCORPORATION TO
 INCREASE AUTHORIZED SHARES......................................................................................58
AMENDMENT TO FIRSTFEDERAL'S  ARTICLES OF INCORPORATION TO
 CHANGE NAME.....................................................................................................60
ELECTION OF FIRSTFEDERAL DIRECTORS...............................................................................61
ELECTION OF FIRST SHENANGO DIRECTORS.............................................................................72
LEGAL MATTERS....................................................................................................81
EXPERTS..........................................................................................................81
SHAREHOLDER PROPOSALS............................................................................................82
INDEPENDENT AUDITORS.............................................................................................82
OTHER MATTERS....................................................................................................83
APPENDICES
         I.       Agreement of Affiliation and Plan of Merger (omitting schedules and exhibits)
         II.      Fairness Opinion of Keefe, Bruyette & Woods, Inc.
         III.     Fairness Opinion of McDonald & Company Securities, Inc.
         IV.      Text of Subchapter D of Chapter 15 of Pennsylvania Business Corporation Law

                                     SUMMARY

         The following is a brief summary of certain information contained elsewhere or incorporated by reference in this Joint Proxy Statement/Prospectus. Certain capitalized terms used in this summary are defined elsewhere in this Joint Proxy Statement/Prospectus. This summary is not intended to be a complete description of all material facts regarding FirstFederal, First Shenango and the matters to be considered at the FirstFederal Annual Meeting and the First Shenango Annual Meeting and is qualified in its entirety by, and reference is made to, the more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus, the accompanying Appendices and the documents referred to and incorporated by reference herein.

                            THE PARTIES TO THE MERGER

FIRSTFEDERAL FINANCIAL SERVICES CORP

         FirstFederal, an Ohio corporation, is a bank holding company which has as its primary wholly-owned subsidiaries Signal Bank, N.A., a national bank ("Signal Bank"), Summit Bank, N.A., a national bank ("Summit Bank") and Mobile Consultants, Inc., a broker and servicer of manufactured housing finance contracts ("MCi"). At December 31, 1997, FirstFederal had assets of $1.5 billion, deposits of $981.7 million and shareholders' equity of $104.7 million. FirstFederal's executive offices are located at 135 East Liberty Street, Wooster, Ohio 44691, and its telephone number at that address is (330) 264-8001.

         Founded in 1905 as an Ohio chartered stock building and loan association, Signal Bank (formerly known as First Federal Savings and Loan Association of Wooster) converted to a federally chartered mutual thrift in 1935, converted from mutual to stock form in 1987, and converted from a savings and loan association to a national bank in July 1997. On September 15, 1997, Signal Bank completed the acquisition of seven branches with approximately $151 million in deposits from another institution. Signal Bank serves north central Ohio (its "Market Area") through its home office, 25 full service banking offices, and 3 limited service facilities.

         Signal Bank offers a wide range of competitive consumer-oriented lending and deposit products and services throughout its Market Area. Signal Bank has achieved significant growth in recent years through the expansion of its asset origination capabilities and by acquiring branches from other institutions in its Market Area.

         Summit Bank was acquired by FirstFederal in July 1997. Summit Bank offers a full complement of banking products and services to small businesses, individuals and professionals in the Akron, Canton and Cleveland, Ohio metropolitan areas. Summit Bank operates 2 full service banking offices.

         MCi, a manufactured housing finance company which brokers manufactured home loans to and on behalf of financial institutions, was acquired by FirstFederal in April 1996. MCi facilitates the origination of primarily non-mortgage, consumer loan contracts through 3,500 dealers of manufactured homes located in 44 states. MCi also services the collection and recovery of troubled loans on behalf of the financial institutions which originate the loans.

         In February 1998, FirstFederal formed Signal Capital Trust One ("Signal Trust"), a Delaware business trust. Signal Trust was formed for the purpose of
(i) issuing and selling $50 million of its 8.67% Capital Securities, Series A (the "Capital Securities") and common securities (the "Common Securities"), (ii) investing the proceeds thereof in the 8.67% Junior Subordinated Deferrable Interest Debentures, Series A, issued by FirstFederal (the "FirstFederal Debentures") and (iii) engaging in certain other limited activities. The Capital Securities were issued and sold to investors in a private placement exempt from the Securities Act of 1933 on February 10, 1998. FirstFederal is the sole owner of the Common Securities. Distributions on the Capital Securities are guaranteed by FirstFederal, are cumulative, began cumulating on February 13, 1998 and are payable semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 1998 at the annual rate of 8.67% of the liquidation amount of $1,000 per security. The interest payment schedule of the FirstFederal Debentures is identical to that of the Capital Securities, except that so long as FirstFederal is not in default under the indenture governing the FirstFederal Debentures, FirstFederal may defer the payment of interest on the FirstFederal Debentures at any time and from time to time for a period not exceeding ten consecutive semi-annual periods (an "Extension Period"). During any Extension

Period, FirstFederal will be prohibited from taking certain actions, including declaring or paying any dividends or distributions on or redeeming or purchasing any of its capital stock.

         For additional information regarding FirstFederal, see "Selected Financial Data of FirstFederal Financial Services Corp" and "Incorporation of Certain Documents by Reference."

FIRST SHENANGO BANCORP, INC.

         First Shenango is a unitary savings and loan holding company that was incorporated in December 1992 under the laws of the Commonwealth of Pennsylvania for the sole purpose of acquiring all of the issued and outstanding common stock of First Federal Savings Bank of New Castle ("New Castle Bank"). This acquisition occurred in connection with the simultaneous conversion on April 5, 1993 of New Castle Bank from a mutual to a stock institution. At December 31, 1997, First Shenango had total assets, deposits and shareholders' equity of $375.0 million, $275.2 million and $47.9 million, respectively.

         New Castle Bank was founded in 1887 as a Pennsylvania chartered association under the name of New Castle Mutual Building and Loan Association, which merged with Equitable Federal Savings and Loan Association of New Castle in 1940. Its present name was obtained upon completion of the 1993 mutual-to-stock conversion. New Castle Bank is a federally chartered stock savings bank headquartered in New Castle, Pennsylvania, with three branch offices located within the surrounding townships.

         Since 1936, New Castle Bank's deposits have been federally insured by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation and its predecessor, the Federal Savings and Loan Insurance Corporation, and New Castle Bank has been a member of the Federal Home Loan Bank System since 1933. New Castle Bank is a community oriented, full service retail savings institution offering traditional mortgage loan products. During recent years, New Castle Bank has expanded its loan origination activities to include multi-family, commercial real estate, consumer, and commercial business loans.

         For additional information regarding First Shenango, see "Selected Financial Data of First Shenango Bancorp, Inc.," and "Incorporation of Certain Documents by Reference."

                                  THE MEETINGS

FIRSTFEDERAL ANNUAL MEETING

         Meeting Date. The FirstFederal Annual Meeting will be held on June 16, 1998, at the Black Tie Affair Conference Center, located at 50 Riffel Road, Wooster, Ohio, at 9:00 a.m., local time, and any and all adjournments or postponements thereof. See "The Meetings--FirstFederal Annual Meeting."

         Record Date. Only holders of record of shares of FirstFederal Common Stock at the close of business on May 4, 1998 (the "FirstFederal Record Date") are entitled to notice of and to vote at the FirstFederal Annual Meeting.
See "The Meetings--FirstFederal Annual Meeting."

         Matters to be Considered. At the FirstFederal Annual Meeting, holders of shares of FirstFederal Common Stock will vote on the following proposals: (i) the adoption of the Merger Agreement; (ii) the adoption of an amendment to FirstFederal's Articles of Incorporation to increase the number of authorized shares of FirstFederal Common Stock from 20,000,000 to 40,000,000 (the "FirstFederal Share Increase Proposal"); (iii) the adoption of an amendment to FirstFederal's Articles of Incorporation to change FirstFederal's name from "FirstFederal Financial Services Corp" to "Signal Corp" (the "FirstFederal Name Change Proposal"); and (iv) the election of seven directors of FirstFederal (the "Election of the FirstFederal Directors"). FirstFederal shareholders will also consider and vote upon such other matters as may properly be brought before the FirstFederal Annual Meeting. See "The Meetings-FirstFederal Annual Meeting."

         Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of FirstFederal Common Stock is required for adoption of the Merger Agreement, the FirstFederal Share Increase Proposal and the FirstFederal Name Change Proposal. The Election of the FirstFederal Directors requires a plurality of the votes cast at the FirstFederal Annual Meeting. As of the FirstFederal Record Date, there were 6,756,868 shares of FirstFederal Common Stock entitled to be voted at the FirstFederal Annual Meeting.

         Adoption of the Merger Agreement by the shareholders of FirstFederal is a condition to, and required for, consummation of the Merger.

         Security Ownership. As of the FirstFederal Record Date, directors and executive officers of FirstFederal and their affiliates were beneficial owners of 1,149,956 shares of FirstFederal Common Stock (including 162,261 shares underlying stock options currently exercisable or which will become exercisable within 60 days of May 4, 1998 and 40,650 shares issuable upon conversion of shares of FirstFederal's Series B Preferred Stock), or 16.52% of the then outstanding shares, of FirstFederal Common Stock. As the FirstFederal Record Date, directors and executive officers of First Shenango and their affiliates did not beneficially own any shares of FirstFederal Common Stock.

FIRST SHENANGO ANNUAL MEETING

         Meeting Date. The First Shenango Annual Meeting will be held on June 23, 1998 at First Shenango's headquarters, located at 25 North Mill Street, New Castle, Pennsylvania, at 4:00 p.m., local time, and any and all adjournments or postponements thereof. See "The Meetings--First Shenango Annual Meeting."

         Record Date. Only holders of record of First Shenango Common Stock at the close of business on May 4, 1998 (the "First Shenango Record Date") are entitled to notice of and to vote at the First Shenango Annual Meeting.
See "The Meetings--First Shenango Annual Meeting."

         Matters to be Considered. At the First Shenango Annual Meeting, holders of shares of First Shenango Common Stock will vote on the following proposals:
(i) the approval of the Merger Agreement; and (ii) the election of two directors of First Shenango (the "Election of the First Shenango Directors"). First Shenango shareholders will also consider and vote upon such other matters as may properly be brought before the First Shenango Annual Meeting. See "The Meetings--First Shenango Annual Meeting."

         Vote Required. The affirmative vote of a majority of the outstanding shares of First Shenango Common Stock is required for approval of the Merger Agreement. The Election of the First Shenango Directors requires a plurality of the votes cast at the First Shenango Annual Meeting. As of the First Shenango Record Date, there were [2,069,007] shares of First Shenango Common Stock entitled to be voted at the First Shenango Annual Meeting.

         Approval of the Merger Agreement by the shareholders of First Shenango is a condition to, and required for, consummation of the Merger. See "The Merger--Conditions to the Merger."

         Security Ownership. As of the First Shenango Record Date, directors and executive officers of First Shenango and their affiliates beneficially owned 243,383 shares of First Shenango Common Stock, (including 97,339 shares underlying stock options currently exercisable or which will become exercisable within 60 days of May 4, 1998), or approximately 11.23% of the then outstanding shares of First Shenango Common Stock. As of the First Shenango Record Date, directors and executive officers of FirstFederal and their affiliates beneficially owned 30,475 shares of First Shenango Common Stock, or approximately 1.47% of the then outstanding shares of First Shenango Common Stock.

                                   THE MERGER

         The following summary is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Appendix I and incorporated by reference herein.

GENERAL

         The shareholders of FirstFederal and First Shenango are each being asked to consider and vote upon, among other things, a proposal to approve and adopt the Merger Agreement, pursuant to which First Shenango will be merged with and into FirstFederal, with FirstFederal being the surviving entity. Provided the FirstFederal Name Change Proposal is approved at the FirstFederal Annual Meeting, the name of the surviving corporation following consummation of the Merger will be "Signal Corp". See "Amendment to FirstFederal Articles of Incorporation to Change Name." FirstFederal intends to operate New Castle Bank, currently a wholly owned subsidiary of First Shenango, as an autonomous wholly owned subsidiary of FirstFederal following the Merger. See "The Merger-General."

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

         FirstFederal. The FirstFederal Board of Directors (the "FirstFederal Board") has unanimously approved the Merger Agreement and has determined that the Merger and the issuance of the shares of FirstFederal Common Stock pursuant thereto are fair to, and in the best interests of, FirstFederal and its shareholders. THE FIRSTFEDERAL BOARD THEREFORE RECOMMENDS A VOTE FOR ADOPTION OF THE MERGER AGREEMENT AT THE FIRSTFEDERAL ANNUAL MEETING.

         For a discussion of the factors considered by the FirstFederal Board in reaching its decision to approve the Merger Agreement, see "The Merger-Reasons for the Merger--FirstFederal's Reasons for the Merger."

         First Shenango. The First Shenango Board of Directors (the "First Shenango Board") has unanimously approved the Merger Agreement and has determined that the Merger is fair to, and in the best interests of, First Shenango and its shareholders. THE FIRST SHENANGO BOARD THEREFORE RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT AT THE FIRST SHENANGO ANNUAL MEETING.

         For a discussion of the factors considered by the First Shenango Board in reaching its decision to approve the Merger Agreement, see "The Merger--Background of and Reasons for the Merger--First Shenango's Reasons for the Merger."

OPINIONS OF FINANCIAL ADVISORS

         FirstFederal. FirstFederal has retained Keefe, Bruyette & Woods, Inc. ("Keefe Bruyette") as its financial advisor in connection with the transactions contemplated by the Merger Agreement and to evaluate the financial terms of the Merger.

         Keefe Bruyette has delivered an opinion to the FirstFederal Board that, as of the date of this Joint Proxy Statement/Prospectus, the Exchange Ratio was fair, from a financial point of view, to FirstFederal's shareholders. A copy of the opinion of Keefe Bruyette is attached to this Joint Proxy Statement/Prospectus as Appendix II and is incorporated by reference herein. See "The Merger--Opinion of FirstFederal's Financial Advisor."

         First Shenango. First Shenango has retained McDonald & Company Securities, Inc. ("McDonald & Company") as its financial advisor in connection with the transactions contemplated by the Merger Agreement and to evaluate the financial terms of the Merger. See "The Merger--Background of and Reasons for the Merger."

         McDonald & Company has delivered an opinion to the First Shenango Board that, as of the date of this Joint Proxy Statement/Prospectus, the Exchange Ratio was fair, from a financial point of view, to First Shenango's shareholders. A copy of the opinion of McDonald & Company is attached to this Joint Proxy Statement/Prospectus as Appendix III and is incorporated by reference herein. See "The Merger--Opinion of First Shenango's Financial Advisor."

MERGER CONSIDERATION

         Subject to the terms, conditions and procedures set forth in the Merger Agreement, each share of First Shenango Common Stock issued and outstanding immediately prior to the Merger (other than shares held by holders who perfect dissenters' rights) will be converted into the right to receive 1.143 shares of FirstFederal Common Stock, subject to adjustment as described herein. Each share of FirstFederal Common Stock issued and outstanding at the Effective Time (as defined herein) will remain outstanding and unchanged as a result of the Merger. See "The Merger--Merger Consideration."

EFFECTIVE TIME AND CLOSING DATE

         The Merger will become effective at the time and on the date of the filing of a certificate of merger with the Secretary of State of the State of Ohio and articles of merger with the Department of State of the Commonwealth of Pennsylvania (the "Effective Time"). Consummation of the Merger will occur only after the approval and adoption of the Merger Agreement by the requisite votes of First Shenango's and FirstFederal's shareholders and the satisfaction or waiver of all other conditions to consummation of the Merger. The Merger Agreement provides that the Merger is to close on or before August 31, 1998, or as soon as possible after regulatory approval of the Merger is obtained, but in no event later than December 31, 1998 (the "Closing Date"). See "Effective Time and Closing Date." In the event the Merger does not close by December 31, 1998, either First Shenango or FirstFederal may terminate the Merger Agreement if the failure to consummate the Merger by such date was not caused by a breach of the Merger Agreement by the terminating party. See "The Merger--Waiver and Amendment; Termination."

DISSENTERS' RIGHTS

         Any First Shenango shareholder who does not vote in favor of the Merger Agreement has the right, pursuant to the Pennsylvania Business Corporation Law, to demand payment from First Shenango of the fair value of his or her shares of First Shenango Common Stock in lieu of converting such shares into shares of FirstFederal Common Stock. Strict compliance with the procedures set forth in the statute is required. See "The Merger--Dissenters' Rights."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain directors, officers and employees of First Shenango may be deemed to have certain interests in the Merger in addition to their interests generally as shareholders of First Shenango. It is intended that Francis A. Bonadio, the President and Chief Executive Officer of First Shenango, and Lonny
D. Robinson, the Vice President and Chief Financial Officer of First Shenango, will serve as Chief Executive Officer and as President, Chief Financial Officer and Treasurer, respectively, of New Castle Bank following the Merger pursuant to employment agreements with terms of six months and three years, respectively, with New Castle Bank to be effective upon the closing of the Merger. In addition, the Merger Agreement provides that within 90 days after the Effective Time, FirstFederal will cause options to purchase 25,000 shares of FirstFederal Common Stock to be granted at no cost to officers of New Castle Bank pursuant to FirstFederal's 1997 Omnibus Incentive Plan. The options will have an exercise price per share equal to the market value per share of the FirstFederal Common Stock at the time of grant. The allocation of such options will be based upon recommendation by the Board of Directors of New Castle Bank, as approved by the FirstFederal Board. For additional information, see "The Merger-Interests of Certain Persons in the Merger."

CONDITIONS TO THE MERGER

         The respective obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of certain conditions specified in the Merger Agreement, including, among other things, the receipt of the requisite regulatory and shareholder approvals, the accuracy of the representations and warranties contained therein, the receipt by FirstFederal of a letter from its independent public accountants that the Merger will qualify for pooling of interests accounting treatment, the performance of all obligations imposed by the Merger Agreement and certain other conditions. See "The Merger--Conditions to the Merger."

REGULATORY APPROVALS

         The Merger is subject to the approval of the Board of Governors of the Federal Reserve System (the "FRB"). FirstFederal filed an application for approval of the Merger with the FRB on March 31, 1998. FirstFederal anticipates receiving the approval of the FRB in the second quarter of 1998. There can be no assurance as to the receipt or timing of such approval. See "The
Merger--Regulatory Approvals."

WAIVER AND AMENDMENT; TERMINATION

         Either party to the Merger Agreement may waive compliance with any provision of the Merger Agreement where such waiver is executed in writing by the waiving party. The Merger Agreement may be amended by execution of the amendment in writing by both First Shenango and FirstFederal.

         The Merger Agreement may be terminated at any time, whether prior to or after approval of the Merger Agreement by FirstFederal's and First Shenango's shareholders: (i) by the vote of a majority of the Board of Directors of each of FirstFederal and First Shenango; (ii) by the vote of a majority of the Board of Directors of either FirstFederal or First Shenango if the Merger shall not have been consummated on or before October 31, 1998, unless the failure to consummate the Merger by such date is related to the action or inaction of the appropriate regulatory authorities and such action or inaction is not related to a breach of the Merger Agreement by the terminating party; (iii) by the vote of a majority of the Board of Directors of either FirstFederal or First Shenango if any regulatory authority has denied approval of the Merger; (iv) prior to the closing of the Merger, by First Shenango, in the event of a material misrepresentation or breach of warranty or failure to disclose any other matter, which in the aggregate, would have potential pre-tax liability to FirstFederal in excess of $3,000,000, and FirstFederal fails to timely cure such defect; (v) prior to the closing of the Merger, by FirstFederal, in the event of a material misrepresentation or breach of warranty or failure to disclose any other matter, which, in the aggregate, would have potential pre-tax liability to First Shenango in excess of $1,000,000, and First Shenango fails to timely cure such defect; (vi) at any time after December 31, 1998, by First Shenango or FirstFederal, if the closing of the Merger shall not have occurred on or before such date and the failure to consummate the Merger is not caused by a breach of the Merger Agreement by the terminating party; (vii) by either party if any bona fide action or proceeding shall be pending against either party on the Closing Date that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the carrying out of the Merger Agreement; (viii) by either party after regulatory approval of the Merger is obtained if the conditions to such party's obligations to close have not been satisfied or waived; or (ix) by First Shenango, if (A) the average of the closing bid and ask price of FirstFederal Common Stock on the Nasdaq National Market for the ten consecutive trading days ending on the third trading day prior to the Closing Date is more than 15% lower than the average of the closing bid and ask price of FirstFederal Common Stock on the Nasdaq National Market for the ten consecutive trading days ending on the date prior to the date of the Merger Agreement ($35.40 per share); and (B) the change in the price per share of FirstFederal Common Stock referred to in clause (A) above exceeds the change in the value of the SNL Securities National Bank and Thrift Index for the comparable period by more than .1% (i.e., the change from 359.47). See "The Merger--Waiver and Amendment; Termination."

CONDUCT OF BUSINESS PENDING THE MERGER

         First Shenango has agreed to conduct its business prior to the Effective Time diligently and in substantially the same manner as it previously has been carried out. First Shenango also has agreed to certain forbearances with respect to the conduct of its business prior to the Effective Time. See "The Merger--Conduct of Business Pending the Merger."

EXPENSES; BREAK-UP FEE

         All expenses incurred or to be incurred in connection with the Merger Agreement and the consummation of the transactions contemplated thereby are to be paid by the party incurring such expenses, except that First Shenango may not incur any such costs and expenses in excess of $450,000 in the aggregate, excluding the fee payable to McDonald & Company for financial advisory services. See "The Merger--Opinion of First Shenango's Financial Advisor." In addition, under the Merger Agreement, First Shenango must pay FirstFederal a fee of $3,000,000 in the event the Merger is not consummated and certain events occur. See "The Merger--Break-Up Fee."

ACCOUNTING TREATMENT

         FirstFederal intends to account for the Merger under the pooling of interests method of accounting. FirstFederal and First Shenango have each agreed to take no actions which would prevent FirstFederal from utilizing the pooling of interests method. In addition, it is a condition to FirstFederal's obligations under the Merger Agreement that FirstFederal receive a letter from KPMG Peat Marwick LLP to the effect that the Merger will qualify for pooling of interests accounting treatment. See "The Merger--Conditions to the Merger--Resales of FirstFederal Common Stock by Affiliates" and "--Accounting Treatment."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         FirstFederal has received an opinion of Critchfield, Critchfield & Johnston, Ltd. to the effect that if the Merger were consummated on the date hereof, the following federal income tax consequences would result:

                  (i) the Merger would qualify as a reorganization under
                  Section 368(a) of the Code;

                  (ii) no gain or loss would be recognized by FirstFederal or First Shenango by reason of the Merger;

                  (iii) no gain or loss would be recognized by any First Shenango shareholder upon the exchange of First Shenango Common Stock solely for FirstFederal Common Stock in the Merger (see items (vi) and (vii) below regarding tax treatment with respect to the receipt of cash in lieu of a fractional share of FirstFederal Common Stock or the receipt of cash in connection with the exercise of dissenter rights);

                  (iv) the aggregate tax basis of the FirstFederal Common Stock received by each shareholder of First Shenango who exchanged First Shenango Common Stock for FirstFederal Common Stock in the Merger would be the same as the aggregate tax basis of the First Shenango Common Stock surrendered in exchange therefor (subject to any adjustments required as the result of receipt of cash in lieu of a fractional share of FirstFederal Common Stock);

                  (v) the holding period of the shares of FirstFederal Common Stock received by a First Shenango shareholder in the Merger would include the holding period of the First Shenango Common Stock surrendered in exchange therefor (provided that such shares of First Shenango Common Stock were held as capital assets by such shareholder at the Effective Time);

                  (vi) cash received in the Merger by a First Shenango shareholder in lieu of a fractional share interest of FirstFederal Common Stock would be treated as having been received as a distribution in full payment in exchange for the fractional share interest of FirstFederal Common Stock which such shareholder would otherwise be entitled to receive, and would qualify as capital gain or loss (assuming the First Shenango Common Stock surrendered in exchange therefor were held as a capital asset by such shareholder at the Effective
                  Time); and

                  (vii) a First Shenango shareholder who received only cash as a result of the exercise of dissenter rights would realize gain or loss for federal income tax purposes (determined separately as to each block of First Shenango Common Stock exchanged) in an amount equal to the difference between (x) the amount of cash received by such shareholder, and (y) such shareholder's tax basis for the shares of First Shenango Common Stock surrendered in exchange therefor, provided that the cash payment did not have the effect of the distribution of a dividend. Any such gain or loss would be recognized for federal income tax purposes and would be treated as capital gain or loss (assuming the First Shenango Common Stock surrendered in exchange therefor were held as a capital asset by such shareholder at the Effective Time). However, if the cash payment did have the effect of the distribution of a dividend, the amount of taxable income recognized would equal the amount of cash received; such income generally would be taxable as a dividend and no loss (or other recovery of such shareholder's tax basis for the shares of First Shenango Common Stock surrendered in the exchange) generally would be recognized by such shareholder. The determination of whether a cash payment has the effect of the distribution of a dividend would be made pursuant to the provisions and limitations of
                  Section 302 of the Internal Revenue Code of 1986, as amended (the "Code"), taking into account the constructive stock ownership rules of Section 318 of the Code.

         The opinion is subject to various assumptions and qualifications, including that the Merger will be consummated in the manner and in accordance with the terms of the Merger Agreement. The opinion is based entirely upon the Code, regulations currently in effect or proposed thereunder, current administrative rulings and practice and judicial authority, all of which are subject to change, possibly with retroactive effect.

         First Shenango shareholders are urged to consult their personal tax advisors concerning the specific tax consequences to them of the Merger, including the applicability and effect of various state, local and foreign tax laws. For further discussion of the opinion regarding the federal income tax consequences of the Merger, as issued and delivered to the FirstFederal Board, see "The Merger--Certain Federal Income Tax Consequences of the Merger."

EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS

         As a result of the Merger, shareholders of First Shenango, a Pennsylvania corporation, will become shareholders of FirstFederal, an Ohio corporation. For a comparison of the respective rights of shareholders of FirstFederal and First Shenango, as defined by Ohio and Pennsylvania law and the respective corporate governance documents of FirstFederal and First Shenango, see "Comparison of Rights of Shareholders of FirstFederal Financial Services Corp and First Shenango Bancorp, Inc."

NASDAQ LISTING

         Both FirstFederal Common Stock (symbol: FFSW) and First Shenango Common Stock (symbol: SHEN) are currently listed on the National Market tier of the Nasdaq Stock Market. Provided that the FirstFederal Name Change Proposal is approved at the FirstFederal Annual Meeting, the Nasdaq symbol for FirstFederal Common Stock will be changed to "SGNL." See "Amendment to FirstFederal's Articles of Incorporation to Change Name." FirstFederal will submit an application for listing on the Nasdaq Stock Market the shares of FirstFederal Common Stock to be issued to the shareholders of First Shenango in the Merger and to be reserved for issuance pursuant to First Shenango Stock Options converted to FirstFederal options following the Merger.

                COMPARATIVE STOCK PRICE AND DIVIDEND INFORMATION

         The following table sets forth the comparative market prices for FirstFederal Common Stock and First Shenango Common Stock and the quarterly cash dividends per share declared, for the periods indicated. The market prices of the FirstFederal Common Stock and First Shenango Common Stock for the periods indicated represent closing prices of such stock as quoted on the Nasdaq Stock Market. The stock prices do not include retail mark-ups, mark-downs or commissions.

                                                      FirstFederal Common Stock(1)           First Shenango Common Stock
                                                     ------------------------------        ----------------------------------
                                                      High      Low       Dividends        High         Low         Dividends
                                                      ----      ---       ---------        ----         ---         ---------
1996 CALENDAR YEAR
         First Quarter.....................          $18.73    $17.46       $0.09         $21.50       $20.50         $0.10
         Second Quarter....................           23.40     18.00        0.09          21.50        20.00          0.12
         Third Quarter.....................           25.20     23.40        0.10          21.50        20.00          0.12
         Fourth Quarter....................           32.00     24.20        0.10          23.75        20.50          0.12

1997 CALENDAR YEAR
         First Quarter.....................           31.40     28.90        0.10          25.75        22.00          0.12
         Second Quarter....................           42.00     26.80        0.11          26.25        21.75          0.15
         Third Quarter.....................           43.00     40.25        0.11          31.25        25.50          0.15
         Fourth Quarter....................           48.13     41.00        0.11          37.00        30.50          0.15

1998 CALENDAR YEAR
         First Quarter.....................           44.50     37.50        0.11          46.00        34.25          0.15
         Second Quarter (through May 4,
          1998)............................           42.63     38.75        0.11          46.25        42.25           --

(1) Market price and dividends per share information have been adjusted to reflect the 25% common stock dividend paid on May 22, 1997 and the 10% common stock dividend paid on May 22, 1996.

         The following table sets forth the last reported sale prices per share of FirstFederal Common Stock and First Shenango Common Stock and the equivalent per share price for First Shenango Common Stock giving effect to the Merger on
(i) February 6, 1998, the last trading day preceding public announcement of the signing of the Merger Agreement; and (ii) May 4, 1998 the last practicable date prior to the mailing of this Joint Proxy Statement/Prospectus.

                                              FirstFederal            First Shenango          Equivalent Price Per
                                              Common Stock             Common Stock          First Shenango Share(1)
                                              ------------            --------------         -----------------------
February 6, 1998........................         $41.75                  $38.50                     $47.72
May 4, 1998.............................          41.25                   46.00                      47.15

---------------------------

(1) The equivalent price per share of First Shenango Common Stock at each specified date is an amount equal to 1.143 multiplied by the last reported sales price for FirstFederal Common Stock on the date specified. The market value of the Merger Consideration at the time of the Merger will depend on the market value of a share of FirstFederal Common Stock at such time. See "The Merger - Merger Consideration."

         As of May 4, 1998, the 6,756,868 outstanding shares of FirstFederal Common Stock were held by approximately 1,800 record owners and the 2,069,007 outstanding shares of First Shenango Common Stock were held by approximately 1,920 record owners.

         The timing and amount of the future dividends of FirstFederal will depend upon earnings, cash requirements, FirstFederal's financial condition and other factors deemed relevant by the FirstFederal Board. Dividends may also be limited by certain regulatory restrictions. See the FirstFederal 1997 10-K for a description of such restrictions, which is incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
                     OF FIRSTFEDERAL FINANCIAL SERVICES CORP

          The following table sets forth, for the periods indicated, certain summary historical data for FirstFederal. The information is derived in part from, and should be read in conjunction with, the separate consolidated financial statements and related notes included in the FirstFederal 1997 10-K, which is incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

                                                                                   AT OR FOR THE
                                                                             YEARS ENDED DECEMBER 31,
                                                           ----------------------------------------------------------
                                                              1997        1996        1995         1994       1993
                                                           ----------  ----------- ----------   ---------- ----------
                                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Interest Income........................................    $   90,093   $   73,559 $   64,992   $   51,987 $   45,510
Interest Expense.......................................        59,550       48,048     41,046       29,260     25,319
                                                           ----------  ----------- ----------   ---------- ----------
Net Interest Income....................................        30,543       25,511     23,876       22,727     20,191
Provision for Credit Losses............................           842          360        ---           15      1,025
                                                          -----------  ----------------------  ----------- ----------
Net Interest Income After Provision for Credit Losses..        29,701       25,151     23,876       22,712     19,166
Non-interest Income....................................        29,285       17,929      4,167        2,915      6,001
Non-interest Expense(2)................................        35,643       27,346     13,651       12,116     10,374
                                                            ---------    ---------  ---------    ---------  ---------
Income Before Income Taxes.............................        23,343       15,734     14,392       13,511     14,793
Provision for Income Taxes.............................         8,895        5,884      4,946        4,490      5,054
                                                            ---------    ---------  ---------    ---------  ---------
Net Income.............................................    $   14,448   $    9,850 $    9,466   $    9,021 $    9,739
                                                           ==========   ========== ==========   ========== ==========
Net Income Applicable to Common Stock                      $   12,864   $    8,154 $    7,660   $    7,657 $    8,733
                                                           ==========   ========== ==========   ========== ==========
PER SHARE DATA(1):
Net Income (basic).....................................        $ 2.59   $     1.82 $     1.85   $     1.86 $     2.13
Net Income (diluted)...................................          1.96         1.43       1.42         1.43       1.67
Average Basic Shares (shares in thousands).............         4,972        4,470      4,136        4,119      4,096
Average Diluted Shares (shares in thousands)...........         7,378        6,901      6,650        6,293      5,832

BALANCE SHEET DATA (AT PERIOD END):
Total Assets...........................................    $1,457,415   $1,080,383   $947,270     $835,667   $682,639
Loans & Leases, Including Loans Held for Sale..........     1,001,351      758,679    581,060      478,576    381,241
Total Deposits.........................................       981,675      671,918    574,041      502,527    453,821
Borrowings, Including Advances.........................       347,243      312,413    286,726      258,171    168,379
Total Shareholders' Equity.............................       104,735       85,287     76,533       69,246     53,673

AVERAGE BALANCE SHEET DATA:
Total Assets...........................................    $1,269,144   $1,035,289   $885,727     $741,722   $620,939
Interest-Earning Assets................................     1,163,765      980,884    858,077      715,901    594,018
Loans & Leases, Including Loans Held for Sale..........       821,150      718,802    527,885      413,639    339,437
Total Deposits.........................................       747,168      625,517    524,267      484,920    434,059
Borrowings, Including Advances.........................       381,982      317,999    283,828      190,612    132,962
Total Shareholders' Equity.............................        95,409       80,763     73,211       63,585     49,637

PERFORMANCE RATIOS:
Return on Average Assets(2)............................         1.14%        0.95%      1.07%        1.21%      1.57%
Return on Average Shareholders' Equity(2)..............         15.14        12.20      12.90        14.17      19.62
Net Interest Margin(3).................................          2.62         2.60       2.78         3.17       3.40
Efficiency Ratio(2)(4).................................         56.57        61.03      50.61        47.85      45.49
Total Non-Interest Expense to Average Total Assets.....          2.81         2.67       1.54         1.63       1.67
Dividend Payout Ratio(5)...............................         25.65        34.20      33.73        28.84      20.16

                                                                                        AT OR FOR THE
                                                                                   YEARS ENDED DECEMBER 31,
                                                                  --------------------------------------------------------
                                                                   1997         1996       1995         1994        1993
                                                                  ------        -----     ------        -----      ------
                                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
ASSET QUALITY RATIOS (6):
  Allowance for Loan Losses to Non-performing
    Assets.............................................           119.07%       69.91%    158.41%       89.62%    114.69%
  Allowance for Loan Losses to Total Loans.............             0.61         0.44       0.55         0.67       1.18
  Total Non-performing Assets to Total Assets..........             0.32         0.39       0.20         0.43       0.58
  Net Charge-Offs to Average Loans.....................             0.10         0.07       0.04         0.32       0.13

CAPITAL RATIOS (AT PERIOD END):
  Shareholders' Equity to Total Assets.................             7.19%        7.89%      8.08%        8.29%      7.86%
  Tier 1 Risk-Adjusted Capital(7)......................             8.18          N/A        N/A          N/A        N/A
  Total Risk-Adjusted Capital..........................            12.89        11.53      14.52        17.25      16.67
  Tier 1 Leverage(7)...................................             5.23         6.42       6.60         7.42       7.11

(1) Per share data has been restated to reflect stock dividends and stock splits effected prior to December 31, 1997.

(2) Amounts shown include non-recurring charges of $1.2 million ($1 million after tax) reflecting costs related to the acquisition of Summit Bank included in the third quarter of 1997 and $3.3 million ($2.2 million after tax) included in the third quarter of 1996 for the one-time assessment for the re-capitalization of the SAIF. For comparative purposes, certain performance ratios are presented below excluding non-recurring charges:

                                                         YEAR ENDED DECEMBER 31,
                                                         -----------------------
                                                           1997           1996
                                                         -----------------------
Return on average assets.........................         1.22%           1.16%
Return on average shareholders' equity...........        16.19           14.72
Efficiency ratio.................................        54.55           52.78

(3) Net interest income on a fully taxable equivalent basis divided by average interest-earning assets.

(4) Non-interest expense less amortization of intangibles and goodwill divided by the sum of net interest income (on a fully taxable equivalent basis) and non-interest income.

(5) Total dividends paid on common and convertible preferred stock divided by net income.

(6) Non-performing assets include nonaccrual loans, loans past due 90 days or more, restructured loans, other real estate and other repossessed assets.

(7) FirstFederal became a bank holding company as a result of the July 1, 1997 conversion of First Federal Savings and Loan Association of Wooster to a national bank, now known as Signal Bank, N.A. Prior to July 1, 1997, FirstFederal was a savings and loan holding company and was not required to compute Tier 1 risk-adjusted capital. The savings association capital ratio, leverage (core) capital, is comparable to the "Tier 1 leverage" ratio reported by bank holding companies and has been shown for periods prior to July 1, 1997.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
                         OF FIRST SHENANGO BANCORP, INC.

         The following table sets forth, for the periods indicated, certain summary historical data for First Shenango. The information is derived in part from, and should be read in conjunction with the separate consolidated financial statements and related notes included in the First Shenango 1997 10-K, which is incorporated herein by reference.

See "Incorporation of Certain Documents by Reference."

                                                                         AT OR FOR THE
                                                                    YEARS ENDED DECEMBER 31,
                                                    ---------------------------------------------------------
                                                       1997        1996        1995        1994        1993
                                                    ---------    --------    --------    --------    --------
                                                            (DOLLAR IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
    Interest Income.................................$  29,560    $ 27,610    $ 23,787    $ 20,722    $ 20,725
    Interest Expense ................................  16,962      14,960      12,719      10,685      11,490
                                                    ---------    --------    --------    --------    --------
    Net Interest Income .............................  12,598      12,650      11,068      10,037       9,235
    Provision for Credit Losses .....................     773         899         918         786         823
                                                    ---------    --------    --------    --------    --------
    Net Interest Income after Provision for Credit
       Losses .......................................  11,825      11,751      10,150       9,251       8,412
    Non-interest Income .............................     790       1,028         966         804       1,151
    Non-interest Expenses (1) .......................   5,836       8,104       6,131       6,671       6,282
                                                    ---------    --------    --------    --------    --------
    Income Before Income Taxes ......................   6,779       4,675       4,985       3,384       3,281
    Provision for Income Taxes ......................   2,194       1,665       1,906       1,111       1,217
                                                    ---------    --------    --------    --------    --------
    Net Income Before Cumulative Effect of
      Change in Accounting Principle ................   4,585       3,010       3,079       2,273       2,064
    Cumulative Effect of Change in Accounting
        Principle ...................................    --          --          --          --           451
                                                    ---------    --------    --------    --------    --------
    Net income ......................................$  4,585    $  3,010    $  3,079    $  2,273    $  2,515
                                                    =========    ========    ========    ========    ========
PER SHARE DATA(2)
    Net Income (basic) ..............................$   2.31    $   1.40    $   1.41    $   1.05    $   0.76
    Net Income (diluted) ............................    2.24        1.34        1.35        1.00        0.73
    Average Basic Shares (shares in thousands) ......   1,985       2,158       2,181       2,170       2,137
    Average Diluted Shares (shares in thousands) ....   2,050       2,241       2,273       2,262       2,231

BALANCE SHEET DATA (AT PERIOD END):
    Total Assets ....................................$374,972    $405,785    $332,121    $311,940    $296,993
    Loans & Leases, Net of Allowance ................ 256,006     255,770     228,278     215,286     200,634
    Total Deposits .................................. 275,221     267,619     254,406     249,957     252,537
    Borrowings, Including Advances ..................  47,725      86,455      26,666      15,009        --
    Total Shareholders' Equity ......................  47,862      43,054      47,623      43,881      42,263

AVERAGE BALANCE SHEET DATA:
    Total Assets ....................................$397,554    $368,813    $320,524    $301,367    $293,585
    Interest-earning Assets ......................... 387,787     359,309     311,623     292,355     283,036
    Loans & Leases, Net of Allowance ................ 256,384     242,375     222,426     207,030     193,528
    Total Deposits .................................. 271,626     260,625     253,396     254,427     255,227
    Borrowings, Including Advances ..................  76,084      55,401      17,456       1,094        --
    Total Shareholders' Equity ......................  44,966      46,812      45,667      43,231      36,161

PERFORMANCE RATIOS:
    Return on Average Assets(1) .....................    1.15%       0.82%       0.96%       0.75%       0.86%
    Return on Average Shareholders' Equity(1) .......   10.20        6.43        6.74        5.26        6.96
    Net Interest Margin(3) ..........................    3.38        3.55        3.57        3.35        3.17
    Efficiency Ratio(1)(4) ..........................   43.70       60.25       51.42       61.73       64.69
    Total Non-interest Expense to Average Total
    Assets ..........................................    1.47        2.20        1.91        2.21        2.14
    Dividend Payout Ratio(5) ........................   24.93       32.87       27.50       25.68         N/A

                                                                               AT OR FOR THE
                                                                          YEARS ENDED DECEMBER 31,
                                                            ----------------------------------------------------

                                                             1997      1996       1995         1994        1993
                                                            -----      -----      -----        -----      -----
                                                                   (DOLLAR IN THOUSANDS, EXCEPT PER SHARE DATA)
ASSET QUALITY RATIOS:(6)
    Allowance for Loan Losses to Non-performing
    Assets..........................................         83.15     163.84     149.37       107.61      69.41
    Allowance for Loan Losses to Total Loans........          1.24       1.11       1.07         1.24       1.10
    Total Non-performing Assets to Total Assets.....          1.04       0.43       0.50         0.80       1.08
    Net Charge-offs to Average Loans................          0.16       0.21       0.52         0.15       0.17

CAPITAL RATIOS:
    Shareholders' Equity to Total Assets............         12.76%     10.61%     14.34%       14.07%     14.23%
    Tier 1 Risk-adjusted Capital....................         19.00      15.86      18.98        19.40      17.74
    Total Risk-adjusted Capital.....................         20.25      17.11      20.22        20.65      18.98
    Tier 1 Leverage(7)..............................         10.42       8.43      11.10        11.08      10.83

(1) Amounts shown for 1996 include the one-time assessment to capitalize the SAIF of $1.7 million ($1.1 million after tax) included in the third quarter of 1996. For comparative purposes, certain performance ratios are presented excluding these non-recurring charges.

                                                 Year Ended December 31, 1996
                                                 ----------------------------
Return on average assets............................         1.10%
Return on average shareholders' equity..............         8.63
Efficiency ratio....................................        47.86

(2) New Castle Bank converted from mutual-to-stock ownership on April 5, 1993. Prior to 1993, per share data is not relevant for First Shenango.

(3) Net interest income on fully taxable equivalent basis divided by average interest-earning assets.

(4) Non-interest expense divided by the sum of net interest income (on a fully taxable equivalent basis) and non-interest income.

(5)  Total dividends paid on common stock divided by net income.

(6) Non-performing assets include nonaccrual loans, loans past due 90 days or more, restructured loans, other real estate and other repossessed assets.

(7) First Shenango is a savings and loan holding company and is not required to compute Tier 1 risk-adjusted capital. The savings association capital ratio, leverage (core) capital, is comparable to the "Tier 1 leverage" ratio reported by bank holding companies, such as FirstFederal.

                      COMPARATIVE UNAUDITED PER SHARE DATA

         The following table shows unaudited comparative per share data for FirstFederal and First Shenango Common Stock on a historical basis, and on a pro forma combined basis and a pro forma equivalent basis for FirstFederal and First Shenango giving effect to the Merger accounted for under the pooling of interests method of accounting. See "The Merger--Accounting Treatment."

                                             HISTORICAL                 PRO FORMA
                                       -----------------------    --------------------
                                                                              First
                                                                             Shenango
                                                       First                Equivalent
                                       FirstFederal   Shenango    Combined   Per Share
                                       ------------   --------    --------  ----------
Book value per share at:(1)
    December 31, 1997 ...............      $11.77      $23.13      $13.34      $15.25

Cash dividends declared per share:(2)
   Year ended December 31, 1995 .....         .34         .38         .34         .39
   Year ended December 31, 1996 .....         .38         .46         .38         .43
   Year ended December 31, 1997 .....         .43         .57         .43         .49

Basic earnings per share:(3)
   Year ended December 31, 1995 .....        1.85        1.41        1.62        1.85
   Year ended December 31, 1996 .....        1.82        1.40        1.61        1.84
   Year ended December 31, 1997 .....        2.59        2.31        2.41        2.75

Diluted earnings per share:(3)
   Year ended December 31, 1995 .....        1.42        1.35        1.35        1.54
   Year ended December 31, 1996(4) ..        1.43        1.34        1.36        1.55
   Year ended December 31, 1997 .....        1.96        2.24        1.96        2.24

-------------------------

(1) The pro forma combined book value per common share represents the historical combined shareholders' equity of FirstFederal and First Shenango, including the effect of pro forma adjustments. The adjusted shareholders' equity amounts are divided by the number of shares of FirstFederal diluted common stock outstanding at December 31, 1997, plus the product of the number of shares of First Shenango Common Stock outstanding at December 31, 1997 and the Exchange Ratio (1.143). The number of shares of FirstFederal Common Stock outstanding at December 31, 1997 includes 2,170,000 common stock equivalents attributable to FirstFederal's convertible preferred stock Series B outstanding at December 31, 1997.

(2) The pro forma combined cash dividends declared per common share represent the historical cash dividends declared per share on FirstFederal Common Stock. The pro forma equivalent cash dividends declared per share represent the cash dividends declared on one share of FirstFederal Common Stock multiplied by the Exchange Ratio of 1.143. No assurance can be made that equivalent dividends will be paid in the future. The amount of dividends payable will be dependent upon, among other things, the earnings and financial condition of the combined company.

(3) Pro forma combined per share income amounts are based upon the combined historical income amounts and pro forma combined weighted average common and common equivalent shares outstanding. The pro forma weighted average common and common equivalent shares of FirstFederal Common Stock outstanding for the periods indicated include the weighted average number of common and common equivalent shares of FirstFederal Common Stock outstanding for the periods indicated plus the product of the weighted average number of common and common equivalent shares of First Shenango Common Stock outstanding for the periods indicated and the Exchange Ratio of 1.143. The First Shenango pro forma equivalent per share income amounts represent the pro forma combined per share income amounts multiplied by the Exchange Ratio of 1.143.

(4) Excluding FirstFederal's one-time SAIF assessment of $3.3 million ($2.2 million after tax), FirstFederal's 1996 diluted earnings per share were 1.75; excluding First Shenango's one-time SAIF assessment of $1.7 million ($1.1 million after tax), First Shenango's 1996 diluted earnings per share were $1.80 the combined per share amount would be $1.71 and the First Shenango Equivalent per share amount would be $1.95.

          The information shown above should be read in conjunction with the historical consolidated financial statements of FirstFederal and First Shenango and related notes thereto, which are incorporated by reference herein, and the unaudited pro forma financial data included herein. See "Incorporation of Certain Documents by Reference" and "Unaudited Pro Forma Condensed Combined Financial Information" for a description of the assumptions and adjustments used in preparing the unaudited pro forma financial data. The pro forma comparative per share data has been included for comparative purposes only and does not purport to be indicative of the results of operations that actually would have been obtained if the Merger had been effected on the dates indicated or of those results that may be obtained in the future.

                                  THE MEETINGS

FIRSTFEDERAL ANNUAL MEETING

          Place, Time and Date. The FirstFederal Annual Meeting will be held at the Black Tie Affair Conference Center, located at 50 Riffel Road, Wooster, Ohio at 9:00 a.m., local time, on June 16, 1998. This Joint Proxy Statement/Prospectus is being sent to holders of FirstFederal Common Stock and accompanies a form of proxy (the "FirstFederal Proxy") which is being solicited by the FirstFederal Board for use at the FirstFederal Annual Meeting and at any and all adjournments or postponements thereof.

          Matters to Be Considered. At the FirstFederal Annual Meeting, holders of shares of FirstFederal Common Stock will vote on the following proposals (the "FirstFederal Proposals"): (i) the adoption of the Merger Agreement; (ii) the adoption of an amendment to FirstFederal's Articles of Incorporation (the "FirstFederal Articles") to increase the number of shares of FirstFederal Common Stock authorized for issuance thereunder from 20,000,000 to 40,000,000 (the "FirstFederal Share Increase Proposal"); (iii) the adoption of an amendment to the FirstFederal Articles to change the name of FirstFederal from "FirstFederal Financial Services Corp" to "Signal Corp" (the "FirstFederal Name Change Proposal"); and (iv) the election of seven directors of FirstFederal (the "Election of the FirstFederal Directors"). See "The Merger," "Amendment to FirstFederal's Articles of Incorporation to Increase Authorized Shares," "Amendment to FirstFederal's Articles of Incorporation to Change Name" and "Election of FirstFederal Directors."

          FirstFederal shareholders will also consider and vote upon such other matters as may properly be brought before the FirstFederal Annual Meeting. As of the date hereof, the FirstFederal Board knows of no business that will be presented for consideration at the FirstFederal Annual Meeting other than the matters described in this Joint Proxy Statement/Prospectus.

          FirstFederal Record Date; Vote Required. The FirstFederal Board has fixed the close of business on May 4, 1998 (the "FirstFederal Record Date") as the date for determining holders of FirstFederal Common Stock who will be entitled to notice of, and to vote at the FirstFederal Annual Meeting. As of the FirstFederal Record Date there were outstanding and entitled to vote at the FirstFederal Annual Meeting 6,756,868 shares of FirstFederal Common Stock.

          Each holder of record of shares of FirstFederal Common Stock on the FirstFederal Record Date will be entitled to cast one vote per share on the FirstFederal Proposals at the FirstFederal Annual Meeting. Such vote may be exercised in person or by properly executed proxy. The presence, in person or by properly executed proxy, of any number of FirstFederal Common Stock is necessary to constitute a quorum. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons as to certain proposals on which such beneficial owners or persons are entitled to vote their shares but with respect to which the brokers or nominees have no discretionary power to vote without such instructions) will be treated as shares present at the FirstFederal Annual Meeting for purposes of determining the presence of a quorum.

          The affirmative vote of the holders of a majority of the outstanding shares of FirstFederal Common Stock is required for adoption of the Merger Agreement, the FirstFederal Share Increase Proposal and the FirstFederal Name Change Proposal. Therefore, abstentions and broker non-votes will have the same effect as votes against adoption of the Merger Agreement, the FirstFederal Share Increase Proposal and the FirstFederal Name Change Proposal. The Election of the FirstFederal Directors requires a plurality of the votes cast at the FirstFederal Meeting. Votes withheld and broker non-votes will have no effect on the Election of the FirstFederal Directors.

          As of the FirstFederal Record Date, the directors and executive officers of FirstFederal and their affiliates beneficially owned in the aggregate 1,149,956 shares of FirstFederal Common Stock (including 162,261 shares underlying stock options currently exercisable or which will become exercisable within 60
                                       17
days of May 4, 1998 and 40,650 shares issuable upon conversion of shares of FirstFederal's Series B Preferred Stock), or approximately 16.52% of the then outstanding shares of FirstFederal Common Stock entitled to vote at the FirstFederal Annual Meeting. As of such date, neither First Shenango and its subsidiaries, nor the directors and executive officers of First Shenango and their affiliates, beneficially owned any shares of FirstFederal Common Stock.

          Proxies. Shares of FirstFederal Common Stock represented by properly executed proxies received prior to or at the FirstFederal Annual Meeting will, unless such proxies have been revoked, be voted at the FirstFederal Annual Meeting and any adjournments or postponements thereof, in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed FirstFederal Proxy, the shares will be voted FOR the FirstFederal Proposals.

          Any FirstFederal Proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of FirstFederal at or before the FirstFederal Annual Meeting a written notice of revocation bearing a later date than the FirstFederal Proxy,
(ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of FirstFederal at or before the FirstFederal Annual Meeting, or (iii) attending the FirstFederal Annual Meeting and voting in person (although attendance at the FirstFederal Annual Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to L. Dwight Douce, Secretary, FirstFederal Financial Services Corp, 135 East Liberty Street, Wooster, Ohio 44691.

          If any other matters are properly presented at the FirstFederal Annual Meeting for consideration, the persons named in the FirstFederal Proxy or acting thereunder will have discretion to vote on such matters in accordance with their best judgment. As of the date hereof, the FirstFederal Board knows of no such other matters.

          In addition to solicitation by mail, directors, officers and employees of FirstFederal, who will not be specifically compensated for such services, may solicit proxies from the stockholders of FirstFederal, personally or by telephone, telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. FirstFederal will bear its own expenses in connection with the solicitation of proxies for the FirstFederal Annual Meeting. See "The Merger--Expenses."

          HOLDERS OF FIRSTFEDERAL COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING FIRSTFEDERAL PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

          Voting Securities and Certain Holders Thereof. The following table sets forth, as of May 4, 1998, certain information as to (i) those persons who were known by management to be beneficial owners of more than 5% of the outstanding shares of FirstFederal Common Stock and (ii) the shares of FirstFederal Common Stock beneficially owned by the directors, nominees and executive officers of FirstFederal as a group. For information regarding the beneficial ownership of FirstFederal Common Stock by the individual directors and nominees of FirstFederal, see "Election of FirstFederal Directors."

                                                                                    SHARES                  PERCENT
         NAME AND ADDRESS OF BENEFICIAL OWNER                                  BENEFICIALLY OWNED           OF CLASS
         ------------------------------------                                  ------------------           --------
The Belden Brick Company, Robert F. Belden,
Richard F. Belden, Sr. and Joseph G. Belden, Sr.
700 Tuscarawas Street
Canton, Ohio  44702....................................                         808,502(1)(5)(7)               11.79%

Carret and Company, Inc.
560 Lexington Avenue
New York, New York  10022..............................                         562,100(2)                      8.25

Steven N. Stein
2211 Grandin Road
Cincinnati, Ohio  45208................................                         432,007(4)(5)(7)                6.35

Ronald A. James, Jr.
3735 South Duck Creek Road
North Jackson, Ohio  44451.............................                         387,357(3)(7)                   5.73

Directors, nominees and executive officers as a
group (13 persons).....................................                       1,149,956(6)                     16.52



(1) As reported by The Belden Brick Company ("Belden Brick"), Robert F. Belden, Richard F. Belden, Sr. and Joseph G. Belden, Sr. Belden Brick reported sole voting and investment power as to 779,076 of the total of 808,502 shares covered by the report and did not report shared voting or investment power as to any shares. Robert F. Belden reported shared voting and investment power as to 779,076 of such total number of shares and sole voting and investment power as to 17,004 shares. Richard F. Belden, Sr. reported shared voting and investment power as to 779,676 of such total number of shares and sole voting and investment power as to 10,310 shares. Joseph G. Belden, Sr. reported shared voting and investment power as to 779,076 of such total number of shares and sole voting and investment power as to 2,112 shares. Of the total 808,502 shares, 100,872 represent shares of FirstFederal Common Stock issuable upon conversion of shares of FirstFederal's 6 1/2% Cumulative Convertible Preferred Stock, Series B (the "Series B Preferred Stock"). Robert F., Richard F. and Joseph G. Belden disclaimed beneficial ownership of the 779,076 shares of FirstFederal Common Stock owned by Belden Brick. Richard F. Belden, Sr. disclaimed beneficial ownership of the 10,310 shares owned by his wife.

(2) As reported by Carret and Company, Inc. ("Carret"). Carret reported sole voting and investment power as to 82,292 and shared investment but no voting power as to 179,808 of the total of 562,100 shares covered by Carret's reports. Of such total, 56,985 represent shares of FirstFederal Common Stock issuable upon conversion of 35,400 shares of FirstFederal's Series B Preferred Stock. Carret disclaimed beneficial ownership as to 479,808 shares.

(3) As reported by Ronald A. James, Jr. Except as provided in footnote (7), Mr. James reported sole voting and investment power as to all of such shares.

(4) As reported by Steven N. Stein. Mr. Stein reported sole voting and investment power as to 333,311 (except as provided in footnote (7)) and shared voting and investment power as to 98,696 of the total of 333,311 shares covered by the report. Of such total, 39,810 represent shares of FirstFederal Common Stock issuable upon conversion of shares of FirstFederal's Series B Preferred Stock.

(5) Includes shares held directly, as well as 8,862 shares which are subject to options currently exercisable.

(6) Includes shares held directly, as well as shares which are subject to currently exercisable options, shares issuable upon conversion of shares of Series B Preferred Stock, shares which are held in retirement accounts or by certain members of the named individuals' families, and shares of restricted stock over which shares the respective directors and officers may be deemed to have sole or shared voting or investment power.

(7) Amounts for Messrs. James and Stein include 2,500 shares of restricted stock awarded to each individual over which such individuals have sole voting and no investment power.

FIRST SHENANGO ANNUAL MEETING

         Place, Time and Date. The First Shenango Annual Meeting will be held at First Shenango's headquarters, located at 25 North Mill Street, New Castle, Pennsylvania, at 4:00 p.m., local time, on June 23, 1998. This Joint Proxy Statement/Prospectus is being sent to holders of First Shenango Common Stock, and accompanies a form of proxy (the "First Shenango Proxy") which is being solicited by the First Shenango Board for use at the First Shenango Annual Meeting and at any and all adjournments or postponements thereof.

         Matters to Be Considered. At the First Shenango Annual Meeting, holders of First Shenango Common Stock will vote upon the following proposals (the "First Shenango Proposals"): (i) approval of the Merger Agreement; and (ii) the election of two directors of First Shenango (the "Election of the First Shenango Directors").

         Holders of First Shenango Common Stock will also consider and vote upon such other matters as may properly be brought before the First Shenango Annual Meeting. As of the date hereof, the First Shenango Board knows of no business that will be presented for consideration at the First Shenango Annual Meeting, other than the matters described in this Joint Proxy Statement/Prospectus.

         First Shenango Record Date; Vote Required. The First Shenango Board has fixed the close of business on May 4, 1998 (the "First Shenango Record Date"), as the date for determining holders of First Shenango Common Stock who will be entitled to notice of, and to vote at, the First Shenango Annual Meeting. As of the First Shenango Record Date, there were outstanding and entitled to vote at the First Shenango Annual Meeting [2,069,007] shares of First Shenango Common Stock.

         Each holder of record of First Shenango Common Stock on the First Shenango Record Date will be entitled to cast one vote per share on the First Shenango Proposals at the First Shenango Annual Meeting. Such vote may be exercised in person or by properly executed proxy. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of First Shenango Common Stock entitled to vote at the First Shenango Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be treated as shares present at the First Shenango Annual Meeting for purposes of determining the presence of a quorum.

         The affirmative vote of the holders of a majority of the outstanding shares of First Shenango Common Stock is required for approval of the Merger Agreement. Therefore, abstentions and broker non-votes will have the same effect as votes against approval of the Merger Agreement. The Election of the First Shenango Directors requires a plurality of the votes cast at the First Shenango Annual Meeting. Votes withheld and broker non-votes will have no effect on the Election of the First Shenango Directors.

         As of the First Shenango Record Date, the directors and executive officers of First Shenango and their affiliates beneficially owned in the aggregate 243,383 shares of First Shenango Common Stock (including 97,339 shares underlying stock options currently exercisable or which will become exercisable within 60 days of May 4, 1998), or approximately 11.23% of the then outstanding shares of First Shenango Common Stock entitled to vote at the First Shenango Annual Meeting. As of the First Shenango Record Date, the directors and executive officers of FirstFederal and their affiliates beneficially owned in the aggregate 30,475 shares of First Shenango Common Stock, or 1.47% of the then outstanding shares of First Shenango Common Stock entitled to vote at the First Shenango Special Meeting.

         Proxies. Shares of First Shenango Common Stock represented by properly executed proxies received prior to or at the First Shenango Annual Meeting will, unless such proxies have been revoked, be voted at the First Shenango Annual Meeting and any adjournments or postponements thereof in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed First Shenango Proxy, the shares will be voted FOR the First Shenango Proposals.

         Any First Shenango Proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of First Shenango at P.O. Box 671, New Castle, Pennsylvania 16103 on or before the taking of the vote at the First Shenango Annual Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of First Shenango Common Stock or by attending the First Shenango Annual Meeting and voting in person. Attendance at the First Shenango Annual Meeting will not in itself constitute the revocation of a proxy.

         If any other matters are properly presented at the First Shenango Annual Meeting for consideration, the persons named in the First Shenango Proxy or acting thereunder will have discretion to vote on such matters in accordance with their best judgment. As of the date hereof, the First Shenango Board knows of no such other matters.

         In addition to solicitation by mail, directors, officers, and employees of First Shenango, who will not be specifically compensated for such services, may solicit proxies from the stockholders of First Shenango, personally or by telephone, telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. In addition, First Shenango has engaged Corporate Investor Communications, Inc. ("Corporate Investor") to assist First Shenango in distributing proxy materials and contacting record and beneficial owners of First Shenango Common Stock. First Shenango has agreed to pay Corporate Investor $3,000 plus out-of-pocket expenses for its services to be rendered on behalf of First Shenango. First Shenango will bear its own expenses in connection with the solicitation of proxies for the First Shenango Annual Meeting. See "The Merger--Expenses."

         HOLDERS OF FIRST SHENANGO COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

         HOLDERS OF FIRST SHENANGO COMMON STOCK SHOULD NOT FORWARD STOCK CERTIFICATES WITH THEIR PROXY CARDS.

         Voting Securities and Certain Holders Thereof. The following table sets forth, as of May 4, 1998, certain information as to (i) those persons who were known by management to be beneficial owners of more than 5% of the outstanding shares of First Shenango Common Stock, and (ii) the shares of First Shenango Common Stock beneficially owned by the directors and executive officers of First Shenango as a group. For information regarding the beneficial ownership of First Shenango Common Stock by the directors of First Shenango, see
"Election of First Shenango Directors."

                                                                   SHARES                 PERCENT
        NAME AND ADDRESS OF BENEFICIAL OWNER                  BENEFICIALLY OWNED         OF CLASS
        ------------------------------------                  ------------------         --------
First Federal Savings Bank of New Castle                          106,508(1)               5.15%
Employee Stock Ownership Plan
P.O. Box 671, 25 North Mill Street
New Castle, Pennsylvania 16103

Directors and executive officers as a group
(9 persons)(2).......................................            243,383(2)                11.23%


_____________________________

(1) Based on an amended Schedule 13G filed with the SEC on February 17, 1998 showing shared voting and dispositive power with respect to 106,508 shares.

(2) Excludes 106,508 shares of First Shenango Common Stock held under the First Federal Savings Bank of New Castle Employee Stock Ownership Plan (the "ESOP") for which First Shenango directors Eckles, Hrach and Rentz serve as trustees. The trustees disclaim beneficial ownership with respect to the 106,508 shares held in a fiduciary capacity for which they share voting and dispositive power. Once allocated to participant accounts, shares are voted as directed by the participant. Shares which are unallocated to participants (55,129 at the voting record date) and shares for which no voting direction are received are voted by the trustees in their discretion. Includes 97,339 shares of First Shenango Common Stock that the individuals have the right to acquire through the exercise of options within 60 days of the First Shenango Record Date. Includes shares for which the individuals exercise shared beneficial ownership through retirement plans and through certain members of the individuals' families.

                                   THE MERGER

         The information below includes a summary of the material terms of the Merger Agreement, which is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Appendix I and incorporated by reference herein. All shareholders are urged to read the Merger Agreement in its entirety.

GENERAL

         Pursuant to the Merger Agreement, First Shenango will be merged with and into FirstFederal in accordance with the Ohio General Corporation Law and the Pennsylvania Business Corporation Law, with FirstFederal being the surviving entity (the "Merger"). On the closing date of the Merger, FirstFederal and First Shenango will file a certificate of merger with the Secretary of State of Ohio and articles of merger with the Department of State of the Commonwealth of Pennsylvania. The Merger will become effective at the time of such filings.

         At the Effective Time, each outstanding share of First Shenango Common Stock (other than shares held by holders who perfect dissenters' rights) will be converted into the right to receive 1.143 shares of FirstFederal Common Stock, subject to adjustment as provided in the Merger Agreement. See "--Merger Consideration." Each shareholder of First Shenango will then be entitled to exchange First Shenango Common Stock certificates for FirstFederal Common Stock certificates and thereupon cease to be a shareholder of First Shenango, and the separate existence and corporate organization of First Shenango shall cease.

         FirstFederal intends to operate New Castle Bank, currently a wholly owned subsidiary of First Shenango, as an autonomous, wholly owned subsidiary of FirstFederal after the Merger.

BACKGROUND OF THE MERGER

         First Shenango is a unitary savings and loan holding company that was incorporated in December 1992 under the laws of the Commonwealth of Pennsylvania for the purpose of acquiring all of the issued and outstanding capital stock of New Castle Bank. This acquisition occurred in April 1993 at the same time New Castle Bank converted from a mutual to a stock institution, and sold all of its outstanding capital stock to First Shenango. First Shenango directs and plans the activities of New Castle Bank, First Shenango's primary asset.

         New Castle Bank is a federally chartered capital stock savings bank headquartered in New Castle, Pennsylvania, with three branch offices located within the surrounding townships. New Castle Bank is a community oriented, full service retail savings institution offering traditional mortgage loan products as well as multi-family, commercial real estate, consumer and commercial business loans. New Castle Bank's deposits are insured up to the maximum allowable amount by the FDIC.

         In connection with its normal strategic planning process, First Shenango periodically reviews its strategic business alternatives, devoting particular attention to the continuing consolidation and increasing competition in the banking and financial services industries in the western Pennsylvania market and the future plans of First Shenango to compete in this market. This regional market is home to several large, regional commercial banking entities, and the banking market in this area in particular has been subject to significant consolidation in recent years. As a result, competition in the local banking and financial services industries has intensified, especially for smaller institutions like First Shenango.

         In October 1997, the First Shenango Board retained McDonald & Company to provide financial advisory assistance, including the evaluation of a possible sale or merger transaction. McDonald & Company undertook to provide to the First Shenango Board an overview of the market for bank and thrift mergers, an assessment of comparable acquisitions and mergers as well as other market information concerning the valuation of banks and thrifts, the ability of potential acquirors to consummate a transaction with First Shenango and an overview of the process to be followed pursuant to a strategic merger or acquisition transaction. On November 25, 1997, McDonald & Company presented to the First Shenango Board the results of its analysis. At that meeting at which counsel for First Shenango was present, the First Shenango Board requested that McDonald & Company perform a targeted market survey of potential merger partners to ascertain the level of interest in pursuing a transaction with First Shenango. McDonald & Company, with the help of senior management of First Shenango, sent descriptive information to targeted possible merger partners during the first week of December 1997.

         During the third week of December 1997, McDonald & Company received non-binding indications of interest from three institutions, including FirstFederal. The First Shenango Board met with McDonald & Company and senior management on December 22, 1997 to consider the indications of interest from the three institutions. McDonald & Company reviewed with the First Shenango Board the tentative proposals of the three bidders. McDonald & Company also briefed the First Shenango Board on the general climate of the merger/acquisitions marketplace and reported on all contacts with other financial institutions by McDonald & Company acting on First Shenango's behalf. At that meeting, following its review of the three indications of interest and its belief that the two highest indications, including FirstFederal's, were substantially more advantageous than the third indication of interest, the First Shenango Board directed McDonald & Company and senior management to invite the two highest bidders to perform a formal due diligence review of First Shenango.

         Following such due diligence review, McDonald & Company requested and received formal written offers on January 20, 1998 and provided members of the First Shenango Board and senior management with copies of the written offers. The First Shenango Board met with McDonald & Company on January 21, 1998, with First Shenango counsel present by teleconference, to discuss and compare the two offers and differences between the offers and the indications of interest. Throughout the foregoing process, management advised and informed the First Shenango Board of developments and was directed by the First Shenango Board to pursue discussions. The First Shenango Board determined to give each bidder an opportunity to address specific concerns of the First Shenango Board and authorized McDonald & Company to negotiate and request a final bid from each of the two institutions. The final offers were received from each institution on January 22, 1998 and the First Shenango Board met again with McDonald & Company, with First Shenango counsel present by teleconference, at which meeting further analysis of the offers and differences from the prior offers were discussed. As part of this analysis, the financial consideration of the two offers was discussed, including the indicated present dollar value of the two offers. The future value of the consideration was also discussed because the consideration was not to be in the form of cash but in the form of the stock of the successful bidder. The analysis indicated that the bid from FirstFederal would provide superior value to the holders of the First Shenango Common Stock. At this meeting, it was determined by the First Shenango Board to pursue the offer from FirstFederal and the First Shenango Board authorized management, counsel and McDonald & Company to begin negotiating a definitive agreement with FirstFederal.

         Following this meeting, First Shenango and FirstFederal continued to discuss the other terms of the proposed Merger, including the treatment of First Shenango stock options and other employee benefit plans, the termination provisions, and issues relating to the management and operations of New Castle Bank following the Merger. During this period, First Shenango, FirstFederal, and their respective legal counsel and financial advisors conducted and continued reciprocal due diligence analyses. Also following this meeting, senior management of both institutions, with the assistance of McDonald & Company and First Shenango counsel, negotiated a form of definitive merger agreement. Draft copies of various drafts of the proposed agreement were distributed to the members of the First Shenango Board for their review.

         On February 6, 1998, the First Shenango Board met with McDonald & Company and First Shenango's counsel to discuss and review the final proposal, including the form of agreement which had previously been distributed to the First Shenango Board and learned from McDonald & Company that, in the opinion of McDonald & Company as of such date, the Exchange Ratio was fair to First Shenango's shareholders from a financial point of view.

         On February 6, 1998, at that same meeting of the First Shenango Board, the First Shenango Board reviewed the reasons for, and the potential benefits of the Merger; First Shenango's legal counsel reviewed the terms of the Merger Agreement, related agreements and the transactions contemplated thereby; management summarized its findings from its examination of the operations and premises of FirstFederal and its subsidiaries; the independent accountants for First Shenango presented their views concerning FirstFederal and its subsidiaries and the accounting methods employed by FirstFederal; and McDonald & Company made a presentation regarding the financial terms of the Merger Agreement and the fairness, from a financial point of view, of the Exchange Ratio to holders of First Shenango Common Stock as of such date. After a thorough discussion and consideration of the factors discussed below under "First Shenango's Reasons for the Merger," the First Shenango Board unanimously approved the Merger Agreement and the transactions contemplated thereby, and authorized the execution of the Merger Agreement. The Merger Agreement was entered into on February 6, 1998.

REASONS FOR THE MERGER

         FirstFederal's Reasons for the Merger. The FirstFederal Board believes the Merger will continue FirstFederal's strategic plan to be a super-community bank. It is expected that FirstFederal will benefit from First Shenango's strong capital position and its attractive funding base. The combined company's financial strength and the potential for cross marketing products and services to customers of both entities is expected to produce positive results. The Merger will allow FirstFederal a natural market extension into Lawrence County, Pennsylvania from its existing franchise in Ohio and will allow future expansion in a market that is culturally and demographically similar to FirstFederal's existing market. In addition, the FirstFederal Board also considers that First Shenango is an institution that has managed business risks well and possesses a commitment to providing exceptional customer service. The similarities in marketing and operating philosophy are expected to facilitate the post-Merger operations.

         First Shenango's Reasons for the Merger. In reaching its decision to approve the Merger Agreement, the First Shenango Board considered a number of factors. The First Shenango Board did not assign any relative or specific weights to the factors considered. Among other things, the First Shenango Board considered: (i) the Merger consideration in relation to the book value, assets and earnings of First Shenango; (ii) information concerning the financial condition, results of operations and prospects of First Shenango and FirstFederal, including the return on assets and return on equity of the respective companies; (iii) the financial terms of other recent business combinations in the banking industry; and (iv) the opinion of McDonald & Company as to the fairness of the Exchange Ratio, as of such date, to First Shenango shareholders from a financial point of view.

         The First Shenango Board believes that the terms of the Merger Agreement, which are the product of arms-length negotiations between FirstFederal and First Shenango, are in the best interest of First Shenango and its shareholders. In the course of reaching its determination, the First Shenango Board consulted with legal counsel with respect to its legal duties, the terms of the Merger Agreement and the issues related thereto; with its financial advisor with respect to the financial aspects of the transaction; and with senior management regarding, among other things, operational matters.

         In reaching its determination to approve the Merger Agreement, the First Shenango Board also considered the following factors:

         (a) The First Shenango Board analyzed information with respect to the financial condition, results of operations, businesses and prospects of First Shenango and FirstFederal.

         (b) The First Shenango Board considered the written opinion of McDonald & Company that, as of February 6, 1998, the Exchange Ratio was fair to First Shenango shareholders from a financial point of view. See "--Opinion of First Shenango's Financial Advisor."

         (c) The First Shenango Board considered the current operating environment, including, but not limited to, the continuing consolidation and increasing competition in the banking and financial services industries, the prospect for further changes in these industries, and the importance of being able to capitalize on developing opportunities in these industries. This information had been periodically reviewed by the First Shenango Board at its regular board meetings and was also discussed between the First Shenango Board and First Shenango's various advisors.

         (d) The First Shenango Board considered the other terms of the Merger Agreement and exhibits, including the tax-free nature of the transaction.

         (e) The First Shenango Board considered the detailed financial analyses and other information with respect to First Shenango and FirstFederal discussed by McDonald & Company, as well as the First Shenango Board's knowledge of First Shenango, FirstFederal and their respective businesses. In this regard, the latest publicly-available financial and other information for First Shenango and FirstFederal were analyzed, including a comparison to publicly-available financial and other information for other similar institutions.

         (f) The First Shenango Board considered the value of First Shenango Common Stock if First Shenango continued as a stand-alone entity compared to the effect of First Shenango combining with FirstFederal in light of the factors summarized above and the current economic and financial environment, including, but not limited to, other possible strategic alternatives, the results of the contacts and discussions between First Shenango and its financial advisor and various third parties and the belief of the First Shenango Board and management that the Merger offered the best transaction available to First Shenango and its shareholders and also allowed for New Castle Bank to remain as a separate entity and continue to provide service to the community.

         (g) The First Shenango Board considered the likelihood of the Merger being approved by the appropriate regulatory authorities, including factors such as market share analysis, FirstFederal's Community Reinvestment Act rating and the estimated pro forma financial impact of the Merger on FirstFederal.

         (h) The First Shenango Board considered the effect of the Merger on First Shenango's employees, customers and the communities it serves.

         The foregoing discussion of the information and factors considered by the First Shenango Board is not intended to be exhaustive, but constitutes the material factors considered by the First Shenango Board. In reaching its determination to approve and recommend the Merger Agreement, the First Shenango Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have weighted factors differently. After deliberating with respect to the Merger and the other transactions contemplated by the Merger Agreement, considering, among other things, the matters discussed above and the opinion of McDonald & Company referred to above, the First Shenango Board approved and adopted the Merger Agreement and the transactions contemplated thereby as being in the best interests of First Shenango and its shareholders.

MERGER CONSIDERATION

         Subject to the terms, conditions and procedures set forth in the Merger Agreement, each share of First Shenango Common Stock issued and outstanding immediately prior to the Merger (other than shares held by holders who perfect dissenters' rights) will be converted into the right to receive 1.143 shares (the "Exchange Ratio") of FirstFederal Common Stock, subject to adjustment as described below. The Exchange Ratio was determined through arm's-length negotiations between FirstFederal and First Shenango. First Shenango was advised during these negotiations by its financial advisor, McDonald & Company.

         Each share of FirstFederal Common Stock issued and outstanding at the Effective Time will remain outstanding and unchanged as a result of the Merger. No fractional shares of FirstFederal Common Stock will be issued in the Merger, and First Shenango shareholders who otherwise would be entitled to receive a fractional share of FirstFederal Common Stock will receive a cash payment in lieu thereof. See "--Fractional Shares."

         As noted above, the number of shares of FirstFederal Common Stock to be received for each share of First Shenango Common Stock has been fixed at 1.143. The Merger Agreement provides that in the event of a change in the number of shares of FirstFederal Common Stock between the date of the Merger Agreement and the Effective Time by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or by stock dividend or stock split thereon an appropriate adjustment shall be made to the Exchange Ratio. Assuming the occurrence of the five-for-four stock split in the form of a stock dividend that has been declared by FirstFederal, payable on May 22, 1998 to holders of record of FirstFederal Common Stock as of May 4, 1998, the Exchange Ratio at the Effective Time will be 1.42875. Based on the last reported sale price for FirstFederal Common Stock on the Nasdaq Stock Market on May 4, 1998 ($41.25 per share), the value of 1.143 shares of FirstFederal Common Stock as of that date would have been approximately $47.15. The market value of FirstFederal Common Stock to be received in the Merger is subject to fluctuation. Fluctuations in the market price of FirstFederal Common Stock would generally result in an increase or decrease in the value of the consideration to be received by First Shenango shareholders in the Merger. An increase in the market value of FirstFederal Common Stock would generally increase the value of the consideration to be received by First Shenango shareholders in the Merger. A decrease in the market value of FirstFederal Common Stock would generally have the opposite effect.

FRACTIONAL SHARES

         No certificates representing fractional shares of FirstFederal Common Stock will be issued upon the surrender for exchange of certificates representing First Shenango Common Stock, and such fractional share interests will not entitle the owner thereof to vote or receive dividends or any rights of a shareholder of FirstFederal. Each shareholder of First Shenango who otherwise would be entitled to a fractional share of FirstFederal Common Stock in the Merger will receive a cash payment in lieu thereof in an amount determined by multiplying the fractional share interest to which shareholder would otherwise be entitled by the average of the closing bid and ask prices of FirstFederal Common Stock as reported on the Nasdaq National Market during the ten consecutive trading days ending on the third trading day prior to the Closing Date.

TREATMENT OF FIRST SHENANGO STOCK OPTIONS

         Each option to purchase shares of First Shenango Common Stock outstanding immediately prior to the Effective Time granted pursuant to the First Shenango Bancorp, Inc. 1993 Stock Option Plan (the "First Shenango Option Plan") will, at the Effective Time, be converted into the right to purchase the number of shares of FirstFederal Common Stock (rounded up to the nearest whole share) that would have been received by the holder of such option in the Merger had the option been exercised in full immediately prior to the Effective Time. The exercise price of each new option will be equal to the exercise price of the corresponding old option divided by the Exchange Ratio.

OPINION OF FIRSTFEDERAL'S FINANCIAL ADVISOR

         On January 27, 1998, FirstFederal retained Keefe Bruyette to render an opinion as to the fairness, from a financial point of view, of the Merger to the shareholders of FirstFederal. Keefe Bruyette was selected to serve as FirstFederal's financial advisor because Keefe Bruyette is a nationally recognized investment banking firm with substantial experience in transactions similar to the Merger and is familiar with FirstFederal and its business. As part of its investment banking business, Keefe Bruyette is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

         Keefe Bruyette's opinion, dated the date of this Joint Proxy Statement/Prospectus, is directed to the FirstFederal Board and does not constitute a recommendation to any FirstFederal shareholder as to how such shareholder should vote at the FirstFederal Annual Meeting with respect to the Merger Agreement or any other matter related thereto. No limitations were imposed by the FirstFederal Board

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



upon Keefe Bruyette with respect to the investigations made or procedures followed by Keefe Bruyette in rendering its opinion.

         THE FULL TEXT OF KEEFE BRUYETTE'S WRITTEN OPINION DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ATTACHED AS APPENDIX II TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX II. FIRSTFEDERAL SHAREHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY KEEFE BRUYETTE IN CONNECTION THEREWITH.

         In rendering its opinion, Keefe Bruyette reviewed, analyzed and relied upon the following material relating to the financial and operating condition of First Shenango and FirstFederal: (i) the Merger Agreement; (ii) Annual Reports to Shareholders for the three years ended December 31, 1996 for First Shenango and FirstFederal; (iii) certain interim reports to shareholders of First Shenango and FirstFederal and Quarterly Reports on Form 10-Q of First Shenango and FirstFederal and certain other communications from First Shenango and FirstFederal to their respective shareholders; (iv) other financial information concerning the businesses and operations of First Shenango and FirstFederal furnished to Keefe Bruyette by First Shenango and FirstFederal for the purpose of Keefe Bruyette's analysis, including certain internal financial analyses and forecasts for First Shenango and FirstFederal prepared by senior management of First Shenango and FirstFederal; (v) certain publicly available information concerning the trading of, and the trading market for, the FirstFederal Common Stock and First Shenango Common Stock; and (vi) certain publicly available information with respect to banking companies and the nature and terms of certain other transactions which Keefe Bruyette considered relevant to its inquiry. Additionally, in connection with its written opinion attached as Appendix II to this Joint Proxy Statement/Prospectus, Keefe Bruyette reviewed a draft of this Joint Proxy Statement/Prospectus in substantially the form hereof. Keefe Bruyette also held discussions with senior management of First Shenango and FirstFederal concerning their past and current operations, financial condition and prospects, as well as the results of regulatory examinations. Keefe Bruyette also considered such financial and other factors as it deemed appropriate under the circumstances and took into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation and its knowledge of banks, bank holding companies and thrift institutions generally. Keefe Bruyette's opinion was necessarily based upon conditions as they existed and could be evaluated on the date thereof and the information made available to Keefe Bruyette through the date thereof.

         In conducting its review and arriving at its opinion, Keefe Bruyette relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available, and Keefe Bruyette did not attempt to verify such information independently. Keefe Bruyette relied upon the managements of First Shenango and FirstFederal as to the reasonableness and achievability of the financial and operating forecasts (the assumptions and bases therefor) provided to Keefe Bruyette and assumed that such forecasts reflected the best available estimates and judgments of such managements and that such forecasts will be realized in the amounts and in the time periods estimated by such managements. Keefe Bruyette also assumed, without independent verification, that the aggregate allowances for loan losses for First Shenango and FirstFederal are adequate to cover such losses. Keefe Bruyette did not make or obtain any evaluations or appraisals of the property of First Shenango or FirstFederal, nor did Keefe Bruyette examine any individual loan credit files. Keefe Bruyette was informed by FirstFederal, and assumed for purposes of its opinion, that the Merger would be accounted for as a pooling-of-interests under generally accepted accounting principles.

         The following is a summary of the material financial analyses employed by Keefe Bruyette as of February 6, 1998 and confirmed as of the date hereof in connection with its opinion and does not purport to be a complete description of all analyses employed by Keefe Bruyette, although all material elements of the opinion are included in the summary.

         Transaction Summary. Keefe Bruyette calculated the merger consideration to be paid pursuant to the Exchange Ratio as a multiple of First Shenango's book value and tangible book value as of December 31, 1997 and earnings per share for the year ended December 31, 1997. This computation assumed a price per share of FirstFederal Common Stock of $41.75 (closing price on February 6, 1998) and Exchange Ratio of 1.143 shares of FirstFederal Common Stock per share of First Shenango Common Stock. Based upon such assumptions, this analysis

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



indicated First Shenango shareholders would receive shares of FirstFederal Common Stock worth $47.72 for each share of First Shenango Common Stock held, and that such an amount would represent a multiple of 2.06 times book value per share, 2.06 times tangible book value per share and 21.30 times 1997 earnings per share.

         Contribution Analysis. Keefe Bruyette analyzed the relative contribution of each of FirstFederal and First Shenango to certain balance sheet and income statement items, including assets, common equity, deposits and 1997 net income. Keefe Bruyette then compared the relative contribution of such balance sheet and income statement items with the estimated pro forma ownership on a fully diluted basis of 24% for First Shenango shareholders based on an Exchange Ratio of 1.143. The contribution analysis showed that First Shenango would contribute approximately 21% of the combined assets, 31% of the combined total equity, 22% of the combined deposits and 23% of the combined 1997 net income.

         Selected Transaction Analysis. Keefe Bruyette analyzed certain financial data related to twenty acquisitions of thrift and savings bank holding companies with assets of between $300 million and $600 million announced from January 28, 1997 to February 2, 1998 (the "Thrift Acquisitions").

         The following transactions comprised the Thrift Acquisitions: 1855 Bancorp/Sandwich Bancorp, Telebanc Financial/Direct Financial Corp., Citizens Financial Services/SuburbFed Financial, Sovereign Bancorp/First Home Bancorp, Alliance Bancorp/Southwest Bancshares, One Valley Bancorp of WV/FFVA Financial Corp, UST Corp/Somerset Savings Bank, Magna Group/Charter Financial, Mercantile Bancorp/HomeCorp Inc., Eastern Bank Corp/Emerald Isle Bancorp, First Commercial Corp/Kemmons Wilson, Commercial Federal/Mid Continent Bancshares, Carolina First Corp./First SE Financial Corp., Union Planters Corp./Sho-Me Financial, Crestar Financial/American National Bancorp, Garden State Bankshares/Primary Bank, Charter One Financial/Haverfield Corp., Webster Financial Corp./Peoples Savings Financial, CFX Corporation/Community Bankshares and Eagle Financial Corp/MidConn Bank.

         For the Thrift Acquisitions, Keefe Bruyette calculated an average multiple of price to the sellers' earnings (trailing twelve months) as 20.42 times compared to a multiple of 21.30 times 1997 earnings per share associated with the Merger, an average premium to the sellers' stated book value of 196% compared to a premium of 206% associated with the Merger; and an average premium to the sellers' tangible book value of 201% compared to a premium of 206% associated with the Merger.

         Selected Peer Group Analysis. Keefe Bruyette compared the financial performance and market performance of First Shenango based on various financial measures of earnings performance, operating efficiency, capital adequacy and asset quality and various measures of market performance, including market/book value, price to earnings and dividend yields to those of a group of comparable holding companies. For purposes of such analysis, the financial information used by Keefe Bruyette was as of and for the quarter ended December 31, 1997 as available and the market price information was as of February 6, 1998. The companies in the peer group were thrift holding companies in Ohio and Pennsylvania which had total assets ranging from approximately $300 million to $600 million and included, TF Financial Corporation, First Defiance Financial Corp., Fidelity Financial of Ohio, Inc., Camco Financial Corporation, Progress Financial Corporation, PVF Capital Corp., Fidelity Bancorp, Inc., First Keystone Financial, Inc., Industrial Bancorp, Inc., Harleysville Savings Bank, Winton Financial Corp., Chester Valley Bancorp, Inc., Glenway Financial Corp., and Pittsburgh Home Financial Corp.

         Keefe Bruyette's analysis showed the following concerning First Shenango's financial performance: that its return on equity on an annualized basis was 9.02%, compared with an average of 11.01% for the peer group; that its return on assets on an annualized basis was 1.10%, compared with an average of
 .95% for the group; that its net interest margin on an annualized basis was 3.15%, compared with an average of 3.40%; that its efficiency ratio on an annualized basis was 45.21%, compared with an average of 57.73%; that its equity to assets ratio was 12.76%, compared to an average of 9.40%; that its ratio of nonperforming assets to total loans and other real estate owned was 0.51%, compared to an average of 0.53%; that its ratio of loan loss reserve to nonperforming loans was 254%, compared to an average of 225%.

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



         Keefe Bruyette's analysis further showed the following concerning First Shenango's market performance: that First Shenango's price to earnings multiple based on 1998 estimated earnings was 15.71 times, compared to an average for the group of 15.70 times; that First Shenango's price to book value multiple was
1.66 times, compared to a group average of 1.70 times; First Shenango's dividend yield was 1.56%, compared to an average for the group of 1.59%. For purposes of the above calculations, 1998 earnings estimates were based upon estimates of Keefe Bruyette and estimates by a nationally recognized composite earnings estimate service.

         Other Merger Analysis. Keefe Bruyette reviewed with FirstFederal management the strategic benefits of the Merger, including the addition of First Shenango's core deposit base as a source of funding and the addition of First Shenango's revenues and net income to FirstFederal's banking revenues and net income. Keefe Bruyette also reviewed the pro forma merger analyses that combined the 1997 annualized nine months' income statement and September 30, 1997 balance sheet information for both FirstFederal and First Shenango and FirstFederal's assumptions regarding the accounting treatment, acquisition adjustments, cost savings, stock option treatment and other factors used to calculate the pro forma financial impact that the acquisition would have on certain financial results of FirstFederal.

         Keefe Bruyette has been retained by the FirstFederal Board as an independent contractor to act as financial adviser to FirstFederal with respect to the Merger. Keefe Bruyette as part of its investment banking business, is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies, Keefe Bruyette has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, Keefe Bruyette may, from time to time, purchase securities from, and sell securities to, FirstFederal and as a market maker in securities Keefe Bruyette may from time to time have a long or short position in, and buy or sell, debt or equity securities of FirstFederal for Keefe Bruyette's own account and for the accounts of its customers.

         FirstFederal and Keefe Bruyette have entered into a letter agreement dated January 27, 1998 relating to the services to be provided by Keefe Bruyette in connection with the Merger. FirstFederal has agreed to pay Keefe Bruyette's fees as follows: a cash fee of $25,000 following the signing of the Merger Agreement, $25,000 upon the mailing of the Joint Proxy Statement/Prospectus relating to the Merger and $100,000 upon consummation of the Merger. Pursuant to the Keefe Bruyette engagement agreement, FirstFederal also agreed to reimburse Keefe Bruyette for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify Keefe Bruyette against certain liabilities, including liabilities under the federal securities laws.

OPINION OF FIRST SHENANGO'S FINANCIAL ADVISOR

         First Shenango has retained McDonald & Company to render its opinion with respect to the fairness, from a financial point of view, of the Exchange Ratio to the holders of First Shenango Common Stock. McDonald & Company rendered its oral opinion to the First Shenango Board on February 6, 1998, which it subsequently confirmed in writing as of February 6, 1998, that, as of the date of such opinion, the Exchange Ratio pursuant to the Merger was fair, from a financial point of view, to the holders of First Shenango Common Stock.

         THE FULL TEXT OF THE OPINION OF MCDONALD & COMPANY, UPDATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH CERTAIN ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEWS UNDERTAKEN, IS ATTACHED AS APPENDIX III TO THIS JOINT PROXY STATEMENT/PROSPECTUS, AND SHOULD BE READ IN ITS ENTIRETY. THE SUMMARY OF THE OPINION OF MCDONALD & COMPANY SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OPINION. MCDONALD & COMPANY'S OPINION IS DIRECTED TO THE FIRST SHENANGO BOARD AND ADDRESSES ONLY THE EXCHANGE RATIO.

         In arriving at its opinion, McDonald & Company reviewed, among other things, the Merger Agreement together with exhibits and schedules thereto, certain publicly available information relating to the business, financial condition and operations of First Shenango and FirstFederal as well as certain other non-public information, primarily financial in nature, furnished to it by First Shenango and FirstFederal relating to the respective businesses, earnings,

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



assets and prospects of First Shenango and FirstFederal. McDonald & Company also held discussions with members of senior management of First Shenango and FirstFederal concerning their respective businesses, assets, financial forecasts and prospects. McDonald & Company also reviewed certain publicly available information concerning the trading of, and the trading market for, First Shenango Common Stock and FirstFederal Common Stock and certain publicly available information concerning comparable companies and transactions, all as set forth in McDonald & Company's opinion.

         McDonald & Company was not engaged to and did not conduct a physical inspection of any of the assets, properties, or facilities of either First Shenango or FirstFederal and was not engaged to and has not made, obtained or been furnished with any independent evaluation or appraisal of any of such assets, properties, or facilities or any of the liabilities of First Shenango or FirstFederal. McDonald & Company has assumed and relied, without independent investigation, upon the accuracy and completeness of the financial and other information provided to it or publicly available, has relied upon the representations and warranties of First Shenango and FirstFederal contained in the Merger Agreement, and has not independently attempted to verify such information. McDonald & Company has also assumed that all of the conditions to the Merger as set forth in the Merger Agreement, including the tax-free nature of the reorganization for federal income tax purposes, would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Merger Agreement. No limitations were imposed by First Shenango upon McDonald & Company with respect to the scope of McDonald & Company's investigation, nor were any specific instructions given to McDonald & Company in connection with its fairness opinion.

         In connection with rendering its opinion dated February 6, 1998, and as updated as of the date of this Joint Proxy Statement/Prospectus, McDonald & Company considered a variety of financial analyses, which are summarized below. McDonald & Company believes that its analyses must be considered as a whole and that selecting portions of such analyses and of the factors considered by McDonald & Company without considering all such analyses and factors may create an incomplete view of the analytical process underlying McDonald & Company's opinion. In its analyses, McDonald & Company made numerous assumptions with respect to industry performance, business and economic conditions and other matters. Any estimates contained in McDonald & Company's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.

         The following is a summary of selected analyses considered by McDonald & Company and discussed with the First Shenango Board, in connection with McDonald & Company's opinion dated February 6, 1998 and updated as of the date hereof:

         COMPARISON WITH SELECTED COMPANIES. McDonald & Company compared the financial performance and stock market valuation of FirstFederal with corresponding data for the following selected companies: 1st Source Corporation, First Oak Brook Bancshares, Inc., First Western Bancorp, Inc., Mid Am, Inc., National Penn Bancshares, Inc., Peoples Bank Corporation of Indianapolis, Prime Bancorp, Inc., and Trans Financial, Inc. In addition, McDonald & Company compared the same data of First Shenango with corresponding data for the following selected companies: Ameriana Bancorp, Enterprise Federal Bancorp, Inc., Fed One Bancorp, Inc., Fidelity Financial of Ohio, Inc., First Bell Bancorp, Inc., Laurel Capital Group, Inc., OHSL Financial Corp., Security First Corp., Wood Bancorp, Inc., and WVS Financial Corporation. At the time, none of the companies listed above had announced a merger transaction or disclosed an interest in pursuing a possible merger transaction which would have significantly affected its stock market valuation.

         CONTRIBUTION ANALYSIS. McDonald & Company analyzed the contribution of each of First Shenango and FirstFederal to, among other things, the shareholders' equity and after-tax net income of the pro forma combined company. This analysis showed that, among other factors, First Shenango would have contributed 31.9% of the shareholders' equity of the pro forma combined company as of December 31, 1997 and 24.1% of the pro forma net income for the combined company for the year ended December 31, 1997, compared to a proposed ownership of 24.2% of the combined company to be held by holders of First Shenango Common Stock.

         PRO FORMA MERGER ANALYSIS. McDonald & Company analyzed certain pro forma effects resulting from the Merger on the pro forma combined company over a five year period from 1998 through 2002. This analysis, based upon the financial forecasts of management of First Shenango and FirstFederal and including estimates of cost savings

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



provided by the management of First Shenango and FirstFederal (but before yield enhancement and other revenue enhancements), showed approximately 4.7% dilution for FirstFederal in pro forma earnings per share in 1998 and approximately 3.7% dilution in pro forma earnings per share in 1999. McDonald & Company also analyzed the changes in the per share amount of earnings, book value and indicated dividend represented by one share of First Shenango Common Stock after the Merger. The analysis was performed on the basis of financial information for both companies as of and for the years ended December 31, 1995, 1996 and 1997. The analysis indicated that, among other things, exchanging one share of First Shenango Common Stock at the Exchange Ratio for shares of FirstFederal Common Stock on a pro forma basis would have resulted in no change in earnings per share for each share of First Shenango Common Stock for the year ended December 31, 1997, a 20.3% increase in earnings per share for each share of First Shenango Common Stock for the year ended December 31, 1998, a 23.7% decrease in diluted book value per share for each share of First Shenango Common Stock as of December 31, 1997 and a dividend decrease of 16.2% per share of First Shenango Common Stock based on FirstFederal's indicated annual dividend rate as of the date of the opinion.

         ANALYSIS OF SELECTED MERGER TRANSACTIONS. McDonald & Company reviewed five groups of selected pending thrift acquisition transactions involving (i) selling thrifts headquartered in Iowa, Illinois, Indiana, Kansas, Kentucky, Michigan, Minnesota, Missouri, North Dakota, Nebraska, Ohio, Pennsylvania, South Dakota, West Virginia and Wisconsin, (ii) selling thrifts with total assets between $200 million and $800 million, (iii) selling thrifts with an equity to assets ratio of between 10% and 15%, (iv) selling thrifts with a return on average assets ratio of between 1.00% and 1.50%, and (v) selling thrifts with a ratio of non-performing assets to total assets of between 0.75% and 1.50%. McDonald & Company reviewed the ratios of the offer value to stated book value and tangible book value, the multiple of the last 12 months earnings of the acquired company (adjusted for the one-time SAIF assessment where applicable), and the ratio of offer value to assets in each such transaction, and computed the mean and median ratios and multiples for each group. The calculations yielded ranges of median ratios of price to stated book value and tangible book value of 175% to 225%. Median multiples of earnings among the five groups ranged from 18.9x to 23.1x; and median ratios of offer value to assets ranged from 14.1% to 23.6%. This analysis showed an imputed reference range of $38.50 to $47.00 per share of First Shenango Common Stock.

         NO COMPANY OR TRANSACTION USED IN THE ABOVE ANALYSES AS A COMPARISON IS IDENTICAL TO FIRST SHENANGO, FIRSTFEDERAL OR THE MERGER. ACCORDINGLY, AN ANALYSIS OF THE RESULTS OF THE FOREGOING NECESSARILY INVOLVES COMPLEX CONSIDERATIONS AND JUDGMENTS CONCERNING THE DIFFERENCES IN FINANCIAL AND OPERATING CHARACTERISTICS OF THE COMPANIES TO WHICH THEY ARE BEING COMPARED. MATHEMATICAL ANALYSIS (SUCH AS DETERMINING THE MEAN OR MEDIAN) IS NOT, IN ITSELF, A MEANINGFUL METHOD OF USING COMPARABLE COMPANY OR COMPARABLE TRANSACTION DATA.

         DISCOUNTED CASH FLOW ANALYSIS. Using discounted cash flow analysis, McDonald & Company estimated the present value of the future streams of after-tax cash flows that First Shenango could produce over a five year period from 1998 through 2002, under various assumptions, based upon First Shenango's management forecasts. McDonald & Company then estimated the terminal value of First Shenango after the five year period by applying an estimated perpetual growth rate to the sixth year's projected after-tax cash flow and then applied to this value multiples ranging from 10.0x to 16.7x. The five year cash flow streams and terminal values were then discounted to present values using different discount rates chosen to reflect different assumptions regarding the estimated required rates of return of prospective buyers of First Shenango. On the basis of such varying assumptions, this discounted cash flow analysis indicated a reference range of $28.72 to $45.10 per share of First Shenango Common Stock. This analysis was based upon First Shenango and FirstFederal management's forecasts including variations and assumptions made by McDonald & Company, which included adjustments to reflect the anticipated effects of potential merger-related cost savings estimated by First Shenango and FirstFederal (but before yield enhancement and other revenue enhancements). Management's forecasts are based upon many factors and assumptions, many of which are beyond the control of First Shenango or FirstFederal. As indicated above, this analysis is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present time or at any time in the future.

         OTHER ANALYSIS. In addition to performing the analyses summarized above, McDonald & Company also considered its analysis of the general market for bank and thrift mergers, First Shenango's relative share of the deposit market that it serves and the general economic conditions and prospects of those markets.

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



         In performing its analyses, McDonald & Company made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. The analyses performed by McDonald & Company are not necessarily indicative of actual values, which may be significantly more or less favorable than the values suggested by such analyses. Such analyses were prepared solely as part of McDonald & Company's opinion.

         The term "fair from a financial point of view" is a standard phrase contained in investment banking fairness opinions and refers to the fact that McDonald & Company's opinion as to the fairness of the Exchange Ratio is addressed solely to the financial attributes of the Exchange Ratio. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold. In addition, as described above, McDonald & Company's opinion was one of many factors taken into consideration by the First Shenango Board in making its determination to approve the Merger Agreement. Consequently, the McDonald & Company analyses described above should not be viewed as determinative of the First Shenango Board's conclusions with respect to the value of First Shenango or of the decision of the First Shenango Board to agree to the Exchange Ratio.

         McDonald & Company's opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date of the opinion. In addition, the opinion does not address the underlying business decision to effect the Merger or any other terms of the Merger. McDonald & Company's opinion does not represent its opinion as to what the value of First Shenango Common Stock or FirstFederal Common Stock may be at the Closing Date.

         In connection with its opinion dated as of the date of this Joint Proxy Statement/Prospectus, McDonald & Company performed procedures to update certain of its analyses and reviewed the assumptions on which such analyses were based and the factors considered herewith.

         McDonald & Company, as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. McDonald & Company has extensive experience with the valuation of financial institutions. The First Shenango Board selected McDonald & Company as First Shenango's financial advisor because of McDonald & Company's industry expertise with respect to financial institutions and because of its substantial experience in transactions similar to the Merger. McDonald & Company is not affiliated with either First Shenango or FirstFederal.

         In the ordinary course of business, McDonald & Company makes a market in FirstFederal Common Stock and First Shenango Common Stock and may actively trade securities of FirstFederal or First Shenango for its own account and for the accounts of its customers. At any time and from time to time, McDonald & Company may hold a short or long position in such securities. In addition, McDonald & Company has provided investment banking services to FirstFederal in the past, and may provide such services to FirstFederal in the future. McDonald & Company has received customary fees for its investment banking services.

         For its services as financial advisor, First Shenango has paid McDonald & Company a fee of $75,000 upon rendering of the oral opinion. Assuming the consummation of the Merger and based upon the value of the Merger assuming a per share merger price of $47.15, additional fees equal to approximately $950,000 would be payable to McDonald & Company upon consummation of the Merger. First Shenango has also agreed to reimburse McDonald & Company for its reasonable out-of-pocket expenses and to indemnify McDonald & Company against certain liabilities, including certain liabilities under federal securities laws.

EFFECTIVE TIME AND CLOSING DATE

         The Merger will become effective at the time and on the date of the filing of a certificate of merger with the Secretary of State of Ohio and articles of merger with the Department of State of the Commonwealth of Pennsylvania (the "Effective Time"). Consummation of the Merger will occur only after the receipt of all requisite regulatory approvals, the approval and adoption of the Merger Agreement by the requisite vote of First Shenango's and FirstFederal's shareholders and the satisfaction or waiver of all other conditions to the Merger. Under the Merger

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



Agreement, the closing of the Merger is to occur on or before August 31, 1998, or as promptly as possible after regulatory approval is received, but in no event later than December 31, 1998 (the "Closing Date").

DISSENTERS' RIGHTS

         Each holder of First Shenango Common Stock has the right to dissent from the Merger and receive the fair value of his or her shares of First Shenango Common Stock in cash by following the procedures set forth in Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law, a copy of which is attached as Appendix IV to this Joint Proxy Statement/Prospectus. A First Shenango shareholder who wishes to dissent from the Merger must (i) file with First Shenango, prior to the vote on the Merger Agreement at the First Shenango Annual Meeting, written notice of his or her intent to demand payment of the fair value of his or her shares if the Merger is consummated, (ii) not effect any change in the beneficial ownership of his or her shares from the date of filing such notice through the Effective Date of the Merger and (iii) not vote for the Merger Agreement. Failure to satisfy any of these requirements will result in forfeiture of dissenter rights. Neither a proxy nor a vote against the Merger Agreement will satisfy the written notice requirement described in clause
(i) above.

         If the Merger Agreement is approved by the First Shenango shareholders, First Shenango will mail written notice to all First Shenango shareholders who gave notice of their intent to demand payment of the fair value of their shares and who refrained from voting for approval of the Merger Agreement. Such notice will state when and where demand for payment must be made and certificates for shares deposited in order to obtain payment (not less than 30 days after the mailing of the notice by First Shenango). A First Shenango shareholder who fails to timely demand payment or deposit certificates will forfeit any rights to receive payment of the fair value of his or her shares.

         Within 60 days after the date set for demanding payment and depositing certificates, if the Merger has not been consummated, First Shenango must return any certificates that have been deposited. First Shenango may then send a new notice demanding payment and depositing of certificates. Promptly after consummation of the Merger, or upon timely receipt of demand for payment if the Merger has already been consummated, First Shenango shall either remit to dissenters who have made demand and deposited their certificates, the amount that First Shenango estimates to be the fair value of the shares, or provide written notice that no payment will be made at that point. Such remittance or notice must be accompanied by (i) the balance sheet and income statement of First Shenango for the fiscal year ended December 31, 1997 together with the latest available interim financial statements, if any; (ii) a statement of First Shenango's estimate of the fair value of the shares; and (iii) notice of the right of the dissenter to demand payment or supplemental payment, as the case may be.

         If First Shenango notifies dissenters of its estimate of the fair value of their shares without remitting such amount or remits payment of its estimate of the fair value of the shares and a dissenter believes the amount stated or remitted is less than the fair value of his or her shares, he or she may send to First Shenango his or her own estimate of the fair value of the shares. Such estimate must be filed with First Shenango within 30 days after the mailing by First Shenango of its remittance or notice.

         Within 60 days after the latest of (i) consummation of the Merger; (ii) timely receipt of demands for payments or (iii) timely receipts of any estimates, as described in the preceding paragraph, if any demands for payment remain unsettled, First Shenango may file in a court of competent jurisdiction an application for relief requesting that the fair value of the shares be determined by the court. If First Shenango fails to timely file the application, any First Shenango shareholder who made a demand for payment and who has not already settled his claim against First Shenango may do so in the name of First Shenango at any time within 30 days after the expiration of the 60-day period. If a dissenting shareholder does not file an application within the 30-day period, each dissenting shareholder will be paid First Shenango's estimate of the fair value of the shares, and may bring an action to recover any unpaid amounts.

EXCHANGE OF CERTIFICATES

         At and after the Effective Time, each holder of a certificate or certificates representing outstanding shares of First Shenango Common Stock (a "First Shenango Certificate") may surrender such First Shenango Certificate to the transfer agent of FirstFederal for cancellation and be entitled upon such surrender to receive in exchange therefor certificate(s) representing the number of shares of FirstFederal Common Stock to which such holder is entitled under the Merger Agreement (a "FirstFederal Certificate") and a check for the amount of cash to be paid in lieu of any fractional share interests, to which such holder is entitled. Until so surrendered, each First Shenango Certificate shall be deemed to represent ownership of the number of shares of FirstFederal Common Stock into which the shares represented by such First Shenango Certificates have been converted in the Merger. No dividends or other distributions declared after the Effective Time with respect to FirstFederal Common Stock will be paid to the holder of any unsurrendered First Shenango Certificate until the holder surrenders such First Shenango Certificate. After a holder surrenders a First Shenango Certificate, the holder will be entitled to receive any dividends or other distributions, without interest, which theretofore had become payable with respect to shares of FirstFederal Common Stock represented by such First Shenango Certificate. After the Effective Time, holders of unsurrendered First Shenango Certificates will be entitled to vote at any meeting of FirstFederal shareholders, the number of whole shares of FirstFederal Common Stock represented by such First Shenango Certificates, provided that no holder of unsurrendered First Shenango Certificates may vote at any meeting of FirstFederal shareholders that is held more than 30 days after the Effective Time. If any FirstFederal Certificate is to be issued in a name other than that in which the First Shenango Certificate surrendered for exchange is issued, the First Shenango Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer. Upon the Effective Time, the stock transfer books of First Shenango will be closed and no transfer of First Shenango Common Stock may thereafter be made or recognized.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         First Shenango Stock Options. The following table sets forth as of May 4, 1998 information regarding outstanding options under the First Shenango Option Plan held by directors and executive officers of First Shenango and New Castle Bank. Unless exercised before Effective Time, such options will be converted into options to acquire FirstFederal Common Stock, adjusted for the Exchange Ratio. For a description of the manner in which these options will be treated in connection with the Merger, see "--Treatment of First Shenango Stock Options."

                                                 Principal Position                         Outstanding Stock
                 Name                            with First Shenango                          Option Shares
 -------------------------------------         -----------------------------                  -------------
Robert H. Carlson                       Chairman of the Board                                    12,848
Francis A. Bonadio                      President and Chief Executive Officer                    28,103
Ronald P. Bergey                        Director                                                 12,847
William G. Eckles, II                   Director                                                  9,847
R. Joseph Hrach                         Director                                                  5,000
Dale R. Perelman                        Director                                                 12,847
Richard E. Rentz, Jr.                   Director                                                 12,847
E. Waneata VanKirk                      Secretary                                                 3,000

         Employment Agreements. It is intended that upon the Effective Date of the Merger, New Castle Bank will enter into employment agreements with Francis
A. Bonadio and Lonny D. Robinson. The agreement with Mr. Bonadio will have a term of six months during which time he will continue to serve as Chief Executive Officer of New Castle Bank with a base annual salary of $175,000. Such agreement may be renewed at the election of New Castle Bank. In the event of the termination of Mr. Bonadio's employment as a result of a change in control of FirstFederal or New Castle Bank, Mr. Bonadio will receive a severance benefit equal to 299% of his prior 5 year average taxable compensation. Mr. Robinson will be offered an employment agreement as President,

Chief Financial Officer and Treasurer of New Castle Bank. Such agreement will have a term of 3 years and a minimum salary of $100,000 per year. Mr. Robinson will have a similar severance benefit in the event his employment is terminated following a change in control of FirstFederal or New Castle Bank.

         Directorships. After the Effective Time, the FirstFederal Board will appoint Dale R. Perelman, a director of First Shenango, to a newly-created directorship on the FirstFederal Board for a term to expire at FirstFederal's 1999 Annual Meeting of Shareholders. Following the closing of the Merger, FirstFederal will appoint R. Joseph Hrach, a director of First Shenango, to the Board of Directors of Signal Bank for a term expiring at the next annual meeting of stockholders of Signal Bank. In addition, at the Effective Time, the Board of Directors of New Castle Bank will appoint to such Board, two individuals recommended by FirstFederal (and approved by the Board of Directors of New Castle Bank). See "Management After the Merger."

         Severance Benefits. FirstFederal has agreed in the Merger Agreement to honor the severance agreements in place for various employees of First Shenango in the event that their employment is terminated within 24 to 36 months of the Merger.

         First Shenango will make payments to Mr. Bonadio in connection with terminating the First Shenango Supplemental Executive Retirement Plan for the benefit of Mr. Bonadio ("SERP"). The estimated payment of such benefits previously accrued under the SERP is $120,000.

         Employee Stock Ownership Plan. First Shenango maintains the ESOP for the exclusive benefit of participating employees. The ESOP will terminate, as of the date of the Merger, and the ESOP will allocate and distribute plan assets to plan participants and beneficiaries in accordance with its terms. At December 31, 1997, the estimated benefits payable to Messrs. Bonadio and Robinson are $264,000 and $140,000, respectively. These ESOP payments will be made in connection with their interests as participants in the ESOP.

         Restricted Stock. Certain First Shenango directors and officers have been awarded shares of restricted stock under the First Shenango Management Stock Bonus Plan. All previously awarded restricted shares have vested. As of the effective date of the Merger, the Management Stock Bonus Plan will terminate, and any restricted stock previously awarded to officers and employees of First Shenango will be converted into shares of FirstFederal Common Stock in accordance with the terms of the Merger Agreement.

         Indemnification of and Continued Insurance Coverage for First Shenango Management. Pursuant to the Merger Agreement, FirstFederal has agreed that for a period of six (6) years following the closing date of the Merger, the Merger will not affect or diminish any of First Shenango's duties and obligations of indemnification existing as of the closing date of the Merger in favor of employees, agents, directors or officers of First Shenango or any of its subsidiaries arising by virtue of First Shenango's Articles of Incorporation or Bylaws in the form in effect at the date of the Merger Agreement or arising by virtue of First Shenango's Articles of Incorporation or Bylaws in the form in effect at the date of the Merger Agreement or arising by operation of law. FirstFederal will cause the persons serving as officers and directors of First Shenango immediately prior to the closing date of the Merger to be covered for a period of 18 months from the closing date of the Merger by the directors' and officers' liability insurance policy maintained by First Shenango (provided that FirstFederal may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous than such policy) with respect to acts or omissions occurring prior to the closing date of the Merger which were committed by such officers and directors in their capacity as such.

         Additional Option Awards. The Merger Agreement provides that within 90 days after the Effective Time, FirstFederal will award options to purchase 25,000 shares of FirstFederal Common Stock to officers of New Castle Bank pursuant to FirstFederal's 1997 Omnibus Incentive Plan. The options will be granted at no cost to the officers, and will have an exercise price per share equal to the fair market value per share of the FirstFederal Common Stock at the time of grant. Such awards will be determined based upon the recommendation of New Castle Bank's Board of Directors, as approved by the FirstFederal Board.

REPRESENTATIONS AND WARRANTIES

         Under the Merger Agreement, both First Shenango and FirstFederal have made certain representations and warranties relating to, among other things, the parties' respective organization, corporate authority relative to the Merger Agreement, capital stock, the filing of regulatory reports, books and records, financial statements, compliance with laws, employee benefit plans and real property. For detailed information on such representations and warranties, see Articles III and IV of the Merger Agreement attached hereto as Appendix I.

CONDITIONS TO THE MERGER

         The obligations of FirstFederal under the Merger Agreement are subject to the satisfaction or waiver prior to the closing of the Merger, of the following conditions: (i) the representations and warranties of First Shenango were true in all material respects when made and shall be true in all material respects as of the Closing Date (as if made on the Closing Date), except for breaches which would not result in or would not reasonably be expected to result in potential pre-tax liability to First Shenango in excess of $1,000,000, and First Shenango shall deliver at the closing of the Merger a written certification thereof, (ii) performance by First Shenango of all covenants, agreements and conditions under the Merger Agreement, (iii) prior to the Closing Date, there shall not have been any material adverse change in the business or condition of First Shenango nor any material loss or damage to the assets of First Shenango that would have a material adverse effect on the business, results of operations or financial condition ("Material Adverse Effect") of First Shenango; (iv) approval of the Merger Agreement by the shareholders of First Shenango and all other necessary corporate actions relating to the Merger Agreement have been taken; (v) the obtainment by First Shenango of all necessary third party consents; (vi) the receipt by FirstFederal of a legal opinion of Malizia, Spidi, Sloane & Fisch, P.C., counsel to First Shenango, as to certain matters relating to First Shenango; (vii) the failure by FirstFederal, in conducting its due diligence investigation of First Shenango, to discover any material misrepresentation or breach of warranty not previously disclosed to FirstFederal that would have a Material Adverse Effect on First Shenango, (viii) all regulatory approvals required or deemed necessary shall have been obtained and the Registration Statement shall have been declared effective by the SEC;
(ix) the receipt by FirstFederal of a letter from its independent public accountants to the effect that the Merger will qualify for pooling of interests accounting treatment; (x) the receipt by FirstFederal of a letter from First Shenango's independent public accountants with respect to certain financial information regarding First Shenango; (xi) the appointment to the Board of Directors of New Castle Bank by such Board of two individuals recommended by FirstFederal; (xii) the delivery by First Shenango of an officer's certificate to the effect that all conditions precedent to FirstFederal's performance have been met or waived and all action required to be taken by First Shenango have been taken; (xiii) the receipt by FirstFederal of the fairness opinion of Keefe Bruyette, a copy of which is attached hereto as Appendix II; and (xiv) certain other documentation certifying payment by First Shenango of all taxes and other payments due the Commonwealth of Pennsylvania and the rent roll of all leased real properties of which First Shenango is the lessor.

         The obligations of First Shenango under the Merger Agreement are subject to the satisfaction or waiver prior to the closing of the Merger of the following conditions: (i) the representations and warranties of FirstFederal in the Merger Agreement are true in all material respects on and as of the Closing Date (as though made on the Closing Date), except for breaches which would not have or would not reasonably be expected to have a Material Adverse Effect on FirstFederal; (ii) the performance by FirstFederal of all covenants and agreements and satisfaction of all conditions under the Merger Agreement; (iii) the receipt by First Shenango of a legal opinion of Critchfield, Critchfield & Johnston, Ltd., counsel for FirstFederal, as to certain matters relating to FirstFederal; (iv) the taking of all corporate actions necessary to fulfill the obligations of FirstFederal under the Merger Agreement; (v) the receipt by First Shenango of the fairness opinion of McDonald & Company, a copy of which is attached hereto as Appendix III; and (vi) prior to the Closing Date, there shall not have been any material adverse change in the business or condition of FirstFederal nor any material loss or damage to the assets of FirstFederal that would have a Material Adverse Effect on FirstFederal.

         There can be no assurance that the conditions to each party's obligations under the Merger Agreement will be satisfied or waived. In the event the conditions to either party's obligations have not been satisfied or waived, the other party may elect to terminate the Merger Agreement after regulatory approval of the Merger is obtained. See

"--Waiver and Amendment; Termination." The above summary of the conditions to consummation of the Merger is qualified entirely by the text of the Merger Agreement, attached hereto as Appendix I.

REGULATORY APPROVALS

         The Merger is subject to the approval of the FRB. FirstFederal filed an application for approval of the Merger with the FRB on March 31, 1998, and anticipates receiving such approval during the second quarter of 1998.
There can be no assurance as to the receipt or timing of such approval.

         It is a condition precedent to the consummation of the Merger that all requisite regulatory approvals be obtained without the imposition of any condition which, in the reasonable opinion of the FirstFederal Board, so materially and adversely affects the anticipated economic and business benefits to FirstFederal as to render consummation of the Merger inadvisable. There can be no assurance that any such regulatory approval will not contain conditions or requirements which will cause such approval to fail to satisfy such condition to FirstFederal's obligation to consummate the Merger.

WAIVER AND AMENDMENT; TERMINATION

         Either party to the Merger Agreement may waive compliance with any provision of the Merger Agreement where such waiver is executed in writing by the party making the waiver. The Merger Agreement may be amended by execution of the amendment in writing by both FirstFederal and First Shenango.

         Except as noted below, the Merger Agreement may be terminated at any time prior to the Effective Time, whether prior to or after approval and adoption of the Merger Agreement by First Shenango's and FirstFederal's shareholders; (i) by the vote of a majority of the Board of Directors of each of FirstFederal and First Shenango; (ii) by the vote of a majority of the Board of Directors of either FirstFederal or First Shenango if the Merger shall not have been consummated on or before October 31, 1998, unless the failure to consummate the Merger by such date is related to the action or inaction of the regulatory authorities, and such action or inaction is not directly related to the terminating party's breach of its representations and warranties as set forth in the Merger Agreement; (iii) by the vote of a majority of the Board of Directors of either FirstFederal or First Shenango if any regulatory authority has denied approval of the Merger and neither First Shenango nor FirstFederal has timely filed a request for a reconsideration or a petition seeking review of such order; (iv) at any time before the closing of the Merger, by First Shenango, in the event of a material misrepresentation or breach of warranty by FirstFederal or failure by FirstFederal to disclose any other matter, which, in the aggregate, would have potential pre-tax liability to FirstFederal in excess of $3,000,000 if FirstFederal fails to cure such defect within 30 days following notification thereof by First Shenango; (v) at any time before the closing of the Merger, by FirstFederal, in the event of a material misrepresentation or breach of warranty by First Shenango or failure by First Shenango to disclose any other matter which, in the aggregate, would have potential pre-tax liability to First Shenango of $1,000,000, if First Shenango fails to cure such defect within 30 days following notification thereof by FirstFederal; (vi) at any time after December 31, 1998, by First Shenango or FirstFederal if the closing of the Merger shall not have occurred on or before such date and such failure to consummate the Merger is not caused by a breach of the Merger Agreement by the terminating party; (vii) by either party if any bona fide action or proceeding shall be pending against either party on the Closing Date that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the carrying out of the Merger Agreement; (viii) by FirstFederal after approval of the Merger by the regulatory authorities is obtained if the conditions precedent to FirstFederal's obligation to close have not been satisfied or waived; (ix) by First Shenango after regulatory approval of the Merger is obtained if the conditions precedent to First Shenango's obligation to close have not been satisfied or waived; or (x) by First Shenango if (A) the average of the closing bid and ask price of FirstFederal Common Stock on the Nasdaq National Market for the ten consecutive trading days ending on the third trading day prior to the Closing Date is more than 15% lower than the average of the closing bid and ask price of FirstFederal Common Stock on the Nasdaq National Market for the ten consecutive trading days ending on the date prior to the date of the Merger Agreement ($35.40 per share); and (B) the change in the price per share of FirstFederal Common Stock referred to in clause (A) above exceeds the change in the value of the SNL Securities National Bank and Thrift Index for the comparable period by more than .1% (i.e., the change from 359.47).

         Under the Merger Agreement, First Shenango must pay to FirstFederal a fee of $3,000,000 in the event the Merger is not consummated and certain events occur. See "The Merger--Break-up Fee" and Section 5.1.13 of the Merger Agreement attached hereto as Appendix I.

         In the event of termination of the Merger Agreement pursuant to the provisions described in the preceding paragraphs, the Merger Agreement will become null and void and there will be no liability or obligation of FirstFederal or First Shenango thereunder, except that (i) each party will remain liable to the other for any breach of the Merger Agreement existing at time of termination and (ii) FirstFederal and First Shenango will remain subject to the provisions of confidentiality agreements entered into by such parties prior to execution of the Merger Agreement.

CONDUCT OF BUSINESS PENDING THE MERGER

         First Shenango has agreed that, prior to the Effective Time, it will conduct its business and will cause its subsidiaries to carry on their respective businesses and activities diligently and in substantially the same manner as they previously have been carried out, and will not institute any new methods of management, accounting or operation that differ materially from existing methods. The Merger Agreement provides that an increase in borrowings by First Shenango of up to $55 million from the Federal Home Loan Bank of Pittsburgh from the amount outstanding at December 31, 1997 shall be deemed to be in the ordinary course of business. First Shenango has also agreed that it and its subsidiaries will not, without the prior written consent of FirstFederal, among other things: (i) amend their respective corporate charters or bylaws; (ii) issue any shares of capital stock; (iii) issue any warrants, options or other commitments under which any additional shares of capital stock may be authorized; (iv) declare or pay any dividend or authorize any stock split or make any other distribution in respect of their respective capital stock other than First Shenango's regular quarterly dividend of $.15 per share; (v) purchase, redeem or otherwise acquire any shares of their respective capital stock; (vi) except in the ordinary course of business and consistent with past practice or as otherwise previously disclosed to FirstFederal, (A) grant any increase in salaries or wages payable to any officer, employee, sales agent or representative or (B) increase benefits payable under any bonus or pension plan or other contract or commitment; (vii) enter or agree to enter into any agreement or transaction in excess of $50,000, or $250,000 in the aggregate, not in the usual and ordinary course of business; (viii) except as otherwise previously disclosed to FirstFederal, (A) modify, amend, cancel or terminate any of its existing contracts, or become obligated to make any capital expenditures in excess of $50,000, (B) enter into or renew any agreement for services to be provided to First Shenango or New Castle Bank or permit the automatic renewal of any such agreement, except any agreement for services having a term of not more than three months or requiring the expenditure of not more than $25,000, (C) apply to the appropriate regulatory authorities to establish a new branch office or expand any existing branch office or (D) acquire or enter into any agreement to acquire any banking or non-banking company or any branch offices of any such company.

         In addition, First Shenango has agreed that it and its subsidiaries will not directly or indirectly discuss with or solicit or initiate from any person, any proposals or offers relating to the acquisition of a material amount of the assets or equity securities of First Shenango or New Castle Bank or any merger or other business combination with First Shenango or New Castle Bank (an "Acquisition Transaction"), except that (i) First Shenango or New Castle Bank may negotiate with and provide information to any person or entity that makes an unsolicited proposal for an Acquisition Transaction if (A) the First Shenango Board, upon the written advice of counsel, determines in good faith that such action is necessary for the directors of First Shenango to fulfill their fiduciary duties to the shareholders of First Shenango and (B) prior to taking such action, First Shenango provides written notice thereof to FirstFederal and
(ii) the First Shenango Board may, following receipt of a proposal for an Acquisition Transaction, elect not to make, or if already made, withdraw its recommendation otherwise required to be made under the Merger Agreement to the shareholders of First Shenango that the Merger Agreement be approved, if the First Shenango Board, upon the written advice of counsel, determines in good faith that such inaction or withdrawal is necessary for the directors of First Shenango to fulfill their fiduciary duties to the shareholders of First Shenango and other constituencies under Pennsylvania law.

EXPENSES

         All expenses incurred or to be incurred in connection with the Merger Agreement and the consummation of the transactions contemplated thereby are to be paid by the party incurring such expenses except that First Shenango may not incur any such costs and expenses in excess of $450,000 in the aggregate, excluding the fee payable to McDonald & Company for the rendering of financial advisory services.

BREAK-UP FEE

         Under the Merger Agreement, First Shenango must pay to FirstFederal a fee of $3,000,000 promptly following termination of the Merger Agreement after the first to occur of any of the following events:

(i) (A) the shareholders of First Shenango shall not have approved the Merger on or before October 31, 1998 if, prior to such date or the termination date of the Merger Agreement, whichever is earlier, FirstFederal is not in breach of its material obligations under the Merger Agreement, (B) any person (other than FirstFederal or any affiliate thereof or any person acting in concert with FirstFederal or any affiliate thereof (a "FirstFederal Entity")) shall have commenced a tender offer or exchange offer to purchase shares of First Shenango Common Stock such that, upon consummation of such offer, such person would have or have the right to acquire beneficial ownership of 25% or more of the voting power of First Shenango and (C) within 12 months after the earliest to occur of the date of the meeting of First Shenango shareholders at which the Merger Agreement is submitted for approval and voted upon, the date on which the Merger Agreement is terminated or October 31, 1998, any person (other than a FirstFederal Entity) shall have entered into a written understanding in principle or an agreement to merge with First Shenango, to acquire all or substantially all of First Shenango's assets or stock, or to engage in a similar transaction;

(ii) (A) the shareholders of First Shenango shall not have approved the Merger on or before October 31, 1998 if, prior to such date or the termination date of the Merger Agreement, whichever is earlier, FirstFederal is not in breach of its material obligations under the Merger Agreement and (B) subsequent to February 6, 1998, any person (other than a FirstFederal Entity) shall have publicly announced an interest in (x) acquiring First Shenango by merger, consolidation, purchase of all or substantially all of its assets or any other similar transaction or (y) making a tender or exchange offer to purchase 25% or more of the voting power of First Shenango Common Stock, and in either case, within 12 months after the earlier of the date of the meeting of First Shenango shareholders at which the Merger Agreement is submitted for approval and voted upon or October 31, 1998, such person (other than a FirstFederal Entity)shall have entered into a written understanding in principle or agreement to consolidate or merge with First Shenango, to acquire all or substantially all of First Shenango's assets or stock, or to engage in a similar transaction;

(iii) (A) the shareholders of First Shenango shall not have approved the Merger on or before October 31, 1998 if, prior to such date or the termination date of the Merger Agreement, whichever is earlier, FirstFederal is not in breach of its material obligations under the Merger Agreement, and (B) any person shall have publicly solicited proxies or written consents or become a participant in any solicitation in opposition to the Merger Agreement and within 12 months after the earliest to occur of the date of the meeting of First Shenango shareholders at which the Merger Agreement is submitted for approval and voted upon or October 31, 1998, such person (other than a FirstFederal Entity) shall have entered into a written understanding in principle or an agreement to consolidate or merge with First Shenango, to acquire all or substantially all of First Shenango's assets or stock, or to engage in a similar transaction;

(iv) unless FirstFederal is in breach of its obligations under the Merger Agreement, (A) the First Shenango Board, other than as required in the exercise of its fiduciary duties, fails to make, withdraws, or modifies in a manner adverse to FirstFederal, its recommendation that shareholders of First Shenango vote to approve the Merger Agreement and
         (B) First Shenango has not terminated the Merger Agreement as it is otherwise permitted to do under the Merger Agreement; or

(v) unless FirstFederal is in breach of its obligations under the Merger Agreement, at or prior to the meeting of First Shenango's shareholders at which the Merger Agreement is submitted for approval and voted upon or prior to the termination date of the Merger Agreement, whichever is earlier, a person (other than FirstFederal Entity) enters into a written understanding in principle or an agreement to consolidate or merge with First Shenango, to acquire all or substantially all of First Shenango's assets or to engage in a similar transaction.

ACCOUNTING TREATMENT

         FirstFederal intends to account for the Merger under the pooling of interests method of accounting. Under this method of accounting, the historical cost basis of the assets and liabilities of FirstFederal and First Shenango will be combined and carried forward at their previously recorded amounts, and the shareholders' equity accounts of FirstFederal and First Shenango will be combined on FirstFederal's consolidated balance sheet. Income and other financial statements of FirstFederal issued after consummation of the Merger will be restated retroactively to reflect the consolidated operations of FirstFederal and First Shenango as if the Merger had taken place prior to the periods covered by such financial statements.

         FirstFederal and First Shenango have each agreed to take no actions which would prevent FirstFederal from utilizing the pooling of interests method. In addition, it is a condition to FirstFederal's obligations under the Merger Agreement that FirstFederal receive a letter from KPMG Peat Marwick LLP, FirstFederal's independent public accountants, to the effect that the Merger will qualify for pooling of interests accounting treatment. See "--Conditions to the Merger" and "Resales of FirstFederal Common Stock by Affiliates."

         The pooling of interests method of accounting may not be utilized if "tainted" shares, as defined by Accounting Principles Board Opinion No. 16, exceed 10%. FirstFederal and First Shenango repurchased their own shares of common stock pursuant to stock repurchase programs during the preceding two year period. FirstFederal's stock purchase plan was rescinded in April 1997 when the FirstFederal Board did not renew such plan and First Shenango's stock repurchase plan expired in January 1998. Based on the number of tainted shares as of the date of the Merger Agreement, FirstFederal might not be able to account for the Merger under the pooling of interests method if affiliates of First Shenango do not exercise outstanding options to purchase at least 35,000 shares of First Shenango Common Stock prior to the Effective Time. Such affiliates have each entered into written commitments to exercise the options prior to the Effective Time.

RESALES OF FIRSTFEDERAL COMMON STOCK BY AFFILIATES

         The shares of FirstFederal Common Stock to be issued in the Merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares issued to any shareholder who may be deemed to be an "affiliate" of FirstFederal or First Shenango under the Securities Act as of the date of the Special Meeting. Affiliates of FirstFederal or First Shenango may not sell their shares of FirstFederal Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 under the Securities Act (with respect to affiliates of First Shenango) or Rule 144 under the Securities Act (with respect to persons who are or become affiliates of FirstFederal) or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of FirstFederal or First Shenango generally include individuals or entities that control, are controlled by or under common control with FirstFederal or First Shenango, and may include certain officers and directors of FirstFederal and First Shenango as well as certain principal shareholders of FirstFederal and First Shenango.

         SEC guidelines regarding qualifying for the pooling of interests method of accounting also limit sales by affiliates of FirstFederal or First Shenango in the Merger. SEC guidelines indicate that the pooling of interests method of accounting generally will not be challenged on the basis of sales by affiliates if they do not dispose of any of the shares of either combining company during the period beginning 30 days before the Merger and ending when financial results covering at least 30 days of post-merger operations of the surviving company have been published.

         FirstFederal and First Shenango have agreed to use their best efforts to cause each person identified as an affiliate of FirstFederal or First Shenango to execute a written agreement intended to ensure compliance with the Securities Act and to ensure that the Merger will qualify for pooling of interests accounting treatment.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         Set forth below is a discussion of federal income tax consequences of the Merger to FirstFederal, First Shenango and First Shenango shareholders who are citizens or residents of the United States. THE FOLLOWING DISCUSSION CONSTITUTES THE OPINION OF CRITCHFIELD, CRITCHFIELD & JOHNSTON, LTD., COUNSEL TO FIRSTFEDERAL, AS TO THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER, AS ISSUED AND DELIVERED TO THE FIRSTFEDERAL BOARD. THE DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS RELEVANT TO A DECISION WHETHER TO VOTE IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT. FURTHER, THE DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES THAT MAY BE RELEVANT TO A PARTICULAR FIRST SHENANGO SHAREHOLDER SUBJECT TO SPECIAL TREATMENT UNDER CERTAIN FEDERAL INCOME TAX LAWS, SUCH AS DEALERS IN SECURITIES, BANKS, INSURANCE COMPANIES, TAXEXEMPT ORGANIZATIONS, NON-UNITED STATES SHAREHOLDERS AND PERSONS WHO ACQUIRED THEIR SHARES AS COMPENSATION, NOR ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION. THE DISCUSSION IS BASED UPON THE CODE, TREASURY REGULATIONS THEREUNDER AND ADMINISTRATIVE RULINGS AND COURT DECISIONS AS OF THE DATE HEREOF. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION.

         HOLDERS OF FIRST SHENANGO COMMON STOCK ARE URGED TO CONSULT THEIR PERSONAL TAX ADVISERS AS TO THE PARTICULAR EFFECT OF THEIR OWN PARTICULAR FACTS AND CIRCUMSTANCES ON THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO THEM, AND ALSO TO THE EFFECT OF ANY STATE, LOCAL, FOREIGN AND OTHER FEDERAL TAX LAWS.

         Under current federal income tax law, and assuming that the Merger is consummated in the manner set forth in the Merger Agreement, the following material federal income tax consequences would result:

         (i) the Merger would qualify as a reorganization under Section 368(a) of the Code;

         (ii) no gain or loss would be recognized by FirstFederal or First Shenango by reason of the Merger;

         (iii) no gain or loss would be recognized by any First Shenango shareholder upon the exchange of First Shenango Common Stock solely for FirstFederal Common Stock in the Merger (see items (vi) and (vii) below regarding the tax treatment with respect to the receipt of cash in lieu of a fractional share of FirstFederal Common Stock or the receipt of cash in connection with the exercise of dissenter rights);

         (iv) the aggregate tax basis of the FirstFederal Common Stock received by each shareholder of First Shenango who exchanged First Shenango Common Stock for FirstFederal Common Stock in the Merger would be the same as the aggregate tax basis of the First Shenango Common Stock surrendered in exchange therefor (subject to any adjustments required as the result of receipt of cash in lieu of a fractional share of FirstFederal Common Stock);

         (v) the holding period of the shares of FirstFederal Common Stock received by a First Shenango shareholder in the Merger would include the holding period of the First Shenango Common Stock surrendered in exchange therefor (provided that such shares of First Shenango Common Stock were held as a capital asset by such shareholder at the Effective
         Time);

         (vi) cash received in the Merger by a First Shenango shareholder in lieu of a fractional share interest of FirstFederal Common Stock would be treated as having been received as a distribution in full payment in exchange for the fractional share interest of FirstFederal Common Stock which such shareholder would otherwise be entitled to receive, and would qualify as capital gain or loss (assuming the First Shenango

         Common Stock surrendered in exchange therefor were held as a capital asset by such shareholder at the Effective Time); and

         (vii) a First Shenango shareholder who received only cash as a result of the exercise of dissenter rights would realize gain or loss for federal income tax purposes (determined separately as to each block of First Shenango Common Stock exchanged) in an amount equal to the difference between (x) the amount of cash received by such shareholder, and (y) such shareholder's tax basis for the shares of First Shenango Common Stock surrendered in exchange therefor, provided that the cash payment did not have the effect of the distribution of a dividend. Any such gain or loss would be recognized for federal income tax purposes and would be treated as capital gain or loss. However, if the cash payment did have the effect of the distribution of a dividend, the amount of taxable income recognized generally would equal the amount of cash received; such income generally would be taxable as a dividend and no loss (or other recovery of such shareholder's tax basis for the shares of First Shenango Common Stock surrendered in the exchange) generally would be recognized by such shareholder. The determination of whether a cash payment has the effect of the distribution of a dividend would be made pursuant to the provisions and limitations of Section 302 of the Code, taking into account the constructive stock ownership rules of Section 318 of the Code.

         The opinion of Critchfield, Critchfield & Johnston, Ltd. is subject to various assumptions and qualifications, including that the Merger will be consummated in the manner contemplated by and in accordance with the terms of the Merger Agreement. Such assumptions and qualifications are set forth in the opinion of Critchfield, Critchfield & Johnston, Ltd., which is filed as Exhibit 8 to the Registration Statement. The opinion is based entirely upon the Code, regulations currently in effect or proposed thereunder, current administrative rulings and practice and judicial authority, all of which are subject to change, possibly with retroactive effect.

         No ruling has been or will be requested from the Internal Revenue Service ("IRS"), including any ruling as to federal income tax consequences of the Merger to FirstFederal, First Shenango or First Shenango shareholders. Unlike a ruling from the IRS, an opinion of counsel or independent certified accountants is not binding on the IRS. There can be no assurance that the IRS will not take a position contrary to the positions reflected in such opinion or that such opinion would be upheld by a court if challenged.

NASDAQ LISTING

         FirstFederal Common Stock is currently listed on the Nasdaq National Market under the symbol "FFSW." If the FirstFederal Name Change Proposal is approved at the FirstFederal Annual Meeting, the Nasdaq symbol for FirstFederal Common Stock will change to "SGNL." See "Amendment to FirstFederal's Articles of Incorporation to Change Name." FirstFederal will submit an application for listing on the Nasdaq Stock Market the shares of FirstFederal Common Stock to be issued to the shareholders of First Shenango in the Merger and to be reserved for issuance pursuant to First Shenango Stock options assumed by FirstFederal in the Merger.

                           MANAGEMENT AFTER THE MERGER

         It is anticipated that, following consummation of the Merger, the FirstFederal Board will consist of the current members of such Board and the executive officers of FirstFederal will be the current executive officers of FirstFederal, except after the Effective Time, the FirstFederal Board will appoint Dale R. Perelman, a director of First Shenango, to a newly-created directorship on the FirstFederal Board for a term to expire at FirstFederal's 1999 Annual Meeting of Shareholders. Following the closing of the Merger, FirstFederal will appoint R. Joseph Hrach, a director of First Shenango, to the Board of Directors of Signal Bank for a term expiring at the next annual meeting of stockholders of Signal Bank. In addition, at the Effective Time, the Board of Directors of New Castle Bank will appoint to such Board, two individuals recommended by FirstFederal (and approved by the Board of Directors of New Castle Bank). It is anticipated that Francis A. Bonadio, the President and Chief Executive Officer of First Shenango, and Lonny D. Robinson, the Vice President and Chief Financial Officer of First Shenango, will serve as Chief Executive Officer and as President, Chief Financial Officer and Treasurer, respectively, of New Castle Bank following the Merger pursuant to employment agreements with New Castle Bank to be effective upon the closing of the Merger. See "The Merger--Interests of Certain Persons in the Merger."

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

         The Unaudited Pro Forma Condensed Combined Financial Statements and related footnotes account for the Merger using the pooling of interest method of accounting. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expenses of FirstFederal and First Shenango are combined and recorded at their historical cost-based amounts, except as noted below and in the footnotes. The following Unaudited Pro Forma Condensed Combined Statements of Financial Condition as of December 31, 1997 combines the historical consolidated statement of financial condition of FirstFederal and subsidiaries and First Shenango and subsidiaries as if the Merger had been effective on December 31, 1997, after giving effect to certain pro forma adjustments described in the accompanying notes. The following Unaudited Pro Forma Condensed Combined Statements of Income for each of the years in the three-year period ended December 31, 1997 present the combined historical results of operations of FirstFederal and subsidiaries and First Shenango and subsidiaries as if the Merger had been effective January 1, 1995. Both FirstFederal's and First Shenango's fiscal years end December 31. Pro forma per share amounts are based on the Exchange Ratio of 1.143 shares of FirstFederal Common stock for each share of First Shenango Common Stock.

         The Unaudited Pro Forma Condensed Combined Financial Statements are intended for informational purposes and are not necessarily indicative of the future consolidated financial position or future results of operations of the combined entity or the consolidated financial position or results of operations of the combined entity that would have been achieved had the Merger been consummated as of the date or at the beginning of the periods presented. The Unaudited Pro Forma Condensed Combined Statement of Financial Condition reflects adjustments to conform accounting policies and estimated costs to effect the Merger and combine operations. Estimated amounts and ranges of amounts of these costs are shown in the Notes to Unaudited Pro Forma Condensed Combined Financial Statements. The Unaudited Pro Forma Condensed Combined Statements of Income do not reflect the costs to effect the Merger and combine operations, or any expected cost savings as a result of the Merger. These Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with, and are qualified in their entirety by, the separate historical consolidated financial statements and notes thereto of FirstFederal and First Shenango which are incorporated by reference herein. See "Incorporation of Certain Documents by Reference."

    PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL CONDITION (UNAUDITED)
                             AS OF DECEMBER 31, 1997

                                                 FirstFederal     First Shenango
                                              Financial Services    Bancorp, Inc.      Pro Forma           Pro Forma
                                               Corp as Reported     as Reported       Adjustments           Combined
                                              ------------------  ---------------     -----------          ---------
                                                                       (Dollars in thousands)
ASSETS:
  Cash and due from banks ..................      $    32,323       $     2,070       $     1,047(4)       $    35,440
  Securities available for sale ............          253,809            94,659              --                348,468
  Securities held to maturity ..............           70,959              --                --                 70,959
  Other short term investments .............           19,216            13,579              --                 32,795
  Loans held for sale ......................           86,955             3,424              --                 90,379
  Loans and leases receivables .............          919,894           255,817              --              1,175,711
  Allowance for credit losses ..............           (5,538)           (3,235)           (1,100)(1)           (9,873)
                                                  -----------       -----------       -----------          -----------
  Net loans and leases .....................          914,356           252,582            (1,100)           1,165,838
  Other assets .............................           79,797             8,658             1,163(3)            89,618
                                                  -----------       -----------       -----------          -----------
    Total assets ...........................      $ 1,457,415       $   374,972       $     1,110          $ 1,833,497
                                                  ===========       ===========       ===========          ===========

LIABILITIES & SHAREHOLDERS' EQUITY:
Liabilities:
  Deposits .................................      $   981,675       $   275,221              --            $ 1,256,896
  Short term borrowings ....................           98,032            26,243              --                124,275
  Long term debt ...........................          249,211            21,482              --                270,693
  Other liabilities ........................           23,762             4,164             3,468(1)            31,394
                                                  -----------       -----------       -----------          -----------
  Total liabilities ........................        1,352,680           327,110             3,468            1,683,258

Shareholders' equity:
  Preferred stock ..........................            9,917              --                --                  9,917
  Common stock .............................            7,070               234             2,233(6)             9,537
  Additional paid-in capital ...............           44,584            22,136            (6,105)(6)           60,615
  Retained earnings ........................           45,249            30,698            (5,270)(2)           70,677
  Treasury stock, at cost ..................           (1,751)           (6,233)            6,233(6)            (1,751)
  Stock acquired by MSBPs and ESOP .........             --                (551)              551(6)              --
  Securities equity valuation account ......             (334)            1,578              --                  1,244
                                                  -----------       -----------       -----------          -----------
    Total Shareholders' Equity .............          104,735            47,862            (2,358)             150,239
                                                  -----------       -----------       -----------          -----------
    Total Liabilities & Shareholders' Equity      $ 1,457,415       $   374,972       $     1,110          $ 1,833,497
                                                  ===========       ===========       ===========          ===========

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

          PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                              FirstFederal       First Shenango
                                                           Financial Services     Bancorp, Inc.        Pro Forma        Pro Forma
                                                            Corp as Reported       as Reported        Adjustments      Combined(5)
                                                           ------------------    --------------       -----------      -----------
                                                                          (Dollars in thousands, except per share data)
Interest income..........................................       $ 90,093             $ 29,560             $---          $119,653
Interest expense.........................................         59,550               16,962              ---            76,512
                                                                 -------              -------              ---           -------
NET INTEREST INCOME......................................         30,543               12,598              ---            43,141
Provision for credit losses..............................            842                  773              ---             1,615
                                                               ---------            ---------              ---         ---------
NET INTEREST INCOME AFTER PROVISIONS FOR CREDIT LOSSES...         29,701               11,825              ---            41,526
Non-interest income......................................         29,285                  790              ---            30,075
Non-interest expense.....................................         35,643                5,836              ---            41,479
                                                                --------             --------              ---          --------
Income before income taxes...............................         23,343                6,779              ---            30,122
Provision for income taxes...............................          8,895                2,194              ---            11,089
                                                                --------             --------              ---          --------
NET INCOME...............................................       $ 14,448            $   4,585             $---          $ 19,033
                                                                ========            =========             ====          ========

Preferred Stock Dividends................................          1,584                  ---              ---             1,584
                                                                --------           ----------              ---          --------
NET INCOME APPLICABLE TO COMMON STOCK....................       $ 12,864             $  4,585             $---          $ 17,449
                                                                ========             ========             ====          ========

NET INCOME PER COMMON SHARE

  Basic..................................................      $    2.59            $    2.31             $---          $   2.41
                                                               =========            =========             ====          ========
  Diluted................................................      $    1.96            $    2.24             $---          $   1.96
                                                               =========            =========             ====          ========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING

  Basic..................................................          4,972                1,985              ---             7,241
                                                               =========            =========             ====          ========
  Diluted................................................          7,378                2,050              ---             9,721
                                                               =========            =========             ====          ========


See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

               PRO FORMA COMBINED STATEMENTS OF INCOME (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                         FirstFederal      First Shenango
                                                      Financial Services   Bancorp, Inc.      Pro Forma      Pro Forma
                                                       Corp as Reported     as Reported      Adjustments     Combined
                                                      ------------------   ---------------   -----------     ---------
                                                                                (Dollars in thousands)

Interest income ......................................      $ 73,559         $ 27,610            $---       $101,169
Interest expense .....................................        48,048           14,960             --          63,008
                                                            --------         --------            -----      --------
NET INTEREST INCOME ..................................        25,511           12,650             --          38,161
Provision for credit losses ..........................           360              899             --           1,259
                                                            --------         --------            -----      --------
NET INTEREST INCOME AFTER PROVISIONS FOR CREDIT LOSSES        25,151           11,751             --          36,902
Non-interest income ..................................        17,929            1,028             --          18,957
Non-interest expense .................................        27,346            8,104             --          35,450
                                                            --------         --------            -----      --------
Income before income taxes ...........................        15,734            4,675             --          20,409
Provision for income taxes ...........................         5,884            1,665             --           7,549
                                                            --------         --------            -----      --------
NET INCOME ...........................................      $  9,850         $  3,010             $---      $ 12,860
                                                            ========         ========            =====      ========

Preferred Stock Dividends ............................         1,696             --               --           1,696
                                                            --------         --------            -----      --------
NET INCOME APPLICABLE TO COMMON STOCK ................      $  8,154         $  3,010             $---      $ 11,164
                                                            ========         ========            =====      ========

NET INCOME PER COMMON SHARE

 Basic ...............................................      $   1.82         $   1.40             $---      $   1.61
                                                            ========         ========            =====      ========
 Diluted .............................................      $   1.43         $   1.34             $---      $   1.36
                                                            ========         ========            =====      ========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING

  Basic ..............................................         4,470            2,158             --           6,937
                                                            ========         ========            =====      ========
  Diluted ............................................         6,901            2,241             --           9,462
                                                            ========         ========            =====      ========


See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

          PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                         FirstFederal       First Shenango
                                                      Financial Services      Bancorp, Inc.    Pro Forma    Pro Forma
                                                       Corp as Reported       as Reported     Adjustments  Combined (5)
                                                      ------------------    ---------------   -----------  ------------
                                                                 (Dollars in thousands, except per share data)
Interest income ......................................      $64,922              $23,787         $---       $88,709
Interest expense .....................................       41,046               12,719          --         53,765
                                                            -------              -------         -----      -------
NET INTEREST INCOME ..................................       23,876               11,068          --         34,944
Provision for credit losses ..........................         --                    918          --            918
                                                            -------              -------         -----      -------
NET INTEREST INCOME AFTER PROVISIONS FOR CREDIT LOSSES       23,876               10,150          --         34,026
None-interest income .................................        4,167                  966          --          5,133
Non-interest expense .................................       13,651                6,131          --         19,782
                                                            -------              -------         -----      -------
Income before income taxes ...........................       14,392                4,985          --         19,377
Provision for income taxes ...........................        4,946                1,906          --          6,852
                                                            -------              -------         -----      -------
NET INCOME ...........................................      $ 9,446              $ 3,079         $---       $12,525
                                                            =======              =======         =====      =======

Preferred Stock Dividends ............................        1,786                 --            --          1,786
                                                            -------              -------         -----      -------
NET INCOME APPLICABLE TO COMMON STOCK ................      $ 7,660              $ 3,079         $---       $10,739
                                                            =======              =======         =====      =======

NET INCOME PER COMMON SHARE

  Basic ..............................................      $  1.85              $  1.41         $---       $  1.62
                                                            =======              =======         =====      =======
  Diluted ............................................      $  1.42              $  1.35         $---       $  1.35
                                                            =======              =======         =====      =======

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING

  Basic ..............................................        4,136                2,181          --          6,629
                                                            =======              =======         =====      =======
  Diluted ............................................        6,650                2,273          --          9,248
                                                            =======              =======         =====      =======

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

         Pursuant to the Merger Agreement and consistent with generally accepted accounting principles, FirstFederal and First Shenango expect that costs incurred to effect the Merger, which would include transaction costs of the Merger and costs to combine operations, will be deducted in determining net income in the period in which they are incurred. Adjustments to conform the accounting policies of the entities are reflected in these Unaudited Pro Forma Condensed Combined Financial Statements and are discussed in the following notes. The pro forma financial statements do not give effect to any cost savings which may be realized in connection with the consolidation of the respective operations of FirstFederal and First Shenango.

(1) Transaction costs of the Merger (primarily investment banker and other professional fees) and costs to combine operations are expected to be in the $6.45 million to $8.0 million range (the "Expected Range"). The Unaudited Pro Forma Condensed Combined Statements of Income do not reflect these charges. The Unaudited Pro Forma Condensed Combined Statement of Financial Condition reflects these charges at the mid-point of the Expected Range ($7.23 million). It is anticipated that these charges will be incurred and recognized by FirstFederal and First Shenango and substantially paid by the end of 1998. The following table provides details of the estimated charges by type of cost:

                            TYPE OF COST                                                EXPECTED RANGE OF PRE-TAX COST
--------------------------------------------------------------------          ------------------------------------------------
Transaction costs....................................................                          $ 1.60 to 2.00 million
Adjustments to conform accounting policies...........................                              .25 to .45 million
Additional loan loss allowance for change in collection efforts......                                    1.10 million
Costs to combine operations:
  Employee Stock Ownership Plan termination costs....................                            2.00 to 2.20 million
  Duplicative systems and operating costs............................                            1.00 to 1.50 million
  Other costs incidental to the Merger...............................                            .50 to   .75 million
    Total Merger-related adjustments.................................                            6.45 to 8.00 million

         FirstFederal has identified three loans in First Shenango's portfolio with a total principal balance of $2.8 million at December 31, 1997 for which FirstFederal intends to pursue different collection efforts after the Merger. Each of the three loans had been previously identified by First Shenango as potential problem credits. As a result of the intended post-Merger collection efforts, FirstFederal believes an additional loan loss allowance of $1.1 million will be necessary as reflected in the table above.

(2) Represents the expected after-tax effect of the pro forma adjustments, as described in note (1) above, assuming a federal income tax rate of 35%. Transaction costs are not deductible for federal income tax purposes.

(3) Represents the expected income tax benefit associated with the pro forma adjustments.

(4) Represents the exercise of options covering 5,000 shares of First Shenango Common Stock at $20.75 per share and the exercise of options covering 94,339 shares of First Shenango common Stock at $10.00 per share which are expected to occur prior to the closing of the Merger pursuant to written commitments to exercise executed by the optionees.

(5) The pro forma combined per share data has been computed based on the combined historical income and on the combined weighted average common and common equivalent shares outstanding assuming the issuance of 1.143 shares of FirstFederal Common Stock for each share of First Shenango Common Stock based on the Exchange Ratio. Shares assumed to be issued in computing the weighted number of common and common equivalent shares outstanding used to compute basic per share earnings for the years ended December 31, 1997, 1996 and 1995 were 2,269,000, 2,467,000 and 2,493,000, respectively.

(6) The following table reflects the conversion of First Shenango Common Stock into FirstFederal Common Stock pursuant to the Merger:

                                                                       Pre-Merger        Post-Merger
                                                                         Shares            Shares
                                                                       Outstanding      Outstanding
                                                                       -----------      -----------
First Shenango common shares issued............................          2,343,098         2,343,098
  Less: Treasury stock.........................................            274,091           174,752
          Cancellation of shares held in First Shenango
           Management Bonus Plan reserves......................                ---           (10,367)
                                                                         ---------       -----------

First Shenango common shares issued and outstanding............          2,069,007         2,157,979
                                                                         =========
Exchange Ratio.................................................                           x    1.143
                                                                                         -----------
First Shenango post-Merger shares outstanding..................                            2,466,570
                                                                                           =========

         Treasury shares will be issued upon the exercise of options covering 99,339 shares of First Shenango Common Stock. All shares of First Shenango Common Stock in First Shenango's ESOP will vest as a result of the change in control of First Shenango.

                    DESCRIPTION OF FIRSTFEDERAL COMMON STOCK

GENERAL

         The Articles of Incorporation of FirstFederal (the "FirstFederal Articles") authorize the issuance by FirstFederal of up to 20,000,000 shares of FirstFederal Common Stock, par value $1.00 per share, of which 6,756,868 shares were issued and outstanding as of May 4, 1998. As noted elsewhere herein, at the First Federal Annual Meeting, FirstFederal shareholders are being asked to adopt an amendment to the FirstFederal Articles to increase the number of authorized shares of FirstFederal Common Stock from 20,000,000 to 40,000,000. See "Amendment to FirstFederal's Articles of Incorporation to Increase Authorized Shares." The FirstFederal Common Stock is currently quoted on the Nasdaq National Market under the symbol "FFSW." Provided the FirstFederal Name Change Proposal is approved at the FirstFederal Annual Meeting (in which case the name of FirstFederal will change to "Signal Corp"), the Nasdaq symbol for the FirstFederal Common Stock will change to "SGNL." See "Amendment to FirstFederal Articles of Incorporation to Change Name." Each share of FirstFederal Common Stock has the same relative rights and is identical in all respects with each other share of FirstFederal Common Stock.

DIVIDENDS

         Subject to the rights of the holders of shares of the serial preferred stock of FirstFederal, holders of the shares of FirstFederal Common Stock are entitled to receive such dividends as are declared by the FirstFederal Board out of funds legally available therefor. Unless all prior dividends on FirstFederal's Series B Preferred Stock have been paid in full, or a sum sufficient for payment has been reserved (i) no cash dividend or distribution (other than in shares of FirstFederal Common Stock or other securities ranking junior to the Series B Preferred Stock) may be declared or paid on the FirstFederal Common Stock, and (ii) FirstFederal may not purchase, retire or otherwise acquire any shares of FirstFederal Common Stock. In addition, during any Extension Period with respect to the FirstFederal Debentures, FirstFederal may not declare or make any dividends or distributions on its capital stock. See "Summary-The Parties to the Merger--FirstFederal Financial Services Corp."

         There are various regulatory restrictions on the ability of FirstFederal to pay dividends, including dividends funded by capital distributions to FirstFederal from its subsidiaries.

VOTING RIGHTS

         Full voting rights are vested in the holders of FirstFederal Common Stock, each share being entitled to one vote. Under the Code of Regulations of FirstFederal (the "FirstFederal Code"), unless otherwise provided in the FirstFederal Articles or Code or required by law, a majority of the votes cast by stockholders at a lawful meeting is sufficient to pass on a matter.

PREEMPTIVE RIGHTS

         The holders of FirstFederal Common Stock have no right to purchase or subscribe for any additional unissued shares or treasury shares of the capital stock of FirstFederal.

LIQUIDATION RIGHTS

         Subject to the rights of holders of the serial preferred stock of FirstFederal and after satisfaction of FirstFederal's liabilities, in the event of liquidation, dissolution or winding up of FirstFederal, holders of shares of FirstFederal Common Stock are entitled to receive, pro rata, any remaining assets available for distribution. In the event of liquidation, dissolution or winding up of FirstFederal, holders of Series B Preferred Stock will be entitled to receive, subject to the rights of creditors but before any distribution or payment to the holders of FirstFederal Common Stock or any shares subordinate to Series B Preferred Stock, a liquidation preference of $25 per share, plus accrued and unpaid dividends to the date of distribution.

ASSESSMENT AND REDEMPTION

         Shares of FirstFederal Common Stock are and will be, when issued, fully paid and nonassessable. Such shares do not have any redemption provisions.

ANTITAKEOVER PROVISIONS

         Certain of the provisions of the FirstFederal Articles summarized in the succeeding paragraphs may be deemed to have an antitakeover effect and may delay a tender offer or takeover attempt which a shareholder might consider in such shareholder's best interest, including attempts which might result in the payment to shareholders of a premium over the market price for FirstFederal's shares.

         The shares of FirstFederal Common Stock do not have cumulative voting rights. As a result, the holders of more than 50% of the voting power of all securities outstanding voting for the elections of directors can elect 100% of the directors if they choose to do so. In such event, the holders of the remaining voting power will not be able to elect any person or persons, to the FirstFederal Board.

         The FirstFederal Board is comprised of 12 directors divided into three classes, with four directors in each class. Each director serves a three-year term. Terms of office expire on a staggered basis and, as a result, it would generally take two annual meetings to effect a change in membership of a majority of the FirstFederal Board.

         The FirstFederal Articles provide that all actions required or permitted to be taken by the shareholders may be voted upon at any annual or special meeting of the shareholders or by written consent of all the shareholders entitled to vote thereon in lieu of a meeting, and specifies that special meetings of the shareholders may be called by the Chairman of the Board, the President, the Board of Directors by action at a meeting or a majority of the directors acting without a meeting, and that special meetings will be called upon written request of the holders of 50% of all the shares outstanding and entitled to vote at the meeting.

         The rights of FirstFederal's shareholders are governed by the FirstFederal Articles, the FirstFederal Code and Ohio law, including Chapter 1701 of the Ohio Revised Code (including the Ohio Control Share Acquisition Statute), as each of the foregoing may from time to time be amended. Pursuant to the Ohio Control Share Acquisition Statute, the purchase of shares with certain levels of voting power of FirstFederal (one-fifth or more, one-third or more or a majority) can be made only with the prior authorization of (i) the holders of at least a majority of the total voting power and (ii) the holders of at least a majority of the total voting power held by shareholders other than the proposed acquirer, officers of FirstFederal elected or appointed by the FirstFederal Board and directors of FirstFederal who are also employees and excluding certain shares that are transferred after the announcement of the proposed acquisition and prior to the vote with respect to the proposed acquisition. The Ohio Control Share Acquisition Statute applies to all Ohio corporations with significant Ohio contacts, fifty or more shareholders and which do not have a provision in their articles of incorporation or code of regulations to the effect that it does not apply. Since neither the FirstFederal Articles nor the FirstFederal Code contain such a provision, the Ohio Control Share Acquisition Statute applies to FirstFederal.

         Chapter 1704 of the Ohio Revised Code, among other things, prohibits certain mergers, sales of assets, issuances or purchases of securities, liquidation or dissolution, or reclassification of the then outstanding shares of an Ohio corporation involving, or for the benefit of, certain holders of stock representing 10% or more of the voting power (other than current 10% shareholders who do not increase their present proportional interest), unless
(a) such transactions are approved by the directors of such corporation prior to the 10% shareholder becoming such, or (b) the acquisition of 10% of the voting power is approved by the directors of such corporation prior to the 10% shareholder becoming such, or (c) the transaction involves a 10% shareholder which has been such for at least three years and is approved by holders of two-thirds of the voting power of the company and the holders of a majority of the voting power not owned by the 10% shareholder or certain minimum price and form of consideration requirements are met; and Section 1707.043 of the Ohio Revised Code provides Ohio corporations, or in certain circumstances the shareholders of an Ohio corporation, a cause of action to recover profits realized under certain circumstances by persons who dispose of securities of a corporation within 18 months of proposing to acquire such corporation. The

Control Share Acquisition Statute and Chapter 1704 and Section 1707.043 of the Ohio Revised Code may have the effect of deterring certain potential acquisitions of FirstFederal which might be beneficial to FirstFederal's shareholders.

         Except for proposals to amend, repeal, alter or rescind (i) Article Eighth, which among other things sets forth the circumstances under which special meetings of the shareholders may be called, (ii) Article Ninth, which among other things sets forth the range of the number of directors, procedures upon the existence of vacancies, and classification requirements, (iii) Article Tenth, which sets forth the procedure for removal of directors, (iv) Article Eleventh, which among other things sets forth certain restrictions on the acquisition by certain persons of shares of the FirstFederal and further sets forth procedures in the event such restriction are violated, (v) Article Twelfth, which contains a fair price provision and which, subject to certain exceptions, requires the approval of a Business Combination (as defined therein) by two-thirds or more of the shares entitled to vote in an election of directors, and (vi) Article Fifteenth, which requires the affirmative vote of not less than two-thirds of the voting power of FirstFederal to amend, repeal, alter or rescind it or any of the above-stated articles, any amendment, repeal, alteration or rescission of the remaining articles of the FirstFederal Articles may be authorized from time to time by the affirmative vote of not less than a majority of the voting power of FirstFederal.

         The FirstFederal Code may be repealed, altered, amended or rescinded by the shareholders of FirstFederal by the vote of the holders of not less than a majority of the voting power of FirstFederal entitled to vote at a meeting of shareholders called for that purpose.

FAIR PRICE PROVISION

         The FirstFederal Articles contain a provision (the "Fair Price Provision") which, in certain circumstances, requires a Business Combination between FirstFederal and a Related Person (as defined therein) or certain persons affiliated with the Related Person to meet specified criteria as to price and procedural requirements which may have the effect of making a Business Combination prohibitively expensive for an acquiring company, and thus may have an antitakeover effect. The discussion herein of the Fair Price provision is qualified in its entirety by reference to the FirstFederal Articles.

         The FirstFederal Articles require that any "Business Combination" involving a "Related Person" (which generally includes any person or entity owning or controlling more than 10% of the outstanding voting stock), must be approved by the holders of at least two-thirds of the outstanding shares entitled to vote, unless the Business Combination has been approved in advance by two-thirds of the "Continuing Directors" (as defined therein). In the event the requisite approval of the FirstFederal Board is obtained, the vote required under applicable Ohio law would apply or, for certain transactions, no shareholder vote would be necessary.

         The two-thirds shareholder vote generally required to approve a Business Combination may have the effect of foreclosing mergers and other business combinations which a majority of FirstFederal shareholders deem desirable and place the power to prevent such a merger or combination in the hands of a minority of shareholders.

         COMPARISON OF RIGHTS OF SHAREHOLDERS OF FIRSTFEDERAL FINANCIAL
                 SERVICES CORP AND FIRST SHENANGO BANCORP, INC.

INTRODUCTION

         Upon consummation of the Merger, holders of the common stock of First Shenango, a Pennsylvania corporation, whose rights are currently governed by Pennsylvania law and First Shenango's Articles of Incorporation (the "First Shenango Articles") and Amended Bylaws (the "First Shenango Bylaws"), will become shareholders of FirstFederal, an Ohio corporation, and their rights will be governed by Ohio law and the FirstFederal Articles and Code. Certain differences arise from the change in governing law, as well as from differences between the First Shenango Articles and Bylaws and the FirstFederal Articles and Code. The following discussion is not intended to be a complete statement of all differences affecting the rights of shareholders and is qualified in its entirety by reference to the First Shenango Articles and Bylaws and FirstFederal Articles and Code and Pennsylvania and Ohio law. See "Available Information."

ISSUANCE OF CAPITAL STOCK

         The First Shenango Articles authorize the issuance of 15,000,000 shares of First Shenango Common Stock and 10,000,000 shares of Serial Preferred Stock, no par value. At May 4, 1998, 2,069,007 shares of First Shenango Common Stock were issued and outstanding, and no shares of preferred stock were issued and outstanding. The FirstFederal Articles authorize the issuance of 20,000,000 shares of common stock, par value $1.00 per share, and 1,500,000 shares of serial preferred stock, no par value. At May 4, 1998, 6,756,868 shares of FirstFederal Common Stock were issued and outstanding and 428,348 shares of FirstFederal's Series B Preferred Stock were issued and outstanding. First Shenango and FirstFederal are authorized to issue additional shares of capital stock up to the amount authorized under their respective Articles without shareholder approval. As noted elsewhere herein, at the FirstFederal Annual Meeting, FirstFederal's shareholders will be asked to adopt an amendment to the FirstFederal Articles to increase the number of authorized shares of FirstFederal Common Stock from 20,000,000 to 40,000,000.
"See Amendment to FirstFederal Articles to Increase Authorized Shares."

SHAREHOLDER ACTION BY UNANIMOUS CONSENT

         The First Shenango Articles and Bylaws provide that no action required to be taken at any annual or special meeting of shareholders may be taken without a meeting and specifically denies the power of shareholders to consent in writing to the taking of any action without a meeting.

         Under Ohio Law, shareholders may take any action required or permitted to be taken without a meeting if the unanimous written consent of all shareholders entitled to vote on the matter is obtained. The FirstFederal Articles provide that any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the shareholders entitled to vote thereon.

ADVANCE NOTICE REQUIREMENTS FOR NOMINATIONS OF DIRECTORS AND SHAREHOLDER
PROPOSALS

         The First Shenango Articles provides that nominations for the election of directors may be made by any shareholder entitled to vote generally in the election of directors by following certain procedures set forth therein. In order for a First Shenango shareholder to make a nomination, he or she must give notice in writing to First Shenango not fewer than 60 days prior to the anniversary date of the immediately preceding annual meeting of shareholders of First Shenango. The shareholder's notice must contain certain information specified by the First Shenango Articles.

         The FirstFederal Code provides that FirstFederal shareholders may make nominations for the election of directors by delivering written notice of such nominations to the Secretary of FirstFederal not less than 30 days prior to the date of the annual meeting of shareholders. In the event that less than 40 days notice of the date of the meeting is given to shareholders, notice of nomination by the shareholder must be received no later than ten business days following the date on which notice of the meeting was mailed. The shareholder's notice must contain certain information specified by the FirstFederal Code. Furthermore, if the FirstFederal Board fails to nominate candidates for the board at least 20 days prior to the annual meeting, then nominations may be made at the meeting by any shareholder entitled to vote.

         The First Shenango Articles provide that for any shareholder proposal to be considered at an annual meeting of shareholders, notice thereof must be delivered to, or mailed to and received at, the principal executive offices of First Shenango at least 60 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. The shareholder's notice must contain certain information specified by the First Shenango Articles.

         The FirstFederal Code provides that for any shareholder proposal to be considered at an annual meeting of shareholders, notice thereof must be delivered to or received at the principal executive offices of FirstFederal not less than 30 days prior to the meeting, provided that in the event less than 40 days' notice of the meeting is given to shareholders, notice of the shareholder proposal must be received not later than the close of business on the tenth day following the day on which notice of the meeting was mailed. The shareholder's notice must contain certain information specified by the FirstFederal Code.

SPECIAL MEETINGS OF SHAREHOLDERS

         Pennsylvania law permits the calling of special meetings of shareholders by (i) the board of directors of a corporation, (ii) unless otherwise provided in the corporation's articles of incorporation, by shareholders entitled to cast at least 20% of the votes that all shareholders are entitled to cast at the particular meeting or (iii) by such officers or other persons as may be provided for in the corporation's bylaws. The First Shenango Articles provide that special meetings of shareholders may be called only by (i) the affirmative vote of a majority of the First Shenango Board, (ii) the Chairman of the First Shenango Board or (iii) the President of First Shenango.

         Under Ohio law, meetings of stockholders may be called by: (i) the holders of at least 25% of the outstanding shares entitled to vote at the meeting unless the corporation's articles of incorporation or code of regulations specify another percentage, which may not be greater than 50%, (ii) the directors of the corporation by action at a meeting or by a majority of the directors acting without a meeting, (iii) the Chairman of the Board, the President, or in case of the President's absence, the Vice President authorized to exercise the authority of the President and (iv) such other officers or persons as the articles of incorporation or code of regulations authorize to call such meetings. The FirstFederal Articles permit a special meeting of shareholders to be called by (i) the Chairman of the FirstFederal Board, (ii) the President of FirstFederal, (iii) the FirstFederal Board by action at a meeting or by a majority of the FirstFederal Board acting without a meeting or
(iv) upon the written request of the holders of at least 50% of all shares outstanding and entitled to vote at the meeting.

NUMBER AND TERM OF DIRECTORS

         The First Shenango Board currently consists of seven directors. The First Shenango Articles provide that the number of directors may be changed by the affirmative vote of two-thirds of the then-current members of the First Shenango Board. Under the First Shenango Articles, the number of directors may not be fewer than five or more than 15. The First Shenango Board is divided into three classes with three members in one class and two members in two classes.

         The FirstFederal Board is currently comprised of twelve directorships, divided into three classes of four members each. The term of each director is three years. The FirstFederal Articles provide that the number of directors may be changed by the approval of two-thirds of the then-current members of the First Federal Board. Under the FirstFederal Articles, the number of directors may not be fewer than six nor more than 15 (exclusive of two directors which may be elected by the holders of all series of preferred stock in the event FirstFederal is in default in payment of full dividends on any series of preferred stock for six dividend payment periods).

FILLING VACANCIES ON THE BOARD OF DIRECTORS

         The First Shenango Articles provide that any vacancy (including one resulting from a newly created directorship) that occurs on the First Shenango Board may be filled by a majority vote of the First Shenango Board and that any director appointed to fill the vacancy shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which he or she has been elected expires. The FirstFederal Articles provide that any vacancy (including one resulting from a newly created directorship) that occurs on the FirstFederal Board may be filled by the affirmative vote of two-thirds of the directors then in office and that any director appointed to fill the vacancy shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which he or she has been elected expires.

REMOVAL OF DIRECTORS

         Both the First Shenango Articles and the FirstFederal Articles provide that one or more directors may be removed only with cause upon the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote generally in the election of directors.

CUMULATIVE VOTING NOT PERMITTED

         The First Shenango Articles and FirstFederal Articles each provide that shareholders may not cumulate their votes in the election of directors.

AMENDMENT OF ARTICLES OF INCORPORATION, BYLAWS AND CODE OF REGULATIONS

         The First Shenango Articles provide as a general matter that amendments to the First Shenango Articles must first be approved by the majority of the First Shenango Board and then approved by the holders of a majority of the shares entitled to vote generally in the election of directors. Approval by the holders of 80% of the shares entitled to vote generally in the election of directors is required for amendments to provisions relating to (i) the number, election, classification and removal of directors; (ii) preemptive rights; (iii) elimination of directors' liability; (iv) indemnification of directors, officers, employees and agents; (v) meetings of shareholders and shareholder proposals; (vi) restrictions on voting First Shenango Common Stock; (vii) approval of certain business combinations; and (viii) amendment of the First Shenango Articles and Bylaws.

         The First Shenango Articles provide that the First Shenango Bylaws may be amended by either (i) the affirmative vote of a majority of the directors then in office or (ii) the shareholders of First Shenango, by the affirmative vote of the holders of a majority of the shares of First Shenango entitled to vote generally in the election of directors, except that approval by the holders of at least 80% of the shares is required for amendments to the First Shenango Bylaws relating to (i) the number and powers of directors; (ii) the manner for filling vacancies on the First Shenango Board and removing members of the First Shenango Board; (iii) limitations on the personal liability of directors; (iv) approval of certain business combinations; and (v) constructions of terms appearing in the First Shenango Bylaws.

         The FirstFederal Articles provide that amendments to the FirstFederal Articles may be made upon the affirmative vote of a majority of the voting power of FirstFederal, except that amendments relating to (i) shareholder meetings;
(ii) the number, election, classification and removal of directors; (iii) acquisitions of control without regulatory approval; (iv) certain business combinations; and (v) amendment of the FirstFederal Articles, require the affirmative vote of two-thirds of the voting power of FirstFederal entitled to vote at the meeting called for that purpose. However, the two-thirds vote requirement does not apply to an amendment to the article relating to certain business combinations if two-thirds of the entire FirstFederal Board recommends the amendment to the shareholders. The FirstFederal Code may be amended by a majority of the voting power of FirstFederal entitled to vote at a meeting called for that purpose.

LIMITATIONS ON VOTING OR ACQUISITIONS OF CAPITAL STOCK

         Pennsylvania has a "control share acquisition" statute which limits the voting rights of persons acquiring certain percentages of the outstanding shares of a corporation's voting stock unless shareholder approval of the acquisition is obtained. The First Shenango Articles specifically provide that Pennsylvania's control share acquisition statute does not apply to First Shenango. The First Shenango Articles do provide, however, that, with limited exceptions, no owner of greater than ten percent of the outstanding shares of First Shenango Common Stock (the "Limit") may vote any of the shares in excess of the Limit.

         Ohio has a control share acquisition statute to which FirstFederal is subject. See "Description of FirstFederal Common Stock--Antitakeover Provisions." The FirstFederal Articles also provide that if any person, without obtaining the requisite regulatory approval, acquires ten percent or more of the voting power of the outstanding shares entitled to vote generally in the election of directors, such person loses the right to vote, receive dividends on and take actions otherwise authorized for shareholders to take with respect to the shares in excess of ten percent of the outstanding shares.

APPROVAL OF MERGERS, CONSOLIDATIONS, ETC.

         The First Shenango Articles require approval by at least 80% of the voting shares of First Shenango for certain "Business Combinations." A "Business Combination" is defined in the First Shenango Articles to include sales, exchanges, leases, transfers or other dispositions of assets, mergers or consolidations, liquidations or dissolutions of First Shenango, involving First Shenango on the one hand and an "Interested Shareholder" or any affiliate or associate thereof on the other hand. An "Interested Shareholder" is defined as any person who (i) is the beneficial owner of 20% or more of the outstanding shares of First Shenango entitled to vote generally in the election of directors (a "20% beneficial owner") or (ii) is an affiliate or associate of First Shenango and at any time within the previous five years was a 20% beneficial owner.

         The supermajority vote requirement does not apply to any Business Combination where two-thirds of the members of the First Shenango Board who were members of the First Shenango Board prior to the time that the Interested Shareholder became an Interested Shareholder (the "Unrelated Directors") have approved the Business Combination or where the Business Combination is (i) approved by the affirmative vote of a majority of the voting shares of First Shenango entitled to vote generally in the election of directors (excluding shares held by the Interested Shareholder and any affiliate or associate thereof) at a meeting held no earlier than three months after the Interested Shareholder became such, provided the Interested Shareholder is at the time of the meeting the beneficial owner of at least 80% of the shares entitled to vote generally in the election of directors and provided certain fair price requirements are met; (ii) approved by the affirmative vote of the holders of all of the outstanding shares of First Shenango Common Stock; (iii) approved by the affirmative vote of a majority of the voting shares of First Shenango entitled to vote generally in the election of directors (excluding shares held by the Interested Shareholder or any affiliate or associate thereof) at a meeting called for such purpose at least five years after the date on which the Interested Shareholder first became an Interested Shareholder; or (iv) approved at a shareholders' meeting called for such purpose no earlier than five years after the date on which the Interested Shareholder first became an Interested Shareholder provided certain fair price requirements are satisfied.

         The supermajority vote requirement under the First Shenango Articles for certain Business Combinations does not apply to the Merger Agreement, which, as noted elsewhere in this Joint Proxy Statement/Prospectus, requires the approval of a majority of the outstanding shares of First Shenango Common Stock.

         The FirstFederal Articles contain a provision similar to the First Shenango Articles for certain Business Combinations with "Related Persons." However, under the FirstFederal Articles, the general vote requirement for certain Business Combinations is two-thirds of the outstanding shares entitled to vote in the election of directors generally (as opposed to 80% of the outstanding voting shares, under the First Shenango Articles). In addition, under the FirstFederal Articles as under the First Shenango Articles, an exemption from the supermajority vote requirement may generally be obtained by approval of two-thirds of the Unrelated Directors. See "Description of FirstFederal Common Stock--Fair Price Provision."

PAYMENT OF DIVIDENDS

         The ability of First Shenango and FirstFederal to pay dividends on their common stock is governed by Pennsylvania and Ohio law, respectively.

         Pennsylvania law provides that, unless otherwise restricted by its bylaws, a corporation may make distributions to its shareholders unless (i) the corporation would be unable to pay its debts as they become due in the usual course of its business or (ii) the total assets of the corporation would be less than the sum of its liabilities plus the amount that would be needed, if the corporation were to be dissolved, to satisfy the preferential rights upon dissolution of any shares senior to the class receiving the distribution.

         Ohio law provides that dividends may be paid out of surplus in cash, property or shares of the corporation's capital stock. The dividend may not exceed the combination of the surplus of the corporation and the difference between (i) the reduction in surplus that results from the immediate recognition of the transition obligation under Statement of Financial Accounting Standards No. 106 ("SFAS No. 106") issued by the Financial Accounting Standards Board; and
(ii) the aggregate amount of the transition obligation that would have been recognized as of the date of the declaration of a dividend or distribution if the corporation had elected to amortize its recognition of the transition obligation under SFAS No. 106.

         The ability of First Shenango and FirstFederal to pay dividends is also affected by regulatory restrictions on the abilities of their subsidiaries to make capital distributions.

PREEMPTIVE RIGHTS

         Neither the FirstFederal shareholders nor the First Shenango shareholders have preemptive rights.

                           AMENDMENT TO FIRSTFEDERAL'S
             ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES

         The FirstFederal Board has approved and recommends to FirstFederal's shareholders for their adoption at the FirstFederal Annual Meeting an amendment to the FirstFederal Articles to increase the number of shares of FirstFederal Common Stock authorized for issuance thereunder from 20,000,000 to 40,000,000. While adoption of the amendment is not a condition to consummation of the Merger, if the amendment is not adopted by the FirstFederal shareholders, FirstFederal will soon be severely hindered in its ability to issue additional shares of FirstFederal Common Stock and unduly restricted in the conduct of its financial affairs. As of May 4, 1998, there were 6,756,868 shares of FirstFederal Common Stock issued and outstanding. As of that date, there were an additional 1,487,347 shares of FirstFederal Common Stock reserved for issuance upon conversion of up to 428,348 shares of FirstFederal's Series B Preferred Stock and upon exercise of stock options outstanding. Approximately 1,689,217 shares of FirstFederal Common Stock are expected to be issued upon the occurrence of the five-for-four stock split in the form of a stock dividend that has been declared by FirstFederal, payable on May 22, 1998 to shareholders of record as of May 4, 1998. In connection with the Merger, approximately 2,353,025 shares of FirstFederal Common Stock will be issued to First Shenango shareholders, and an additional 124,671 shares of FirstFederal Common Stock will be issuable to holders of options to purchase First Shenango Common Stock.

         The proposed amendment would give FirstFederal greater flexibility in its financial affairs before and after the Merger by making 20 million additional shares of FirstFederal Common Stock available for issuance in such transactions and at such times as the FirstFederal Board considers appropriate, whether in public or private offerings, as stock splits or dividends or in connection with mergers and acquisitions or otherwise. FirstFederal's shareholders may or may not be given the opportunity to vote on such a transaction, depending on the nature of the transaction, applicable law, the rules and policies of the National Association of Securities Dealers, Inc. applicable to Nasdaq National Market issuing companies and the judgment of the FirstFederal Board regarding the submission of such transaction to a vote of FirstFederal shareholders. FirstFederal has no present plans, understandings or agreements for the issuance or use of the proposed additional shares of FirstFederal Common Stock. Because shareholders do not have preemptive rights under the FirstFederal Articles, the interests of existing shareholders may (depending on the particular circumstances in which additional capital stock is issued) be diluted by any such issuance.

         It is possible that additional shares of FirstFederal Common Stock could be issued for the purpose of making an acquisition by an unwanted suitor of a controlling interest in FirstFederal more difficult, time-consuming or costly or to otherwise discourage an attempt to acquire control of FirstFederal Common Stock. Under such circumstances, the availability of authorized and unissued shares may make it more difficult for shareholders of FirstFederal to obtain a premium for their shares. Such authorized and unissued shares could be used to create voting or other impediments or to frustrate a person or other entity seeking to obtain control of FirstFederal by means of a merger, tender offer, proxy contest or other means. For instance, such shares could be privately placed with purchasers who might cooperate with the FirstFederal Board in opposing an attempt by a third party to gain control of FirstFederal by voting such shares against the transaction with the third party or could be used to dilute the stock ownership or voting rights of a person or entity seeking to obtain control of FirstFederal. Although the FirstFederal Board does not currently anticipate issuing additional shares of FirstFederal Common Stock for purposes of preventing a takeover of FirstFederal, the FirstFederal Board reserves its right (consistent with its fiduciary responsibilities) to issue shares for such purpose.

         If the amendment is adopted, the first sentence of the Fourth Article of the First Federal Articles would be amended to read as follows:

         "FOURTH: The aggregate number of shares of all classes of capital stock which the corporation has authority to issue is forty-one million five hundred thousand shares of which forty million shares are to be shares of common stock, par value $1.00 per share, and of which one million five hundred thousand are to be shares of serial preferred stock, without par value per share."

         Adoption of the proposed amendment requires the affirmative vote of a majority of the issued and outstanding shares of FirstFederal Common Stock. As soon as practicable after such affirmative vote has been taken and certified, the amendment will be filed with the Secretary of State of the State of Ohio and will thereupon become effective.

         THE FIRSTFEDERAL BOARD RECOMMENDS THAT FIRSTFEDERAL SHAREHOLDERS VOTE "FOR" ADOPTION OF THE AMENDMENT TO THE FIRSTFEDERAL ARTICLES TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF FIRSTFEDERAL COMMON STOCK.

                           AMENDMENT TO FIRSTFEDERAL'S
                    ARTICLES OF INCORPORATION TO CHANGE NAME

         The corporate name of FirstFederal since its incorporation has been "FirstFederal Financial Services Corp." This name was selected at the time of FirstFederal's incorporation in 1989 because FirstFederal's primary purpose was to serve as the parent holding company of First Federal Savings and Loan Association of Wooster. As noted elsewhere herein, in July 1997, First Federal Savings and Loan Association of Wooster converted from a federal savings association to a national bank, and concurrently therewith changed its name to "Signal Bank, N.A." In order to reflect the new name of FirstFederal's lead subsidiary, Signal Bank, the FirstFederal Board recommends to FirstFederal's shareholders for their adoption at the FirstFederal Annual Meeting an amendment to the FirstFederal Articles to change FirstFederal's name to "Signal Corp".

         If the amendment is adopted, the First Article of the FirstFederal Articles would be amended to read as follows:

         "FIRST:           The name of the Corporation is "Signal Corp".

         Approval of the amendment requires the affirmative vote of a majority of the issued and outstanding shares of FirstFederal Common Stock. As soon as practicable after such affirmative vote has been taken and certified, the amendment will be filed with the Secretary of State of the State of Ohio.

         THE FIRSTFEDERAL BOARD RECOMMENDS THAT FIRSTFEDERAL SHAREHOLDERS VOTE "FOR" ADOPTION OF THE AMENDMENT TO FIRSTFEDERAL'S ARTICLES OF INCORPORATION TO CHANGE FIRSTFEDERAL'S NAME.

                       ELECTION OF FIRSTFEDERAL DIRECTORS

GENERAL

         Directors of FirstFederal are generally elected to serve for three-year terms or until their respective successors are elected and qualified. One-third of the directors are generally elected annually. At the FirstFederal Annual Meeting, FirstFederal's shareholders will be asked to elect seven directors, including three directors appointed during fiscal 1997 whose current terms will expire at the FirstFederal Annual Meeting (David J. Olderman, David C. Vernon and Joseph P. Ciolek) and a nominee not yet serving as a director (James J. Little). It is intended that the proxies solicited on behalf of the FirstFederal Board (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the FirstFederal Annual Meeting for the election of the nominees identified below. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the FirstFederal Board may recommend.

         The following table sets forth certain information regarding the FirstFederal Board, including members' terms of office and their beneficial ownership of FirstFederal Common Stock as of May 4, 1998. The following directors beneficially owned more than 1% of the shares of FirstFederal Common Stock outstanding as of May 4, 1998, as follows: Mr. Stein 6.35%, Mr. James 5.73%, and Mr. Clark 1.16%. No other director beneficially owned more than 1% of the shares of FirstFederal Common Stock outstanding as of May 4, 1998.

                                                                                                               Shares of
                                                                                                             FirstFederal
                                                                                                             Common Stock
                                           Positions Held                    Director         Term to        Beneficially
           NAME                 Age       in FirstFederal                    Since(1)         Expire           Owned(2)
---------------------------   ------  ----------------------               ------------      ---------     -----------------
                                                           NOMINEES

R. Victor Dix                   63     Director                                1971            2001           15,247(3)(4)
Daniel H. Plumly                44     Director                                1987            2001           23,024(3)(4)(5)
L. Dwight Douce                 49     Director, Executive Vice                1989            2001           49,827(6)
                                       President and Secretary
David J. Olderman               62     Director                                1997            2001           23,016(11)
David C. Vernon                 57     Director                                1997            2000           46,889(7)
James J. Little                 35     President and Chief                     1998            2000            8,053(8)
                                       Operating Officer
Joseph P. Ciolek                52     Director                                1997            1999            1,241

                                              DIRECTORS CONTINUING IN OFFICE

Richard E. Herald               68     Director                                1977            2000           55,862(4)(9)
Gust B. Geralis                 41     Director                                1988            2000           18,035(4)
Gary G. Clark                   48     Chairman of the Board and               1983            1999           79,258(6)
                                       Chief Executive Officer
Steven N. Stein                 42     Director                                1989            1999          432,007(3)(4)(10)
Ronald A. James, Jr.            48     Director                                1996            1999          387,357(10)

----------

(1) Includes service as a director of Signal Bank, formerly known as First Federal Savings and Loan Association of Wooster.

(2) Includes shares held directly, as well as shares which are held in retirement accounts or by certain members of the named individuals' families, over which shares the respective directors may be deemed to have sole or shared voting or investment power, including shares of restricted stock over which the respective directors have sole voting but no investment power.

(3) Includes with respect to Messrs. Dix, Plumly and Stein, 168, 672 and 39,810 shares of FirstFederal Common Stock, respectively, issuable upon conversion of shares of FirstFederal's Series B Preferred Stock.

(4) Includes 8,862 shares of FirstFederal Common Stock each with respect to Messrs. Dix, Plumly, Herald, Geralis and Stein, subject to presently exercisable stock options and 2,500 shares of restricted stock awarded to each of the aforementioned directors over which such directors have sole voting but no investment power.

(5) Excludes 812 shares held in the Individual Retirement Account of Mr. Plumly's wife, as to which Mr. Plumly disclaims beneficial ownership.

(6) Includes with respect to Messrs. Clark and Douce, 54,896 and 31,706 shares of FirstFederal Common Stock, respectively, subject to stock options currently exercisable or which will become exercisable within 60 days of May 4, 1998 and 10,000 and 7,500 shares of restricted stock, respectively, over which Mr. Clark and Mr. Douce have sole voting but no investment power.

(7) Includes 25,180 shares of FirstFederal Common Stock subject to currently exercisable options. Excludes 292 shares held by Mr. Vernon's wife and 92 shares held in a UGMA account of which Mr. Vernon is custodian, of which Mr. Vernon disclaims beneficial ownership.

(8) Includes 5,000 shares of restricted stock awarded to Mr. Little over which Mr. Little has sole voting but no investment power.

(9) Does not include 7,027 shares of FirstFederal Common Stock beneficially owned by Wayne Mutual Insurance Co., of which Mr. Herald is a director, as to which shares Mr. Herald disclaims beneficial ownership.

(10) Includes 2,500 shares of restricted stock awarded to each of Messrs. Stein and James, over which such directors have sole voting but no investment power.

(11) Includes 1,000 shares of FirstFederal Common Stock subject to a stock option exercisable within 60 days of May 4, 1998.

         The business experience of each of FirstFederal's directors and nominees for at least the past five years is as follows:

         R. Victor Dix. Mr. Dix is the President and Publisher of The Daily Record and Chairman and Director of Dix Communications. Mr. Dix has served as a Director of FirstFederal since its formation in 1989 and as a Director of Signal Bank since 1971.

         Daniel H. Plumly. Mr. Plumly has been engaged in the private practice of law with the firm of Critchfield, Critchfield & Johnston, Ltd. since 1978 and has been a principal in the firm since 1981. Mr. Plumly has served as a Director of FirstFederal since its formation in 1989 and as a Director of Signal Bank since 1987.

         L. Dwight Douce. In April 1994, Mr. Douce was named Executive Vice President of FirstFederal. Mr. Douce has served as a Director and Secretary of FirstFederal since its formation in 1989 and served as Treasurer of FirstFederal from 1989 to 1997. In June 1996, Mr. Douce was named President and Chief Operating Officer of Signal Bank. Prior thereto, Mr. Douce served as Executive Vice President of Signal Bank since August 1993, and

Chief Financial Officer of Signal Bank since 1983. A Director of Signal Bank since 1989, Mr. Douce has 14 years of experience with Signal Bank.

         David J. Olderman. From 1988 to October 1997, Mr. Olderman served as Chairman and Chief Executive Officer of Carret, an investment company which manages approximately $1 billion in customer assets. Mr. Olderman is no longer involved in the day-to-day affairs of Carret, but will continue to serve as Chairman in an advisory capacity until October 1998 as part of Carret's transition to new management. Mr. Olderman is a director of Grief Bros., Inc., a manufacturer of paper board products located in Delaware, Ohio.

         David C. Vernon. Mr. Vernon has served as Chairman, President and Chief Executive Officer of Summit Bank since 1991. Summit Bank was acquired by FirstFederal in July 1997.

         James J. Little. In January 1998, Mr. Little became President and Chief Operating Officer of FirstFederal. Mr. Little served as Executive Vice President and Chief Financial Officer of FirstFederal from June 1996 until his appointment as President and Chief Operating Officer and as Executive Vice President from July 1995 to June 1996. Prior to joining FirstFederal in July 1995, Mr. Little served as President and Chief Executive Officer of Falls Financial, Inc. from 1993 to 1995 and as Executive Vice President and Chief Financial Officer of Falls Financial, Inc. from 1989 to 1993.

         Joseph P. Ciolek. Mr. Ciolek has served as President of Alliance Corporate Resources, Inc. ("Alliance") since 1989. Alliance was acquired by Signal Bank in July 1997.

         Richard E. Herald. Mr. Herald served as Chairman of the Board of FirstFederal and Signal Bank from 1989 until his retirement from such positions in April 1994. Mr. Herald retired from his position as Chief Executive Officer of FirstFederal and Signal Bank in 1993. From 1977 to February 1989, Mr. Herald served as President and Chief Executive Officer of Signal Bank.

         Gust B. Geralis. Mr. Geralis is a certified public accountant and the President of Mighty Associates Inc., an automotive service company located in Medina, Ohio. Mr. Geralis has served as a Director of FirstFederal since its formation in 1989. Mr. Geralis has also served as a Director of Signal Bank since 1988.

         Gary G. Clark. Mr. Clark succeeded Richard E. Herald as Chairman of the Board of FirstFederal and Signal Bank in April 1994. On August 1, 1993, Mr. Clark succeeded Richard E. Herald as Chief Executive Officer of FirstFederal and Signal Bank. Mr. Clark has served as a Director of FirstFederal since its formation in 1989 and President of FirstFederal from the time of its formation through January 1998. He has also been a Director of Signal Bank since 1983 and President and Chief Operating Officer of Signal Bank from 1989 until reaching his current positions. Mr. Clark has 20 years of experience with Signal Bank.

         Steven N. Stein. Mr. Stein has served as President of the Belvedere Corporation, a real estate company, located in Cincinnati, Ohio, since April 1990 and, since August 1995, as Chairman of Financial Stocks, Inc., the general partner of an investment partnership. Prior thereto he was an attorney with the law firm of Taft, Stettinius & Hollister, also based in Cincinnati. Mr. Stein has served as a Director of FirstFederal and Signal Bank since 1989.

         Ronald A. James, Jr. Since 1980, Mr. James has served as President of MCi, which was acquired by FirstFederal in April 1996.

BOARD OF DIRECTORS MEETINGS, COMMITTEES AND COMPENSATION

         The FirstFederal Board held 12 meetings during the fiscal year ended December 31, 1997. No incumbent director attended fewer than 75% of the total number of meetings held by FirstFederal Board and all committees of the FirstFederal Board on which he served during the year.

         Non-employee directors of FirstFederal receive a monthly retainer of $200, except for Director David J. Olderman, who has declined to accept such compensation; directors of FirstFederal who are also employees receive no compensation for their service as directors of FirstFederal. On April 29, 1997, each non-employee director of FirstFederal was granted an immediately exercisable option to purchase 1,000 shares of FirstFederal Common Stock, adjusted to 1,250 shares for the 25% stock dividend paid on May 22, 1997, at a split-adjusted exercise price of $29.80 per share. Each non-employee director of Signal Bank receives a monthly retainer of $850 and a fee of $500 for each meeting of the Board of Directors of Signal Bank (the "Signal Bank Board") attended. Directors Dix, Geralis, Herald, Plumly and Stein receive such compensation for their services as members of the Signal Bank Board.

         The full FirstFederal Board acts as a Nominating Committee for the annual selection of its nominees for election as directors. Pursuant to the FirstFederal Code, nominations for directors by shareholders must be made in writing and delivered to the Secretary of FirstFederal at least 30 days prior to the meeting and such written nomination of stockholders must contain certain information as provided in the FirstFederal Code. While the FirstFederal Board will consider nominees recommended by shareholders, it has not actively solicited nominations. The FirstFederal Board has standing Mergers and Acquisitions, Stock Option and Compensation and Benefits Committees, as described below. The Signal Bank Board also has a Compensation and Benefits Committee, the members of which are the same as those of the FirstFederal Board's Compensation and Benefits Committee and which generally meets jointly with such committee, and an Audit and Compliance Committee, as described below.

         Mergers and Acquisitions Committee. The Mergers and Acquisitions Committee is responsible for advising the FirstFederal Board as to merger and acquisition opportunities. The present members of this Committee are Directors Gary G. Clark, Chairman, Daniel H. Plumly, Steven N. Stein, David C. Vernon and
L. Dwight Douce. Non-employee members are compensated at the rate of $300 for each meeting attended. This Committee met five times in 1997.

         Stock Option Committee. The Stock Option Committee is responsible for administering the Company's 1997 Omnibus Incentive Plan and 1994 Non-Employee Director Stock Option Plan. The members of this Committee are Directors Steven
N. Stein (Chairman) and Gust B. Geralis. Chairman Stein received $400 and Mr. Geralis received $300 for each meeting attended during 1997. This Committee met five times during 1997.

         Compensation and Benefits Committees. The FirstFederal and Signal Bank Boards' Compensation and Benefits Committees are charged with reviewing and maintaining various items related to compensation, and other types of benefits such as health and medical insurance, life insurance, long-term disability insurance, and such other benefits that may from time to time be authorized by the FirstFederal and Signal Bank Boards, respectively. Directors Steven N. Stein (Chairman), Gust B. Geralis and Daniel H. Plumly, each an outside director, are the present members of the Compensation and Benefits Committees of the FirstFederal and Signal Bank Boards. Members are compensated at the rate of $300 for the Chairman and $400 for each other member for attendance at committee meetings. The Compensation and Benefits Committee of the FirstFederal Board met three times during fiscal 1997 and the Compensation and Benefits Committee of the Signal Bank Board met four times during fiscal 1997.

         Audit and Compliance Committee. The Audit and Compliance Committee of the Signal Bank Board is responsible for monthly review of reports developed by the internal audit department and compliance department and for follow-up to determine that adequate action is taken to ensure correction of any problems that have been identified. Other responsibilities of this Committee are to recommend annually to the FirstFederal Board the engagement of an independent auditing firm, to review the scope and results of the audit with the independent auditors and to meet with internal and independent auditors as appropriate. Monthly reports are made to the full Signal Bank Board by this Committee. Current Committee members are Directors Gust B. Geralis (Chairman), Richard E. Herald, R. Victor Dix and Daniel H. Plumly. Committee members are compensated at the rate of $300 per meeting attended, except for the Chairman, who receives $400 per meeting attended. The Audit and Compliance Committee met ten times during 1997.

EXECUTIVE COMPENSATION

         The following table sets forth information concerning the compensation paid or granted to FirstFederal's Chief Executive Officer and to certain other executive officers of FirstFederal whose salary and bonus for fiscal 1997 exceeded $100,000 (the "FirstFederal Named Executive Officers").

                                                        SUMMARY COMPENSATION TABLE
                          Annual Compensation                                        Long-Term Compensation
-----------------------------------------------------------------------  -----------------------------------------
                                                                                    AWARDS              PAYOUTS
                                                                         ---------------------------- ------------
                                                                          RESTRICTED     SECURITIES
NAME AND                                                                     STOCK       UNDERLYING      LTIP       ALL OTHER
PRINCIPAL                                            SALARY      BONUS     AWARD(S)       OPTIONS       PAYOUTS    COMPENSATION
POSITION                                 YEAR          ($)        ($)         ($)          (#)(1)         ($)         ($)(2)
---------------------------------------------------------------------------------------------------------------------------------
Gary G. Clark                            1997      $208,000    $65,000       ---           10,000             ---          22,108
 Chairman and Chief                      1996       195,000     80,000       ---           10,000             ---           5,802
 Executive Officer                       1995       180,000     67,500       ---           11,000             ---           5,786
---------------------------------------------------------------------------------------------------------------------------------
L. Dwight Douce                          1997      $158,000    $25,000       ---            8,000             ---          17,056
 Executive Vice President and            1996       135,000     45,000       ---            7,500             ---           5,600
 Secretary                               1995       115,000     34,500       ---            6,600             ---           4,718
---------------------------------------------------------------------------------------------------------------------------------
James J. Little(3)                       1997      $138,000    $67,500       ---           18,000             ---          12,053
 President and Chief Operating           1996       103,500    100,500       ---            5,000             ---           2,942
 Officer                                 1995        33,500       ---        ---            2,750             ---              37
=================================================================================================================================

(1) Options granted prior to 1997 have been adjusted for the 25% common stock dividend paid on May 22, 1997 and the 10% common stock dividends paid on May 22, 1996 and May 22, 1995 (the "Stock Dividends").

(2) Represents contributions under Signal Bank's 401(k) Savings and Investment Plan (the "Signal Bank 401(k) Plan") and life insurance premiums paid by Signal Bank on behalf of each of Messrs. Clark, Douce and Little, as follows: 1997: 401(k) - $21,530, $16,695 and $11,941;
         life insurance premiums - $578, $361 and $112; 1996: 401(k)- $4,500,
         $4,514 and $2,585; life insurance premiums - $1,302, $1,086 and $359;
         and 1995: 401(k) - $4,916, $3,848 and $0; life insurance premiums - $870, $870 and $37.

(3) Mr. Little became an officer of FirstFederal in July 1995. He became President and Chief Operating Officer in January 1998 after serving as Executive Vice President and Chief Financial Officer.

         The following table sets forth certain information concerning stock options granted to the FirstFederal Named Executive Officers in 1997. No stock appreciation rights were granted to the named executive officers during 1997.

                                              OPTION GRANTS IN LAST FISCAL YEAR
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                    Potential Realizable
                                                                                                      Value at Assumed
                                                                                                    Annual Rates of Stock
                                                                                                     Price Appreciation
                                       Individual Grants                                               for Option Term
-----------------------------------------------------------------------------------------------------------------------------
                                         Number of      % of Total
                                         Securities      Options
                                         Underlying     Granted to      Exercise
                                          Options       Employees       or Base
                                          Granted       in Fiscal        Price      Expiration
                 NAME                      (#)(1)          Year          ($/Sh)        Date            5% ($)         10% ($)
-----------------------------------------------------------------------------------------------------------------------------
Gary G. Clark                              10,000          5.87%        $37.50       06/17/07         $235,800      $ 597,700
-----------------------------------------------------------------------------------------------------------------------------
L. Dwight Douce                            8,000           4.70          37.50       06/17/07          188,640        478,160
-----------------------------------------------------------------------------------------------------------------------------
James J. Little                            18,000         10.57          37.50       06/17/07          424,440      1,075,860
=============================================================================================================================

(1) Options become exercisable in full on June 17, 2000, except with respect to the option granted to Mr. Little, which will become exercisable with respect to 8,000 shares on June 17, 2000 and 10,000 shares on June 17, 2002.

         The following table sets forth certain information concerning the number and value of stock options at December 31, 1997 held by the FirstFederal Named Executive Officers, with adjustments for those options awarded prior to the Stock Dividends.

                                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
                                                        OPTION VALUES

                                                                                                          VALUE OF
                                                                          NUMBER OF                     UNEXERCISED
                                                                         UNEXERCISED                    IN-THE-MONEY
                                                                          OPTIONS AT                     OPTIONS AT
                                                                          FY-END (#)                   FY-END ($)(2)
                         SHARES ACQUIRED      VALUE REALIZED     -----------------------------------------------------------
         NAME            ON EXERCISE (#)          ($)(1)         EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------------------
Gary G. Clark                 3,182              $107,329           41,146         36,250         $1,482,081    $734,962
----------------------------------------------------------------------------------------------------------------------------
L. Dwight Douce                ---                  ---             23,458         25,622            830,008     494,023
----------------------------------------------------------------------------------------------------------------------------
James J. Little                ---                  ---               ---          27,687                ---     351,351
============================================================================================================================

(1) Represents the difference between the fair market value of the shares of FirstFederal Common Stock acquired upon exercise (based upon the closing price per share on the Nasdaq Stock Market on the date of exercise) and the aggregate exercise price of each option.

(2) Represents the difference between the fair market value of the shares of FirstFederal Common Stock underlying the options on December 31, 1997 (based upon the closing price per share on the Nasdaq Stock Market on December 31,
1997) and the aggregate exercise price of each option.

         EMPLOYMENT AGREEMENTS. Signal Bank has entered into employment agreements with Messrs. Clark, Douce and Little. The employment agreements provide for an annual base salary in an amount not less than each individual's respective current salary and provide for a salary review by the Signal Bank Board not less often than annually. The agreements also provide for termination upon the employee's death, for cause or in certain other events specified in the agreements. The employment agreements are also terminable by the employee upon 90 days written notice to Signal Bank.

         The employment agreements provide for payment (in lieu of salary) to Messrs. Clark, Douce and Little of an amount equal to 299% of their five year average base compensation, respectively, in the event there is a "change in control" of Signal Bank where employment terminates in connection with such change in control or within 12 months thereafter. If the employment of Messrs. Clark, Douce and Little had been terminated as of December 31, 1997 under circumstances entitling them to severance pay as described above, they would have been entitled to receive lump sum cash payments of approximately $682,000, $440,000 and $612,000, respectively.

REPORT ON EXECUTIVE COMPENSATION OF THE COMPENSATION AND BENEFITS AND STOCK OPTION COMMITTEES

         All executive officers of FirstFederal also currently hold positions with Signal Bank and receive their primary cash compensation from Signal Bank. Decisions on cash compensation of FirstFederal's executives are made by the three member Compensation and Benefits Committees of the FirstFederal and Signal Bank Boards. All decisions by the Compensation and Benefits Committees relating to the cash compensation of FirstFederal's executive officers are reviewed by the full FirstFederal and Signal Bank Boards, except that FirstFederal and Signal Bank Board members who are also executive officers of FirstFederal or Presidents of subsidiaries do not participate in deliberations regarding their respective compensation.

         Set forth below is a report prepared by Messrs. Stein, Geralis and Plumly in their capacities as members of the Compensation and Benefits Committees and by Messrs. Stein and Geralis in their capacities as members of the FirstFederal Board's Stock Option Committee. This report addresses the compensation policies for 1997 as they affected the Chief Executive Officer and other executive officers of FirstFederal.

                  Compensation Policies Toward Executive Officers Generally. The Compensation and Benefits Committees' executive compensation policies are designed to provide competitive levels of compensation that integrate pay with FirstFederal's annual and long-term performance goals, reward above-average company performance, recognize individual initiative and achievements, and assist FirstFederal in attracting and retaining qualified executives. Target levels of the executive officers' overall compensation are intended to be competitive with the compensation being paid to executive officers of a peer group of publicly traded financial institutions in Ohio and the Midwest.

                  The Stock Option Committee endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. Thus, the Compensation and Benefits Committees have also utilized these elements in the compensation packages for FirstFederal's executive officers.

                  Relationship of Performance Under Compensation Plans. Compensation paid to Messrs. Clark, Douce and Little in 1997, as reflected in the foregoing tables, primarily consisted of the following elements: base salary, awards accrued pursuant to the Management Incentive Compensation Plan (the "Incentive Plan"), additional bonus awards and matching contributions pursuant to the Signal Bank 401(k) Plan. In addition (as indicated in the tables above), during 1997, the Stock Option Committee awarded stock options under the 1997 Omnibus Incentive Plan to Messrs. Clark, Douce and Little.

                  Management Incentive Compensation. The Incentive Plan is a cash bonus plan under which awards may be authorized on an annual basis by the FirstFederal Board's Compensation and Benefits Committee to participants if certain performance goals are met by FirstFederal.

                  Awards under the Incentive Plan have been based upon (i) FirstFederal's success in attaining a targeted return on average equity (net earnings divided by average equity) in excess of a minimum threshold goal established annually in advance by the FirstFederal Board, and (ii) with respect to executives other than Messrs. Clark, Douce and Little, individual performance.

                  Twenty percent of the incentive awards for Messrs. Clark, Douce and Little in 1997 were based upon FirstFederal's attainment of a targeted return on average equity. Because of various transactions effected by FirstFederal during fiscal 1997 which prevented FirstFederal from attaining the return on equity targeted by the Management Incentive Plan, the amount of bonuses available to be awarded to Messrs. Clark, Douce and Little under such plan for fiscal 1997 were determined by the FirstFederal Board's Compensation and Benefits Committee to be inadequate in view of FirstFederal's overall performance during fiscal 1997. The FirstFederal Board's Compensation and Benefits Committee therefore determined to award additional bonuses for 1997 to Messrs. Clark, Douce and Little outside of the Management Incentive Plan.

                  Stock Incentive Plan. The long-term incentive component of the executive officers' 1997 compensation arose under the 1997 Omnibus Incentive Plan.

                  The 1997 Omnibus Incentive Plan provides for awards in the form of stock options, stock appreciation rights, limited stock appreciation rights, restricted stock and performance awards. Each award is made on such terms and conditions, consistent with the 1997 Omnibus Incentive Plan, as the Stock Option Committee may determine. No awards of stock appreciation rights or limited stock appreciation rights have been made. The stock options granted to date generally have been exercisable in three years, and in no event later than ten years, from the date of the grant. Under the 1997 Omnibus Incentive Plan, the Committee may grant either "Incentive Stock Options," as defined under
         Section 422 of the Code, or stock options not intended to qualify as such. FirstFederal does not receive any cash consideration for the granting of options under the 1997 Omnibus Incentive Plan. Shares may be either authorized but unissued shares or reacquired shares held by FirstFederal in its treasury. Any shares subject to an award which expires or is terminated unexercised will again be available for issuance under the 1997 Omnibus Incentive Plan.

                  Messrs. Clark and Douce have received annual awards of stock options since 1987. During 1997, the Stock Option Committee granted to Messrs. Clark, Douce and Little options to purchase the number of shares of FirstFederal Common Stock as indicated in the "Option Grants in Last Fiscal Year" table above.

                  Other Compensation Plans. At various times in the past, Signal Bank has adopted certain broad-based employee benefit plans in which the executive officers are permitted to participate on the same terms as non-executive employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans.

                  Pursuant to the Signal Bank 401(k) Plan, participants are permitted to make annual salary reduction contributions to the Signal Bank 401(k) Plan in amounts of 1% to 15% of their salary. Prior to January 1, 1997, the participant's salary reduction contribution was matched by contributions in FirstFederal Common Stock based on a formula up to a maximum of 2% of the participant's salary for those participants who qualified. Effective January 1, 1997, this maximum percentage was raised to 3%. Supplemental matching contributions may be contributed from time to time, in FirstFederal Common Stock, upon approval of the Signal Bank Board. In connection with the termination of Signal Bank's Pension Plan, the Signal Bank 401(k) Plan was amended to permit Signal Bank to apply what would have been the average annual cost of continuing to fund the Pension Plan toward annual "age-weighted" contributions to the Signal Bank 401(k) Plan (in addition to Signal Bank's regular matching contributions). An employee's share of any age-weighted contributions to the Signal Bank 401(k) Plan will increase as the employee becomes older, unless the employee's salary simultaneously decreases significantly.

                  For 1997, Signal Bank's matching and age-weighted contributions to the Signal Bank 401(k) Plan for Messrs. Clark, Douce and Little were $21,530, $16,695 and $11,941, respectively.

                  Effective July 1, 1997, FirstFederal commenced operation of its 1997 Employee Stock Purchase Plan (the "Purchase Plan") which was approved at FirstFederal's Annual Meeting of Shareholders held on April 22, 1997. The Purchase Plan allows for employee purchases of FirstFederal Common Stock at a discount from the market price through periodic payroll deductions in a manner intended to qualify for favorable tax treatment under Section 423 of the Code. During fiscal 1997, Mr. Little participated in the Purchase Plan; Messrs. Clark and Douce elected not to participate in the Purchase Plan during fiscal 1997.

                  Determination of Chief Executive Officer's Compensation. The Compensation and Benefits Committees based the Chief Executive Officer's 1997 compensation on the policies described above for executive officers generally. A significant portion of the Chief Executive Officer's potential compensation is tied to FirstFederal's performance. In targeting compensation for the Chief Executive Officer, the Compensation and Benefits Committees also seek to be competitive with the total compensation being paid to the Chief Executive Officers of comparable publicly traded financial services companies. The Compensation and Benefits Committees have targeted the Chief Executive Officer's total compensation at or slightly above the median total compensation paid to Chief Executive Officers of these comparable companies. The members of the Compensation and Benefits Committees are Directors Steven N. Stein, (Chairman), Gust G. Geralis and Daniel H. Plumly. The members of the Stock Option Committee are Directors Steven
         N. Stein (Chairman) and Gust B. Geralis.

PERFORMANCE GRAPH

         FirstFederal's proxy statement relating to its Annual Meeting of Shareholders held on April 22, 1997 included a graph comparing the cumulative total stockholder return on FirstFederal's Common Stock to a savings and loan industry index. Because of Signal Bank's conversion in July 1997 from a federal savings association to a national bank and FirstFederal's July 1997 acquisition of Summit Bank (and FirstFederal's registration as a bank holding company and deregistration as a savings and loan holding company), the FirstFederal Board believes it is now more appropriate to compare the return on the FirstFederal Common Stock to an industry index comprised of banks (or their holding companies) as well as savings and loans (or their holding companies). The following graph compares the cumulative total stockholder return on the FirstFederal Common Stock to a broad index of the Nasdaq Stock Market, a combined bank and thrift industry index and the savings and loan industry index utilized in last year's Annual Meeting proxy statement for the period from December 31, 1992 through December 31, 1997. The graph assumes that $100 was invested on December 31, 1992 and that all dividends were reinvested.


                                                                    PERIOD ENDING
                                        ---------------------------------------------------------------------
INDEX                                   12/31/92   12/31/93      12/31/94   12/31/95      12/31/96   12/31/97
                                        --------   --------      --------   --------      --------   --------
FirstFederal Financial Services Corp    100.00     155.88        152.76      199.28       364.93     522.52
NASDAQ - Total US                       100.00     114.80        112.21      158.70       195.19     239.53
SNL All Bank & Thrift Index             100.00     110.97        108.52      168.94       234.17     359.47
Thrifts (All)                           100.00     125.50        124.03      193.16       251.69     428.24

CERTAIN TRANSACTIONS

         Pursuant to FirstFederal's policies, all transactions with senior policy-making officers and directors must be on terms and conditions comparable to those for similar transactions with non-affiliates. In addition, all loans and other transactions between FirstFederal and such officers and directors will be subject to approval by a majority of the FirstFederal Board, including a majority of its disinterested directors. Signal Bank and Summit Bank continue to follow a policy of granting to employees loans for the financing and improvement of their personal residences as well as consumer loans on substantially the same terms and collateral, except for interest rates and waiver of certain fees, as those of comparable transactions prevailing at the time.

         On December 31, 1997, Director Ronald A. James, Jr., owner of Hudson Mobile Insurance Agency and Indy Mobile Insurance Agency, entered into an agreement with Signal Bank for the sale of such agencies for approximately $1.1 million in cash.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Director Daniel H. Plumly, a member of the FirstFederal and Signal Bank Boards' Compensation and Benefits Committees is a principal in the law firm of Critchfield, Critchfield & Johnston, Ltd., Wooster, Ohio ("Critchfield"). Critchfield has provided legal services to Signal Bank for many years and to FirstFederal since its incorporation in 1989. During 1997, compensation paid to Critchfield for legal services totaled $900,448, as follows: FirstFederal - $92,345; Signal Bank - $183,457; Signal Securitization Corp. (a subsidiary of FirstFederal) - $265,150; Summit Bank - $16,115; MCi - $179,717; Alliance, a subsidiary of Signal Bank; - $64,429; Signal Finance Co., a subsidiary of Signal Bank, $10,288; all other subsidiaries of Signal Bank - $565; borrowers of Signal Bank and the sellers of real estate in connection with the closing of real estate loans made by Signal Bank - $88,382.

         Mr. Plumly is also a partner in Heartland Title Agency. During 1997, Heartland Title Agency received $25,726 from borrowers of Signal Bank and the sellers of real estate for escrow services, premiums for title insurance, title search fees and other matters relating to closing real estate loans.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires FirstFederal's directors and executive officers, and persons who own more than 10% of a registered class of FirstFederal's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of FirstFederal Common Stock and other equity securities of FirstFederal. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish FirstFederal with copies of all Section 16(a) forms they file.

         To FirstFederal's knowledge, based solely on a review of the copies of such reports furnished to FirstFederal and written representations that no other reports were required during the fiscal year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except for the inadvertent failure to timely file a Form 3 by Director Olderman. A Form 3 was subsequently filed by Mr. Olderman.

                      ELECTION OF FIRST SHENANGO DIRECTORS

         The First Shenango Board is presently composed of seven members who are elected for terms of three years, with approximately one-third of the directors elected annually in accordance with the First Shenango Bylaws. At the First Shenango Annual Meeting, two directors will stand for election.

         It is intended that the persons named in the proxies solicited by the First Shenango Board will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the First Shenango Board may recommend. At this time, the First Shenango Board knows of no reason why any nominee might be unavailable to serve.

         The following table sets forth each nominee and continuing director's name, age, the year he first became a director of First Shenango or New Castle Bank, the year in which his term will expire and the number of shares and percentage of First Shenango Common Stock beneficially owned.

                                                         Year
                                                         First                      Shares of Common
                                                        Elected      Term to       Stock Beneficially           % of
                 Name                    Age (1)       Director       Expire        Owned(2)(3)(4)(5)           Class
-------------------------------------    -------      ----------     --------       -----------------          ------
                                        BOARD NOMINEES FOR TERMS TO EXPIRE IN 2001
Ronald P. Bergey ....................      59            1984         1998(11)             20,634                0.95%
Robert H. Carlson....................      70            1978         1998(11)             26,917 (9)            1.24

                                              DIRECTORS CONTINUING IN OFFICE

William G. Eckles, II................      72            1966         1999                 24,062 (6)(7)         1.11
Dale R. Perelman.....................      55            1986         1999                 28,005 (8)            1.29
Francis A. Bonadio...................      66            1985         2000                 74,325(10)            3.43
R. Joseph Hrach......................      49            1996         2000                  5,100 (6)(12)        0.24
Richard E. Rentz, Jr.................      54            1986         2000                 28,267 (6)            1.30

                                                        (Footnotes on next page)

----------

(1)      At December 31, 1997.

(2)      At May 4, 1998.

(3) Pursuant to rules promulgated under the Exchange Act, a person or entity is considered to beneficially own shares of First Shenango Common Stock if he or she directly or indirectly has or shares (1) voting power, which includes the power to vote or to direct the voting of the shares; or

(2) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, includes all shares held directly by the named individuals as well as by spouses, minor children in trust and other indirect ownership, over which shares the named individual effectively exercises sole voting and investment power.

(4) Includes 11,873 restricted shares awarded to Mr. Bonadio and 2,710 restricted shares granted to each non-employee director pursuant to the Management and Directors Stock Bonus Plans. These shares were granted in connection with the New Castle Bank's conversion from mutual to stock form on April 5, 1993 and became fully vested on April 5, 1997. Mr. Hrach did not become a Director until 1996 and thus did not receive such an award.

(5) Includes shares of First Shenango Common Stock subject to options granted pursuant to the 1993 Stock Option Plan which are currently exercisable or will become exercisable within 60 days of the First Shenango Record Date.

(6) Excludes 106,508 shares of Common Stock (5.15%) held by the New Castle Bank's Employee Stock Ownership Plan (the "ESOP") for which such non-employee directors (Directors Eckles, Hrach and Rentz) serve as plan trustees and exercise shared voting and investment power. Shares which are unallocated to participating employees (presently 55,129 shares) and shares for which no voting directions are received are voted by the plan trustees. Once allocated to participant accounts, such First Shenango Common Stock will be voted by the plan trustees as directed by each plan participant as the beneficial owner of such First Shenango Common Stock. The plan trustees act as fiduciaries within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The individuals serving as plan trustees disclaim beneficial ownership of stock held under the ESOP.

(7) Includes 5,000 shares held in trust by a self-directed IRA account, 2,000 shares held directly by spouse, and 2,570 shares held jointly by spouse, son and daughter.

(8) Includes 10,761 shares held jointly with spouse, and 108 shares held directly by spouse.

(9)      Includes 8,650 shares held in trust by a self-directed IRA account.

(10) Includes 10,000 shares held jointly with spouse, 3,200 shares held directly by spouse, 2,035 shares held directly by sons, and 7,240 shares allocated under the ESOP.

(11) Messrs. Bergey and Carlson have been nominated to serve three year terms to expire in 2001. Notwithstanding the foregoing, if the Merger occurs, First Shenango will cease to exist and the terms of Messrs. Bergey and Carlson will automatically expire upon consummation of the Merger.

(12)     Includes 100 shares held jointly with spouse.

         The principal occupation during the past five years of each nominee and director of the First Shenango Board is set forth below.

         FRANCIS A. BONADIO has served as President and Chief Executive Officer of New Castle Bank since 1985. He served as an officer of New Castle Bank from 1976-1985. Mr. Bonadio is on the Board of Directors of the New Castle Community Y, the Jameson Hospital and The Hoyt Institute of Fine Arts.

         RONALD P. BERGEY is a Certified Public Accountant and a Professor of Accounting at Westminster College, New Wilmington, Pennsylvania. He also owns and operates a part-time CPA practice in New Wilmington. Mr. Bergey is a member of the Pennsylvania Institute of Certified Public Accountants and the American Institute of Certified Public Accountants.

         ROBERT H. CARLSON is currently retired. Prior to 1990 he was President and Chief Executive Officer of Universal-Rundle Corp., New Castle, Pennsylvania, a plumbing-fixture manufacturer. Mr. Carlson retired from the Board of Directors of the Ohio Edison Company and the Pennsylvania Power Company in 1996. He is currently the Chairman of the Board of St. Francis Hospital in New Castle.

         WILLIAM G. ECKLES, II was the President and Chief Executive Officer of W.G. Eckles Co., New Castle, Pennsylvania, an architectural firm, from 1968 to 1986 and now serves as consultant to the company. Mr. Eckles serves on the Board of Directors of the New Castle Community Y.

         R. JOSEPH HRACH is the President of the Pennsylvania Power Company ("Penn Power") in New Castle, Pennsylvania, a position he has held since July 1, 1996. Previously he was a Division Manager of the Ohio Edison Company, the parent company of Penn Power.

         DALE R. PERELMAN is President, Chief Executive Officer and a minority shareholder of King's Jewelry, New Castle, Pennsylvania. Mr. Perelman is a founder of Leadership Lawrence County and immediate past president of the Retail Jewelers of America.

         RICHARD E. RENTZ, JR. is currently self employed as a computer consultant. Mr. Rentz retired as publisher of the News Company, New Castle, Pennsylvania in 1991.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The First Shenango Board conducts its business through meetings of the First Shenango Board, meetings of the Board of Directors of New Castle Bank (the "New Castle Bank Board") and meetings of the committees of the New Castle Bank Board. During the fiscal year ended December 31, 1997, the First Shenango Board held ten regular meetings and one special meeting. The New Castle Bank Board held twenty-three regular meetings and two special meetings. No director attended fewer than 75% of the total meetings of the First Shenango or New Castle Bank Boards and committees on which such director served during the fiscal year ended December 31, 1997.

         The Compensation Committee of the New Castle Bank Board consists of Robert H. Carlson - Chairman, William G. Eckles, II and Richard E. Rentz, Jr. The committee meets annually to review the performance of New Castle Bank's officers and employees, and to determine compensation programs and adjustments. The Compensation

Committee met once during fiscal 1997.

         The Audit Committee of the New Castle Bank Board consists of Ronald P. Bergey - Chairman, Robert H. Carlson and Dale R. Perelman. The Audit Committee reviews the actions and reports of the internal audit department and the independent auditor. The Committee also provides direction to the internal auditor. The Committee meets as needed. There were four regular meetings in 1997.

         The First Shenango Board does not have a standing nominating committee. The First Shenango Board acted as the nominating committee to nominate directors to serve on the First Shenango Board. The nominating committee met once during the twelve months ended December 31, 1997. Although the First Shenango Board acting as the nominating committee will consider nominees recommended by shareholders, it has not actively solicited recommendations from shareholders of the First Shenango. Director nominations by shareholders must be received at the executive office of First Shenango not less than 60 days prior to the anniversary date of the preceding annual shareholder meeting pursuant to written notice made in accordance with the First Shenango Bylaws.

DIRECTORS' COMPENSATION

         During 1997, each non-employee member of the New Castle Bank Board received an annual retainer fee of $3,000 plus a fee of $950 per month and the Chairman of the Board received an additional fee of $100 per month. No additional fees are paid for New Castle Bank Board committee meetings. For the fiscal year ended December 31, 1997, total fees paid to directors for New Castle Bank Board meetings and committee meetings were $87,600. No separate fees are paid for attendance at First Shenango Board or First Shenango Board committee meetings. Additionally, directors received awards of stock options and restricted stock in conjunction with New Castle Bank's mutual-to-stock conversion in 1993. Under the Merger Agreement, such stock options will be converted into options to purchase shares of FirstFederal Common Stock upon consummation of the Merger. See "The Merger -- Treatment of First Shenango Stock Options."

         During 1997, former Director J. Austin Murphy exercised stock options covering 7,135 shares which resulted in net value realized (fair market value less exercise price) of $89,188. Director Emeritus Albert J. Genkinger exercised stock options covering 5,000 shares which resulted in net value realized of $72,500.

EXECUTIVE COMPENSATION

         First Shenango has no full time employees, relying upon employees of New Castle Bank for the limited services required by First Shenango. All compensation paid to directors, officers and employees is paid by New Castle Bank.

         SUMMARY COMPENSATION TABLE. The following table sets forth the compensation of the chief executive officer during the fiscal years ended December 31, 1997, 1996 and 1995. No other executive officer received cash compensation in excess of $100,000 during the fiscal years ended December 31, 1997, 1996 or 1995.


                                                                                          Long Term
                                                                                         Compensation
                                                                           -----------------------------------------
                                   Annual Compensation                               Awards                  Payouts
-----------------------------------------------------------------          -----------------------------    --------
                                                                                            Securities
                                                                           Restricted       Underlying                All Other
Name and                                                    Other Annual      Stock          Options/         LTIP   Compensation
Principal Position        Year       Salary       Bonus   Compensation(1)  Award(s)($)        SARs(#)       Payouts      (2)
-------------------       ----       ------       ------  --------------  ------------      -----------     -------  ------------
Francis A. Bonadio,       1997      $144,000      $52,640      $ -0-          $ -0-              -0-          $-0-     $55,632
President and CEO         1996      $140,000      $43,550      $ -0-          $ -0-              -0-          $-0-     $63,941
                          1995      $134,000      $36,180      $ -0-          $ -0-              -0-          $-0-     $67,442

------------------------

(1) Does not include the value of certain other benefits, such as pension plans and club membership, which do not exceed 10% of the total salary and bonus of the named executive.

(2) Includes employer contributions to New Castle Bank's 401(k) Profit Sharing Plan of $3,196, $3,289, and $3,394 for 1997, 1996 and 1995,
         respectively. Represents value of 1,114, 1,367 and 1,511 shares allocated under the ESOP in 1997, 1996 and 1995 based upon the market price of First Shenango Common Stock of $37.00, $22.50 and $20.50 as of December 31, 1997, 1996 and 1995, respectively. Includes premiums paid on life insurance policy for the benefit of Mr. Bonadio of $1,188, $1,132 and $675 for 1997, 1996 and 1995, respectively. Also includes amounts accrued for the Supplemental Executive Retirement Plan of $10,030, $28,997 and $32,389 for 1997, 1996 and 1995, respectively.

EXECUTIVE MANAGEMENT

         The following table sets forth certain information with respect to executive officers of First Shenango who are not directors of First Shenango. There are no arrangements or understandings between First Shenango and any person pursuant to which such person has been appointed an executive officer. No executive officer is related to any other executive officer or director of First Shenango by blood, marriage or adoption. Officers of First Shenango are appointed annually by the First Shenango Board for one year terms.

         LONNY D. ROBINSON, CPA, 40, has served as Chief Financial Officer, Vice President and Treasurer of First Shenango since January, 1993; Chief Financial Officer of New Castle Bank since April, 1995; and Vice President and Treasurer of New Castle Bank since February, 1988. Mr. Robinson joined New Castle Bank in December, 1984.

         E. WANEATA VANKIRK, 58, has served as Secretary of First Shenango and New Castle Bank since April, 1994; Assistant Secretary of First Shenango from April, 1993 to April, 1994; and Assistant Secretary of New Castle Bank from February, 1988 to April, 1994. Ms. VanKirk joined New Castle Bank in October, 1963.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The New Castle Bank Board's Compensation Committee met once during the fiscal year ended December 31, 1997 to review compensation paid to executive officers and to determine the level of any increases in the salary budget for executive officers to take effect during the following year. The committee reviews various published surveys of compensation paid to executives performing similar duties for depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable institutions in and around the New Castle Bank's market area, including institutions with total assets of between $200 million and $500 million. Although the committee does not set compensation levels for executive officers based on whether particular financial goals have been achieved by First Shenango, the committee does consider the overall profitability of First Shenango when making these decisions. With respect to each particular executive officer, his or her contributions to First Shenango over the past year are also evaluated. For the fiscal year ended December 31, 1997, Francis A. Bonadio, President and Chief Executive Officer, received an increase in salary from $140,000 to $144,000, as disclosed in the Summary Compensation Table.

         Compensation Committee

                  Robert H. Carlson, Chairman
                  William G. Eckles, II
                  Richard E. Rentz, Jr.

         STOCK OPTION PLAN. In connection with New Castle Bank's conversion from mutual to stock form in April 1993 and acquisition of the outstanding stock of New Castle Bank by First Shenango, the First Shenango Board adopted the First Shenango Bancorp, Inc. 1993 Stock Option Plan (the "Option Plan"), which was ratified by First Shenango's shareholders at First Shenango's Special Meeting of Shareholders held in August 1993. Pursuant to the Option Plan, 224,825 shares of First Shenango Common Stock are reserved for issuance upon exercise of stock options granted or to be granted to officers, directors and key employees of First Shenango and its subsidiaries from time to time. The purpose of the Option Plan is to provide additional incentive to certain officers, directors and key employees by facilitating their purchase of a stock interest in First Shenango. The Option Plan provides for a term of ten years, after which no awards may be made, unless earlier terminated by the First Shenango Board pursuant to the Option Plan.

         The following table sets forth additional information concerning options granted under the Option Plan.

                  OPTION/SAR EXERCISES AND YEAR END VALUE TABLE
Aggregated Option/SAR Exercises in Last Fiscal Year, and FY-End Option/SAR Value

                                                                       Number of Securities     Value of Unexercised
                                                                      Underlying Unexercised        In-The-Money
                                                                        Options/SARs at FY-      Options/SARs at FY-
                                                                              End (#)                End ($)(1)
                                                                     -------------------------  --------------------
                         Shares Acquired                                   Exercisable/             Exercisable/
        Name             on Exercise (#)     Value Realized ($)(1)         Unexercisable            Unexercisable
--------------------------------------------------------------------------------------------------------------------
Francis A. Bonadio             -0-                    -0-                    28,103/0                $758,781/$0


(1) Based upon the closing price per share of First Shenango Common Stock as of December 31, 1997, of $37.00 per share.

         Under the Merger Agreement stock options granted under the Option Plan which are not exercised prior to the Effective Time will be converted into options to purchase FirstFederal Common Stock. See "The Merger -- Treatment of First Shenango Stock Options."

         MANAGEMENT AND DIRECTORS STOCK BONUS PLANS. The New Castle Bank Board has adopted two stock bonus plans (the "Management Stock Bonus Plan" and the "Directors Stock Bonus Plan", collectively, the "Stock Bonus Plans" or the "MSBPs") as a method of providing directors, officers, and key employees of New Castle Bank with a proprietary interest in First Shenango in a manner designed to encourage such persons to remain in the employment or service of New Castle Bank. New Castle Bank has contributed sufficient funds to the MSBP Trusts which enabled the MSBP Trusts to purchase First Shenango Common Stock representing 3.85% of the aggregate number of shares issued in connection with New Castle Bank's conversion from mutual to stock form (i.e., 89,930 shares First Shenango Common Stock). Awards under the MSBPs were made in recognition of prior and expected future services to New Castle Bank of its directors and executive officers responsible for implementation of the policies adopted by the First Shenango Board, the profitable operation of New Castle Bank, and as a means of providing a further retention incentive and direct link between compensation and the profitability of New Castle Bank.

         The Merger Agreement provides that no additional shares may be granted under the Stock Bonus Plans and that the remaining shares available through the Stock Bonus Plans will be cancelled or returned to First Shenango as authorized but unissued shares.

OTHER BENEFITS

         INSURANCE. Full-time employees of New Castle Bank are provided with group plan insurance that covers hospitalization, major medical, dental, long-term disability and life insurance. This insurance is available generally and on the same basis to all full-time employees following completion of approximately three months of employment. New Castle Bank pays the premium for employee coverage. The employee pays the premiums for dependent coverage, if any.

         PENSION PLAN. New Castle Bank sponsors a tax-qualified defined benefit pension plan (the "Pension Plan"). All full-time employees of New Castle Bank are eligible to participate after one year of service and attainment of age 21. A qualifying employee becomes fully vested in the Pension Plan upon completion of five years of service. The Pension Plan is intended to comply with ERISA. Total New Castle Bank pension expense for the fiscal years ended December 31, 1997, 1996 and 1995 amounted to $0, $0, and $48,637, respectively.

         The Pension Plan provides for monthly payments to each participating employee at normal retirement age (age 65). The annual benefits payable under the Pension Plan are equal to 1.25% of Final Average Compensation ("FAC") as defined in the pension plan, excluding overtime, commission and bonus pay multiplied by years of service. A participant may elect an early retirement at age 55 with 10 years of service, and may elect to receive a reduced monthly benefit. The Pension Plan also provides for payments in the event of disability or death. At December 31, 1997, Mr. Bonadio had 21 years of credited service under the Pension Plan.

         Benefits are payable in the form of various annuity alternatives, including a joint and survivor option, or in a lump-sum amount. The following table shows the estimated annual benefits payable under the Pension Plan based on the respective employee's years of credited service and applicable average annual salary as calculated under the Pension Plan. For the Pension Plan year ended June 30, 1997, the highest permissible annual benefit under the Internal Revenue Code ("Code") is $125,000, as indexed. Benefits under the Pension Plan are not subject to offset for Social Security benefits.

                                                                   Years of Credited Service
                                              -----------------------------------------------------------------------
                 Salary                           15            20             25              30              35
--------------------------------------        ---------     ----------     ----------      ----------       ---------
                $ 20,000                       $ 3,750        $ 5,000        $ 6,250         $ 7,500         $ 8,750
                  40,000                         7,500         10,000         12,500          15,000          17,500
                  60,000                        11,250         15,000         18,750          22,500          26,250
                  80,000                        15,000         20,000         25,000          30,000          35,000
                 100,000                        18,750         25,000         31,250          37,500          43,750
                 120,000                        22,500         30,000         37,500          45,000          52,500
                 150,000                        28,125         37,500         46,875          56,250          65,625

         401(k) PROFIT SHARING PLAN. New Castle Bank sponsors a tax-qualified defined contribution profit sharing plan, (the "401(k) Plan"), for the benefit of its employees. Employees become eligible to participate under the 401(k) Plan after age 18 and completing one year of service. Under the 401(k) Plan, employees may voluntarily elect to defer up to 9% of compensation, not to exceed applicable limits under the Code (i.e., $9,500 in 1997). The first 4% of employee savings is matched by an employer contribution of $.50 for each $1.00 of employee contribution. Such matching contributions shall be 100% vested following completion of three years of service. Additionally, New Castle Bank may contribute an annual discretionary contribution to the plan. Such benefits are allocated to participant accounts as a percentage of base compensation of such participant to the base compensation of all participants. Total contributions to the 401(k) Plan by New Castle Bank for all employees for the fiscal years ended December 31, 1997, 1996, and 1995 were $28,793, $24,089, and $21,436, respectively.

         EMPLOYEE STOCK OWNERSHIP PLAN. New Castle Bank has established an employee stock ownership plan (the "ESOP"), for the exclusive benefit of participating employees. Participating employees are employees who have completed one year of service with New Castle Bank or its subsidiaries and attained age 21. The ESOP is to be funded by contributions made by New Castle Bank in cash or First Shenango Common Stock. Benefits may be paid either in shares of First Shenango Common Stock or in cash. The ESOP borrowed funds from New Castle Bank with which to acquire 112,412 shares, or 4.81% of the shares issued in the mutual-to-stock conversion of New Castle Bank. At February 28, 1998, the ESOP held 106,508 shares, or 5.15% of the shares issued and outstanding at that date. Shares purchased with such loan proceeds are held in a suspense account for allocation among participants as the loan is repaid. New Castle Bank anticipates contributing approximately $112,412 annually to the ESOP to meet principal obligations under the ESOP loan, plus applicable interest payments. This loan is expected to be fully repaid in approximately ten years. New Castle Bank contributed $173,881 to the ESOP for the fiscal year ended December 31, 1997.

         The First Shenango Board has appointed a committee (the "ESOP Committee") and a board of trustees (the "ESOP Trustees") to administer the ESOP. The ESOP Committee consists of Directors Eckles, Hrach and Rentz, as does the board of trustees. The First Shenango Board or the ESOP Committee may instruct the ESOP Trustees regarding investment of funds contributed to the ESOP. The ESOP Trustees must vote all shares allocated to participant accounts held under the ESOP in accordance with the instructions of the participating employees. Unallocated shares and allocated shares for which no timely direction is received will be voted by the ESOP Trustees as directed by the First Shenango Board or the ESOP Committee, subject to the ESOP Trustees' fiduciary duties.

         Pursuant to the terms of the ESOP, upon the Effective Time the ESOP will terminate without further action or notice, all participants' accounts will be considered fully vested and nonforfeitable, all contributions, stock dividends, and earnings on the ESOP's assets paid to the ESOP's trust or earned by such trust as of the most recent valuation date (as defined in the ESOP) will be allocated to the accounts of all participants as of the date of termination and all assets realized (after the repayment of the existing loan between First Shenango and the ESOP) by the ESOP's trust with respect to the First Shenango Common Stock currently held as collateral, which will be exchanged in the Merger, will be allocated as earnings of such trust. First Shenango is not expected to make any contributions to the ESOP in connection with the Merger other than normal amortization of the loan.

         SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. New Castle Bank has implemented a supplemental executive retirement plan ("SERP") for the benefit of Mr. Bonadio. The purpose of the SERP is to furnish Mr. Bonadio with supplemental post-retirement benefits in addition to those which will be provided under New Castle Bank's Pension Plan and other retirement benefits. It is anticipated that benefits payable under the SERP will equal approximately $1,000 per month upon retirement at age 65 for a minimum of 120 months. Payments under the SERP are being accrued for financial reporting purposes during the period of Mr. Bonadio's employment. The SERP is unfunded. All benefits payable under the SERP will be paid from current assets of New Castle Bank. There are no tax consequences to either Mr. Bonadio or New Castle Bank related to the SERP prior to payment of benefits. Upon receipt of payment of benefits, Mr. Bonadio will recognize taxable ordinary income in the amount of such payments received and the New Castle Bank will be entitled to recognize a tax-deductible compensation expense at that time. First Shenango's expenses for 1997, 1996 and 1995 were $10,030, $28,997, and $32,389 offset by deferred taxes of approximately $3,000, $10,000, and $11,000, respectively.

         The Merger will not result in any change in the amount or timing of the monthly benefit provided under the SERP. While the SERP does not provide for the payment of a lump sum rather than monthly benefits, the Merger Agreement provides that Mr. Bonadio may, after the Merger, elect to receive a lump sum payment of the present value of the expected future payments under the SERP.

LONG TERM INCENTIVE PLANS

         First Shenango does not sponsor any long term incentive plans and made no awards or payments under any such plans during the fiscal year ended December 31, 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the First Shenango and New Castle Bank Boards consists of Robert H. Carlson, Chairman, William G. Eckles, II and Richard E. Rentz, Jr. The committee, which consists of non-employee directors of First Shenango and New Castle Bank, meets annually to review the performance of the New Castle Bank's officers and employees, and to determine compensation programs and salary actions for the New Castle Bank and its personnel.

         Mr. Carlson's son has outstanding from New Castle Bank a mortgage loan with a 7.375% interest rate. This loan had a balance of $133,551 on December 31, 1997 and the highest balance during 1997 was $137,014. Additional information concerning this loan is provided under "Certain Transactions with Management and Others."

PERFORMANCE GRAPH

         The following performance graph is for the period from April 6, 1993 (the first day of trading for First Shenango Common Stock) through December 31, 1997. The performance graph compares the cumulative total shareholder return on First Shenango Common Stock with (a) the cumulative total shareholder return on stocks included in the Nasdaq CRSP U.S. index and (b) the cumulative total shareholder return on stocks included in the Nasdaq CRSP Bank index prepared for Nasdaq by the Center for Research of Securities Prices (CRSP) at the University of Chicago. Comparison of the First Shenango Common Stock with the Nasdaq Stock Market and bank indices assumes the investment of $1,000 as of the close of trading on April 6, 1993. The cumulative total return for First Shenango is computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the period.

         There can be no assurance that First Shenango's future stock performance will be the same or similar to the historical stock performance shown in the graph below. First Shenango will neither make nor endorse any predictions as to stock performance.




                                         4/6/93    12/31/93      12/31/94    12/31/95     12/31/96   12/31/97
                                        --------   --------      --------    --------     --------   --------
Nasdaq CRSP U.S.                        1,000.00   1,171.83      1,145.47    1,619.99     1,992.54   2,445.07
Nasdaq CRSP Bank                        1,000.00   1,037.26      1,033.48    1,539.14     2,032.02   3,432.88
First Shenango Bancorp, Inc.            1,000.00   1,020.80        936.49    1,425.05     1,597.81   2,681.82

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

         New Castle Bank, like many financial institutions, has followed a policy of granting various types of loans to officers, directors and employees. The loans have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with New Castle Bank's other customers, and do not involve more than the normal risk of collectibility, nor present other unfavorable features. All loans by New Castle Bank to its directors and executive officers are subject to regulations of the Office of Thrift Supervision ("OTS") restricting loans and other transactions with affiliated persons of New Castle. Prior to the enactment of the Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA"), New Castle Bank provided loans to officers and directors and other affiliates at reduced interest rates and fees. The preferential rate on mortgage loans could be no less than the greater of (i) New Castle Bank's cost of funds plus 100 basis points or (ii) the Internal Revenue Service's applicable federal rate. In addition, New Castle Bank routinely waived its points and application fees for affiliate loans. Effective August 9, 1989, FIRREA required that all such loans be made on terms and conditions comparable to those for similar transactions with non-affiliates. New Castle Bank's affiliates must now qualify for any loans on the same terms and conditions that apply to other customers. Furthermore, loans to an affiliate must be approved in advance by a disinterested majority of the New Castle Bank Board or be within other guidelines established as a result of OTS regulations. Loans to executive officers and directors of the New Castle Bank, and their affiliates aggregating $60,000 or more during the twelve months ended December 31, 1997, amounted to $435,639, or 1.58% of New Castle Bank's retained earnings at December 31, 1997.

         The following table sets forth the indebtedness of executive officers, directors, and members of the immediate family of an executive officer or director who are or were indebted to New Castle Bank at any time during the fiscal year ended December 31, 1997 in an amount in excess of $60,000 that was originated prior to August 9, 1989.

                                                                     LOAN INTEREST    PREVAILING      HIGHEST BALANCE
                                  TYPE OF    ORIGINATION   ORIGINAL     RATE AT     MARKET RATE AT      DURING YEAR     BALANCE AT
       NAME         AFFILIATION    LOAN         DATE       BALANCE     12/31/97      ORIGINATION       ENDED 12/31/97    12/31/97
------------------  -----------  --------    -----------   --------  -------------  --------------    ---------------   ----------
 Robert H. Carlson      (1)      Mortgage     03/03/88     $154,000    7.375%(2)        8.50%             $137,014       $133,551


--------------------------------

(1) Son of Director Robert H. Carlson.

(2) This loan is a variable rate mortgage with an initial interest rate of 8.00%

                                  LEGAL MATTERS

         The validity of the shares of FirstFederal Common Stock offered hereby has been passed upon for FirstFederal by Critchfield, Critchfield & Johnston, Ltd., Wooster, Ohio ("Critchfield"). Certain other legal matters in connection with the Merger may be passed upon for FirstFederal by Critchfield and by Silver, Freedman & Taff, L.L.P. (a limited liability partnership including professional corporations), Washington, D.C., and will be passed upon for First Shenango by Malizia, Spidi, Sloane & Fisch, P.C.,Washington, D.C.

                                     EXPERTS

         The consolidated financial statements of FirstFederal as of December 31, 1997 and 1996, and for the years then ended, included in the FirstFederal 1997 10-K and incorporated by reference in this Joint Proxy
Statement/Prospectus, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick

LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of FirstFederal as of December 31, 1995 and for the year then ended incorporated in this Joint Proxy Statement/Prospectus by reference from the FirstFederal 1997 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements of First Shenango as of December 31, 1997 and 1996 and for each of the years in the three year period ended December 31, 1997 included in the First Shenango 1997 Form 10-K, and incorporated by reference in this Joint Proxy Statement/Prospectus, have been incorporated by reference herein in reliance upon the report of the accounting firm of Ernst & Young LLP, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                              SHAREHOLDER PROPOSALS

         First Shenango does not plan to hold a 1999 Annual Meeting of Shareholders if the Merger is consummated as contemplated by the Merger Agreement. In the event the Merger is not consummated as contemplated by the Merger Agreement and First Shenango calls an Annual Meeting of Shareholders to be held during 1999, any shareholder proposal to take action at such meeting must be received at the main office of First Shenango, 25 North Mill Street, New Castle, Pennsylvania 16101 no later than January 8, 1999. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

         In order to be eligible for inclusion in FirstFederal's proxy materials for its 1999 Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the main office of FirstFederal, 135 East Liberty Street, Wooster, Ohio 44691, no later than January 8, 1999. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

                              INDEPENDENT AUDITORS

         On August 20, 1996, the appointment of Deloitte & Touche LLP as FirstFederal's independent auditors was terminated and KPMG Peat Marwick LLP was engaged as FirstFederal's independent auditors. The decision to change accountants was approved by the FirstFederal Board. In connection with the audit of the fiscal year ended December 31, 1995 and the subsequent interim period through August 20, 1996, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused Deloitte & Touche LLP to make reference to the subject matters of the disagreements in connection with their audit reports. The audit report of Deloitte & Touche LLP on the consolidated financial statements of FirstFederal and subsidiaries as of and for the year ended December 31, 1995, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

         The FirstFederal Board has appointed KPMG Peat Marwick LLP as independent auditors of FirstFederal for the fiscal year ending December 31, 1998. Representatives of KPMG Peat Marwick LLP are expected to attend the FirstFederal Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

         The First Shenango Board has renewed First Shenango's arrangement with Ernst & Young LLP to be First Shenango's independent auditors for the fiscal year ending December 31, 1998. Representatives of Ernst & Young LLP are expected to attend the First Shenango Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

                                  OTHER MATTERS

         The First Shenango Board is not aware of any business to come before the First Shenango Annual Meeting other than those matters described above in this Joint Proxy Statement/Prospectus. If any other matter should properly come before the First Shenango Annual Meeting, it is intended that holders of the proxies will act in accordance with their best judgment. However, proxies instructed to vote against approval of the Merger Agreement will not be voted for a proposal to approve adjournment of the First Shenango Annual Meeting in the event that there are not sufficient shares present in person or by proxy at the First Shenango Annual Meeting to approve the Merger Agreement.

         The FirstFederal Board is not aware of any business to come before the FirstFederal Annual Meeting other than those matters described above in this Joint Proxy Statement/Prospectus. If any other matter should properly come before the FirstFederal Annual Meeting, it is intended that holders of the proxies will act in accordance with their best judgment. However, proxies instructed to vote against adoption of the Merger Agreement will not be voted for a proposal to approve adjournment of the FirstFederal Annual Meeting in the event that there are not sufficient shares present in person or by proxy at the FirstFederal Annual Meeting to adopt the Merger Agreement.

                                                                      APPENDIX I

                          AGREEMENT OF AFFILIATION AND
                                 PLAN OF MERGER

                                 BY AND BETWEEN

                      FIRSTFEDERAL FINANCIAL SERVICES CORP
                        AND FIRST SHENANGO BANCORP, INC.


                             Dated February 6, 1998

                                                       INDEX

                                                                                                    Page
                                                                                                    ----

ARTICLE I
  DEFINITIONS..........................................................................................1
  1.1  DEFINED TERMS...................................................................................1
  1.2  ACCOUNTING TERMS................................................................................7

ARTICLE II
  Merger and Conversion of Shares......................................................................7
  2.1  THE MERGER......................................................................................7
  2.2  EFFECTIVE TIME..................................................................................7
  2.3  ARTICLES OF INCORPORATION AND REGULATIONS.......................................................8
  2.4  DIRECTORS AND OFFICERS..........................................................................8
  2.5  CONVERSION AND EXCHANGE OF CAPITAL STOCK........................................................8
  2.6  STOCK OPTIONS..................................................................................10
  2.7  RESERVED.......................................................................................10

ARTICLE III
  Representations and Warranties of First Shenango Bancorp, Inc.......................................10
  3.1  ORGANIZATION OF FIRST SHENANGO.................................................................11
  3.2  AUTHORITY AND APPROVAL.........................................................................11
  3.3  CAPITAL STOCK..................................................................................12
  3.4  SEC DOCUMENTS/REGULATORY FILINGS...............................................................13
  3.5  SUBSIDIARIES...................................................................................13
  3.6  AFFILIATE TRANSACTIONS.........................................................................13
  3.7  BOOKS AND RECORDS..............................................................................14
  3.8  FINANCIAL STATEMENTS...........................................................................14
  3.9  ABSENCE OF CHANGES.............................................................................14
  3.10 CONSENT........................................................................................14
  3.11 TAXES..........................................................................................14
  3.12 LITIGATION.....................................................................................15
  3.13 COMPLIANCE WITH LAWS...........................................................................16
  3.14 BENEFIT PLANS..................................................................................16
  3.15 REAL PROPERTY..................................................................................18
  3.16 ASSETS.........................................................................................19
  3.17 INTELLECTUAL PROPERTY..........................................................................20
  3.18 CONTRACTS......................................................................................20
  3.19 POOLING OF INTERESTS...........................................................................21
  3.20 RESERVED.......................................................................................21
  3.21 LICENSES.......................................................................................21
  3.22 INSURANCE......................................................................................22
  3.23 BROKERS AND FINDERS............................................................................22
  3.24 EMPLOYEES; LABOR RELATIONS.....................................................................22
  3.25 HAZARDOUS SUBSTANCES...........................................................................23
  3.26 LOANS..........................................................................................24

  3.27   AGREEMENTS WITH REGULATORS.....................................................................24
  3.28   VOTE REQUIRED..................................................................................24
  3.29   SECURITIES.....................................................................................24
  3.30   INDEMNIFICATION................................................................................25
  3.31   DISCLOSURE.....................................................................................25


ARTICLE IV
  Representations and Warranties of Firstfederal Financial..............................................25
  4.1    ORGANIZATION OF FIRSTFEDERAL...................................................................25
  4.2    AUTHORITY AND APPROVAL.........................................................................26
  4.3    CAPITAL STOCK..................................................................................26
  4.4    SEC DOCUMENTS/REGULATORY FILINGS...............................................................27
  4.5    SUBSIDIARIES...................................................................................27
  4.6    AFFILIATE TRANSACTIONS.........................................................................28
  4.7    BOOKS AND RECORDS..............................................................................28
  4.8    FINANCIAL STATEMENTS...........................................................................28
  4.9    ABSENCE OF CHANGES.............................................................................28
  4.10   CONSENT........................................................................................29
  4.11   TAXES..........................................................................................29
  4.12   LITIGATION.....................................................................................30
  4.13   COMPLIANCE WITH LAWS...........................................................................30
  4.14   BENEFIT PLANS..................................................................................31
  4.15   REAL PROPERTY..................................................................................32
  4.16   ASSETS.........................................................................................33
  4.17   INTELLECTUAL PROPERTY..........................................................................34
  4.18   CONTRACTS......................................................................................34
  4.19   POOLING OF INTERESTS...........................................................................36
  4.20   RESERVED.......................................................................................36
  4.21   LICENSES.......................................................................................36
  4.22   INSURANCE......................................................................................36
  4.23   BROKERS AND FINDERS............................................................................37
  4.24   EMPLOYEES; LABOR RELATIONS.....................................................................37
  4.25   HAZARDOUS SUBSTANCES...........................................................................37
  4.26   LOANS..........................................................................................38
  4.27   AGREEMENTS WITH REGULATORS.....................................................................38
  4.28   RESERVED.......................................................................................38
  4.29   SECURITIES.....................................................................................38
  4.30   DISCLOSURE.....................................................................................39

ARTICLE V
  Covenants.............................................................................................39
  5.1    FIRST SHENANGO'S COVENANTS.....................................................................39
  5.1.1  ACCESS TO INFORMATION..........................................................................39
  5.1.2  CONDUCT OF BUSINESS............................................................................39
  5.1.3  CORPORATE MATTERS..............................................................................40
  5.1.4  DISTRIBUTION AND STOCK.........................................................................40
  5.1.5  INSURANCE......................................................................................40
  5.1.6  EMPLOYEES......................................................................................40

  5.1.7  NEW BUSINESS.................................................................................40
  5.1.8  AGREEMENTS...................................................................................41
  5.1.9  BOOKS AND RECORDS............................................................................41
  5.1.10 COMPLIANCE WITH LAWS.........................................................................41
  5.1.11 SHAREHOLDERS' MEETING........................................................................41
  5.1.12 SOLICITATIONS................................................................................42
  5.1.13 BREAK-UP FEE.................................................................................42
  5.1.14 CONFIDENTIALITY..............................................................................44
  5.1.15 EXERCISE OF STOCK OPTIONS....................................................................44
  5.1.16 ESOP.........................................................................................44
  5.1.17 DEFINED BENEFIT PLAN.........................................................................44
  5.1.18 TWO ADDITIONAL BENEFIT PLANS.................................................................45
  5.1.19 EMPLOYMENT AGREEMENTS........................................................................45
  5.2    FIRSTFEDERAL'S COVENANTS.....................................................................45
  5.2.1  LISTING......................................................................................45
  5.2.2  SHAREHOLDERS' MEETING........................................................................45
  5.2.3  EMPLOYEE BENEFIT PLANS.......................................................................46
  5.2.4  CONFIDENTIALITY..............................................................................46
  5.2.6  EMPLOYMENT AGREEMENTS........................................................................46
  5.3    MUTUAL COVENANTS.............................................................................46
  5.3.1  POOLING OF INTEREST..........................................................................46
  5.3.2  PROXY STATEMENT; REGISTRATION STATEMENT......................................................47
  5.3.3  DISCLOSURE...................................................................................47
  5.3.4  APPLICATIONS.................................................................................48
  5.3.5  INDEMNITY....................................................................................48
  5.3.6  BEST EFFORTS.................................................................................49
  5.3.7  DELIVERY OF SUPPLEMENTS TO DISCLOSURE SCHEDULES..............................................50
  5.3.8  INTERNAL PROCEDURES..........................................................................50

ARTICLE VI
  Conditions Precedent to FirstFederal's Performance..................................................50
  6.1    REPRESENTATIONS AND WARRANTIES TRUE..........................................................50
  6.2    PERFORMANCE OF FIRST SHENANGO................................................................51
  6.3    NO MATERIAL CHANGES..........................................................................51
  6.4    CORPORATE APPROVAL...........................................................................51
  6.5    CONSENTS.....................................................................................51
  6.6    RESERVED.....................................................................................51
  6.7    OPINION OF COUNSEL...........................................................................51
  6.8    FIRSTFEDERAL'S DUE DILIGENCE.................................................................51
  6.9    REGULATORY APPROVAL..........................................................................51
  6.10   POOLING OF INTEREST..........................................................................52
  6.11   ACCOUNTANT'S LETTERS.........................................................................52
  6.12   THRIFT SUBSIDIARY BOARD OF DIRECTORS.........................................................52
  6.13   OFFICER'S CERTIFICATES.......................................................................52
  6.14   FAIRNESS OPINION.............................................................................52
  6.15   DEPARTMENT OF LABOR AND INDUSTRY CERTIFICATE.................................................52
  6.16   CERTIFIED RENT ROLL..........................................................................53

ARTICLE VII
  Conditions to Obligations of First Shenango.........................................................53

  7.1  FIRSTFEDERAL'S WARRANTIES.....................................................................53
  7.2  FIRSTFEDERAL'S PERFORMANCE....................................................................53
  7.3  OPINION OF FIRSTFEDERAL'S COUNSEL.............................................................53
  7.4  CORPORATE APPROVAL............................................................................53
  7.5  FAIRNESS OPINION..............................................................................53
  7.6  NO MATERIAL CHANGES...........................................................................53


ARTICLE VIII
  The Closing........................................................................................54
  8.1  TIME AND PLACE................................................................................54
  8.2  CLOSING ESCROW................................................................................54

ARTICLE IX
  Post Closing Obligations...........................................................................54
  9.1  OPTIONS.......................................................................................54
  9.2  FIRSTFEDERAL BOARD OF DIRECTORS...............................................................54

ARTICLE X
  Costs and Publicity................................................................................54
  10.1 EXPENSES......................................................................................54
  10.2 PUBLICITY.....................................................................................54

ARTICLE XI
  FORM OF AGREEMENT AND PARTIES......................................................................55
  11.1 HEADINGS......................................................................................55
  11.2 MODIFICATION AND WAIVER.......................................................................55
  11.3 COUNTERPARTS..................................................................................55
  11.4 RIGHTS OF PARTIES.............................................................................55
  11.5 ASSIGNMENT....................................................................................55

ARTICLE XII
  Termination........................................................................................55
  12.1 TERMINATION...................................................................................55
  12.2 EFFECT OF TERMINATION.........................................................................56
  12.3 LIQUIDATED DAMAGES............................................................................57

ARTICLE XIII
  Disclosure Schedules...............................................................................57

ARTICLE XIV
  Miscellaneous......................................................................................57
  14.1 NOTICES.......................................................................................57
  14.2 ENTIRE AGREEMENT..............................................................................58
  14.3 COSTS.........................................................................................58
  14.4 FAIR INTERPRETATION...........................................................................58
  14.5 SEVERABILITY..................................................................................58
  14.6 EFFECT OF CLOSING.............................................................................58
  14.7 ARBITRATION OF DISPUTES.......................................................................59
  14.8 NO THIRD PARTY BENEFICIARIES..................................................................59
  14.9 GOVERNING LAW.................................................................................59

                   AGREEMENT OF AFFILIATION AND PLAN OF MERGER
                   -------------------------------------------


         This AGREEMENT OF AFFILIATION AND PLAN OF MERGER ("Merger Agreement") dated as of February 6, 1998, is made and entered into by and between FIRSTFEDERAL FINANCIAL SERVICES CORP, an Ohio corporation with its principal office located in Wooster, Wayne County, Ohio ("FirstFederal"), and FIRST SHENANGO BANCORP, INC., a Pennsylvania corporation with its principal office located in New Castle, Lawrence County, Pennsylvania ("First Shenango").

         WHEREAS, FirstFederal and First Shenango desire to effect a merger under the authority and provisions of the corporation laws of the State of Ohio and the Commonwealth of Pennsylvania pursuant to which, at the effective time, First Shenango will be merged into FirstFederal with FirstFederal to be and become the surviving corporation;

         WHEREAS, for federal income tax purposes, it is intended that the merger shall qualify as a reorganization under the provisions of Section 368 of the Code;

         WHEREAS, for accounting purposes, it is intended that the merger be accounted for as a "pooling of interests."

         WHEREAS, FirstFederal presently intends to operate First Federal Savings Bank of New Castle as an autonomous wholly owned Thrift Subsidiary of FirstFederal.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                    ---------
                                   DEFINITIONS
                                   -----------


         1.1 DEFINED TERMS. As used in this Merger Agreement, the following terms have the following meanings unless the context clearly indicates otherwise (terms defined in the singular to have the same meaning when used in the plural and vice versa):

         "ACQUISITION TRANSACTIONS" has the meaning set out in Section 5.1.12.

         "AFFILIATE" means any Person that directly or indirectly controls or is controlled by or is under common control with a Person.

         "ARTICLES OF MERGER" has the meaning set out in Section 2.2.

         "ASSETS" means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by First Shenango or FirstFederal, including without limitation cash, cash equivalents, notes, securities, loans, chattel paper, documents, instruments, general intangibles, real estate, equipment, goods and Intellectual Property, regardless of whether such items appear on the Financial Statements.

         "BANK SUBSIDIARY" means Signal Bank, National Association, a federally chartered national bank and Summit Bank, National Association, a federally chartered national bank.

         "BOOKS AND RECORDS" mean all files, documents, instruments, papers, books and records relating to the Business or Condition of First Shenango or FirstFederal, as the case may be, including without limitation Financial Statements, tax returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, minute books, stock transfer ledgers, Contracts, Licenses, loans, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

         "BUSINESS OR CONDITION OF FIRST SHENANGO" means the business, condition (financial or otherwise), results of operations, Assets and prospects of First Shenango taken as a whole.

         "BUSINESS OR CONDITION OF FIRSTFEDERAL" means the business, condition (financial or otherwise), results of operations, Assets and prospects of FirstFederal taken as a whole.

         "CERTIFICATE" has the meaning set out in Section 2.5(e).

         "CERTIFICATE OF MERGER" has the meaning set out in Section 2.2.

         "CLOSING" AND "CLOSING DATE" shall be on or before August 31, 1998, or as promptly as possible after Regulatory Approval is received, but in no event later than December 31, 1998.

         "CODE" means the Internal Revenue Code of 1986 and any amendments, predecessor laws or successor laws, and all applicable interpretive authority (including, but not limited to, regulations and revenue rulings).

         "CONSTITUENT CORPORATIONS" has the meaning set out in Section 2.1.

         "CONTRACT" means any agreement, lease, evidence of indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral) to which First Shenango or FirstFederal is a party or bound other than as a creditor in the ordinary course of business.

         "DISCLOSURE SCHEDULE" means the record delivered to FirstFederal by First Shenango and to First Shenango by FirstFederal herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by First Shenango and FirstFederal respectively pursuant to this Merger Agreement.

         "DOCUMENTS OF MERGER" has the meaning set out in Section 2.2.

         "ERISA" has the meaning set out in Section 3.14(a).

         "EXCHANGE ACT" has the meaning set out in Section 5.1.13(a)(i)(A).

         "EFFECTIVE TIME" has the meaning set out in Section 2.2.

         "EMPLOYEE BENEFIT PLANS" has the meaning set out in Section 3.14(a).

         "EMPLOYMENT AGREEMENTs" means the agreements by and between Thrift Subsidiary and Francis A. Bonadio and Lonny D. Robinson in the form set forth in Exhibit A-1 and Exhibit A-2.

         "ENVIRONMENTAL LAW" means any law relating to human health, safety, or protection of the environment or to omissions, discharges, releases, or threatened releases of pollutants, contaminants, or hazardous substances in the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata) or otherwise relating to the treatment, storage, disposal, transport, or handling of any hazardous substance.

         "EXCHANGE RATIO" has the meaning set out in Section 2.5.

         "FINANCIAL STATEMENTS" means the FirstFederal Financial Statements and/or the First Shenango Financial Statements, as the case may be.

         "FIRSTFEDERAL" means collectively FirstFederal Financial Services Corp and each Subsidiary thereof, except in Articles II and XI, FirstFederal means solely FirstFederal Financial Services Corp.

         "FIRSTFEDERAL COMMON STOCK" means $1.00 par value common stock of FirstFederal Financial Services Corp, of which 6,725,535 shares are issued and outstanding as of December 31, 1997.

         "FIRSTFEDERAL ENTITY" has the meaning set out in Section
5.1.13(a)(i)(A).

         "FIRSTFEDERAL FINANCIAL" means FirstFederal Financial Services Corp.

         "FIRSTFEDERAL FINANCIAL STATEMENTS" means the consolidated balance sheets of FirstFederal as of December 31, 1995, and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for the years ending on those dates as audited by Deloitte & Touche, LLP, the independent, certified public accountant for FirstFederal for 1995 and KPMG Peat Marwick LLP, the independent, certified public accountant for FirstFederal for 1996, including the independent auditors' reports of such accountants with respect to the Financial Statements. Financial Statements also means the unaudited balance sheet as of December 31, 1997, and related statements of income, shareholders' equity and cash flows for the period ending on such date. Said Statements are set out in Section 4.8 of the Disclosure Schedule.

         "FIRSTFEDERAL SHARE PRICE CHANGE" means a fraction expressed as a percentage, the numerator of which is the difference between the average closing Sales Price of FirstFederal Common Stock as recorded on Nasdaq for the 10 consecutive Trading Days ending on the Trading Day prior to the Trading Day this Merger Agreement is executed by all parties and the average closing Sales Price of FirstFederal Common Stock as recorded on Nasdaq for the 10 consecutive Trading Days ending on the third Trading Day prior to the Closing Date and the denominator of which is the average closing Sales Price of FirstFederal Common Stock as recorded on Nasdaq for the 10 consecutive Trading Days ending on the Trading Day prior to the Trading Day this Merger Agreement is executed by all parties.

         "FIRST SHENANGO" means collectively First Shenango Bancorp, Inc. and each Subsidiary thereof, except in Articles II and XII, First Shenango means solely First Shenango Bancorp, Inc.

         "FIRST SHENANGO ARTICLES" has the meaning set out in Section 3.1(b).

         "FIRST SHENANGO BYLAWS" has the meaning set out in Section 3.1(b).

         "FIRST SHENANGO COMMON STOCK" means the common stock, $0.10 par value per share of First Shenango Bancorp, Inc., of which 2,058,640 shares are issued and outstanding as of the date hereof.

         "FIRST SHENANGO FINANCIAL STATEMENTS" means the consolidated balance sheets of First Shenango as of December 31, 1995 and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for the years ending on those dates as audited by Ernst & Young LLP, the independent, certified public accountant for First Shenango, including the reports of such accountant with respect to the Financial Statements. Financial Statements also mean the unaudited balance sheet as of December 31, 1997, and related statements of income, shareholders' equity and cash flows for the period ending on such date. Said Statements are set out in Section 3.8 of the Disclosure Schedule.

         "GAAP" means American Institute of Certified Public Accountants' generally accepted accounting principles, consistently applied.

         "INTELLECTUAL PROPERTY" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, processes, designs, methodologies, computer programs (including all source codes) and related documentation, and all pending applications for and registrations of patents, trademarks, service marks and copyrights licensed or owned by First Shenango.

         "KNOWLEDGE" means the actual knowledge of any director or senior management officer.

         "KPMG" means KPMG Peat Marwick LLP.

         "LIABILITIES" means all indebtedness, obligations, guarantees, and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, liquidated or unliquidated, or whether due or to become due).

         "LICENSES" means all licenses, permits, charters, trade association memberships, certificates of authority, authorizations, approvals, registrations, franchises and similar consents.

         "LIEN" means any mortgage, pledge assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to convey any of the foregoing.

         "MATERIAL ADVERSE EFFECT" means with respect to FirstFederal or First Shenango, as the case may be, a material adverse effect on the business, results of operations, or financial condition of such party and its Subsidiaries taken as a whole.

         "MATERIAL ADVERSE IMPACT OF FIRSTFEDERAL" means a material misrepresentation or breach of warranty by FirstFederal or any other matter not adequately disclosed on the Disclosure Schedule by FirstFederal which, in the aggregate, would have potential pre-tax liability to FirstFederal in excess of $3,000,000 (excluding therefrom change in financial position resulting from general market fluctuations in the value of FirstFederal's investment securities and loans).

         "MATERIAL ADVERSE IMPACT OF FIRST SHENANGO" means a material misrepresentation or breach of warranty by First Shenango or any other matter not adequately disclosed on the Disclosure Schedule by First Shenango which, in the aggregate, would have potential pre-tax liability to First Shenango in excess of $1,000,000 (excluding therefrom change in financial position resulting from general market fluctuations in the value of First Shenango's investment securities and loans).

         "MATERIAL CONTRACT" means any Contract that involves the payment or potential payment, pursuant to the terms of any such contract, by or to First Shenango of more than $100,000.00 or any Contract that cannot be terminated within 360 calendar days after giving notice of termination without resulting in any material cost or penalty to First Shenango.

         "MCDONALD" has the meaning set out in Section 3.23.

         "MERGER" has the meaning set out in Section 2.1.

         "MERGER AGREEMENT" means this Agreement of Affiliation and Plan of Merger, Exhibits and Schedules hereto and all certificates and documents delivered in accordance herewith.

         "NASD" has the meaning set out in Section 5.2.1.

         "NASDAQ" means the Nasdaq National Stock Market System.

         "OGCL" has the meaning set out in Section 2.1.

         "ORDER" means any writ, judgment, decree, injunction or similar order of any governmental or regulatory authority (in each such case whether preliminary or final).

         "PBGC" has the meaning set out in Section 3.14(b).

         "PBCL" has the meaning set out in Section 2.1.

         "PERSON" means any natural person, corporation, general partnership, trust, proprietorship, limited liability company or other business organization.

         "REAL PROPERTY" means all interests in real estate wherever located and owned or leased.

         "REGISTRATION STATEMENT" means the original filing and subsequent amendments under Form S-4 with the Securities and Exchange Commission (SEC) pursuant to the Securities Act of 1933 referred to in Articles V and VI.

         "REGULATORY APPROVAL" means the approval of this Merger Agreement by the appropriate agencies, commissions, and other instrumentalities of the United States.

         "ROBINSON" means Lonny D. Robinson.

         "SALES PRICE" means the average of the closing bid and ask price of FirstFederal Common Stock, as reported on Nasdaq as adjusted for stock splits and stock dividends.

         "SEC" means the Securities and Exchange Commission.

         "SNL INDEX" means the value as of a given date of the SNL Securities National Bank and Thrift Index as reported by SNL Securities, which represents a market value weighted average of the companies composing such index.

         "SNL INDEX PRICE CHANGE" means a fraction expressed as a percentage the numerator of which is the difference between the average closing value of the SNL Index for the 10 consecutive Trading Days ending on the Trading Day prior to the Trading Day this Merger Agreement is executed by all parties and the average closing value of the SNL Index for the ten (10) consecutive Trading Days ending on the third Trading Day prior to the Closing Date and the denominator of which is the average closing value of the SNL Index for the 10 consecutive Trading Days ending on the Trading Day prior to the Trading Day this Merger Agreement is executed by all parties.

         "STOCK OPTION" means any stock option granted under the Stock Option Plan.

         "STOCK OPTION PLAN" means First Shenango Bancorp, Inc. 1993 Stock Option Plan for the benefit of First Shenango's directors and the Thrift Subsidiary's officers as more fully disclosed on Section 3.18(a)(i) of the Disclosure Schedule.

         "SUBSIDIARY" means any corporation or other entity in which First Shenango or FirstFederal, as the case may be, directly or indirectly through Subsidiaries or otherwise, beneficially owns any equity interests in, or the voting control of, such corporation or other entity.

         "SURVIVING CORPORATION" has the meaning set out in Section 2.1.

         "THRIFT SUBSIDIARY" means First Federal Savings Bank of New Castle, a federally chartered stock savings bank.

         "TRADING DAY" means a day stock is exchanged on Nasdaq.

         "TRANSFER AGENT" means Chase Mellon Shareholder Services, LLC, or such successor transfer agent selected by FirstFederal.

         1.2 ACCOUNTING TERMS. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. All financial data supplied pursuant to this Merger Agreement shall be prepared in accordance with such principles, unless otherwise noted.


                                   ARTICLE II
                                   ----------
                         MERGER AND CONVERSION OF SHARES
                         -------------------------------

         2.1 THE MERGER. At the Effective Time, upon the terms and subject to the conditions of this Merger Agreement, First Shenango shall be merged (the "Merger") with and into FirstFederal in accordance with the Ohio General Corporation Law (the "OGCL") and Pennsylvania Business Corporations Law ("PBCL"). FirstFederal shall be the surviving corporation in the Merger (the "Surviving Corporation"), and the Surviving Corporation shall be an Ohio corporation. The Surviving Corporation's name shall be Signal Corp. FirstFederal and First Shenango are sometimes referred to herein as the "Constituent Corporations." As a result of the Merger, the outstanding shares of capital stock of First Shenango shall be converted or canceled in the manner provided in
Section 2.5.

         2.2 EFFECTIVE TIME. As soon as practicable following the Closing, the Constituent Corporations shall cause a certificate of merger complying with the requirements of Section 1701.81 of the OGCL (the "Certificate of Merger") attached hereto as Exhibit B and articles of merger complying with the requirements of Section 1926 of the PBCL (the "Articles of Merger") attached hereto as Exhibit C, (together the "Documents of Merger"), to be filed with the Secretary of State of the State of Ohio and the Department of State of the Commonwealth of Pennsylvania, respectively. The Merger will become effective at the time and date the Documents of Merger are filed with the Secretary of the State of Ohio and the Department of State of the Commonwealth of Pennsylvania (the "Effective Time"). The Effective Time may not be prior to April 5, 1998.

         2.3 ARTICLES OF INCORPORATION AND REGULATIONS. The amended Articles of Incorporation, as further amended by the Certificate of Merger, and Code of Regulations of FirstFederal effective immediately before the Effective Time will be the Articles of Incorporation and Code of Regulations of the Surviving Corporation, until duly amended in accordance with the OGCL and their respective terms.

         2.4 DIRECTORS AND OFFICERS. The directors and officers of FirstFederal immediately prior to the Effective Time will be the directors and officers, respectively, of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the terms of FirstFederal's amended Articles of Incorporation and Code of Regulations and the OGCL. Likewise, the directors of Thrift Subsidiary prior to the Effective Time will remain directors of Thrift Subsidiary after the Effective Time subject to the provisions of its Articles, Bylaws and the provisions of applicable law.

         2.5 CONVERSION AND EXCHANGE OF CAPITAL STOCK.

                  (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock, $0.10 par value per share, of First Shenango Common Stock will, by virtue of the Merger, automatically be canceled and extinguished in consideration and exchange for the right to receive
         1.143 shares ("Exchange Ratio") of FirstFederal Common Stock.

                  (b) All shares of First Shenango Common Stock that are owned by First Shenango as treasury stock and any shares of First Shenango Common Stock owned by FirstFederal shall be canceled and retired and shall cease to exist and no consideration whatsoever shall be delivered in exchange therefor in connection with the Merger.

                  (c) Each outstanding share of FirstFederal Common Stock prior to the Effective Time shall continue to be an issued and outstanding common share $1.00 par value of the Surviving Corporation and each share of FirstFederal Common Stock held in treasury prior to the Effective Time shall continue to be held in treasury by the Surviving Corporation.

                  (d) If, between the date of this Merger Agreement and the Effective Time, the shares of FirstFederal Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up combination, or exchange of shares, or by stock dividend or stock split thereon, declared with a record date within said period, the applicable adjustment or adjustments shall be made to the Exchange Ratio established by Section 2.5(a) and to the definition of "Sales Price."

                  (e) As soon as practicable after the Effective Time, the Transfer Agent shall send a notice and form of letter of transmittal to each holder of record of First Shenango Common Stock at the Effective Time advising such shareholder of the effectiveness of the Merger and the procedures for surrendering to the Transfer Agent outstanding Certificates formerly evidencing shares of First Shenango Common Stock. On and after the Effective

         Time, each holder of a certificate or certificates theretofore representing outstanding shares of First Shenango Common Stock (any such certificate being hereinafter referred to as a "Certificate") may surrender the same to the Transfer Agent for cancellation and each such holder shall be entitled upon such surrender to receive in exchange therefor certificate(s) representing the number of whole shares of FirstFederal Common Stock to which such holder is entitled as provided herein and a check in an amount equal to the amount of cash to be paid pursuant to subsection (f) of Section 2.5, without interest, to which such holder is entitled. Until so surrendered, each Certificate shall be deemed for all purposes to evidence ownership of the number of shares of FirstFederal Common Stock into which the shares represented by such Certificates have been changed or converted as aforesaid. No dividends or other distributions declared after the Effective Time with respect to FirstFederal Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section 2.5. After the surrender of a Certificate in accordance with this Section 2.5, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of FirstFederal Common Stock represented by such Certificate. Holders of unsurrendered Certificates shall be entitled to vote after the Effective Time, at any meeting of FirstFederal shareholders, the number of whole shares of FirstFederal Common Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates; provided that no holder of unsurrendered Certificates may vote at any meeting of FirstFederal shareholders that is held more than 30 days after the Effective Time. Certificates surrendered for exchange by any person who is an "affiliate" of First Shenango or an affiliate of an affiliate for purposes of Rule 145(c) under the Securities Act of 1933, as amended, shall not be exchanged for certificates representing shares of FirstFederal Common Stock until FirstFederal has received the written agreement of such person contemplated by Section 5.3.1. If any certificate for shares of FirstFederal Common Stock is to be issued in a name other than that in which a Certificate surrendered for exchange is issued, the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer.

                  Upon the Effective Time, the stock transfer books of First Shenango shall be closed and no transfer of First Shenango Common Stock shall thereafter be made or recognized. Any other provision of this Merger Agreement notwithstanding, neither FirstFederal or the Transfer Agent nor any party to this Merger Agreement shall be liable to a holder of First Shenango Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (f) Notwithstanding any other provision hereof, each holder of shares of First Shenango Common Stock who would otherwise have been entitled to receive a fraction of a share of FirstFederal Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash in an amount equal to such fractional part of a share of FirstFederal Common Stock valued as follows: the average closing Sales Price as recorded on Nasdaq for the ten consecutive Trading Days ending on the third


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



         Trading Day prior to the Closing Date. No such holder shall be entitled to dividends, voting rights or any other shareholder right in respect of any fractional share.

                  (g) To the extent applicable under the PBCL, each outstanding share of First Shenango Common Stock the holder of which has perfected his right to dissent under the PBCL and has not effectively withdrawn or lost such right as of the Effective Time (the "First Shenango Dissenting Shares") will not be converted into or represent a right to receive shares of FirstFederal Common Stock (including cash for fractional shares), and the holder will be entitled only to such rights as are granted by the PBCL. First Shenango will give FirstFederal prompt notice upon receipt by First Shenango of any such written demands for payment of the fair value of such shares of First Shenango Common Stock and of withdrawals of such demands and any other instruments provided pursuant to PBCL (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). Any payments made in respect of First Shenango Dissenting Shares will be made by FirstFederal. If any Dissenting Shareholder effectively withdraws or loses (through failure to perfect or otherwise) his right to such payment prior to or at or after the Effective Time, such holder's shares of First Shenango Common Stock will be converted into a right to receive FirstFederal Common Stock in accordance with the applicable provisions of this Merger Agreement.

         2.6 STOCK OPTIONS. Except for those Stock Options exercised pursuant to
Section 5.1.15, Stock Options outstanding immediately prior to the Effective Time entitling the holders thereof to purchase shares of First Shenango Common Stock will remain unchanged and will remain outstanding when the Merger becomes effective, except that upon the Effective Time, (i) the holders thereof shall become entitled to purchase the number of shares of FirstFederal Common Stock (rounded up to the nearest whole share) to which such holders would have been entitled to receive pursuant to Section 2.5(a) if immediately preceding the Effective Time, such securities were converted into such number of shares of First Shenango Common Stock to which the holders would be entitled under the terms of the governing documents for such securities, disregarding for purposes of this Section any limitations on exercise or vesting thereof; and (ii) the exercise price of each respective Stock Option shall be divided by the Exchange Ratio. The Stock Options, and the FirstFederal Common Stock delivered upon exercise of the Stock Option, shall be registered under the Securities Act of 1933.

         2.7      RESERVED

                                   ARTICLE III
                                   -----------
         REPRESENTATIONS AND WARRANTIES OF FIRST SHENANGO BANCORP, INC.
         --------------------------------------------------------------

         REPRESENTATIONS AND WARRANTIES. In order to induce FirstFederal Financial to enter into this Merger Agreement and to consummate the transactions contemplated hereunder, First Shenango Bancorp, Inc. makes the following representations, warranties, covenants and agreements:

         3.1      ORGANIZATION OF FIRST SHENANGO.

                  (a) First Shenango Bancorp, Inc., is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and has all necessary corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets. Section 3.1 of the Disclosure Schedule lists all states in which First Shenango is engaged in business, or owns, uses, or leases Assets. First Shenango is qualified to do business and is in good standing in those jurisdictions specified in Section 3.1 of the Disclosure Schedule, which are the only jurisdictions in which such qualification is legally required, except where the failure to be so qualified or in good standing (considering all such failures together) does not and will not have a Material Adverse Effect upon the Business or Condition of First Shenango.

                  (b) The copies of First Shenango Bancorp, Inc.'s Articles of Incorporation as amended to date, certified by the Secretary of the Commonwealth of Pennsylvania ("First Shenango Articles"), and the Amended and Restated Bylaws as amended to date, certified by First Shenango Bancorp, Inc.'s Secretary ("First Shenango Bylaws "), all of which have been heretofore delivered to FirstFederal, are and at Closing will be accurate and complete. Further, the minute books and stock record books of First Shenango are accurate and complete and at Closing will be complete and correct. Such minute books and stock record books will be available for inspection at any reasonable time by FirstFederal's duly authorized representatives, and copies of any minutes of any meeting held or documents otherwise constituting corporate action by First Shenango after the date of such inspection will be furnished to FirstFederal promptly and in no event later than Closing.

                  (c) First Shenango does not own any FirstFederal Common Stock.


         3.2      AUTHORITY AND APPROVAL.

                  (a) Provided the Effective Time is subsequent to April 5, 1998, First Shenango Bancorp, Inc., has all requisite corporate power and authority to enter into and perform all of its obligations under this Merger Agreement. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of First Shenango Bancorp, Inc, other than the shareholder vote as contemplated in Section 5.1.11 hereof.

                  (b) Provided the Effective Time is subsequent to April 5, 1998, the consummation of the transactions contemplated hereby and the compliance by First Shenango with the terms of this Merger Agreement do not and will not conflict with, result in, or constitute any of the following:

                           (i) A breach of any term or provision of this Merger
                  Agreement;


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



                           (ii) Except for the matters set out on Section 3.2 of
                  the Disclosure Schedule, a default or an event that, with notice or lapse of time, or both, would be a default, breach or violation of the First Shenango Articles or First Shenango Bylaws or any Contract, License, commitment, or other agreement, instrument, or arrangement to which First Shenango is a party or by which First Shenango or its Assets are bound;

                           (iii) Except as to matters set out on Section 3.2 of
                  the Disclosure Schedule, an event that would permit any party to terminate any agreement with First Shenango or to accelerate the maturity of any obligation of First Shenango; or

                           (iv) The creation or imposition of any Lien on any of
                  its Assets.

         3.3 CAPITAL STOCK. The authorized capital stock of First Shenango Bancorp, Inc., consists of:

                  (a) 15,000,000 shares of common stock, $0.10 par value per share, of which 2,058,640 shares are issued and outstanding; and 274,091 shares are held in treasury; and 10,367 shares are held in a benefit plan reserve.

                  (b) 10,000,000 shares of serial preferred stock without par value, none of which is issued and outstanding.

         All issued and outstanding shares of First Shenango Common Stock are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive right of any stockholder of First Shenango Bancorp, Inc. All of the issued and outstanding shares of First Shenango Common Stock will be entitled to vote to approve this Merger Agreement. As of the date hereof, no shares of First Shenango Common Stock were reserved for issuance, except that 109,074 shares were reserved for issuance upon the exercise of options granted heretofore pursuant to the Stock Option Plan. First Shenango has no outstanding restricted stock that has not completely and fully vested. First Shenango has no stock appreciation rights outstanding. Options have been granted with respect to 109,074 shares of First Shenango Common Stock, all of which are presently held by the present or former employees, officers, and directors of Thrift Subsidiary, all of which Stock Options are fully vested as of the execution of the Merger Agreement. There are no other outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating First Shenango to issue (or to transfer from treasury) any additional shares of its capital stock of any class. Section 3.3 of the Disclosure Schedule lists all Persons who owned unexercised Stock Options which have lapsed for any reason, which have not otherwise been awarded thereafter to other parties.

         First Shenango has taken all action necessary so that the execution of this Merger Agreement and the consummation of the transactions contemplated hereby do not and will not result in the grant of any rights to any person under any agreements or enable rights to any capital


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



stock of First Shenango to be exercised, distributed, or triggered, except as otherwise provided in this Merger Agreement.

         3.4 SEC DOCUMENTS/REGULATORY FILINGS. First Shenango Bancorp, Inc., has filed all SEC documents required by the security laws and such SEC documents complied as of their respective dates of filing in all material respects with security laws. First Shenango has filed all reports required by statute or regulation to be filed with any federal or state regulatory agency except where the failure to so file would not have a Material Adverse Effect on First Shenango, and such reports were prepared in accordance with the applicable statutes, regulations, and instructions in existence as of the date of filing of such reports in all material respects.

         3.5 SUBSIDIARIES.

                  (a) First Shenango does not own, directly or indirectly, 5% or more of the outstanding capital stock or other voting securities of any corporation, bank, or other organization, except as disclosed on
         Section 3.5 of the Disclosure Schedule. The outstanding shares of capital stock of each Subsidiary are validly issued and outstanding, fully paid and nonassessable, and all such shares are directly owned by First Shenango , free and clear of all liens, claims, and encumbrances. No Subsidiary has any outstanding securities of any kind, nor any outstanding options, warrants, or other rights entitling another person to acquire any securities of a Subsidiary of any kind other than the shares of capital stock owned by First Shenango.

                  (b) Each Subsidiary is a duly organized corporation or banking association validly existing and in good standing under applicable laws. Each Subsidiary (i) has all requisite corporate power and authority to carry on its business as now conducted; and (ii) is duly licensed or qualified to do business in the states of the United States where its ownership or leasing of property or the conduct of its business requires such licensing or qualification and where failure to be so licensed or qualified would have a Material Adverse Effect on First Shenango. Each Subsidiary has all federal, state, and local governmental authorizations necessary for it to own or lease its properties or assets and to carry on its business as is now being conducted, except where the failure to be so authorized would not have a Material Adverse Effect on First Shenango.

         3.6 AFFILIATE TRANSACTIONS. Except as disclosed in Section 3.6 of the Disclosure Schedule, as of the date of this Merger Agreement:

                           (i) There are no Liabilities between First Shenango,
                  on the one hand, and the officers and directors of First Shenango, on the other hand;

                           (ii) No executive officer, director, or Affiliate of
                  a director or executive officer provides, provided, or caused or causes to be provided any Assets, services, or facilities to First Shenango or otherwise does business with First Shenango.



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



         3.7 BOOKS AND RECORDS. The Books and Records of First Shenango fairly reflect in all material respects the transactions to which it is a party and by which its properties are subject or bound. Such Books and Records have been properly kept and maintained in compliance in all material respects with GAAP and all applicable legal requirements.

         3.8 FINANCIAL STATEMENTS. The First Shenango Financial Statements, all previously provided to FirstFederal, fairly present the consolidated financial position of First Shenango Bancorp, Inc., and its consolidated Subsidiaries as of the date indicated, and the consolidated results of operations, changes in shareholders' equity and cash flows of First Shenango Bancorp, Inc., and its consolidated Subsidiaries for the period then ended in conformity with GAAP. There are no material Liabilities of First Shenango required to be disclosed in First Shenango's Financial Statements other than the Liabilities disclosed in such Financial Statements (including footnotes). All monetary Liabilities and material non-monetary Liabilities incurred after the date of the Financial Statements were incurred in the ordinary course of business consistent with past practices and in the aggregate are not material to First Shenango's business. Except for those Subsidiaries listed in Section 3.8 of the Disclosure Schedule, the statements of financial condition and results of operations of each Subsidiary are, and for all periods referred to in this Section 3.8 have been, consolidated with those of First Shenango Bancorp, Inc.

         3.9 ABSENCE OF CHANGES. Since December 31, 1997: (i) there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a Material Adverse Impact of First Shenango; (ii) neither First Shenango's chief executive officer nor its chief financial officer is aware of any events which have occurred since December 31, 1997, or which are reasonably certain to occur in the future and which reasonably can be expected to result in any Material Adverse Impact of First Shenango; and (iii) there have been no material changes in the methods of business operation of First Shenango.

         3.10 CONSENT. Except as set forth in Section 3.10 of the Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to First Shenango in connection with the execution and delivery of this Merger Agreement or the consummation of the transactions contemplated hereby.

         3.11 TAXES.

                  (A) FILING OF TAX RETURNS. Except where properly extended, within the times and in the manner prescribed by law, First Shenango has filed all federal, state, and local tax returns required by law. Except as disclosed in Section 3.11 of the Disclosure Schedule, the federal income tax returns of First Shenango have not been audited or investigated by the Internal Revenue Service for the preceding five years. Except as reflected on Section 3.11 of the Disclosure Schedule, there are no present disputes as to taxes payable by First Shenango. In addition, all tax returns and reports required by applicable law or governmental regulations have been filed by First Shenango, and such returns and reports are (and as to such returns and reports not filed as of the date hereof, will be) true, correct, and complete in all material respects and present, fairly and accurately, the information required to be shown therein. There are no tax deficiencies assessed against First Shenango that would have a Material Adverse Effect on First Shenango, and there are no tax deficiencies proposed or threatened, and no audit of First Shenango by any federal, state or local authority is in progress, and First Shenango has not received notice regarding any audit.

                  (B) PAYMENT OF TAXES. Except as disclosed in Section 3.11(b) of the Disclosure Schedule, First Shenango has, within the time and in the manner prescribed by law, paid in full (and until the Closing Date will pay within the time and in the manner prescribed by law) payroll taxes (including, but not limited to, Social Security taxes), franchise taxes, sales and use taxes, personal property taxes, real estate taxes and assessments, and local, state and federal income taxes. In addition, First Shenango will pay or make timely provision for payment of all such taxes thereafter payable by First Shenango so that no lien for any such taxes will be placed (or attempted) upon any of the Assets, on or following the Closing Date.

                  (C) TAX RESERVES. Except as disclosed in Section 3.11(c) of the Disclosure Schedule, the amounts established as accruals for taxes on the Financial Statements and on the Books and Records of First Shenango are reasonably expected to be sufficient for the payment of all taxes of any kind, whether disputed or not, and whether accrued, due, absolute, contingent or otherwise, which were or which may be payable by First Shenango for any periods or fiscal years prior to or including the Closing Date, including all taxes imposed before or after the Closing Date which are attributable to any such period or fiscal year. No differences exist between the amounts of the book basis and the tax basis of Assets (net of Liabilities) that are not accounted for by an accrual on the Books and Records for federal income tax purposes.

                  (D) EXTENSIONS AND WAIVERS. Except as disclosed in Section 3.11(d) of the Disclosure Schedule, First Shenango has not requested any extension of time within which to file any tax return, which tax return has not since been filed, nor has First Shenango executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or tax returns.

         3.12 LITIGATION. Except as disclosed in Section 3.12 of the Disclosure
Schedule:

                  (a) There is no pending or threatened litigation involving First Shenango as defendant or plaintiff. There is no suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or threatened, against or affecting First Shenango, or its business or Assets. To the best of its Knowledge, the matters set forth in Section 3.12 of the Disclosure Schedule, if decided adversely to First Shenango, will not result in a Material Adverse Impact on First Shenango. First Shenango is not in default with respect to any Order of any federal, state, local or foreign court, department, agency, or instrumentality.

                  (b) There are no facts or circumstances known to First Shenango that could reasonably be expected to give rise to any claim that would be required to be disclosed pursuant to clause (a) above.

         3.13 COMPLIANCE WITH LAWS. To the best of its Knowledge, First Shenango has complied with and is not in violation of, applicable federal, state, or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business, including without limitation the Real Estate Settlement Procedures Act, Fair Debt Collection Practices Act, Fair Credit Reporting Act, Equal Credit Opportunity Act, Truth in Lending Act, Occupational Safety and Health Act of 1970, the Fair Labor Standards Act of 1938, Title VII of the Civil Rights Act of 1964, the Rehabilitation Act of 1973, Federal Age Discrimination in Employment Act of 1967, Consolidated Omnibus Budget Reconciliation Act of 1985, the Workers Adjustment and Retraining Notification Act of 1988, Civil Rights Act of 1991, Americans with Disabilities Act of 1991, the Family and Medical Leave Act of 1993, as all such have been amended, except which individually or in the aggregate do not and insofar as reasonably can be foreseen, in the future will not have a Material Adverse Effect on First Shenango. Except as disclosed in Section 3.13 of the Disclosure Schedule, no investigation or review by any governmental entity with respect to First Shenango outside the ordinary course of business and not generally applicable to entities engaged in the same business is pending or, to the Knowledge of First Shenango, threatened, nor has any governmental entity indicated an intention to conduct the same in each case other than those, the outcome of which will not have a Material Adverse Effect on First Shenango. Further, neither First Shenango nor to its Knowledge any employee, officer, or director has knowingly engaged in any activity or knowingly omitted to take any action which, in any material way, has resulted or reasonably could be expected to result in the violation of (i) any local, state or federal law (including without limitation the Bank Secrecy Act, the Community Reinvestment Act, applicable consumer protection and disclosure laws and regulations, including without limitation, Truth in Lending, Truth in Savings and similar disclosure laws and regulations, and equal employment and employment discrimination laws and regulations) or (ii) any regulation, order, injunction or decree of any court or governmental body, the violation of either of which could reasonably be expected to have a Material Adverse Effect on First Shenango.

         3.14 BENEFIT PLANS.

                  (a) Section 3.14 of the Disclosure Schedule contains a true and complete list of all employee benefit plans within the meaning of
         Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Employee Benefit Plans"), whether or not any such Employee Benefit Plans are otherwise exempt from the provisions of ERISA, established, maintained or contributed to or obligated to form a fund by First Shenango (First Shenango shall include, for purposes of this Section 3.14 only, all employers, whether or not incorporated, which by reason of common control are treated together with First Shenango as a single employer within the meaning of Code Section 414(b) and (c) since September 2, 1974.)

                  (b) First Shenango does not maintain or contribute to any such employee benefit plan subject to ERISA which is not in substantial compliance with ERISA, or which has incurred any accumulated funding deficiency within the meaning of Section 412 or 418B of ERISA, or which has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement under Section 412 of the Code. First Shenango has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") in connection with any employee benefit plan covering any employees of First Shenango or ceased operations at any facility or withdrawn from such plan in a manner which could subject it to liability under Section 4062(e), 4063 or 4064 of ERISA, and knows of no facts or circumstances which might give rise to any liability of First Shenango to the PBGC under Title IV of ERISA. First Shenango has not incurred any withdrawal liability within the meaning of Sections 4201 and 4204 of ERISA, to any employee benefit plan which is a multiemployer plan (as defined in Section 4001 of ERISA), and no event has occurred, and there exists no condition or set of circumstances, which presents a material risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any multiemployer plan which could result in any liability to First Shenango.

                  (c) Full payment has been made of all amounts which First Shenango is required for any reason to have paid as contributions to any Employee Benefit Plan as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the final Closing Date. First Shenango has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Employee Benefit Plan or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

                  (d) Each Employee Benefit Plan intended to be qualified under
         Section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service and nothing has occurred since the effective date of the last such determination which resulted in or is likely to result in the revocation of such determination.

                  (e) No reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any Employee Benefit Plan and First Shenango has not engaged in any transaction with respect to the Employee Benefit Plans which would subject First Shenango to a tax, penalty or liability for prohibited transactions under ERISA or the Code nor have any of First Shenango's directors, officers, or employees to the extent they or any of them are fiduciaries with respect to such plans, breached any of their responsibilities or obligations under Title I of ERISA.

                  (f) First Shenango has furnished FirstFederal with true and complete copies of: (i) all Employee Benefit Plans as in effect, together with all amendments thereto which will become effective at a later date; (ii) the most recent Internal Revenue Service determination letter issued with respect to each Employee Benefit Plan; and (iii) Form

         5500 for the most recent completed fiscal year for each Employee Benefit Plan required to file such form.

                  (g) There are no material actions, suits or claims pending or threatened, against the Assets of any Employee Benefit Plan.

                  (h) The plans are qualified under Code Section 401 and the associated trust funds are exempt from tax under Code Section 501.

                  (i) Each Employee Benefit Plan which First Shenango maintains has at all times been administered in material compliance with all applicable requirements of ERISA, including all reporting requirements, with respect to the Internal Revenue Service, the Department of Labor and the Pension Benefit Guaranty Corporation and including all disclosure requirements with respect to plan participants and beneficiaries.

                  (j) Except as disclosed in Disclosure Schedule Section 3.14, First Shenango does not maintain nor is it under any obligation or duty to establish any type of post retirement benefit, medical, or life insurance plan for its employees.

         3.15 REAL PROPERTY. In addition to the representations and warranties contained in Section 3.16, First Shenango Bancorp, Inc., hereby makes the following additional representations, warranties and covenants to and with FirstFederal regarding the Real Property owned or leased by First Shenango as listed on Section 3.15 of the Disclosure Schedule:

                  (a) Section 3.15(a) of the Disclosure Schedule contains a true and correct list of (i) each parcel of Real Property owned by First Shenango, (ii) each parcel of Real Property leased by First Shenango (as lessor or lessee), and (iii) all Liens relating to or affecting any parcel of Real Property owned by First Shenango, and except as listed in Section 3.15(a) of the Disclosure Schedule, such Real Property owned by First Shenango is free and clear of all Liens, pledges, equities, claims of others or restrictions whatsoever, except:

                           (i) Zoning and building ordinances and regulations
                  which do not prohibit or restrict the present use of the Real Property;

                           (ii) Real estate taxes and assessments, both general
                  and special, which may be a Lien but are not yet due and payable as of the Closing Date;

                           (iii) Easements, covenants, agreements, encumbrances,
                  conditions, reservations, restrictions of record or other exceptions affecting the real estate, if any, which are disclosed to FirstFederal and approved in writing by FirstFederal prior to the Closing Date.

         First Shenango has adequate rights of ingress and egress with respect to such Real Property, buildings, structures, facilities, fixtures and other improvements. First

         Shenango has not received any notice nor has Knowledge that the Real Property, as currently used by First Shenango, is in violation of any applicable federal, state or local statute, ordinance, order, requirement, law, rule or regulation (including without limitation, building, zoning or Environmental Laws) affecting the Real Property, or that would have a Material Adverse Effect on the value of the Real Property or its continued operation and use in the ordinary course of business.

                  (b) The zoning of the Real Property permits the presently existing improvements and the conduct and continuation of the business presently being conducted on such Real Property.

                  (c) First Shenango has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the Real Property leased by it for the full term of the lease thereof. Each lease is a legal, valid and binding agreement, enforceable in accordance with its terms, of First Shenango and of each other person that is a party thereto, and except as set forth in Section 3.15(c) of the Disclosure Schedule, there is no, and First Shenango has not received notice of any default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. None of the leases will terminate or lapse by reason of the transactions contemplated by this Merger Agreement.

                  (d) Except as disclosed in Section 3.15(d) of the Disclosure Schedule, the improvements on the Real Property are structurally sound and in good operating condition and in a state of good maintenance and repair, are adequate and suitable for the purposes for which they are presently being used and, to the Knowledge of First Shenango, there are no condemnation or appropriation proceedings pending or threatened against any of such Real Property or the improvements thereon.

         3.16 ASSETS. With respect to the Assets:

                  (a) Except as listed on Section 3.16(a) of the Disclosure Schedule, First Shenango has not received any notice nor does it have any Knowledge of any information that there has been any violation of any statute, law, ordinance, or regulation of any governmental entity affecting its Assets with respect to health, safety and environmental and pollution control, including the disposition of hazardous or toxic waste materials or emissions into the air, soil or water, or any form of contamination that would have a Material Adverse Effect on the value of the Assets or the continued use of the Assets by First Shenango in the ordinary course of business.

                  (b) Except as provided in Section 3.16(b) of the Disclosure Schedule, First Shenango has good and marketable title to the Assets, free and clear of all Liens, encumbrances, security interests, pledges, equities, claims of others or restrictions whatsoever.

                  (c) All equipment owned by First Shenango and used in its business is now in good working condition and, as of the Closing Date, will be in good working condition with no material defects other than those items identified to FirstFederal in Section 3.16(c) of the Disclosure Schedule, and except as disclosed in Section 3.16(c) of the Disclosure Schedule, no expenditures in excess of $10,000.00 are planned for the routine, normal maintenance of such equipment. Except as stated in Section 3.16(c) of the Disclosure Schedule, no personal property used by First Shenango in connection with its business is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, or is other than in the possession and under the control of First Shenango. The tangible personal property reflected in those Books and Records constitutes all such tangible personal property necessary for the conduct by First Shenango of its business as now conducted.

         3.17 INTELLECTUAL PROPERTY. Except as disclosed in Section 3.17 of the Disclosure Schedule, First Shenango owns the entire right, title and interest in and to, or has valid Licenses with respect to, all of the Intellectual Property necessary to conduct the business and operations of First Shenango as presently conducted. None of such Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment, which order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment would have a Material Adverse Effect on First Shenango.

         3.18 CONTRACTS.

                  (a) Section 3.18(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of all material Contracts of First Shenango including, but not limited to, the following:

                           (i) Contracts and other agreements with any current
                  or former officer, director, shareholder, affiliate, employee, consultant, or agent;

                           (ii) Contracts with any person containing any
                  provision or covenant prohibiting or limiting the ability of First Shenango to engage in any business activity or compete with any person, or prohibiting or limiting the ability of any person to compete with First Shenango;

                           (iii) Contracts relating to the future disposition or
                  acquisition of any Assets, other than dispositions or acquisitions in the ordinary course of business consistent with past practice;

                           (iv) Contracts under which First Shenango agrees to
                  indemnify any person;

                           (v) Contracts and other agreements relating to the
                  borrowing of money (other than federally insured deposits), creation of Liens, issuance of letters of credit, or the guarantee of the payment of Liabilities or performance of obligations by First Shenango;

                           (vi) powers of attorney;

                           (vii) other contracts and other agreements made
                  outside the ordinary course of business; and

                           (viii) Material Contracts.

                  (b) Each Contract required to be disclosed in Section 3.18(a) of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in Section 3.18(b) of the Disclosure Schedule neither First Shenango, nor, to the Knowledge of First Shenango, any other party to such Contract, is or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract). None of the Contracts disclosed in Section 3.18(a) of the Disclosure Schedule will terminate or lapse by reason of the transactions contemplated by this Merger Agreement.

                  (c) Except as disclosed in Section 3.18(c) of the Disclosure Schedule, First Shenango is not a party to or bound by any Contract that has been or could reasonably be expected to have, individually or in the aggregate with any other such Contracts, a Material Adverse Effect on First Shenango.

                  (d) Except as disclosed in Section 3.18(d) of the Disclosure Schedule attached hereto, there are no Contracts, commitments, leases, permits or other instruments necessary to hold the Assets by First Shenango, as and where now held by First Shenango, or to conduct the business of First Shenango, as and where now operated by First Shenango, or related to the operation or management of the Assets.

         3.19 POOLING OF INTERESTS. Other than as disclosed in Section 3.19 of the Disclosure Schedule, as of the date of this Merger Agreement, First Shenango knows of no reason relating to it which would reasonably cause it to believe that the Merger will not qualify as a pooling of interests for financial accounting purposes.

         3.20 RESERVED.

         3.21 LICENSES. Section 3.21 of the Disclosure Schedule contains a true and complete list of all Licenses used in and material to the business or operations of First Shenango, setting forth the owner, the function and the expiration and renewal date of each. Prior to the execution of this Merger Agreement, First Shenango has delivered to FirstFederal true and complete copies of all such Licenses. Except as disclosed in Section 3.21 of the Disclosure
Schedule:

                           (i) First Shenango owns or validly holds all Licenses
                  that are material to its business or operations;

                           (ii) each License listed in Section 3.21 of the
                  Disclosure Schedule is valid, binding and in full force and effect; and

                           (iii) First Shenango has not received any notice that
                  it is in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

None of the Licenses disclosed in Section 3.21 of the Disclosure Schedule will terminate or lapse by reason of the transactions contemplated by this Merger Agreement.

         3.22 INSURANCE. Section 3.22 of the Disclosure Schedule lists all of the insurance policies held by First Shenango concerning its business and Assets (including the names and addresses of the insurers, the expiration dates thereof, the annual premiums and payment terms thereof and a brief description of the interests insured thereby). All these policies are in the respective principal amounts set forth in Section 3.22 of the Disclosure Schedule. To First Shenango's Knowledge, First Shenango has maintained and now maintains (i) insurance on all its Assets of a type customarily insured, covering property damage and loss of income by fire or other casualty including, but not limited to, occurrence-based general liability insurance, and (ii) adequate insurance protection against all Liabilities, claims and risks against which it is customary to insure. To First Shenango's Knowledge after due inquiry, except as disclosed in Section 3.22 of the Disclosure Schedule, there is no breach or default with respect to any material provision contained in any policy or binder described in this provision, and there has not been any failure to give any notice or present any claim under any such policy or binder in due or timely fashion. There are no outstanding unpaid premiums, and there are no provisions for retrospective or retroactive premium adjustments except as set forth in
Section 3.22 of the Disclosure Schedule, and First Shenango has not received notice of any cancellations or nonrenewal or disallowance of any claims under any such policy or binder. Finally, except as disclosed in Section 3.22 of the Disclosure Schedule, there has not been any instance since the formation of First Shenango where there has not been in full force and effect insurance policies providing the types of insurance as described above. The insurance coverage provided by the policies described in this section will not terminate or lapse by reason of the transactions contemplated by this Merger Agreement.

         3.23 BROKERS AND FINDERS. Neither First Shenango nor any of its respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, except for First Shenango Bancorp, Inc.'s retention of McDonald & Company Securities, Inc.
("McDonald") to perform certain financial advisory services.

         3.24 EMPLOYEES; LABOR RELATIONS.

                  (a) Section 3.24 of the Disclosure Schedule is a list of all severance contracts, employee handbooks or manuals, and settlements, bonus, stock option, medical, dental or legal reimbursement plans, or hospitalization or insurance plans, or other agreements or arrangements providing for employee remuneration to which First Shenango is a party or by which First Shenango is bound; all these contracts and arrangements are in full force and effect, and neither First Shenango nor any other party is in default thereunder.

                  (b) Except as disclosed on Section 3.24 of the Disclosure Schedule, the employees of First Shenango are not represented by any labor union, and First Shenango is not and has not been involved in any representative election, negotiations of a labor agreement, labor dispute or grievance by any employee nor has it committed any act or taken any action which is claimed or charged to have constituted an unfair labor practice. There is no pending or threatened labor dispute, strike, or work stoppage affecting the business.

                  (c) Except as disclosed in the Disclosure Schedule, all employees of First Shenango are employed at will by First Shenango within the meaning of such term under Pennsylvania law.

         3.25 HAZARDOUS SUBSTANCES. Except as disclosed in Section 3.25 of the Disclosure Schedule: (i) none of the Real Property or property previously owned or occupied by First Shenango or in which First Shenango has or had any interest, legal or equitable, is contaminated with any hazardous substance; (ii) First Shenango has, in compliance with all applicable laws of federal, state or local governments, arranged for the disposal of hazardous substances removed from the Real Property and any real property previously owned or occupied by First Shenango or in which First Shenango had any interest, legal or equitable through utilization of qualified licensed waste disposal transporters and receivers; (iii) First Shenango has not caused and will not cause, and to the best of its Knowledge, after diligent investigation and inquiry, there never has occurred, the release of any hazardous substance on the Real Property or any real property previously owned or occupied by First Shenango or in which First Shenango had any interest, legal or equitable; (iv) the Real Property or any real property previously owned or occupied by First Shenango or in which First Shenango had any interest, legal or equitable, is not subject to any federal, state or local "superfund" lien, proceedings, claim, liability or action; (v) First Shenango is under no threat or likelihood thereof for the cleanup, removal, or remediation of any such hazardous substance from the Real Property or any real property previously owned or occupied by First Shenango or in which First Shenango had any interest, legal or equitable; (vi) there is no asbestos on the Real Property; (vii) there is no underground storage tank on the Real Property. The terms "hazardous substance," "release," and "removal" as used herein shall have the same meanings and definitions as set forth in paragraphs
(14), (22), and (23), respectively, of Title 42 U.S.C. Section 9601 provided, however, that the term "hazardous substance" as used herein also shall include "hazardous waste" as defined in paragraph (5) of 42 U.S.C. Section 6903 and "petroleum" as defined in paragraph (8) of 42 U.S.C. Section 6991. The term "superfund" as used herein means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, being Title 42 U.S.C. Section 9601, ET SEQ., as amended, and any similar state statute or local ordinance applicable to the property, including, without limitation, all rules and regulations promulgated, administered and enforced by any governmental agency or authority pursuant thereto. The term "underground storage tank" as used herein shall have the same meaning and definition as set forth in paragraph (1) of 42 U.S.C.
Section 6991.

         There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, First Shenango in relation to any property or facility now or previously owned or leased by First Shenango or in which First Shenango had any interest, legal or equitable, which have not been delivered to FirstFederal prior to the execution of this Merger Agreement.

         3.26 LOANS. Each loan reflected as an Asset in the First Shenango Financial Statements (i) is evidenced by notes, agreements, or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on First Shenango.

         3.27 AGREEMENTS WITH REGULATORS. First Shenango is not a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental entity outside the ordinary course of business and not generally applicable to entities engaged in the same business, including, without limitation, cease and desist orders of any regulatory authority, which restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor has First Shenango been advised by any governmental entity that it is contemplating issuing, requiring, or requesting (or is considering the appropriateness of issuing, requiring or requesting) any such order, directive, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar undertaking. Except as set forth in Section 3.27 of the Disclosure Schedule, First Shenango has not been cited in any compliance report to First Shenango, as a result of an examination by any regulatory authority for (i) material violations, or (ii) violations with respect to which refunds or restitutions (which are material in amount to First Shenango, taken as a whole) may be required.

         3.28 VOTE REQUIRED. Provided the Effective Time is after April 5, 1998, the affirmative vote of the holders of a majority of the issued and outstanding shares of First Shenango Common Stock entitled to vote thereon is the only vote of the holders of any class or series of First Shenango capital stock necessary to approve this Merger Agreement and the transactions contemplated hereby.

         3.29 SECURITIES. The investment portfolios of Thrift Subsidiary consist of securities in marketable form. Except as disclosed in Section 3.29 of the Disclosure Schedule, since December 31, 1997, to the date hereof, Thrift Subsidiary has not incurred any unusual or extraordinary losses in its investment portfolio, and, except for events relating to the business environment in general, including market fluctuations, the executive officers of First Shenango are not aware of any events which are reasonably certain to occur in the future and which reasonably can be expected to result in any material adverse change in the quality or performance of Thrift Subsidiary's investment portfolio on a consolidated basis.

         3.30 INDEMNIFICATION. To the Knowledge of First Shenango, except as set forth in Section 3.30 of the Disclosure Schedule, no action or failure to take action by any director, officer, employee or agent of First Shenango has occurred which would give rise to a claim or a potential claim by any such person for indemnification from First Shenango under the corporate indemnification provisions of the First Shenango Articles or First Shenango Bylaws applicable to First Shenango Bancorp, Inc., on the date of this Merger Agreement.

         3.31 DISCLOSURE. To First Shenango's Knowledge after due inquiry, all material facts relating to the business of First Shenango have been disclosed to FirstFederal in this Merger Agreement. No representation or warranty contained in this Merger Agreement, and no statement contained in the Disclosure Schedule or in any certificate, memorandum, list or other writing provided or furnished to FirstFederal pursuant to any provision of this Merger Agreement (including without limitation the First Shenango Financial Statements), by First Shenango on its behalf, contains or will contain any untrue statement of a material fact or omits any material fact, the omission of which would be misleading.

                                   ARTICLE IV
                                   ----------
            REPRESENTATIONS AND WARRANTIES OF FIRSTFEDERAL FINANCIAL
            --------------------------------------------------------

         REPRESENTATIONS AND WARRANTIES. In order to induce First Shenango Bancorp, Inc., to enter into this Merger Agreement and to consummate the transactions contemplated hereunder, FirstFederal Financial makes the following representations, warranties, covenants and agreements:

         4.1      ORGANIZATION OF FIRSTFEDERAL.

                  (a) FirstFederal Financial is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and has all necessary corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets. Section 4.1 of the Disclosure Schedule lists all states in which FirstFederal is engaged in business, or owns, uses, or leases Assets. FirstFederal is qualified to do business and is in good standing in those jurisdictions specified in Section 4.1 of the Disclosure Schedule, which are the only jurisdictions in which such qualification is legally required, except where the failure to be so qualified or in good standing (considering all such failures together) does not and will not have a Material Adverse Effect upon the Business or Condition of FirstFederal.

                  (b) The copies of FirstFederal Financial's Articles of Incorporation as amended to date, certified by the Secretary of State of Ohio, and the Code of Regulations as amended to date, certified by FirstFederal Financial's Secretary, all of which have been heretofore delivered to First Shenango, are and at Closing will be complete and correct. Further, the minute books and stock record books of FirstFederal are accurate and complete and at Closing will be accurate and complete. Such minute books and stock


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



         record books will be available for inspection at any reasonable time by First Shenango's duly authorized representatives, and copies of any minutes of any meeting held or documents otherwise constituting corporate action by FirstFederal after the date of such inspection will be furnished to First Shenango promptly and in no event later than Closing. FirstFederal Financial anticipates amending its Articles of Incorporation to change its name.

                  (c) FirstFederal does not own any First Shenango Common Stock.

         4.2 AUTHORITY AND APPROVAL.

                  (a) FirstFederal Financial has all requisite corporate power and authority to enter into and perform all of its obligations under this Merger Agreement. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FirstFederal Financial other than the shareholder vote as contemplated by Section 5.2.2 hereof.

                  (b) The consummation of the transactions contemplated hereby and the compliance by FirstFederal with the terms of this Merger Agreement do not and will not conflict with, result in, or constitute any of the following:

                           (i) A breach of any term or provision of this Merger
                  Agreement;

                           (ii) Except for the matters set out on Section 4.2 of
                  the Disclosure Schedule, a default or an event that, with notice or lapse of time, or both, would be a default, breach or violation of the Articles of Incorporation or Code of Regulations of FirstFederal or any Contract, License, commitment, or other agreement, instrument, or arrangement to which FirstFederal is a party or by which FirstFederal or its Assets are bound;

                           (iii) Except as to matters set out on Section 4.2 of
                  the Disclosure Schedule, an event that would permit any party to terminate any agreement with FirstFederal or to accelerate the maturity of any obligation of FirstFederal; or

                           (iv) The creation or imposition of any Lien on any of
                  its Assets.

         4.3 CAPITAL STOCK. The authorized capital stock of FirstFederal Financial consists of:

                  (a) 20,000,000 shares of FirstFederal Common Stock, of which 7,069,115 shares are issued and outstanding; and 343,580 shares are held in treasury as of December 31, 1997.

                  (b) 1,500,000 shares serial preferred stock, no par value, of which (i) 117 shares of 7% Cumulative Convertible Series A are outstanding and (ii) 429,892 shares of 6.5% Cumulative Convertible Series B are outstanding as of December 31, 1997.

         All issued and outstanding shares of FirstFederal Common Stock are validly issued and outstanding, fully paid and nonassessable and were not issued in violation of any preemptive right of any stockholder of FirstFederal. As of the date hereof, no shares of FirstFederal Common Stock were reserved for issuance except that 1,149,984 shares were reserved for issuance upon the exercise of options granted heretofore pursuant to FirstFederal's stock option plan. Options have been granted with respect to 646,881 shares of FirstFederal Common Stock, all of which are presently held by the employees, officers, and directors of FirstFederal. As of the date hereof, there are no other outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating FirstFederal to issue (or to transfer from treasury) any additional shares of its capital stock of any class.

         FirstFederal has taken all action necessary so that the execution of this Merger Agreement and the consummation of the transactions contemplated hereby do not and will not result in the grant of any rights to any person under any agreements or enable rights to any capital stock of FirstFederal to be exercised, distributed, or triggered, except as otherwise provided in this Merger Agreement.

         4.4 SEC DOCUMENTS/REGULATORY FILINGS. FirstFederal Financial has filed all SEC documents required by the security laws and such SEC documents complied as of their respective dates of filing in all material respects with security laws. FirstFederal has filed all reports required by statute or regulation to be filed with any federal or state regulatory agency except where the failure to so file would not have a Material Adverse Effect on FirstFederal, and such reports were prepared in accordance with the applicable statutes, regulations, and instructions in existence as of the date of filing of such reports in all material respects.

         4.5 SUBSIDIARIES.

                  (a) FirstFederal does not own, directly or indirectly, 5% or more of the outstanding capital stock or other voting securities of any corporation, thrift, bank or other organization, except as disclosed on
         Section 4.5 of the Disclosure Schedule. The outstanding shares of capital stock of each Subsidiary are validly issued and outstanding, fully paid and nonassessable, and all such shares are directly owned by FirstFederal, free and clear of all liens, claims, and encumbrances. No Subsidiary has any outstanding securities of any kind, nor any outstanding options, warrants, or other rights entitling another person to acquire any securities of a Subsidiary of any kind other than the shares of capital stock owned by FirstFederal.

                  (b) Each Subsidiary is a duly organized corporation or national banking association validly existing and in good standing under applicable laws. Each Subsidiary (i) has all requisite power and authority to carry on its business as now conducted; and (ii) is duly licensed or qualified to do business in the states of the United States where its ownership or leasing of property or the conduct of its business requires such licensing or qualification and where failure to be so licensed or qualified would have a Material Adverse Effect on FirstFederal. Each Subsidiary has all federal, state, and local governmental authorizations necessary for it to own or lease its properties or assets and to carry on its business as is now being conducted, except where the failure to be so authorized would not have a Material Adverse Effect on FirstFederal.

         4.6 AFFILIATE TRANSACTIONS. Except as disclosed in Section 4.6 of the Disclosure Schedule, as of the date of this Merger Agreement:

                           (i) There are no Liabilities between FirstFederal, on
                  the one hand, and the officers and directors of FirstFederal, on the other hand, that were not incurred on an arm's length basis;

                           (ii) No executive officer, director, or Affiliate of
                  a director or executive officer provides, provided, or caused or causes to be provided any Assets, services, or facilities to FirstFederal or otherwise does business with FirstFederal, other than on an arm's length basis.

         4.7 BOOKS AND RECORDS. The Books and Records of FirstFederal fairly reflect in all material respects the transactions to which it is a party and by which its properties are subject or bound. Such Books and Records have been properly kept and maintained in compliance in all material respects with GAAP and all applicable legal requirements.

         4.8 FINANCIAL STATEMENTS. The FirstFederal Financial Statements, all previously provided to First Shenango, fairly present the consolidated financial position of FirstFederal Financial and its consolidated Subsidiaries as of the date indicated, and the consolidated results of operations, changes in shareholders' equity and cash flows of FirstFederal Financial and its consolidated Subsidiaries for the period then ended in conformity with GAAP. There are no material Liabilities of FirstFederal required to be disclosed in FirstFederal's Financial Statements other than the Liabilities disclosed in such Financial Statements (including footnotes). All monetary Liabilities and material non-monetary Liabilities incurred after the date of the Financial Statements were incurred in the ordinary course of business consistent with past practices and in the aggregate are not material to FirstFederal's business. Except for those Subsidiaries listed in Section 4.8 of the Disclosure Schedule, the statements of financial condition and results of operations of each Subsidiary are, and for all periods referred to in this Section 4.8 have been, consolidated with those of FirstFederal Financial.

         4.9 ABSENCE OF CHANGES. Since December 31, 1997: (i) there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a Material Adverse Impact of FirstFederal; (ii) neither FirstFederal's chief executive officer nor its chief financial officer is aware of any events which have occurred since December 31, 1997, or which are reasonably certain to occur in the future and which reasonably can be expected to result in any Material Adverse Impact of

FirstFederal; and (iii) there have been no material changes in the methods of business operation of FirstFederal.

         4.10 CONSENT. Except as set forth in Section 4.10 of the Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to FirstFederal in connection with the execution and delivery of this Merger Agreement or the consummation of the transactions contemplated hereby.

         4.11 TAXES.

                  (A) FILING OF TAX RETURNS. Except where properly extended, within the times and in the manner prescribed by law, FirstFederal has filed all federal, state, and local tax returns required by law. Except as disclosed in Section 4.11(a) of the Disclosure Schedule, the federal income tax returns of FirstFederal have not been audited or investigated by the Internal Revenue Service for the preceding five years. Except as reflected on Section 4.11 of the Disclosure Schedule, there are no present disputes as to taxes payable by FirstFederal. In addition, all tax returns and reports required by applicable law or governmental regulations have been filed by FirstFederal, and such returns and reports are (and as to such returns and reports not filed as of the date hereof, will be) true, correct, and complete in all material respects and present, fairly and accurately, the information required to be shown therein. There are not and will not be any tax deficiencies assessed against FirstFederal that would have a Material Adverse Effect on FirstFederal, and there are no tax deficiencies proposed or threatened, and no audit of FirstFederal by any federal, state or local authority is in progress, and FirstFederal has not received notice regarding any audit.

                  (B) PAYMENT OF TAXES. FirstFederal has, within the time and in the manner prescribed by law, paid in full (and until the Closing Date will pay within the time and in the manner prescribed by law) payroll taxes (including, but not limited to, Social Security taxes), franchise taxes, sales and use taxes, personal property taxes, real estate taxes and assessments, and local, state and federal income taxes. In addition, FirstFederal will pay or make timely provision for payment of all such taxes thereafter payable by FirstFederal so that no Lien for any such taxes will be placed (or attempted) upon any of the Assets, on or following the Closing Date.

                  (C) TAX RESERVES. Except as disclosed in Section 4.11(c) of the Disclosure Schedule, the amounts established as accruals for taxes on the Financial Statements and on the Books and Records of FirstFederal are reasonably expected to be sufficient for the payment of all taxes of any kind, whether disputed or not, and whether accrued, due, absolute, contingent or otherwise, which were or which may be payable by FirstFederal for any periods or fiscal years prior to or including the Closing Date, including all taxes imposed before or after the Closing Date which are attributable to any such period or fiscal year. No differences exist between the amounts of the book basis and the tax basis of

         Assets (net of Liabilities) that are not accounted for by an accrual on the Books and Records for federal income tax purposes.

                  (D) EXTENSIONS AND WAIVERS. Except as disclosed in Section 4.11(d) of the Disclosure Schedule, FirstFederal has not requested any extension of time within which to file any tax return, which tax return has not since been filed, nor has FirstFederal executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or tax returns.

         4.12 LITIGATION. Except as disclosed in Section 4.12 of the Disclosure
Schedule:

                  (a) There is no material pending or threatened litigation involving FirstFederal as defendant or plaintiff. There is no suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or threatened, against or affecting FirstFederal, or its business or Assets that if decided adversely to FirstFederal, would result in a Material Adverse Effect on FirstFederal. FirstFederal is not in default with respect to any Order of any federal, state, local or foreign court, department, agency, or instrumentality.

                  (b) There are no facts or circumstances known to FirstFederal that could reasonably be expected to give rise to any claim that would be required to be disclosed pursuant to clause (a) above.

         4.13 COMPLIANCE WITH LAWS. To its Knowledge, FirstFederal has complied with and is not in violation of, applicable federal, state, or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business, including without limitation the Real Estate Settlement Procedures Act, Fair Debt Collection Practices Act, Fair Credit Reporting Act, Equal Credit Opportunity Act, Truth in Lending Act, Occupational Safety and Health Act of 1970, the Fair Labor Standards Act of 1938, Title VII of the Civil Rights Act of 1964, the Rehabilitation Act of 1973, Federal Age Discrimination in Employment Act of 1967, Consolidated Omnibus Budget Reconciliation Act of 1985, the Workers Adjustment and Retraining Notification Act of 1988, Civil Rights Act of 1991, Americans with Disabilities Act of 1991, the Family and Medical Leave Act of 1993, as all such have been amended, except which individually or in the aggregate do not and insofar as reasonably can be foreseen, in the future will not have a Material Adverse Effect on FirstFederal. Except as disclosed in Section 4.13 of the Disclosure Schedule, no investigation or review by any governmental entity with respect to FirstFederal outside the ordinary course of business and not generally applicable to entities engaged in the same business is pending or, to the Knowledge of FirstFederal, threatened, nor has any governmental entity indicated an intention to conduct the same in each case other than those, the outcome of which will not have a Material Adverse Effect on FirstFederal.

         Further, neither FirstFederal nor to its Knowledge any employee, officer, or director has knowingly engaged in any activity or knowingly omitted to take any action which, in any material way, has resulted or reasonably could be expected to result in the violation of (i) any local, state or federal law including without limitation the Bank Secrecy Act, the Community Reinvestment Act, applicable consumer protection and disclosure laws and regulations, including without limitation, Truth in Lending, Truth in Savings and similar disclosure laws and regulations, and equal employment and employment discrimination laws and regulations) or (ii) any regulation, order, injunction or decree of any court or governmental body, the violation of either of which could reasonably be expected to have a Material Adverse Effect on FirstFederal.

         4.14 BENEFIT PLANS.

                  (a) Section 4.14 of the Disclosure Schedule contains a true and complete list of all employee benefit plans within the meaning of
         Section 3(3) of ERISA ("Employee Benefit Plans"), whether or not any such Employee Benefit Plans are otherwise exempt from the provisions of ERISA, established, maintained or contributed to or obligated to form a fund by FirstFederal (FirstFederal shall include, for purposes of this Section 4.14 only, all employers, whether or not incorporated, which by reason of common control are treated together with FirstFederal as a single employer within the meaning of Code Section 414(b) and (c) since September 2, 1974.)

                  (b) FirstFederal does not maintain or contribute to any such employee benefit plan subject to ERISA which is not in substantial compliance with ERISA, or which has incurred any accumulated funding deficiency within the meaning of Section 412 or 418B of ERISA, or which has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement under Section 412 of the Code. FirstFederal has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") in connection with any employee benefit plan covering any employees of FirstFederal or ceased operations at any facility or withdrawn from such plan in a manner which could subject it to liability under Section 4062(e), 4063 or 4064 of ERISA, and knows of no facts or circumstances which might give rise to any liability of FirstFederal to the PBGC under Title IV of ERISA. FirstFederal has not incurred any withdrawal liability within the meaning of Sections 4201 and 4204 of ERISA, to any employee benefit plan which is a multiemployer plan (as defined in Section 4001 of ERISA), and no event has occurred, and there exists no condition or set of circumstances, which presents a material risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any multiemployer plan which could result in any liability to FirstFederal.

                  (c) Full payment has been made of all amounts which FirstFederal is required for any reason to have paid as contributions to any Employee Benefit Plan as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the final Closing Date. FirstFederal has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Employee Benefit Plan or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

                  (d) Each Employee Benefit Plan intended to be qualified under
         Section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service and nothing has occurred since the effective date of the last such determination which resulted in or is likely to result in the revocation of such determination.

                  (e) No reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any Employee Benefit Plan and FirstFederal has not engaged in any transaction with respect to the Employee Benefit Plans which would subject FirstFederal to a tax, penalty or liability for prohibited transactions under ERISA or the Code nor have any of FirstFederal's directors, officers, or employees to the extent they or any of them are fiduciaries with respect to such plans, breached any of their responsibilities or obligations under Title I of ERISA.

                  (f) FirstFederal has furnished First Shenango with true and complete copies of: (i) all Employee Benefit Plans as in effect, together with all amendments thereto which will become effective at a later date; (ii) the most recent Internal Revenue Service determination letter issued with respect to each Employee Benefit Plan; and (iii) Form 5500 for the most recent completed fiscal year for each Employee Benefit Plan required to file such form.

                  (g) There are no material actions, suits or claims pending or threatened, against the Assets of any Employee Benefit Plan.

                  (h) The plans are qualified under Code Section 401 and the associated trust funds are exempt from tax under Code Section 501.

                  (i) Each Employee Benefit Plan which FirstFederal maintains has at all times been administered in material compliance with all applicable requirements of ERISA, including all reporting requirements, with respect to the Internal Revenue Service, the Department of Labor and the Pension Benefit Guaranty Corporation and including all disclosure requirements with respect to plan participants and beneficiaries.

                  (j) FirstFederal does not maintain nor is it under any obligation or duty to establish any type of post retirement benefit, medical, or life insurance plan for its employees.

         4.15 REAL PROPERTY. In addition to the representations and warranties contained in Section 4.16, FirstFederal Financial hereby makes the following additional representations, warranties and covenants to and with First Shenango regarding the Real Property owned or leased by FirstFederal as listed on Section
4.15 of the Disclosure Schedule:

                  (a) Section 4.15(a) of the Disclosure Schedule contains a true and correct list of (i) each parcel of Real Property owned by FirstFederal, (ii) each parcel of Real Property leased by FirstFederal (as lessor or lessee), and (iii) all Liens relating to or affecting any parcel of Real Property owned by FirstFederal, and except as listed in
         Section 4.15(a) of
         the Disclosure Schedule, such Real Property owned by FirstFederal is free and clear of all Liens, pledges, equities, claims of others or restrictions whatsoever, except:

                           (i) Zoning and building ordinances and regulations
                  which do not prohibit or restrict the present use of the Real Property;

                           (ii) Real estate taxes and assessments, both general
                  and special, which may be a Lien but are not yet due and payable as of the Closing Date;

                           (iii) Easements, covenants, agreements, encumbrances,
                  conditions, reservations, restrictions of record or other exceptions affecting the real estate, if any, which are disclosed to First Shenango and approved in writing by First Shenango prior to the Closing Date.

         FirstFederal has adequate rights of ingress and egress with respect to such Real Property, buildings, structures, facilities, fixtures and other improvements. FirstFederal has not received any notice or has Knowledge that the Real Property, as currently used by FirstFederal, is in violation of any applicable federal, state or local statute, ordinance, order, requirement, law, rule or regulation (including without limitation, building, zoning or Environmental Laws) affecting the Real Property, or that would have a Material Adverse Effect on the value of the Real Property or its continued operation and use in the ordinary course of business.

                  (b) The zoning of the Real Property permits the presently existing improvements and the conduct and continuation of the business presently being conducted on such Real Property.

                  (c) FirstFederal has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the Real Property leased by it for the full term of the lease thereof. Each lease is a legal, valid and binding agreement, enforceable in accordance with its terms, of FirstFederal and of each other person that is a party thereto, and except as set forth in Section 4.15(c) of the Disclosure Schedule, there is no, and FirstFederal has not received notice of any default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. None of the leases will terminate or lapse by reason of the transactions contemplated by this Merger Agreement.

                  (d) Except as disclosed in Section 4.15(d) of the Disclosure Schedule, the improvements on the Real Property are structurally sound and in good operating condition and in a state of good maintenance and repair, are adequate and suitable for the purposes for which they are presently being used and, to the Knowledge of FirstFederal, there are no condemnation or appropriation proceedings pending or threatened against any of such Real Property or the improvements thereon.

         4.16 ASSETS. With respect to the Assets:



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                  (a) Except as listed on Section 4.16(a) of the Disclosure
         Schedule, FirstFederal has not received any notice nor does it have any Knowledge of any information that there has been any violation of any statute, law, ordinance, or regulation of any governmental entity affecting its Assets with respect to health, safety and environmental and pollution control, including the disposition of hazardous or toxic waste materials or emissions into the air, soil or water, or any form of contamination that would have a Material Adverse Effect on the value of the Assets or the continued use of the Assets by FirstFederal in the ordinary course of business.

                  (b) Except as provided in Section 4.16(b) of the Disclosure Schedule, FirstFederal has good and marketable title to the Assets, free and clear of all Liens, encumbrances, security interests, pledges, equities, claims of others or restrictions whatsoever.

                  (c) All equipment owned by FirstFederal is now in good working condition and, as of the Closing Date, will be in good working condition with no material defects other than those items identified to First Shenango in Section 4.16(c) of the Disclosure Schedule, and except as disclosed in Section 4.16(c) of the Disclosure Schedule, no expenditures in excess of $100,000.00 are planned for the routine, normal maintenance of such equipment. Except as stated in Section 4.16(c) of the Disclosure Schedule, no personal property used by FirstFederal in connection with its business is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, or is other than in the possession and under the control of FirstFederal. The tangible personal property reflected in those Books and Records constitutes all such tangible personal property necessary for the conduct by FirstFederal of its business as now conducted.

         4.17 INTELLECTUAL PROPERTY. Except as previously disclosed, FirstFederal or a Subsidiary owns the entire right, title and interest in and to, or has valid licenses with respect to, all of the Intellectual Property necessary to conduct the business and operations of FirstFederal and the FirstFederal Subsidiaries as presently conducted. None of such Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment, which order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment would have a Material Adverse Effect on FirstFederal.

         4.18 CONTRACTS.

                  (a) Section 4.18(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of all Material Contracts of FirstFederal including, but not limited to, the following:

                           (i) Contracts and other agreements with any current
                  or former officer, director, shareholder, affiliate, employee, consultant, or agent;

                           (ii) Contracts with any person containing any
                  provision or covenant prohibiting or limiting the ability of FirstFederal to engage in any business activity or compete with any person, or prohibiting or limiting the ability of any person to compete with FirstFederal;

                           (iii) Contracts relating to the future disposition or
                  acquisition of any Assets, other than dispositions or acquisitions in the ordinary course of business consistent with past practice;

                           (iv) Contracts under which FirstFederal agrees to
                  indemnify any person;

                           (v) Contracts and other agreements relating to the
                  borrowing of money (other than federally insured deposits), creation of Liens, issuance of letters of credit, or the guarantee of the payment of Liabilities or performance of obligations by FirstFederal;

                           (vi) Contracts and other agreements relating to
                  provision of services which are not cancelable without penalty in thirty (30) or fewer days notice;

                           (vii) powers of attorney;

                           (viii) other contracts and other agreements made
                  outside the ordinary course of business; and

                           (ix) all other contracts that involve the payment or
                  potential payment, pursuant to the terms of any such contract, by or to FirstFederal of more than $250,000 and cannot be terminated within 360 calendar days after giving notice of termination without resulting in any material cost or penalty to FirstFederal or any Subsidiary.

                  (b) Each Contract required to be disclosed in Section 4.18(a) of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in Section 4.18(b) of the Disclosure Schedule neither FirstFederal, nor, to the Knowledge of FirstFederal, any other party to such Contract, is or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract). None of the Contracts disclosed in Section 4.18(a) of the Disclosure Schedule will terminate or lapse by reason of the transactions contemplated by this Merger Agreement.

                  (c) Except as disclosed in Section 4.18(c) of the Disclosure Schedule, FirstFederal is not a party to or bound by any Contract that has been or could reasonably be expected to have, individually or in the aggregate with any other such Contracts, a Materially Adverse Effect on FirstFederal.



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



                  (d) Except as disclosed in Section 4.18(d) of the Disclosure Schedule and any other Section of the Disclosure Schedule, there are no Contracts, commitments, leases, permits or other instruments necessary to hold the Assets by FirstFederal, as and where now held by FirstFederal, or to conduct the business of FirstFederal, as and where now operated by FirstFederal, or related to the operation or management of the Assets.

         4.19 POOLING OF INTERESTS. Except as set forth in Section 4.19 of the Disclosure Schedule, as of the date of this Merger Agreement, FirstFederal knows of no reason relating to it which would reasonably cause it to believe that the Merger will not qualify as a pooling of interests for financial accounting purposes.

         4.20 RESERVED.

         4.21 LICENSES. Except as disclosed in Section 4.21 of the Disclosure
Schedule:

                           (i) FirstFederal owns or validly holds all Licenses
                  that are material to its business or operations;

                           (ii) each License of FirstFederal is valid, binding
                  and in full force and effect; and

                           (iii) FirstFederal has not received any notice that
                  it is in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

None of the Licenses of FirstFederal will terminate or lapse by reason of the transactions contemplated by this Merger Agreement.

         4.22 INSURANCE. To the best of FirstFederal's Knowledge, FirstFederal has maintained and now maintains (i) insurance on all its Assets of a type customarily insured, covering property damage and loss of income by fire or other casualty including, but not limited to, occurrence- based general liability insurance, and (ii) adequate insurance protection against all Liabilities, claims and risks against which it is customary to insure. To FirstFederal's Knowledge after due inquiry, except as disclosed in Section 4.22 of the Disclosure Schedule, there is no breach or default with respect to any material provision contained in any policy or binder described in this provision and there has not been any failure to give any notice or present any claim under any such policy or binder in due or timely fashion. There are no outstanding unpaid premiums, and there are no provisions for retrospective or retroactive premium adjustments except as set forth in Section 4.22 of the Disclosure Schedule, and FirstFederal has not received notice of any cancellations or nonrenewal or disallowance of any claims under any such policy or binder. Finally, except as disclosed in Section 4.22 of the Disclosure Schedule, there has not been any instance since the formation of FirstFederal where there has not been in full force and effect insurance policies providing the types of insurance as described above. The insurance coverage provided by the policies described in this section will not terminate or lapse by reason of the transactions contemplated by this Merger Agreement.


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



         4.23 BROKERS AND FINDERS. Other than Keefe Bruyette & Woods Inc. for purposes of a fairness opinion, neither FirstFederal nor any of its respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein.

         4.24 EMPLOYEES; LABOR RELATIONS.

                  (a) Section 4.24 of the Disclosure Schedule is a list of all severance contracts, employee handbooks or manuals, and settlements, bonus, stock option, medical, dental or legal reimbursement plans, or hospitalization or insurance plans, or other agreements or arrangements providing for employee remuneration to which FirstFederal is a party or by which FirstFederal is bound; all these contracts and arrangements are in full force and effect, and neither FirstFederal nor any other party is in default thereunder.

                  (b) Except as disclosed on Section 4.24 of the Disclosure Schedule, the employees of FirstFederal are not represented by any labor union, and FirstFederal is not and has not been involved in any representative election, negotiations of a labor agreement, labor dispute or grievance by any employee nor has it committed any act or taken any action which is claimed or charged to have constituted an unfair labor practice. There is no pending or threatened labor dispute, strike, or work stoppage affecting the business.

                  (c) Except as disclosed in the Disclosure Schedule, all employees of FirstFederal and its Subsidiaries are employed at will by FirstFederal or such Subsidiaries.

         4.25 HAZARDOUS SUBSTANCES. FirstFederal represents that, except as disclosed in Section 4.25 of the Disclosure Schedule: (i) none of the Real Property or property previously owned or occupied by FirstFederal or in which FirstFederal has or had any interest, legal or equitable, is contaminated with any hazardous substance; (ii) FirstFederal has, in compliance with all applicable laws of federal, state or local governments, arranged for the disposal of hazardous substances removed from the Real Property and any real property previously owned or occupied by FirstFederal or in which FirstFederal had any interest, legal or equitable through utilization of qualified licensed waste disposal transporters and receivers; (iii) FirstFederal has not caused and will not cause, and to its Knowledge, after diligent investigation and inquiry, there never has occurred, the release of any hazardous substance on the Real Property or any real property previously owned or occupied by FirstFederal or in which FirstFederal had any interest, legal or equitable; (iv) the Real Property or any real property previously owned or occupied by FirstFederal or in which FirstFederal had any interest, legal or equitable, is not subject to any federal, state or local "superfund" lien, proceedings, claim, liability or action; (v) FirstFederal is under no threat or likelihood thereof for the cleanup, removal, or remediation of any such hazardous substance from the Real Property or any real property previously owned or occupied by FirstFederal or in which FirstFederal had any interest, legal or equitable; (vi) there is no asbestos on the Real Property; (vii) there is no underground storage tank on the Real Property. The terms "hazardous substance," "release," and "removal" as used herein shall have the same meaning and definition as set forth in paragraphs
(14), (22), and (23), respectively, of Title 42

U.S.C. Section 9601 provided, however, that the term "hazardous substance" as used herein also shall include "hazardous waste" as defined in paragraph (5) of 42 U.S.C. Section 6903 and "petroleum" as defined in paragraph (8) of 42 U.S.C.
Section 6991. The term "superfund" as used herein means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, being Title 42 U.S.C. Section 9601, ET SEQ., as amended, and any similar state statute or local ordinance applicable to the property, including, without limitation, all rules and regulations promulgated, administered and enforced by any governmental agency or authority pursuant thereto. The term "underground storage tank" as used herein shall have the same meaning and definition as set forth in paragraph
(1) of 42 U.S.C. Section 6991.

         There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, FirstFederal in relation to any property or facility now or previously owned or leased by FirstFederal which have not been delivered to First Shenango prior to the execution of this Merger Agreement.

         4.26 LOANS. Each loan reflected as an Asset in the FirstFederal Financial Statements (i) is evidenced by notes, agreements, or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on FirstFederal.

         4.27 AGREEMENTS WITH REGULATORS. FirstFederal is not a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental entity outside the ordinary course of business and not generally applicable to entities engaged in the same business, including, without limitation, cease and desist orders of any regulatory authority, which restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor has FirstFederal been advised by any governmental entity that it is contemplating issuing, requiring, or requesting (or is considering the appropriateness of issuing, requiring or requesting) any such order, directive, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar undertaking. Except as set forth in Section 4.27 of the Disclosure Schedule, FirstFederal has not been cited in any compliance report to FirstFederal, as a result of an examination by any regulatory authority for (i) material violations, or (ii) violations with respect to which refunds or restitutions (which are material in amount to FirstFederal, taken as a whole) may be required.

         4.28 RESERVED.

         4.29 SECURITIES. Other than the uncertificated residual interest issued in the asset backed securitization of manufactured housing pass-through certificates, the investment portfolios of Bank


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



Subsidiary consist of securities in marketable form. Except as disclosed in
Section 4.29 of the Disclosure Schedule, since December 31, 1997, to the date hereof, Bank Subsidiary has not incurred any unusual or extraordinary losses in its investment portfolio, and, except for events relating to the business environment in general, including market fluctuations, the executive officers of FirstFederal are not aware of any events which are reasonably certain to occur in the future and which reasonably can be expected to result in any material adverse change in the quality or performance of Bank Subsidiary's investment portfolio on a consolidated basis.

         4.30 DISCLOSURE. To FirstFederal's knowledge after due inquiry, all material facts relating to the business of FirstFederal have been disclosed to First Shenango in this Merger Agreement. No representation or warranty contained in this Merger Agreement, and no statement contained in the Disclosure Schedule or in any certificate, memorandum, list or other writing provided or furnished to First Shenango pursuant to any provision of this Merger Agreement (including without limitation the FirstFederal Financial Statements), by FirstFederal on its behalf, contains or will contain any untrue statement of a material fact or omits any material fact, the omission of which would be misleading.


                                    ARTICLE V
                                    ---------
                                    COVENANTS
                                    ---------

         5.1 FIRST SHENANGO'S COVENANTS. First Shenango Bancorp, Inc., covenants and agrees with FirstFederal Financial that, at all times from and after the date of this Merger Agreement until the Effective Time, First Shenango will comply with all covenants and provisions of this Section 5.1, except to the extent FirstFederal Financial otherwise consents in writing.

         5.1.1 ACCESS TO INFORMATION. FirstFederal and its counsel, accountants, and other representatives shall have full access during normal business hours to all Books and Records of First Shenango. First Shenango shall furnish to FirstFederal and its representatives all data and information concerning the business and Assets of First Shenango that may reasonably be requested. Further, during the period from the date of this Merger Agreement until the Effective Time each of First Shenango and FirstFederal will promptly notify the other of
(i) any material change in the normal course of its business; (ii) any governmental complaints, investigations or hearings (or other communications indicating that the same may be contemplated), or receipt of any memorandum or understanding or cease and desist order from a regulatory authority; or (iii) the institution or threat of material litigation involving such parties and will keep the other party fully informed of such events. During such period, FirstFederal and First Shenango shall promptly provide the other with monthly unaudited financial statements as soon as they are available, and each shall promptly provide the other with copies of all the reports filed by it with any regulatory authority after the date of this Merger Agreement through the Effective Time. Each of First Shenango and FirstFederal agrees to keep the information contained in the monthly unaudited financial statements strictly confidential.

         5.1.2 CONDUCT OF BUSINESS. First Shenango shall carry on its business and activities diligently and in substantially the same manner as they previously have been carried out, and shall


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



not make or institute any methods of management, accounting, or operation that are not in the ordinary course of business in accordance with the business practices or that vary materially from those methods used by First Shenango as of the date of this Merger Agreement. An increase in borrowings of up to $55 million from the Federal Home Loan Bank from that existing at December 31, 1997, shall be deemed to be in the ordinary course of business.

         5.1.3 CORPORATE MATTERS. First Shenango will not (i) amend its Articles of Incorporation, Bylaws or other charter documents, (ii) issue any shares of its capital stock, (iii) issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which any additional shares of its capital stock of any class might be directly or indirectly authorized, issued, or transferred from treasury, or (iv) agree to do any of the acts listed above.

         5.1.4 DISTRIBUTION AND STOCK. First Shenango shall not:

                  (a) Declare, set aside, or pay any dividend, or authorize a stock split, or make any distribution in respect of its capital stock other than its regular quarterly dividend of 15 cents per share. The parties shall coordinate the declaration and payment of First Shenango Bancorp, Inc.'s dividend in the quarter in which Closing occurs with the declaration and payment of FirstFederal Financial's dividend in such quarter so that the shareholders of First Shenango Bancorp, Inc., receive only one dividend in the quarter in which Closing occurs;

                  (b) Directly or indirectly purchase, redeem, or otherwise acquire any shares of its capital stock;

                  (c) Enter into any agreement obligating it to do any of the foregoing prohibited acts.

         5.1.5 INSURANCE. First Shenango will continue to carry its existing insurance, subject to variations in amounts required by the ordinary operations of its business. At the request of FirstFederal and at FirstFederal's sole expense, the amount of insurance against fire and other casualties which First Shenango carries on any of its properties or in respect of its operations shall be increased by such amount or amounts as FirstFederal shall specify.

         5.1.6 EMPLOYEES. Except as disclosed in the Disclosure Schedule or except in the ordinary course of business and consistent with past practice, First Shenango will not do, or agree to do, any of the following acts: (i) grant any material increase in salaries or wages payable or to become payable to any officer, employee, sales agent, or representative, or (ii) increase benefits payable other than normal accruals to any officer, employee, sales agent, or representative under any bonus or pension plan or other Contract or commitment.

         5.1.7 NEW BUSINESS. First Shenango will not, without FirstFederal's written consent, do or agree to enter into any Contract, commitment, or transaction in excess of $50,000, or $250,000 in the aggregate, not in the usual and ordinary course of business.


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



         5.1.8 AGREEMENTS. Except as disclosed in the Disclosure Schedule, First Shenango will not modify, amend, cancel, or terminate any of its existing Contracts, or agree to do any of those acts nor enter into any agreement to make, or become obligated to make, any capital expenditures in excess of $50,000; make, enter into or renew any agreement for services to be provided to First Shenango Bancorp, Inc., or Thrift Subsidiary or permit the automatic renewal of any such agreement, except any agreement for services having a term of not more than three months or requiring the expenditure of not more than $25,000; apply to the appropriate regulatory authorities to establish a new branch office or expand any existing branch office; or acquire, become obligated to acquire, or enter into any agreement to acquire, any banking or non-banking company or any branch offices of any such companies.

         5.1.9 BOOKS AND RECORDS. Except to the extent required by applicable law, First Shenango shall: (i) cause First Shenango's Books and Records to be maintained under generally accepted accounting principles in accordance with past practice, and (ii) not permit any material change in any pricing, investment, hedging, accounting, financial or managerial accounting or reporting, credit or allowance or in any method of calculating any contingency or other reserve of First Shenango Bancorp, Inc., or any Subsidiary for accounting, financial reporting or tax purposes.

         5.1.10 COMPLIANCE WITH LAWS. First Shenango shall comply, in all material respects, with all laws, rules, regulations, and Orders applicable to the business of First Shenango and promptly, following receipt thereof, give FirstFederal copies of any notice received alleging any violation of any such law or Order.

         5.1.11 SHAREHOLDERS' MEETING. First Shenango Bancorp, Inc., after consultation with FirstFederal, will take all action necessary to call and hold its annual or a special meeting of its shareholders for the purpose of approving this Merger Agreement, and any other documents or actions necessary to the consummation of the Merger provided for herein pursuant to law. Subject only to First Shenango Bancorp, Inc.'s Board of Directors' review of FirstFederal Financial's Registration Statement to be filed with the SEC described in this subparagraph and its reasonable satisfaction with the information set forth therein, and the Board of Directors of First Shenango Bancorp, Inc., intends to inform the shareholders of First Shenango Bancorp, Inc., in the proxy materials relating to the annual or special meeting that a majority of directors of First Shenango Bancorp, Inc., intend to vote all shares of First Shenango Common Stock which they own of record or have voting control over in favor of approving this Merger Agreement and any such other necessary documents or actions, and the requisite number of directors under First Shenango's Articles will recommend approval of this Merger Agreement to the other shareholders of First Shenango Bancorp, Inc. First Shenango shall cooperate with FirstFederal in the preparation of such proxy materials which shall be included and filed with, as a part of, FirstFederal Financial's Registration Statement filed with the SEC for the registration of the Shares. Neither First Shenango nor its officers, directors, and representatives will, without FirstFederal's prior written consent, send or deliver any written communications to First Shenango Bancorp, Inc.'s shareholders in their role as shareholders.



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



         5.1.12 SOLICITATIONS. First Shenango shall not, directly or indirectly, and shall cause their respective executive officers, directors, employees, agents and advisors not to, directly or indirectly, solicit or initiate any proposals or offers from any person, or discuss or negotiate with any such person, relating to any acquisition or purchase of all or a material amount of the assets of, or any equity securities of, or any merger, consolidation, or business combination with, First Shenango Bancorp, Inc., or the Thrift Subsidiary (such transactions are referred to herein as "Acquisition Transactions"), provided, however, that nothing contained in this Section shall prohibit (i) First Shenango Bancorp, Inc., or the Thrift Subsidiary, as the case may be, from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited proposal of an Acquisition Transaction if and to the extent that (a) the Board of Directors of First Shenango Bancorp, Inc., after consultation with and based upon the written advice of legal counsel, determines in good faith that such action is required for the directors of First Shenango Bancorp, Inc., to fulfill their fiduciary duties and obligations to the First Shenango Bancorp, Inc., stockholders, taking into consideration the bidding procedures engaged in connection with the transactions contemplated hereby and (b) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, First Shenango Bancorp, Inc., provides immediate written notice to FirstFederal to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, or (ii) the Board of Directors of First Shenango Bancorp, Inc., from failing to make, withdrawing or modifying its recommendation referred to in Section 5.1.11 following receipt of a proposal for an Acquisition Transaction if the Board of Directors of First Shenango Bancorp, Inc., after consultation with and based upon the written advice of legal counsel, determines in good faith that such action is required for the directors of First Shenango Bancorp, Inc., to fulfill their fiduciary duties and obligations to the First Shenango Bancorp, Inc., stockholders and other constituencies under Pennsylvania law, taking into consideration the bidding procedures engaged in connection with the transactions contemplated hereby.

         5.1.13 BREAK-UP FEE.

                  (a) First Shenango Bancorp, Inc., shall pay FirstFederal a fee of $3,000,000 promptly following termination of this Merger Agreement after the first to occur of any of the following events:

                           (i) (A) the shareholders of First Shenango Bancorp, Inc., shall not have approved the Merger on or before October 31, 1998 if, prior thereto or the termination date of this Merger Agreement, whichever is earlier, FirstFederal is not in breach of its material obligations, and (B) any person (other than FirstFederal Financial or any affiliate of FirstFederal Financial or any person or entity acting in concert with FirstFederal Financial or such affiliate (a "FirstFederal Entity")) shall have "commenced" (as such term is defined in Rule 14d-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) a tender offer or exchange offer to purchase shares of First Shenango Common Stock such that, upon consummation of such offer, such person would have Beneficial Ownership (as defined below) or the right to acquire Beneficial Ownership of twenty-five percent (25%) or more of the voting power of First Shenango and (C) within twelve (12) months after the earliest of the date of First Shenango Bancorp, Inc., shareholders' meeting at which


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



                           the Merger is submitted for approval and voted upon, the date this Agreement is terminated or October 31, 1998, any person (other than a FirstFederal Entity) shall have entered into a written understanding in principle or an agreement to consolidate or merge with First Shenango, to acquire all or substantially all of First Shenango's assets or stock, or to engage in a similar transaction;

                           (ii) (A) the shareholders of First Shenango Bancorp, Inc., shall not have approved the Merger on or before October 31, 1998, if, prior thereto or the termination date of this Merger Agreement, whichever is earlier, FirstFederal Financial is not in breach of its material obligations hereunder, and (B) subsequent to the date hereof any person (other than a FirstFederal Entity) shall have publicly announced a bona fide interest in (x) acquiring First Shenango by merger, consolidation, purchase of all or substantially all of its assets or any other similar transaction or (y) making an offer described in clause (i) above and in either such case, within twelve (12) months after the earlier of the date of First Shenango Bancorp, Inc., shareholders' meeting at which the Merger is submitted for approval and voted upon or October 31, 1998, such person (other than a FirstFederal Entity) shall have entered into a written understanding in principle or an agreement to consolidate or merge with First Shenango, to acquire all or substantially all of First Shenango's assets or stock, or to engage in a similar transaction;

                           (iii) (A) the shareholders of First Shenango Bancorp, Inc., shall not have approved the Merger on or before October 31, 1998, if, prior thereto or the termination date of this Merger Agreement, whichever is earlier, FirstFederal Financial is not in breach of its material obligations hereunder, and (B) any person, with respect to First Shenango Common Stock, shall have publicly solicited proxies or written consents or become a "participant" in any "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the Merger and within twelve (12) months after the earlier of the date of First Shenango Bancorp, Inc.'s shareholders' meeting at which the Merger is submitted for approval and voted upon or October 31, 1998, such person (other than a FirstFederal Entity) shall have entered into a written understanding in principle or an agreement to consolidate or merge with First Shenango, to acquire all or substantially all of First Shenango's assets or stock, or to engage in a similar transaction;

                           (iv) unless FirstFederal Financial is in breach of its material obligations hereunder, the Board of Directors of First Shenango Bancorp, Inc., other than as required in the exercise of its fiduciary duties (as determined in good faith by such directors), fails to make, withdraws, or modifies in a manner adverse to FirstFederal Financial, its recommendation that shareholders of First Shenango Bancorp, Inc., vote to approve the Merger before the date of First Shenango Bancorp, Inc.'s shareholders' meeting at which the Merger is to be submitted for approval and voted upon and where First Shenango Bancorp,


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                           Inc., has not terminated this Merger Agreement
                           pursuant to the provisions of Section 5.1.11 hereof;
                           or

                           (v) unless FirstFederal Financial is in breach of its material obligations hereunder, at or prior to First Shenango Bancorp, Inc.'s shareholders' meeting at which the Merger is submitted for approval and voted upon or prior to the termination date of this Agreement, whichever is earlier, a person (other than a FirstFederal Entity) enters into a written understanding in principle or an agreement to consolidate or merge with First Shenango, to acquire all or substantially all of First Shenango's assets or to engage in a similar transaction.

                  (b) As used in this Section, Beneficial Ownership shall have the meaning ascribed to it in Rule 13d-3 under the Exchange Act.

         5.1.14 CONFIDENTIALITY. Except as may be required by law, First Shenango agrees that unless and until the Closing has been consummated, First Shenango, its officers, directors, and other representatives, will hold in strict confidence and will not use to the detriment of FirstFederal any data or information contained in connection with this transaction or Merger Agreement with respect to FirstFederal's business. If the transactions contemplated by this Merger Agreement are not consummated, First Shenango will return to FirstFederal all such data and information that FirstFederal may reasonably request that was made available to First Shenango in connection with this transaction. This data and information does not include data and information that is publicly available other than as a result of disclosure by First Shenango.

         5.1.15 EXERCISE OF STOCK OPTIONS. Prior to the Closing Date but subsequent to both Regulatory Approval, and approval of this Merger Agreement by First Shenango's shareholders; First Shenango Bancorp, Inc., shall take all action necessary to cause the directors of First Shenango Bancorp, Inc., to exercise a sufficient number of Stock Options to permit KPMG to issue the opinion required under Section 6.10 hereof.

         5.1.16 ESOP. Effective as of the Closing Date, the First Federal Savings and Loan Association of New Castle Employee Stock Ownership Plan (the "ESOP") shall terminate in accordance with its terms as the same existed on January 1, 1998 (which terms shall include specifically, but without limitation, the termination upon acquisition provisions specified under Section 8.2(c) of the ESOP). Any other provision of this section to the contrary notwithstanding, First Shenango shall neither take, nor omit to take, any action with regard to the ESOP which would: (i) operate to prevent KPMG from issuing the opinion required under the provisions of Section 6.10 hereof or (ii) adversely affect the tax-favored status of the ESOP.

         5.1.17 DEFINED BENEFIT PLAN. First Shenango hereby covenants and agrees that it shall take all action and shall distribute all notices as may be required under the terms of applicable law and regulations to provide for the termination, as of the Closing Date, of a defined benefit plan maintained by the Thrift Subsidiary (the "Defined Benefit Plan"). First Shenango may amend the Defined Benefit Plan to amend the benefit accruals or other provisions of the Defined Benefit Plan provided that no amendments made to the Defined Benefit Plan shall operate either to adversely affect the tax-favored


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



status of the Defined Benefit Plan or result in any funding deficiencies of the Defined Benefit Plan as of the date of the plan termination, or require an additional contribution from First Shenango.

         5.1.18 TWO ADDITIONAL BENEFIT PLANS. At or prior to the Closing Date, Thrift Subsidiary shall take all actions necessary to terminate the Directors' Deferred Compensation Plan and the Supplemental Executive Retirement Plan for the benefit of Mr. Bonadio, and all benefits under these plans shall be paid out in a lump sum to each participant; or alternatively, on or before the Closing Date, Thrift Subsidiary in its sole discretion may establish an irrevocable grantor trust or trusts and deposit therein guaranteed investment contracts in amounts sufficient to provide the monthly benefits specified in accordance with the Directors Plan and the Supplemental Retirement Plan for such participants and beneficiaries thereunder that do not receive the lump sum payment as of the Closing Date. To the extent that any lump sum payments of benefits are not made as of the Closing Date or that any monthly or other periodic payments of benefits are not funded through the establishment of one or more irrevocable grantor trusts as of Closing Date, FirstFederal shall assume liability thereafter with respect to the payment of any benefits that may be attributable to the plans described in this section.

         5.1.19 EMPLOYMENT AGREEMENTS. First Shenango will use its best efforts to cause the Employment Agreements identified in Section 5.2.6 to be executed and delivered.

         5.2 FIRSTFEDERAL'S COVENANTS. FirstFederal Financial covenants and agrees with First Shenango Bancorp, Inc., that, at all times from and after the date of this Merger Agreement until the Effective Time, FirstFederal will comply with all covenants and provisions of this Section 5.2, except to the extent First Shenango Bancorp, Inc., may otherwise consent in writing.

         5.2.1 LISTING. FirstFederal Financial will file the appropriate form with the National Association of Securities Dealers, Inc. ("NASD") at the time prescribed by applicable rules and regulations. In addition, FirstFederal Financial will use its best efforts to maintain its listing on Nasdaq.

         5.2.2 SHAREHOLDERS' MEETING. FirstFederal, after consultation with First Shenango, will take all action necessary to call and hold its annual or a special meeting of its shareholders for the purpose of approving this Merger Agreement, and any other documents or actions necessary to the consummation of the Merger provided for herein pursuant to law. Subject only to (i) FirstFederal's Board of Directors' review of FirstFederal's Registration Statement to be filed with the SEC described in this subparagraph and its reasonable satisfaction with the information set forth therein, and (ii) the exercise of their fiduciary duties, the Board of Directors of FirstFederal intends to inform the shareholders of FirstFederal in the proxy materials relating to the annual or special meeting that a majority of directors of FirstFederal intend to vote all shares of FirstFederal Common Stock which they own of record or have voting control over in favor of approving this Merger Agreement and any such other necessary documents or actions, and the Board of Directors will recommend approval of this Merger Agreement to the other shareholders of FirstFederal.

         5.2.3 EMPLOYEE BENEFIT PLANS. All Thrift Subsidiary's employees retained by FirstFederal shall receive the standard package of FirstFederal employee welfare benefits which are in place throughout the FirstFederal holding company system. These benefits include group health and major medical insurance, group life insurance, and profit sharing participation, and other customary benefits. First Shenango's employees shall be entitled to participate immediately following the Closing Date in all employee benefit plans sponsored by FirstFederal on the same terms and to the same extent as similarly situated employees;[ provided that such employees shall not be subject to any enrollment waiting periods, uninsured waiting periods or pre-existing condition exclusions to the extent of prior coverage under Thrift Subsidiary benefit plans]. Such employees shall receive credit for their period of service to First Shenango for purposes of determining participation, benefit levels, except accrual levels, under any defined benefit plans, and vesting in all FirstFederal employee benefit plans. An employee's entitlement to benefits under such FirstFederal plans shall be subject to the limits set out in Section 415 of the Code. The president of Thrift Subsidiary shall receive the benefits to which he is entitled under the supplemental executive retirement plan adopted by the Thrift Subsidiary for his benefit; this Section 5.2.3 shall be construed as an agreement as to which the president of Thrift Subsidiary is intended to be a third party beneficiary and shall be enforceable by him and his heirs and representatives.

         5.2.4 CONFIDENTIALITY. Except as may be required by law, FirstFederal agrees that unless and until the Closing has been consummated, FirstFederal, its officers, directors, and other representatives, will hold in strict confidence and will not use to the detriment of First Shenango any data or information obtained in connection with this transaction or Merger Agreement with respect to First Shenango's business. If the transactions contemplated by this Merger Agreement are not consummated, FirstFederal will return to First Shenango all such data and information that First Shenango may reasonably request that was made available to FirstFederal in connection with this transaction.

         5.2.5 SEVERANCE AGREEMENTS. FirstFederal acknowledges that upon Closing it will honor the terms of the outstanding severance agreements disclosed on
Section 3.18 of the Disclosure Schedule.

         5.2.6 EMPLOYMENT AGREEMENTS. FirstFederal will offer to Francis A. Bonadio and Lonny D. Robinson the Employment Agreements attached hereto as Exhibit A-1 and Exhibit A-2 to be executed on or before Closing, but to be effective only upon Closing.

         5.3 MUTUAL COVENANTS. First Shenango Bancorp, Inc., and FirstFederal Financial covenant and agree with each other that, at all times from and after the date of this Merger Agreement until the Effective Time, each will comply with all covenants and provisions of this Section 5.3, except to the extent the other party may otherwise consent in writing.

         5.3.1 POOLING OF INTEREST.

                  (a) The merger between First Shenango Bancorp, Inc., and FirstFederal Financial is intended to be structured to qualify for treatment under present accounting rules as a pooling of interests, and First Shenango and FirstFederal agree to take no action which would disqualify this treatment under GAAP.

                  (b) FirstFederal and First Shenango shall cooperate and use their best efforts to identify those persons who may be deemed to be "affiliates" of FirstFederal or First Shenango within the meaning of Rule 145 promulgated by the SEC under the Securities Act and for purposes of qualifying the Merger for "pooling of interests" accounting treatment. FirstFederal and First Shenango shall use its respective best efforts to cause each person so identified to deliver to FirstFederal or First Shenango, as the case may be, no later than 30 days prior to the Effective Time, a written agreement (which agreement shall be mutually satisfactory to counsel for FirstFederal and First Shenango). Shares of FirstFederal Common Stock issued to such FirstFederal and First Shenango affiliates in exchange for First Shenango Common Stock or previously owned by them shall not be transferable until such time as financial results covering at least 30 days of combined operations of FirstFederal Financial and First Shenango Bancorp, Inc., have been published within the meaning of
         Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this section.

                  (c) FirstFederal Financial shall use its best efforts to publish no later than ninety (90) days after the end of the first month after the Effective Time in which there are at least thirty (30) days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

         5.3.2 PROXY STATEMENT; REGISTRATION STATEMENT. As promptly as practicable after the date hereof, First Shenango and FirstFederal shall cooperate in the preparation of the proxy statement to be mailed to the shareholders of First Shenango Bancorp, Inc., and FirstFederal Financial in connection with the Merger and the transactions contemplated hereby and to be filed by FirstFederal Financial as part of the Registration Statement. FirstFederal will provide copies of all correspondence, comments, amendments and other material filed with, or received from the SEC, and FirstFederal will advise First Shenango, promptly after it receives notice thereof, of the time when the Registration Statement or any post-effective amendment thereto has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of qualification of the FirstFederal Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. FirstFederal shall take all actions necessary to register or qualify the shares of FirstFederal Common Stock to be issued in the Merger pursuant to all applicable state "blue sky" or securities laws and shall maintain such registrations or qualifications in effect for all purposes hereof.

         5.3.3 DISCLOSURE. None of the information supplied by First Shenango for inclusion in the Registration Statement and none of the information supplied by FirstFederal for inclusion in the proxy statement, will, in the case of the proxy statement or any amendments thereof, at the time of the First Shenango Bancorp, Inc., shareholders' meetings or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.3.4 APPLICATIONS. As promptly as practicable after the date hereof, First Shenango and FirstFederal shall cooperate in the preparation and submission of any requisite applications for prior approval of the transactions contemplated herein, including applications and/or notices from the Office of Thrift Supervision, Federal Reserve Board, and Department of Justice, as may be appropriate, and each of the parties hereto shall, and they shall cause their respective Subsidiaries to, submit any applications, notices or other filings to any other state or federal government agency, department or body, the approval of which is required for consummation of the Merger. FirstFederal Financial and First Shenango Bancorp, Inc., each represents and warrants to the other that all information concerning it and its directors, officers, shareholders and Subsidiaries included (or submitted for inclusion) in any such application and furnished by it shall be true, correct and complete in all material respects. Further, each party shall provide such information and communication as may be requested as part of such filings as promptly as possible and shall cooperate with each other in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Merger Agreement commenced by any regulatory authority.

         5.3.5 INDEMNITY.

                  (a) Subject to the limitations set forth in Section 12.3 hereof, FirstFederal Financial and First Shenango Bancorp, Inc., shall each indemnify and hold the other harmless for any claim, liability or expense (including reasonable attorneys' fees) arising from a misstatement or omission in the applications submitted to regulatory agencies for approval of the transaction contemplated by this Merger Agreement relating to the indemnifying party which is based or made in reliance upon any representation, warranty, or covenant of such party in this Merger Agreement or any certification, document, or other information furnished or to be furnished by such party pursuant to this Merger Agreement. From and after the Closing Date, this Section 5.3.5(a) shall be of no further force or effect.

                  (b) For a period of six (6) years following the Closing Date, FirstFederal shall indemnify and advance expenses in matters that may be subject to indemnification to, persons who served as directors and officers of First Shenango, on or before the Closing Date with respect to liabilities and claims (and related expenses, including fees and disbursements of counsel) made against them resulting from their service as such prior to the Closing Date in accordance with and subject to the requirements and other provisions of the Articles and Code of Regulations of FirstFederal and Bank Subsidiary in effect on the date of this Merger Agreement and applicable provisions of law to the same extent as FirstFederal is obligated thereunder to indemnify and advance expenses to its own directors and officers with respect to liabilities and claims made against them resulting from their service for FirstFederal and Bank Subsidiary. FirstFederal shall cause the persons serving as officers and directors of First Shenango immediately prior to the Closing Date to be covered for a period of 18 months from the Closing Date by the directors' and officers' liability insurance policy maintained by First

         Shenango (provided that FirstFederal may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous than such policy) with respect to acts or omissions occurring prior to the Closing Date which were committed by such officers and directors in their capacity as such. This Section 5.3.5(b) shall be construed as an agreement as to which the directors and officers of First Shenango and Thrift Subsidiary referred to herein are intended to be third party beneficiaries and shall be enforceable by such persons and their heirs and representatives.

         5.3.6 BEST EFFORTS.

                  (a) FirstFederal Financial and First Shenango Bancorp, Inc., shall each use its best efforts in good faith, and each of them shall cause its Subsidiaries to use their best efforts in good faith, to (i) furnish such information as may be required in connection with the preparation of the documents referred to in Sections 5.3.2 and 5.3.4 above, and (ii) take or cause to be taken all action necessary or desirable on its part so as to permit consummation of the Merger at the earliest possible date, including, without limitation (1) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required for consummation of the transactions contemplated hereby, provided that First Shenango Bancorp, Inc., shall not agree to make any payments or modifications to agreements in connection therewith without the prior written consent of FirstFederal Financial, which consent shall not be unreasonably withheld and (2) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take or fail to take, or cause or permit its Subsidiaries to take or fail to take, or to the best of its ability permit to be taken or omitted to be taken by any third persons, any action that would substantially impair the prospects of completing the Merger pursuant to this Merger Agreement, that would materially delay such completion, or that would adversely affect the qualification of the Merger for pooling of interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Code. In the event that either party has taken any action, whether before, on or after the date hereof, that would adversely affect such qualification, each party shall take such action as the other party may reasonably request to cure such effect to the extent curable without a Material Adverse Effect on either of the parties within 30 days of such request.

                  (b) First Shenango Bancorp, Inc., shall give prompt notice to FirstFederal Financial, and FirstFederal Financial shall give prompt notice to First Shenango Bancorp, Inc., of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date and (ii) any material failure of FirstFederal or First Shenango, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use all reasonable efforts to remedy such failure.

                  (c) Each party shall provide and shall request its auditors to provide the other party with such historical financial information regarding it (and related audit reports and consents and certificates) as the other party may reasonably request for any securities disclosure purposes.

         5.3.7 DELIVERY OF SUPPLEMENTS TO DISCLOSURE SCHEDULES. Five (5) business days prior to the Effective Time, each party will deliver to the other party a supplement or amendment to its Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Merger Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule.

         5.3.8 INTERNAL PROCEDURES. Consistent with GAAP, First Shenango Bancorp, Inc., agrees that, on or before the Effective Time, based on a review of Thrift Subsidiary's loan losses, current classified assets and commercial, multi-family and residential mortgage loans, First Shenango will work with FirstFederal with a goal of establishing collection procedures, internal valuation reviews, credit policies and practices and general valuation allowances which are consistent with guidelines used within the FirstFederal holding company system to the extent permitted by law and consistent with the fiduciary duties of the directors and other officers of First Shenango Bancorp, Inc., and Thrift Subsidiary at such times as reasonably requested by FirstFederal; provided, however, that neither First Shenango Bancorp, Inc., nor Thrift Subsidiary shall be obligated to make any such changes or adjustments until the following conditions have been satisfied: (i) each of the conditions precedent to Closing specified in Articles VI and VII of this Agreement shall have been satisfied and (ii) FirstFederal Financial shall certify to First Shenango Bancorp, Inc., in writing that, as of the date as of which such request is being made, FirstFederal is aware of no facts or circumstances which would permit FirstFederal to terminate this Agreement pursuant to Article XII of this Merger Agreement. FirstFederal shall provide such assistance and direction to First Shenango as is necessary in conforming to such policies, practices and procedures.


                                   ARTICLE VI
                                   ----------
               CONDITIONS PRECEDENT TO FIRSTFEDERAL'S PERFORMANCE
               --------------------------------------------------

         The obligations of FirstFederal Financial under this Merger Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below in this Article VI. FirstFederal Financial may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by FirstFederal Financial of any of its other rights or remedies, at law or in equity, if First Shenango Bancorp, Inc., shall be in default of any of its representations, warranties, or covenants under this Merger Agreement.

         6.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of First Shenango Bancorp, Inc., contained in this Merger Agreement were true when made in all material respects, and shall be true in all material respects as of the Closing Date (after giving effect to any changes contemplated or provided for in this Merger Agreement) with the same force and effect as if made at and as at the time of the Closing Date, except for breaches of representations and warranties caused by events taking place after the date hereof which would not have or would not reasonably be expected to have a Material Adverse Impact on First Shenango, and First Shenango Bancorp, Inc., shall deliver at Closing a written certification thereof.

         6.2 PERFORMANCE OF FIRST SHENANGO. First Shenango Bancorp, Inc., shall have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by this Merger Agreement to be performed or complied with by it on or before the Closing Date.

         6.3 NO MATERIAL CHANGES. During the period from December 31, 1997, to the Closing Date, there shall not have been any material adverse change in the Business or Condition of First Shenango, and First Shenango shall not have sustained any material loss or damage to its Assets, whether or not insured, that has a Material Adverse Effect on First Shenango. Any additional expenses incurred by First Shenango and Thrift Subsidiary in connection with the repayment of the ESOP loan or other stock benefit plans in connection with the Merger Agreement will not be considered a material adverse change, provided that such expenses shall be approved by FirstFederal, which approval shall not be unreasonably withheld.

         6.4 CORPORATE APPROVAL. The execution and delivery of this Merger Agreement by First Shenango Bancorp, Inc., and the performance of its covenants and obligations under it shall have been duly authorized by all necessary corporate and shareholder action, and FirstFederal Financial shall have received copies of all resolutions pertaining to that authorization certified by the Secretary of First Shenango Bancorp, Inc.

         6.5 CONSENTS. All necessary agreements and consents of any parties to the consummation of the transactions contemplated by this Merger Agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by First Shenango Bancorp, Inc., and delivered to FirstFederal Financial.

         6.6 RESERVED.

         6.7 OPINION OF COUNSEL. FirstFederal Financial shall have received the opinion of Malizia, Spidi, Sloane & Fisch, P.C., counsel to First Shenango, dated the Closing Date, substantially in the form and to the effect of Exhibit D hereto.

         6.8 FIRSTFEDERAL'S DUE DILIGENCE. Based upon FirstFederal's due diligence from the date of the execution of this Merger Agreement to the Closing Date, FirstFederal has not discovered any material misrepresentation or breach of warranty or any other matters not adequately disclosed on the Disclosure Schedule, that would have a Material Adverse Effect on First Shenango.

         6.9 REGULATORY APPROVAL.

         (a) FirstFederal shall have received all regulatory approvals required or deemed necessary in connection with the transactions contemplated by this Merger Agreement, all notice periods and waiting periods required after the granting of any such approvals shall have passed and all conditions contained in any such approval required to have been satisfied prior to consummation of such transactions shall have been satisfied, provided, however, that no such approval shall have imposed any condition or requirement which, in the reasonable opinion of the Board of Directors of FirstFederal Financial so materially and adversely affects the anticipated economic and business benefits to FirstFederal, of the transactions contemplated by this Agreement as to render consummation of such transaction inadvisable;

         (b) The Registration Statement (including any post-effective amendment thereto) shall be effective under the Securities Act, and no proceeding shall be pending or to the Knowledge of FirstFederal threatened by the SEC to suspend the effectiveness of such Registration Statement, and FirstFederal shall have received all state securities or "Blue Sky" permits or other authorizations, or confirmations as to the availability of an exemption from registration requirements as may be necessary.

         6.10 POOLING OF INTEREST. FirstFederal Financial shall have received a letter from KPMG Peat Marwick, LLP, FirstFederal Financial's independent public accountants, to the effect that the Merger will qualify for pooling of interest accounting treatment.

         6.11 ACCOUNTANT'S LETTERS. FirstFederal Financial shall have received from Ernst & Young LLP letters dated not more than five days prior to (i) the effective date of the Registration Statement and (ii) the Closing Date, with respect to certain financial information regarding First Shenango, each in form and substance which is customary in transactions of the nature contemplated by this Agreement.

         6.12 THRIFT SUBSIDIARY BOARD OF DIRECTORS. Thrift Subsidiary's Board of Directors will appoint to the Thrift Subsidiary's Board of Directors at the Effective Time two individualS to be recommended by FirstFederal Financial but subject to the approval of the Thrift Subsidiary's Board of Directors.

         6.13 OFFICER'S CERTIFICATES. First Shenango Bancorp, Inc., shall deliver at Closing an officer's certificate to the effect that all conditions precedent to FirstFederal Financial's performance have been met or waived and that all action required to be taken by First Shenango to consummate the transactions contemplated herein has been taken.

         6.14 FAIRNESS OPINION. FirstFederal shall have received from Keefe, Bruyette & Woods, Inc., a written fairness opinion, dated on or about the date on which the proxy statement is distributed to FirstFederal Financial shareholders, to the effect that the Exchange Ratio is fair to FirstFederal Financial shareholders from a financial point of view.

         6.15 DEPARTMENT OF LABOR AND INDUSTRY CERTIFICATE. First Shenango shall deliver at Closing clearance certificates in accordance with Section 139 of the PBCL from the Office of

Employment Security of the Department of Labor and Industry and Department of Revenue evidencing the payment by First Shenango of all charges due the Commonwealth of Pennsylvania.

         6.16 CERTIFIED RENT ROLL. First Shenango shall deliver a certified rent roll of leased Real Property of which it is the lessor.

                                   ARTICLE VII
                                   -----------
                   CONDITIONS TO OBLIGATIONS OF FIRST SHENANGO
                   -------------------------------------------

         The obligations of First Shenango Bancorp, Inc., hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by First Shenango Bancorp, Inc., in its sole discretion):

         7.1 FIRSTFEDERAL'S WARRANTIES. All representations and warranties by FirstFederal Financial contained in this Merger Agreement or in any written statement delivered by FirstFederal Financial under this Merger Agreement shall be true in all material respects on and as of the Closing as though such representations and warranties were made on and as of that date, except for breaches of representations and warranties caused by events taking place after the date hereof which would not or would not reasonably be expected to have a Material Adverse Effect on FirstFederal.

         7.2 FIRSTFEDERAL'S PERFORMANCE. FirstFederal Financial shall have performed and complied in all material respects with all covenants and agreements, satisfied all conditions that it is required by this Merger Agreement to perform, comply with, or satisfy, before or at the Closing Date.

         7.3 OPINION OF FIRSTFEDERAL'S COUNSEL. FirstFederal Financial shall have furnished First Shenango Bancorp, Inc., with an opinion, dated the Closing Date, of Critchfield, Critchfield & Johnston, Ltd., counsel for FirstFederal, in form and substance as set forth in Exhibit E.

         7.4 CORPORATE APPROVAL. The Board of Directors of FirstFederal Financial shall have duly authorized and approved the execution and delivery of this Merger Agreement and all corporate action necessary or proper to fulfill the obligations of FirstFederal Financial to be performed under this Merger Agreement on or before the Closing Date.

         7.5 FAIRNESS OPINION. First Shenango Bancorp, Inc., shall have received from McDonald a written fairness opinion, dated on or about the date on which the proxy statement is distributed to First Shenango Bancorp, Inc.'s stockholders, to the effect that the Exchange Ratio is fair to First Shenango Bancorp, Inc.'s stockholders from a financial point of view.

         7.6 NO MATERIAL CHANGES. During the period from December 31, 1997, to the Closing Date, there shall not have been any material adverse change in the Business or Condition of FirstFederal, and FirstFederal shall not have sustained any material loss or damage to its Assets, whether or not insured, that has a Material Adverse Effect on FirstFederal.

                                  ARTICLE VIII
                                  ------------
                                   THE CLOSING
                                   -----------

         8.1 TIME AND PLACE. The Closing shall occur at 10:00 a.m. at the offices of Critchfield, Critchfield & Johnston, as promptly as practicable after the date on which all of the conditions set forth in Articles VI and VII are satisfied or duly waived, or at such other time and place and on such other date as the parties hereto may agree.

         8.2 CLOSING ESCROW. All documents to be delivered by First Shenango Bancorp, Inc., shall be delivered to counsel for FirstFederal in escrow and such documents shall not be released by counsel for FirstFederal until receiving written authorization from counsel for First Shenango. All documents to be delivered by FirstFederal Financial to First Shenango shall be delivered to counsel for First Shenango in escrow and such documents shall not be released by counsel for First Shenango until receiving written authority from counsel for FirstFederal.

                                   ARTICLE IX
                                   ----------
                            POST CLOSING OBLIGATIONS
                            ------------------------

         9.1 OPTIONS. Within ninety (90) days from the Effective Time, FirstFederal will cause 25,000 Stock Options in the aggregate to be granted to officers of the Thrift Subsidiary pursuant to the terms and conditions of the 1997 Omnibus Incentive Plan. The allocation of the Stock Options among the Thrift Subsidiary's officers shall be based upon a recommendation of the Thrift Subsidiary's Board of Directors, as approved by the FirstFederal Financial's Board of Directors.

         9.2 FIRSTFEDERAL BOARD OF DIRECTORS. FirstFederal Financial's Board of Directors will appoint Dale R. Perelman to the FirstFederal Financial Board of Directors for a term expiring at the next annual meeting of FirstFederal Financial, at which time Dale R. Perelman will stand for nomination to such board as required by Ohio law. FirstFederal Financial will appoint Joseph Hrach to Signal Bank, National Association's Board of Directors for a term expiring at the next annual meeting of Signal Bank, National Association, at which time Joseph Hrach will stand for nomination to such board as required by federal law.

                                    ARTICLE X
                                    ---------
                               COSTS AND PUBLICITY
                               -------------------

         10.1 EXPENSES. Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiation and preparation of this Merger Agreement and in closing and carrying out the transactions contemplated by this Merger Agreement provided that First Shenango shall not incur any such costs and expenses in excess of $450,000 in the aggregate; excluding therefrom the fee payable to McDonald as previously disclosed. The parties acknowledge that FirstFederal Financial will be primarily responsible for the necessary filings with the SEC relating to this Agreement.

         10.2 PUBLICITY. All notices to third parties, employees of First Shenango and FirstFederal and all other publicity concerning the transactions contemplated by this Merger

Agreement, excluding notices and publications required by law or regulation, shall be jointly planned and coordinated by and between FirstFederal Financial and First Shenango Bancorp, Inc. None of the parties shall act unilaterally in this regard without the prior written approval of the others; however, this approval shall not be unreasonably withheld.


                                   ARTICLE XI
                                   ----------
                          FORM OF AGREEMENT AND PARTIES
                          -----------------------------

         11.1 HEADINGS. The subject headings of the paragraphs and subparagraphs of this Merger Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

         11.2 MODIFICATION AND WAIVER. This Merger Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Merger Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Merger Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         11.3 COUNTERPARTS. This Merger Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.4 RIGHTS OF PARTIES. Nothing in this Merger Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Merger Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Merger Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Merger Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Merger Agreement.

         11.5 ASSIGNMENT. Neither First Shenango Bancorp, Inc., nor FirstFederal Financial may assign its rights or obligations under this Merger Agreement.

                                   ARTICLE XII
                                   -----------
                                   TERMINATION
                                   -----------

         12.1 TERMINATION. This Merger Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

                  (a) By the vote of a majority of the Board of Directors of each of FirstFederal and First Shenango;

                  (b) By the vote of a majority of the Board of Directors of either FirstFederal or First Shenango if the Merger shall not have been consummated on or before October 31, 1998, unless the failure to consummate by such date is related to the action or inaction of the regulatory authorities, and such action or inaction is not directly related to either FirstFederal's or First Shenango's breach of their respective obligations under Articles III and IV;

                  (c) By the vote of a majority of the Board of Directors of either FirstFederal or First Shenango if any regulatory agency has denied approval of the Merger and neither First Shenango nor FirstFederal has timely filed a request for a reconsideration or a petition seeking review of such order;

                  (d) At any time before the Closing, by First Shenango, in the event of the occurrence of a Material Adverse Impact of FirstFederal if FirstFederal fails to cure such Material Adverse Impact thirty (30) days following notification thereof by First Shenango;

                  (e) At any time before the Closing, by FirstFederal, in the event of the occurrence of a Material Adverse Impact of First Shenango if First Shenango fails to cure such Material Adverse Impact within thirty (30) days following notification thereof by FirstFederal;

                  (f) At any time after December 31, 1998, by First Shenango or FirstFederal, upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Merger Agreement by the terminating party;

                  (g) By either party if any bona fide action or proceeding shall be pending against either party on the Closing Date that could result in a judgment, decree, or order that would prevent or make unlawful the carrying out of this Merger Agreement;

                  (h) By FirstFederal after Regulatory Approval if the conditions precedent to FirstFederal's obligation to close as contained in Article VI have not been satisfied or waived;


                  (i) By First Shenango after Regulatory Approval if the conditions precedent to First Shenango's obligation to close as contained in Article VII have not been satisfied or waived;

                  (j) By First Shenango if all of the following occur: (i) the FirstFederal Share Price Change is greater than 15%; (ii) the FirstFederal Share Price Change is greater than the SNL Share Price Change by more than .1%; and (iii) the FirstFederal Share Price Change is a positive number.

         12.2 EFFECT OF TERMINATION. If this Merger Agreement is validly terminated pursuant to Section 12.1, this Merger Agreement will forthwith become null and void, and there will be no liability or obligation on the part of First Shenango or FirstFederal (or any of their respective officers, directors, employees, agents or other representatives of Affiliates), except as provided in Sections 5.1.13 and 12.3 and except that the provisions of the Confidentiality Agreements entered into by FirstFederal on January 13, 1998 will continue to apply following any such termination.

         12.3 LIQUIDATED DAMAGES. In the event this Merger Agreement is terminated pursuant to 12.1(d), (e), (g), (h) or (i) and the nonterminating party is in material breach of this Merger Agreement, the terminating party shall be entitled to receive as liquidated damages the sum of $3 million ("Liquidated Damages") payable within 30 days of the effective date of the termination. The parties agree that the Liquidated Damages is not a penalty and is a reasonable estimate of the damages that would be sustained by the terminating party, as it would be difficult to determine the extent of damages at the time of the termination. Nothing contained herein shall limit or alter the rights of FirstFederal to receive a break-up fee under Section 5.1.13, except that the aggregate amount payable to FirstFederal under Sections 5.1.13 and 12.3 shall not exceed $3 million.


                                  ARTICLE XIII
                                  ------------
                              DISCLOSURE SCHEDULES
                              --------------------

         Notwithstanding any term to the contrary herein, the parties agree that FirstFederal may terminate this Agreement upon notice to First Shenango within seven days of the date of this Agreement in the event that the accompanying documentation relating to Section 3.12 of the Disclosure Schedule contain information that would have Material Adverse Impact on First Shenango or a material diminution of the valuation of First Shenango by FirstFederal.

                                   ARTICLE XIV
                                   -----------
                                  MISCELLANEOUS
                                  -------------

         14.1 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

         If to FirstFederal, to:                       With a Copy to:

         FirstFederal Financial Services Corp          Critchfield, Critchfield & Johnston, Ltd.
         135 E. Liberty St.                            225 N. Market Street
         Wooster, OH  44691                            Wooster, OH  44691
         Attn: Gary G. Clark,                          Attn: Daniel H. Plumly
               Chief Executive Officer                 Facsimile No.: (330) 263-9278
         Facsimile No.:  (330) 262-1057

         If to First Shenango, to:                     With a Copy to:


         First Shenango Bancorp, Inc.                  Malizia, Spidi, Sloane & Fisch, P.C.
         First Federal Plaza                           One Franklin Square
         25 N. Mill Street                             1301 K Street, N.W., Suite 700 East
         New Castle, PA  16103                         Washington, D.C. 20005
         Attn.: Francis A. Bonadio, President          Attn.:  Samuel J. Malizia and
         Facsimile No.: (412) 658-2971                 Gregory Rubis
                                                       Facsimile No.: (202) 434-4661

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmissions to the facsimile number as provided in this Section, be deemed given after receipt of confirmation of such transmission, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given within three days following the mailing thereof. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         14.2 ENTIRE AGREEMENT. This Merger Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof, including without limitation that certain letter of interest from FirstFederal Financial to First Shenango Bancorp, Inc., dated January 19, 1998, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

         14.3 COSTS. If any legal action or other proceeding is brought for the enforcement of this Merger Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Merger Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         14.4 FAIR INTERPRETATION. Every covenant, term, and provision of this Merger Agreement shall be construed simply according to its fair meaning and not strictly for or against either party.

         14.5 SEVERABILITY. Every provision of this Merger Agreement is intended to be severable. If any term or provision thereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Merger Agreement.

         14.6 EFFECT OF CLOSING. No representations, warranties, covenants, and agreements of the parties contained in this Merger Agreement shall survive the Closing, except the covenants and obligations contained in Article IX shall survive the Closing.

         14.7 ARBITRATION OF DISPUTES. Other than actions that request equitable relief, which relief may be sought from a court of competent jurisdiction, it is agreed that all disputes, claims and controversies between the parties to this Merger Agreement, whether individual or joint in nature, arising from or in connection with this Merger Agreement or otherwise, including, without limitation, contract, tort and other claims, shall be arbitrated pursuant to the Rules of the American Arbitration Association. Any disputes, claims or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning this Merger Agreement, including any claim to rescind, reform or otherwise modify any provision of this Merger Agreement, shall also be arbitrated, provided, however, that no arbitrator shall have the right or power to enjoin or restrain any act of any party. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable.

         14.8 NO THIRD PARTY BENEFICIARIES. Nothing in this Merger Agreement shall entitle any person (other than FirstFederal, First Shenango, and their respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind, except as otherwise expressly provided herein.

         14.9 GOVERNING LAW. This Merger Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.


                   [Balance of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, this Merger Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                          FIRSTFEDERAL FINANCIAL SERVICES
                                            CORP

                                          By /s/ Gary G. Clark
                                            ------------------------------------
                                               Name: Gary G. Clark
                                               Title: Chief Executive Officer

                                          FIRST SHENANGO BANCORP, INC.

                                          By /s/ Francis A. Bonadio
                                            ------------------------------------
                                               Name: Francis A. Bonadio
                                               Title: President

                                                                     APPENDIX II




                                  May 8, 1998


Board of Directors
FirstFederal Financial Services Corp
135 East Liberty Street
P.O. Box 385
Wooster, OH 44691

Members of the Board:

     You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of FirstFederal Financial Services Corp. ("FirstFederal") of the exchange ratio in the proposed merger (the "Merger") of FirstFederal with First Shenango Bancorp, Inc. ("First Shenango"), pursuant to the Agreement and Plan of Merger dated as of February 8, 1998 between FirstFederal and First Shenango (the "Agreement"). Under the terms of the Merger, each outstanding share of common stock of First Shenango will be exchanged for 1.143 shares of common stock of FirstFederal (the "Exchange Ratio"). It is our understanding that the Merger will be accounted for as a pooling-of-interests under generally accepted accounting principles.

     Keefe, Bruyette & Woods, Inc. as part of its investment banking business is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from, and sell securities to, FirstFederal and as a market maker in securities we may from time to time have a long or short position in, and buy or sell, debt or equity securities of FirstFederal for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to FirstFederal. We have acted as a financial advisor to the Board of Directors of FirstFederal in rendering this fairness opinion and will receive a fee from FirstFederal for our services.

     In connection with this opinion, we have reviewed, among other things, the Agreement; the Registration Statement on Form S-4, Annual Reports to Stockholders of FirstFederal and First Shenango for the three years ended September 30, 1997; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of First Shenango and FirstFederal, and certain internal financial analyses and forecasts for FirstFederal and First First Shenango prepared by management. We also have held discussions with members of the senior management of FirstFederal and First Shenango

Board of Directors
FirstFederal Financial Services Corp.
May 8, 1998
Page 2

regarding the past and current business operations, regulatory relationships, financial condition and future prospects of their respective companies. In addition, we have compared certain financial and stock market information for FirstFederal and First Shenango with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

     In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not assumed any responsibility for independently verifying any of such information. We have relied upon the management of FirstFederal as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of FirstFederal and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such management. We have also assumed that the aggregate allowances for loan losses for FirstFederal and First Shenango are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property of FirstFederal or First Shenango, nor have we examined any individual credit files.

     We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of FirstFederal and First Shenango; (ii) the assets and liabilities of FirstFederal and First Shenango; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio in the Merger is fair, from a financial point of view, to the common stockholders of FirstFederal.

                                             Very truly yours,

                                             /s/ Keefe, Bruyette & Woods, Inc.

                                             KEEFE, BRUYETTE & WOODS, INC.

                                                                    APPENDIX III






                                                       May 8, 1998


Board of Directors
First Shenango Bancorp, Inc.
25 North Mill Street
New Castle, PA 16103

Gentlemen:

         You have requested our opinion with respect to the fairness, from a financial point of view, as of the date hereof, to the holders of common stock, par value $0.10 per share ("First Shenango Common Stock"), of First Shenango Bancorp, Inc. ("First Shenango") of the exchange ratio as set forth in Section
2.5 (a) of the Agreement of Affiliation and Plan of Merger dated February 6, 1998, by and between FirstFederal Financial Services Corp ("FirstFederal"), and First Shenango.

         The Agreement of Affiliation and Plan of Merger dated February 6, 1998 (the "Agreement") provides for the merger (the "Merger") of First Shenango with and into FirstFederal, pursuant to which, among other things, at the Effective Time (as defined in the Agreement), outstanding shares of First Shenango Common Stock will be exchanged for 1.143 shares of common stock, par value $1.00 per share ("FirstFederal Common Stock") of FirstFederal, as set forth in Section 2.5
(a) of the Agreement (the "Exchange Ratio"). The terms and conditions of the Merger are more fully set forth in the Agreement.

         McDonald & Company Securities, Inc., as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

         We have acted as First Shenango's financial advisor in connection with, and have participated in certain negotiations leading to, the execution of the Agreement. In connection with rendering our opinion set forth herein, we have among other things:

Board of Directors
May 8, 1998
Page 2




         (i) Reviewed First Shenango's Annual Reports to Shareholders and Annual Reports on Form 10-K for each of the years ended December 31, 1997, December 31, 1996, and December 31, 1995, including the audited financial statements contained therein;

         (ii) Reviewed FirstFederal's Annual Reports to Shareholders and Annual Reports on Form 10-K for each of the years ended December 31, 1997, December 31, 1996 and December 31, 1995, including the audited financial statements contained therein;

         (iii) Reviewed certain other public and non-public information, primarily financial in nature, relating to the respective businesses, earnings, assets and prospects of First Shenango and FirstFederal provided to us or publicly available;

         (iv) Participated in meetings and telephone conferences with members of senior management of First Shenango and FirstFederal concerning the financial condition, business, assets, financial forecasts and prospects of the respective companies, as well as other matters we believed relevant to our inquiry;

         (v) Reviewed certain stock market information for First Shenango Common Stock and FirstFederal Common Stock, and compared it with similar information for certain companies, the securities of which are publicly traded;

         (vi) Compared the results of operations and financial condition of First Shenango and FirstFederal with that of certain companies which we deemed to be relevant for purposes of this opinion;

         (vii) Reviewed the financial terms, to the extent publicly available, of certain acquisition transactions which we deemed to be relevant for purposes of this opinion;

         (viii) Reviewed the Agreement and its schedules and exhibits and certain related documents; and

                  (i) Performed such other reviews and analyses as we have deemed appropriate.

Board of Directors
May 8, 1998
Page 3




      In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have relied upon the accuracy and completeness of the representations, warranties and covenants of First Shenango and FirstFederal contained in the Agreement. We have not been engaged to undertake, and have not assumed any responsibility for, nor have we conducted, an independent investigation or verification of such matters. We have not been engaged to and we have not conducted a physical inspection of any of the assets, properties or facilities of either First Shenango or FirstFederal nor have we made or obtained or been furnished with any independent valuation or appraisal of any of such assets, properties or facilities or any of the liabilities of either First Shenango or FirstFederal. With respect to financial forecasts used in our analysis, we have assumed that such forecasts have been reasonably prepared by management of First Shenango and FirstFederal, as the case may be, on a basis reflecting the best currently available estimates and judgments of the management of First Shenango and FirstFederal, as to the future performance of First Shenango, FirstFederal and First Shenango and FirstFederal combined, as the case may be. We have not been engaged to assess the reasonableness or achievability of such financial forecasts or the assumptions on which they are based, and we express no view as to such financial forecasts or assumptions. We have also assumed that all of the conditions to the consummation of the Merger, as set forth in the Agreement, including the tax-free nature of the reorganization for federal income tax purposes, would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Agreement.

    We will receive a fee for our services as financial advisor to First Shenango, a substantial portion of which is contingent upon closing of the Merger. We will also receive a fee for our services in rendering this opinion.

    In the ordinary course of business, we may actively trade securities of First Shenango or FirstFederal for our own account and for the accounts of customers and, accordingly, we may at any time hold a long or short position in such securities. In addition, McDonald & Company has provided investment banking services to FirstFederal in the past, including the March 1997 private placement of subordinated notes, and may provide such services to FirstFederal in the future.

    This opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the Exchange Ratio to the holders of First Shenango Common Stock, and does not address the underlying business decision by First Shenango's Board of Directors to effect the Merger, does not compare or discuss the relative merits of any competing proposal or any other terms of the Merger, and does not

Board of Directors
May 8, 1998
Page 4



    constitute a recommendation to any First Shenango shareholder as to how such shareholder should vote with respect to the Merger. This opinion does not represent an opinion as to what the value of First Shenango Common Stock or FirstFederal Common Stock may be at the Effective Time of the Merger or as to the prospects of First Shenango's business or FirstFederal's business.

    This opinion is directed to and has been prepared for the confidential use of the Board of Directors of First Shenango. This opinion shall not be reproduced, summarized, described or referred to or given to any other person without our prior written consent. Notwithstanding the foregoing, this opinion may be included in the proxy statement to be mailed to the holders of First Shenango Common Stock in connection with the Merger, provided that this opinion will be reproduced in such proxy statement in full, and any description of or reference to us or our actions, or any summary of the opinion in such proxy statement, will be in a form acceptable to us and our counsel.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the holders of First Shenango Common Stock from a financial point of view.

                                       Very truly yours,

                                       /s/ McDonald & Company Securities, Inc.


                                       MCDONALD & COMPANY SECURITIES, INC.

                                                                     APPENDIX IV
                      PENNSYLVANIA BUSINESS CORPORATION LAW

                         SUBCHAPTER D. DISSENTERS RIGHTS


         1571 APPLICATION AND EFFECT OF SUBCHAPTER.-(a) General rule.-Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this 1 part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:
         Section 1906(c) (relating to dissenters rights upon special treatment).
         Section 1930 (relating to dissenters rights).
         Section 1931(d) (relating to dissenters rights in share exchanges).
         Section 1932(c) (relating to dissenters rights in asset transfers).
         Section 1952(d) (relating to dissenters rights in division).
         Section 1962(c) (relating to dissenters rights in conversion).
         Section 2104(b) (relating to procedure).
         Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).
         Section 2325(b) (relating to minimum vote requirement).
         Section 2704(c) (relating to dissenters rights upon election).
         Section 2705(d) (relating to dissenters rights upon renewal of election).
         Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).
         Section 7104(b)(3) (relating to procedure).

         (b) Exceptions.-(1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

         (i) listed on a national securities exchange; or

         (ii) held of record by more than 2,000 shareholders; shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

         (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

         (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

         (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

         (iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

         (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets or another corporation by the


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issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

         (c) Grant of optional dissenters rights.-The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholder to dissenters rights.

         (d) Notice of dissenters rights.-Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

         (1) A statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

         (2) A copy of this subchapter;.

         (e) Other statutes.-The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

         (f) Certain provisions of articles ineffective.-This subchapter may not be relaxed by any provision of the articles.

         (g) Cross references.-See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

         1572 DEFINITIONS.-The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

         "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

         "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

         "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

         "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

         1573 RECORD AND BENEFICIAL HOLDERS AND OWNERS.-(a) Record holders of shares.-A record holder of shares of a business corporation may assert dissenters rights as to fewer


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than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

         (b) Beneficial owners of shares.-A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

         1574 NOTICE OF INTENTION TO DISSENT.-If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

         1575 NOTICE TO DEMAND PAYMENT.-(a) General rule.-If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

         (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

         (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

         (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

         (4) Be accompanied by a copy of this subchapter.

         (b) Time for receipt of demand for payment.-The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

         1576 FAILURE TO COMPLY WITH NOTICE TO DEMAND PAYMENT, ETC.-(a) Effect of failure of shareholder to act.-A shareholder who fails to timely demand payment, or fails


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(in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

         (b) Restriction on uncertificated shares.-If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

         (c) Rights retained by shareholder.-The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

         1577 RELEASE OF RESTRICTIONS OR PAYMENT FOR SHARES.-(a) Failure to effectuate corporate action.-Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

         (b) Renewal of notice to demand payment.-When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

         (c) Payment of fair value of shares.-Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

         (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

         (2) A statement of the corporation's estimate of the fair value of the shares.

         (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

(d) Failure to make payment.-If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

         1578 ESTIMATE BY DISSENTER OF FAIR VALUE OF SHARES.-(a) General rule.- If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as


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permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

         (b) Effect of failure to file estimate.-Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

         1579 VALUATION PROCEEDING GENERALLY.-(a) General rule.-Within 60 days after the latest of:

         (1)      Effectuation of the proposed corporate action;

         (2) Timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

         (3) Timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares); If any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

         (b) Mandatory joinder of dissenters.-All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

         (c) Jurisdiction of the court.-The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

         (d) Measure of recovery. -Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

         (e) Effect of corporation's failure to file application.-If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

         1580 COSTS AND EXPENSES OF VALUATION PROCEEDINGS.-(a) General rule.- The costs and expenses of any proceedings under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds


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to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

         (b) Assessment of counsel fees and expert fees where lack of good faith appears. -Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

         (c) Award of fees for benefits to other dissenters.-If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.